EXHIBIT 99.1

Execution Copy

COLLABORATION AND CO-PROMOTION AGREEMENT

by and between

MEDAREX, INC.

and

BRISTOL-MYERS SQUIBB COMPANY

November 7, 2004

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS

ARTICLE 2 MANAGEMENT OF COLLABORATION

2.1	General
	2.1.1	Role of Committees
	2.1.2	Limitations on the Authority of Committees
2.2	Joint Executive Committee (JEC)
	2.2.1	Formation and Purpose
	2.2.2	Specific Responsibilities of the JEC
2.3	Joint Development and Regulatory Committee (JDC)
	2.3.1	Formation and Purpose
	2.3.2	Specific Responsibilities of the JDC
	2.3.3	Regulatory Working Group
	2.3.4	Available Resources
2.4	Joint Commercialization Committee (JCC)
	2.4.1	Formation and Purpose
	2.4.2	Specific Responsibilities of the JCC
	2.4.3	Available Resources
2.5	Joint Manufacturing Committee (JMC)
	2.5.1	Formation and Purpose
	2.5.2	Specific Responsibilities of the JMC
2.6	Joint Finance Committee (JFC)
	2.6.1	Formation and Purpose
	2.6.2	Specific Responsibilities of the JFC
2.7	General Committee Membership and Procedures
	2.7.1	Membership
	2.7.2	Meetings
	2.7.3	Decision-Making
	2.7.4	Meeting Agendas and Minutes
	2.7.5	Working Groups
	2.7.6	Interactions Between Committees and Internal Teams
	2.7.7	Project Managers
2.8	Alliance Managers
	2.8.1	Appointment
	2.8.2	Responsibilities
2.9	Collaboration Guidelines
	2.9.1	General
	2.9.2	Independence
2.10	General Overview of Accounting
	2.10.1	Accounting Procedures
	2.10.2	Affiliate Agreements
2.11	Compliance with Law

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ARTICLE 3 DEVELOPMENT AND REGULATORY

3.1	Current Status of Development of Lead Product and MDX-1379
3.2	Global Development Plans and Budgets and Annual Development Plans and Budgets
	3.2.1	Comprehensive Development Plans and Budgets
	3.2.2	Annual Development Plans and Budgets
	3.2.3	Success Criteria for Development Activities
	3.2.4	Clinical Trials Outside Plans and Budgets
	3.2.5	MDX-1379
3.3	Lead Development Party and Lead Regulatory Party
	3.3.1	In General
	3.3.2	Designation of Lead Development Party and Lead Regulatory Party
3.4	Clinical and Regulatory Matters in the United States; Recalls and Withdrawals
	3.4.1	Ownership of Regulatory Filings and Approvals
	3.4.2	Preparation of Regulatory Submissions
	3.4.3	Notice of Regulatory Filing Requirements
	3.4.4	Notice of Changed Regulatory Requirements
	3.4.5	Regulatory Meetings
	3.4.6	Regulatory Data
	3.4.7	Regulatory Submissions
	3.4.8	Recalls
	3.4.9	Common Efficacy Database
	3.4.10	Pricing and Reimbursement Approvals
	3.4.11	Labeling
	3.4.12	Drug Naming Approvals
	3.4.13	Rights of Reference
3.5	Clinical and Regulatory Matters in the Royalty Territory; Recalls and Withdrawals
	3.5.1	Ownership of Regulatory Filings and Approvals
	3.5.2	Preparation of Regulatory Submissions
	3.5.3	Regulatory Meetings; Submissions and Other Communications
	3.5.4	Pricing and Reimbursement Approvals
	3.5.5	Recalls
	3.5.6	Labeling
	3.5.7	Rights of Reference
3.6	Development Diligence
3.7	Costs of Development
	3.7.1	Development Cost Sharing
	3.7.2	FTE Records and Calculations
	3.7.3	Reports
	3.7.4	Regulatory Expenses
3.8	Medarex Right to Opt-Out
	3.8.1	Financial and Data Packages

	3.8.2	Right to Opt-Out
	3.8.3	Effect of Opt-Out
	3.8.4	Material Changes Prior to the Commencement of a Pivotal Trial
	3.8.5	Forced Opt-In
3.9	Regulatory Exclusivity
3.10	Coordination of Clinical Strategy
3.11	Pharmacovigilance Responsibilities
3.12	Notice of Investigation or Inquiry
3.13	Additional Agent Selection, Development and Commercialization; Third Party Royalties
	3.13.1	Identification and Selection of Agents
	3.13.2	Agent Exclusivity

ARTICLE 4 COMMERCIALIZATION IN ROYALTY TERRITORY

4.1	Lead Marketing Party
4.2	Diligence for Commercialization of Products in Royalty Territory
	4.2.1	Diligent Efforts
	4.2.2	Appointment of Distributors and Co-Promoters
4.3	Royalty Territory Commercialization Plans and Budgets
	4.3.1	Global Commercialization Plans and Budgets
	4.3.2	Pre-Launch RT Commercialization Plans and Budgets and Annual RT Commercialization Plans and Budgets
4.4	Sales and Distribution in Royalty Territory
4.5	Coordination of Commercialization Strategy

ARTICLE 5 COMMERCIALIZATION IN THE UNITED STATES

5.1	General Principles of Commercialization of Products in the United States; Diligence
	5.1.1	General Principles
	5.1.2	Diligence
5.2	Commercialization Plans and Budgets; Pre-Launch US Commercialization Plan and Budget
	5.2.1	Commercialization Plans and Budgets
	5.2.2	Global Commercialization Plan and Budget
	5.2.3	Pre-Launch US Commercialization Plans and Budgets; Annual US Commercialization Plans and Budgets
5.3	Medarex Option to Co-Promote
	5.3.1	Option Exercise
	5.3.2	Termination of Co-Promotion Term
	5.3.3	Failure to Exercise/Expiration of Co-Promotion Rights
5.4	Diligent Efforts for Co-Promotion Products; Lead Marketing Party; Principles of Commercialization
	5.4.1	Diligent Efforts
	5.4.2	Lead Marketing Party

	5.4.3	Principles of Commercialization
5.5	Sales Efforts and Sales Representative Deployment for Co-Promotion Products in the United States; Training
	5.5.1	Selling Effort
	5.5.2	Position of the Details to be Provided
	5.5.3	Detailing of Other Products by a Party’s Sales Force Representatives
	5.5.4	Additional Commercialization Expertise
	5.5.5	Records
	5.5.6	Determination of Sales Representative Costs Allocated to Profit and Loss
	5.5.7	Medical Liaisons
5.6	Sales Force Capabilities; Training in the United States
5.6	Sales Force Capabilities; Training in the United States TC
	5.6.1	General Sales Training
	5.6.2	Product-Specific Sales Training
	5.6.3	Co-Promotion-Related Meetings
	5.6.4	Training Materials
	5.6.5	Copyrights
5.7	Co-Promotion Advertising and Promotional Materials
	5.7.1	Marketing and Other Materials
	5.7.2	Specific Responsibilities of the Parties
	5.7.3	Approval of Materials Other Than Marketing Materials
	5.7.4	Research Data
5.8	Sales and Distribution in the United States
5.9	Incentive Plans for Sales Representatives
5.10	Sales Representatives
	5.10.1	Employees
	5.10.2	Independent Contractors
	5.10.3	Allocation; Turnover
	5.10.4	Inadequate Performance
	5.10.5	Compliance with Applicable Law
	5.10.6	Agreements with Sales Representatives
	5.10.7	Worker’s Compensation
	5.10.8	Employees of Hiring Party
	5.10.9	Responsibility for Employees
	5.10.10	Indemnification by Hiring Party
	5.10.11	Responsibility for Employment Terms and Policies
5.11	Government, Managed Care and Other Accounts

ARTICLE 6 FINANCIAL TERMS

6.1	Initial Payment
6.2	Equity Investment
6.3	Milestone Payments
	6.3.1	Regulatory Milestone Payments
	6.3.2	[*****]

[*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6.4	Profit or Loss in the United States
	6.4.1	In General
	6.4.2	Additional Share; Allocation of Off-Label Sales
	6.4.3	Commercialization Overruns
6.5	Calculation and Payment of Profit or Loss Share
	6.5.1	Reports and Payments in General
	6.5.2	Last Calendar Quarter
6.6	Royalties to Medarex
	6.6.1	United States
	6.6.2	Japan
	6.6.3	Rest of the World
	6.6.4	Proration
6.7	Royalty Adjustments and Other Third Party Payments
	6.7.1	Generic Products
	6.7.2	Certain Third Party Payments
	6.7.3	Existing In-License Agreements
	6.7.4	PHS License Agreement
6.8	Reimbursement to Medarex for Certain Additional Costs
6.9	Term of Royalties on Products and Profit Sharing
	6.9.1	Royalties
	6.9.2	Profit Sharing
	6.9.3	Non-Co-Promoted Products
6.10	Royalties on Non-Antibody Competing Products
	6.10.1	Competing Product Royalty Rate
	6.10.2	Determination
	6.10.3	Royalty Term
6.11	Royalty Payments and Reports
6.12	Payment Method
6.13	Taxes
6.14	Blocked Currency
6.15	Sublicenses
6.16	Non-Monetary Consideration
6.17	Cross Border Transactions
6.18	Foreign Exchange
6.19	Payments to or Reports by Affiliates
6.20	Adjustment of FTE Rates
6.21	[*****]

ARTICLE 7 MANUFACTURE AND SUPPLY

7.1	Current Status of Manufacture of Lead Product
7.2	Manufacturing Plan and Budget
7.3	Lead Manufacturing Party
	7.3.1	In General
	7.3.2	Lead Products and Additional Products
	7.3.3	Obligations of Lead Manufacturing Party
	7.3.4	[*****]
7.4	Manufacturing Responsibilities
	7.4.1	Chemistry, Manufacturing and Controls

[*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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	7.4.2	Lead Product
	7.4.3	Back-Up Supply
7.5	Specifications and Terms of Supply
	7.5.1	Specifications
	7.5.2	Forecasts
	7.5.3	Diligent Efforts
7.6	Shortage of Supply
7.7	Inventory
7.8	Manufacturing Costs and Fees
	7.8.1	In General
	7.8.2	Capital Equipment
	7.8.3	Stability Testing and Validation Batches
7.9	Term of Supply Obligation
7.10	Label

ARTICLE 8 REPRESENTATIONS AND COVENANTS

8.1	Mutual Representations and Warranties
	8.1.1	Corporate Power
	8.1.2	Due Authorization
	8.1.3	Binding Agreement
	8.1.4	Grant of Rights; Maintenance of Agreements
	8.1.5	No Restrictions
8.2	Manufacturing Covenant
8.3	No Debarment
8.4	Intellectual Property Representations and Warranties
8.5	Medarex Representations and Warranties
8.6	DISCLAIMER

ARTICLE 9 RECORDS AND AUDIT

9.1	Information Disclosure and Materials Transfer
	9.1.1	Manufacturing Information
	9.1.2	Information Disclosure Generally
	9.1.3	Materials Transfer
9.2	Records and Audit
	9.2.1	Records
	9.2.2	Audits

ARTICLE 10 LICENSES AND OTHER RIGHTS

10.1	License Grants to BMS
	10.1.1	Technology
	10.1.2	Licensed Know-How
	10.1.3	Collaboration Technology
	10.1.4	Trademarks
	10.1.5	Effect of Change of Control

10.2	License Grants to Medarex
	10.2.1	Technology
	10.2.2	Collaboration Technology
	10.2.3	Trademarks
	10.2.4	Effect of Change of Control
10.3	Third Party Technology
	10.3.1	Existing In-License Agreements
	10.3.2	Existing Grants
	10.3.3	Retained Rights
	10.3.4	Additional Third Party Technology
10.4	Sublicensing; Subcontracting
	10.4.1	Sublicenses
	10.4.3	Limitation on Grant of Licenses With Respect to Technology that is the Subject of a Co-Exclusive License
10.5	Exclusivity; Competing Product
	10.5.1	Competing Product
	10.5.2	Breach
	10.5.3	Merger or Acquisition
	10.5.4	Medarex Divestiture of its Product Rights [*****]
	10.5.5	Divestment; Failure to Divest
	10.5.5	BMS Non-Antibody Competing Product
	10.5.7	Equitable Relief
10.6	Certain Covenants; Waiver
	10.6.1	By Medarex
	10.6.2	By BMS
	10.6.3	By BMS
10.7	Exclusive Rights
10.8	No Implied Licenses
10.9	No Patent Challenges
10.10	Bankruptcy
	10.10.1	In General
	10.10.2	Access or License
	10.10.3	Rights in Bankruptcy
10.11	HSR Act Filing

ARTICLE 11 INTELLECTUAL PROPERTY

11.1	Ownership of Collaboration Technology and Mice-Related Technology
	11.1.1	Collaboration Technology
	11.1.2	Mice-Related Technology
11.2	Patent Prosecution
	11.2.1	Medarex Patents and BMS Patents
	11.2.2	Medarex Collaboration Patents and BMS Collaboration Patents
	11.2.3	Joint Collaboration Patents
	11.2.4	Patent Expenses
	11.2.5	Nondisclosure

[*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

	11.2.6	Patent Term Extension
11.3	Infringement Defense
	11.3.1	Defense of Third Party Claims for a Product in the United States
	11.3.2	Defense of Third Party Claims for a Product in the Royalty Territory
	11.3.3	Settlement of Third Party Claims for a Product
	11.3.4	Allocation of Costs
11.4	Infringement by Third Parties in the United States
	11.4.1	Notification
	11.4.2	Medarex Patents and BMS Patents
	11.4.3	Joint Collaboration Patents
	11.4.4	Enforcement Procedure
	11.4.5	Costs and Recovery
11.5	Infringement by Third Parties in the Royalty Territory
	11.5.1	Notification
	11.5.2	Medarex Patents and BMS Patents
	11.5.3	Joint Collaboration Patents
	11.5.4	Enforcement Procedure
	11.5.5	Costs and Recovery
11.6	Patent Marking
11.7	Product Trademarks
	11.7.1	Ownership of Product Trademarks
	11.7.2	Use of Product Trademarks
	11.7.3	Costs
	11.7.4	Cooperation
11.8	Other Proprietary Trademarks
	11.8.1	Ownership of Corporate Names
	11.8.2	Use of Corporate Names
	11.8.3	Cooperation
11.9	Trademark Infringement by Third Parties
	11.9.1	Product Trademarks in the United States
	11.9.2	Defense of Third Party Claims in the Royalty Territory
	11.9.3	Infringement by Third Parties

ARTICLE 12 CONFIDENTIALITY AND PUBLICATIONS

12.1	Treatment of Confidential Information
12.2	Publicity
12.3	Securities Filings
12.4	Publications
12.5	Patient Information

ARTICLE 13 EXPORT CONTROL

13.1	Authority

ARTICLE 14 TERM AND TERMINATION

14.1	Term
14.2	Termination of Agreement
	14.2.1	Voluntary Termination of Agreement or Certain Rights Hereunder by BMS
	14.2.2	Additional Rights to Terminate Agreement or Certain Rights Hereunder
	14.2.3	Termination as to One or More Countries or Products
	14.2.4	Termination of the Lead Manufacturing Party
14.3	Licenses and Royalties Upon Termination by BMS pursuant to Section 14.2
	14.3.1	Entire Agreement
	14.3.2	Product-by-Product
	14.3.3	Country-by-Country
	14.3.4	Sublicenses
	14.3.5	Sale of Inventory
	14.3.6	Survivability of Sublicense Grants
	14.3.7	Effect of Termination on Sublicenses Granted by BMS Pursuant to Section 10.4.1
	14.3.8	Covenant Regarding Assigned Product Trademarks
14.4	Other Effects of Termination under Section 14.2
	14.4.1	Transfer of Regulatory Documentation
	14.4.2	Transfer of Manufacturing Responsibilities
	14.4.3	Return of Information and Materials
	14.4.4	Milestone Payments
	14.4.5	Reconciliation of Profit and Loss
	14.4.6	Assistance
	14.4.7	Royalties to BMS
	14.4.8	Royalties to Medarex
	14.4.9	Indemnification
14.5	Consequences of Material Breach by Either Party
14.6	Survival
14.7	Remedies
14.8	Limited Termination Right

ARTICLE 15 INDEMNIFICATION

15.1	Indemnification in the Territory with respect to Products other than Co-Promotion Products in the United States
	15.1.1	Indemnification by BMS
	15.1.2	Indemnification by Medarex
	15.1.3	Excluded Losses
15.2	Indemnification with respect to Co-Promotion Products in the United States
	15.2.1	In General
	15.2.2	Certain Losses

	15.2.3	Notices of Co-Promotion Product Claims
15.3	Claims for Indemnification
15.4	Insurance

ARTICLE 16 DISPUTE RESOLUTION

16.1	Disputes Arising from the JEC
	16.1.2	Litigable and Arbitrable Matters
	16.1.3	Expert Matters
	16.1.4	Post-DO Party Matters
	16.1.5	BMS Final Decision-Making Authority
16.2	Expert Resolution of Certain Disputes
16.3	Intellectual Property Disputes
16.4	Expedited Arbitration
16.5	Governing Law, Jurisdiction, Venue and Service
	16.5.1	Governing Law
	16.5.2	Jurisdiction
	16.5.3	Venue
	16.5.4	Service

ARTICLE 17 MISCELLANEOUS

17.1	Non-Solicitation of Employees
17.2	Consequential Damages
17.3	Entire Agreement; Amendment
17.4	Force Majeure
17.5	Notices
17.6	Consents
17.7	Assignment
17.8	Performance by Affiliates
17.9	Counterparts
17.10	Severability
17.11	Ambiguities
17.12	Headings
17.13	No Waiver
17.14	No Benefit to Third Parties
17.15	Relationship of the Parties
17.16	Further Assurance
17.17	Construction

Schedules

1.22	BMS Pre-Existing Patents
1.116	Medarex Pre-Existing Patents
1.172	Selected Mice-Related Patents
12.2	Press Release

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Execution Copy

COLLABORATION AND CO-PROMOTION AGREEMENT

THIS COLLABORATION AND CO-PROMOTION AGREEMENT (the “Agreement”) is made as of November 7, 2004 (the “Execution Date”), by and between Medarex, Inc., a New Jersey corporation having its principal place of business at 707 State Road, Princeton, New Jersey 08540-1437 (“Medarex”) and Bristol-Myers Squibb Company, a Delaware corporation headquartered at 345 Park Avenue, New York, New York 10154 (“BMS”), effective as of the Effective Date, except for Section 10.11, which shall be effective as of the Execution Date.  Medarex and BMS are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Medarex is a biotechnology company engaged in the research, development and potential commercialization of antibodies to antigen targets in order to develop and commercialize antibody-based products based on or incorporating such antibodies;

WHEREAS, Medarex has generated and is developing a certain fully-human antibody that is antagonistic to cytotoxic T-lymphocyte antigen 4 (CTLA-4) and any polymorphic variants thereof (the “Target”), which antibody is known as “MDX-010”;

WHEREAS, BMS is a worldwide, research-based pharmaceutical company, engaged in the discovery, development, manufacturing and marketing of new therapies and treatment programs;

WHEREAS, BMS and Medarex desire to collaborate in the development and commercialization of an antibody-based product incorporating MDX-010 as the sole active ingredient or for use together, or otherwise in combination, with MDX-1379 (gp-100) or with certain other immunotherapeutic agents, all on the terms and conditions set forth below;

WHEREAS, BMS and Medarex may elect to collaborate in the development or commercialization of one or more additional anti-CTLA-4 antibodies raised against the Target and that have antagonistic activity against the Target either on a stand-alone basis or for use together, or otherwise in combination, with MDX-1379 (gp-100) or with certain other immunotherapeutic agents, all on the terms and conditions set forth below;

WHEREAS, Medarex desires an option to co-promote such products in the United States, and, subject to such co-promotion rights and the other rights reserved to Medarex herein, BMS desires to obtain exclusive rights to commercialize and distribute such products throughout the world, and the Parties are willing to provide to one another such rights, all on the terms and conditions set forth below; and

WHEREAS, BMS shall purchase Medarex common stock pursuant to, and subject to the terms and conditions of, that certain stock purchase agreement by and between the Parties dated as of the Execution Date.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

The following terms shall have the following meanings as used in this Agreement:

1.1                               “Act” means the United States Food, Drug, and Cosmetic Act, as amended.

1.2                               “Additional Agent” means any Immunotherapeutic Agent (other than a Lead Agent) that is proposed by either Party and is selected by the Parties or, solely with respect to Commercialized Agents, the JDC pursuant to Section 3.13, for Development or Commercialization hereunder in accordance with the terms of this Agreement for use together, or otherwise in combination, with the Lead Antibody or an Additional Antibody.

1.3                               “Additional Antibody” means any Antibody, other than the Lead Antibody or any Excluded Antibody, that is Controlled by Medarex or BMS or any of their respective Affiliates (other than any Affiliate that becomes such as a result of a Change of Control Transaction if any such Affiliate Controlled the Antibody prior to such Change of Control Transaction) as of the Execution Date or at any time during the term of this Agreement.

1.4                               “Additional Indication” means (a) in the case of the Lead Product, each indication (or any label expansion for an existing indication that requires a Clinical Trial), other than any Lead Indication that is proposed by a Party and is selected as an indication to be Developed or Commercialized in accordance with Section 3.2.1, (b) in the case of any Additional Product, each indication (including, for clarity, the first indication) (or any label expansion for an existing indication that requires a Clinical Trial) that is proposed by a Party and selected as an indication for which such Additional Product will be Developed or Commercialized hereunder in accordance with Section 3.2.1 and (c) in the case of MDX-1379, each indication (or any label expansion for an existing indication that requires a Clinical Trial) that is proposed by a Party and selected as an indication for which MDX-1379 will be Developed or Commercialized hereunder, pursuant to Section 3.2.1.  For clarity, (x) an Additional Indication may include the Development of a Product either for use as monotherapy for an indication or for use together, or otherwise in combination, with an Additional Agent for an indication, each of which (including each use with a separate Agent) shall be deemed to be a separate Additional Indication even if each such indication is for use against the same tumor type and (y) the Development of a Product for use as a first-, second- or third-line therapy, or as an adjuvant therapy, for a particular tumor type shall each be deemed to be a separate Additional Indication; provided, however, that if the Parties agree, or the FDA advises or requires, that the Pivotal Trials for a particular line of therapy for a particular tumor type include separate Clinical Trials, or separate arms of a single Clinical Trial, for a Product as both a monotherapy and for use together, or in combination, with an Agent, then such Clinical Trial(s) shall be deemed to be conducted for a single Additional Indication.

1.5                               “Additional Product” means any pharmaceutical product, other than the Lead Product, that contains or incorporates an Additional Antibody that is selected by the JEC (or the Designated Officers (in accordance with Section 16.1.1, following compliance with Section 2.7.3(c)) or BMS (in accordance with Section 16.1.5, following compliance with Section 2.7.3(c) and subject to the other provisions of Section 16.1)) for Development pursuant to Section 3.2.1(b).  For clarity, “Additional Product” excludes any Agent unless the Parties otherwise mutually agree in writing.

1.6                               “Affiliate” means an individual, trust, business trust, joint venture, limited liability company, partnership, corporation, association or any other entity that (directly or indirectly) controls, is controlled by, or is under common control with a Party.  For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a person or entity, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

1.7                               “Agent” means any Lead Agent or any Additional Agent, as applicable, and “Agents” means, collectively, any of the Lead Agents or the Additional Agents.

1.8                               “Allowable Expenses” means, subject to the other provisions of this Agreement, the following expenses that are specifically identifiable or reasonably allocable to the Commercialization of a Co-Promotion Product in the United States:  (a) Manufacturing Costs for Co-Promotion Products included in Net Sales in the United States (including inventory build-up in advance of Product launch, (b) Distribution Costs, (c) Third Party Payments that are reasonably allocable to the Commercialization of a Co-Promotion Product in the United States or the manufacture of a Co-Promotion Product for Commercialization in the United States, (d) Sales and Marketing Costs, (e) Patent Costs (to the extent not otherwise reimbursed through recoveries obtained in connection with any litigation as contemplated under Section 11.4.5, (f) Trademark Costs (to the extent not otherwise reimbursed under Section 11.9), (g) Regulatory Expenses that are reasonably allocable to the Commercialization of a Co-Promotion Product in the United States, (h) Medical Education Costs, (i) Phase IV Costs and (j) costs associated with patient assistance programs; provided, however, that in each of clauses (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j), such expenses shall, subject to permitted Commercialization Overruns pursuant to Section 6.4.3, be included within “Allowable Expenses” for a Co-Promotion Product only to the extent consistent with the applicable Pre-Launch US Commercialization Plan and Budget and Annual US Commercialization Plan and Budget.  The components of Allowable Expenses shall be calculated in accordance with the applicable definition thereof and the applicable terms of this Agreement.

1.9                               “ANDA” means an Abbreviated New Drug Application, or equivalent thereof outside of the United States.

1.10                        “Antibody” means any antibody, or fragment thereof, whether human, humanized, chimeric, murine or from any other source (and including bispecific antibodies, single chain antibodies, and immunoconjugated antibodies), that (a) has been raised, engineered or otherwise optimized to bind specifically and directly to the Target (whether exclusively or in addition to any other target such Antibody may modulate), and (b) once bound to the Target, has antagonistic activity against or otherwise blocks the immunosuppressive signaling of the Target.  For clarification, (x) any antibody or fragment thereof, whether human, humanized, chimeric, murine or from any other source (and including bispecific antibodies, single chain antibodies, and immunoconjugated antibodies) that is Derived from an Antibody, binds specifically and directly to the Target, and otherwise meets the requirements of clause (b) above, shall be an Antibody for purposes of this Agreement and (y) any fusion protein comprised of a fragment of an Antibody and that uses such fragment in order to bind to the Target shall be considered an Antibody for purposes of this Agreement.  For clarification, the Lead Antibody is an Antibody.  For the avoidance of doubt, those fusion proteins known as [*****]† and [*****]shall not be considered Antibodies for purposes of this Agreement.

1.11                        “Antibody Competing Product” means any Competing Product comprised in whole or in part of an Antibody, but not a Non-Antibody Substance.

1.12                        “Appealable Matter” means any dispute between the Parties (or their respective designees on any Committee) concerning (a) whether the Development or proposed Development activities with respect to a Product (i) in the United States are having or may reasonably be expected to have a material adverse effect on the Development or Commercialization of any Product in the Royalty Territory, or (ii) in the Royalty Territory are having or may reasonably be expected to have a material adverse effect on the Development or Commercialization of any Product in the United States, or in either case ((i) or (ii)) the Parties’ respective rights and obligations under this Agreement with respect to such Development activities or such Products or Indications, (b) whether the Commercialization (including any proposed or required Phase IV Studies) of any Product (i) in the United States is having or may reasonably be expected to have a material adverse effect on the Development or Commercialization of any Product in the Royalty Territory, or (ii) in the Royalty Territory is having or may reasonably be expected to have a material adverse affect on the Development or Commercialization of any Product in the United States, or in either case ((i) or (ii)) the Parties’ respective rights and obligations under this Agreement with respect to such Commercialization activities or such Products or Indications, including disputes concerning the impact of cross-border transfers of Product purchased in one country or territory and imported into another country or territory for resale or (c) the scientific integrity of any Phase IV Study to be conducted in the Territory that is proposed to the JDC for its review and approval as contemplated by Section 2.3.2.  For the avoidance of doubt, any dispute as to whether an adverse effect is material for purposes of clause (a) or (b) shall be an Appealable Matter.

1.13                        “Applicable Law” means the applicable laws, rules and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, that may be in effect from time to time in the Territory.

1.14                        “Approval” means: (a) in the United States, receipt from the FDA of any and all approvals, licenses, registrations or authorizations necessary to market a Product; and (b) in the

†                                          [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Royalty Territory, receipt from the applicable Regulatory Authority in a given country or countries (or, if applicable, the EU) of any and all approvals, licenses, registrations or authorizations necessary to market a Product in such country or countries, in each case ((a) and (b)), including receipt of pricing/reimbursement approval, where applicable.

1.15                        “Approved Plan” means, with respect to a Product, any one or more of the Global Development Plan and Budget, each Annual Development Plan and Budget, the Global Commercialization Plan and Budget, each Pre-Launch US Commercialization Plan and Budget, each Annual US Commercialization Plan and Budget, each Pre-Launch RT Commercialization Plan and Budget, each Annual RT Commercialization Plan and Budget, and each Manufacturing Plan and Budget, in each case as adopted or approved hereunder, as the case may be.

1.16                        “Arbitrable Matter” means (a) any Unresolved DO Matter concerning whether the exercise by BMS of its final decision-making authority pursuant to Section 2.7.3(e) or Section 16.1.5 complies with such sections or whether a matter is within such final decision making-authority, (b) any dispute as to whether Medarex provided a Good-Faith R&D Budget in bad faith pursuant to Section 3.8.5, (c) any dispute as to whether a Party is in material breach of any obligation as Lead Manufacturing Party under this Agreement as set forth in Section 14.2.4, and (d) any dispute as to whether a breach of a material obligation or a breach of this Agreement is a material breach thereof for purposes of Section 14.5 (but not for purposes of any other Sections of this Agreement).

1.17                        “BMS Collaboration Technology” means (a) any and all Information, Materials and inventions conceived, discovered, developed or otherwise made, solely by or on behalf of BMS or its Affiliates or, to the extent permitted under the applicable sublicense agreement, its sublicensees (other than Medarex and its Affiliates) after the Execution Date and during the term of this Agreement, (i) in connection with activities conducted under an Approved Plan, (ii) in connection with the research and Development of Antibodies pursuant to Section 3.2.4(b) (except that in the case of any such Information, Materials or inventions Controlled by an Affiliate of BMS, which becomes such an Affiliate after the Execution Date, such Information shall be excluded to the extent it was Controlled by such Affiliate prior to becoming an Affiliate of BMS), or (iii) otherwise in furtherance of the Collaboration as reflected in the minutes of a meeting of the applicable Committee, in each case ((i), (ii) and (iii)), whether or not patented or patentable, but excluding any BMS Pre-Existing Technology, Mice-Related Technology, Mice Materials and Joint Collaboration Technology (collectively, “BMS Collaboration Know-How”) and (b) Patents and other intellectual property rights with respect to the Information, Materials and inventions described in clause (a) above (collectively, “BMS Collaboration Patents”); provided, however, upon termination of this Agreement pursuant to Section 14.2 with respect to a Product, BMS Collaboration Technology shall be limited to (x) BMS Collaboration Know-How and those BMS Collaboration Patents with respect to such Product that are in existence as of the date of termination and (y) those Patents that are filed thereafter to the extent that they claim BMS Collaboration Know-How included in clause (x) above.  For purposes of this definition, the determination of whether Information, Materials and inventions are conceived, discovered, developed or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall be made in accordance with Applicable Law in the United States.

1.18                        “BMS Controlled Agents” means any Immunotherapeutic Agent (including any Commercialized Agent) Controlled by BMS or its Affiliates.

1.19                        “BMS Non-Collaboration Technology” means (a) any and all Information, Materials and inventions (i) conceived, discovered, developed or otherwise made, solely by or on behalf of BMS or its Affiliates or, to the extent permitted under the applicable sublicense agreement, its sublicensees (other than Medarex and its Affiliates), or (ii) acquired or otherwise used (but only to the extent Controlled) by BMS or its Affiliates, in each case ((i) and (ii)), after the Execution Date and during the term of this Agreement, that are necessary or reasonably useful in the Development, Commercialization, manufacture or use of MDX-1379, an Antibody, Product or Non-Antibody Substance, whether or not patented or patentable, but excluding any Excluded Technology, Collaboration Technology, BMS Pre-Existing Technology, Mice-Related Technology and Mice Materials (collectively, “BMS Non-Collaboration Know-How”), and (b) Patents and other intellectual property rights with respect to the Information, Materials and inventions described in clause (a) above (collectively, “BMS Non-Collaboration Patents”); provided, however, upon termination of this Agreement pursuant to Section 14.2 with respect to a Product or MDX-1379, BMS Non-Collaboration Technology shall be limited to (x) BMS Non-Collaboration Know-How and BMS Non-Collaboration Patents with respect to such Product that are in existence as of the date of termination, and (y) those Patents that are filed thereafter to the extent that they claim BMS Non-Collaboration Know-How included in clause (x) above.  For purposes of this definition, the determination of whether Information, Materials and inventions are conceived, discovered, developed or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall be made in accordance with Applicable Law in the United States.

1.20                        “BMS Patents” means the BMS Pre-Existing Patents and the BMS Non-Collaboration Patents.

1.21                        “BMS Pre-Existing Know-How” means Information that is (a) Controlled by BMS or its Affiliates as of the Execution Date and (b) necessary or reasonably useful in the Development, manufacture, Commercialization or use of (i) an Antibody, alone or for use together or in combination with an Agent, or (ii) MDX-1379.  Notwithstanding anything herein to the contrary, BMS Pre-Existing Know-How shall exclude Information and inventions to the extent covered or claimed by the BMS Pre-Existing Patents that are publicly disclosed.

1.22                        “BMS Pre-Existing Patents” means all Patents that (a) are Controlled by BMS or its Affiliates as of the Execution Date, and (b) are necessary or reasonably useful in the Development, manufacture, Commercialization or use of (i) an Antibody or a Non-Antibody Substance, alone or for use together or in combination with one or more Immunotherapeutic Agents, (ii) MDX-1379, or (iii) the Target, but excluding any Excluded Technology.  It is understood and agreed that “BMS Pre-Existing Patents” include those issued and published Patents listed on Schedule 1.22 and the pending Patent applications as Previously Disclosed.

1.23                        “BMS Pre-Existing Technology” means the BMS Pre-Existing Patents and BMS Pre-Existing Know-How.

1.24                        “BMS Technology” means the BMS Pre-Existing Technology and the BMS Non-Collaboration Technology.

1.25                        “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are required by law to remain closed.

1.26                        “Call Center” means the customer support center established in the United States by the Parties under the direction of the JCC in cooperation with the RWG.

1.27                        “Cancer” means any type of cancer in any cell or organ in a human body, including any Core Cancer.

1.28                        “Cell Genesys Agreement” means that certain Collaboration Agreement between Medarex and Cell Genesys, Inc. (“Cell Genesys”), effective as of May 7, 2003.

1.29                        [*****]†

1.30                        “Change of Control Transaction” means, with respect to a Party:

1.30.1  the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Specified Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of fifty percent (50%) or more of either (a) the then outstanding shares of common stock of such Party (the “Outstanding Common Stock”) or (b) the combined voting power of the then outstanding voting securities of such Party entitled to vote generally in the election of directors of such Party (the “Outstanding Voting Securities”); provided, however, that for the purposes of this subsection 1.30.1, the following acquisitions of securities of such Party shall not constitute a Change of Control Transaction of such Party:  (a) any acquisition by such Party, (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by such Party or any corporation controlled by such Party or (c) any acquisition by any corporation pursuant to a transaction which complies with clauses (a) and (b) of subsection 1.30.2 of this definition;

1.30.2  the consummation of any acquisition, merger or consolidation involving any Third Party (a “Business Combination Transaction”), unless immediately following such Business Combination Transaction, (a) the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination Transaction beneficially own, directly or indirectly, fifty percent (50%) or more of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination Transaction (including a corporation which as a result of such transaction owns the then-outstanding securities of such Party or all or substantially all of such Party’s assets either directly or through one or more subsidiaries) in substantially the same

†                                          [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

proportions as their ownership, immediately prior to such Business Combination Transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be and (b) fifty percent (50%) or more of the members of the board of directors of the corporation resulting from such Business Combination Transaction were members of the Board of Directors of such Party at the time of the execution of the initial agreement, or of the action of the Board of Directors of such Party, providing for such Business Combination Transaction; or

1.30.3  a Party or any of its Affiliates sells or transfers to any Specified Person(s) (other than the other Party or its Affiliates) in one or more related transactions properties or assets representing all or substantially all of such Party’s business to which this Agreement relates at the time of such sale or transfer.

1.31                        “Clinical Costs” means, subject to the other provisions of this Agreement, the FTE Costs (charged in accordance with Section 3.7.2) and direct out-of-pocket costs recorded as an expense in accordance with GAAP by or on behalf of (a) Medarex or any of its Affiliates prior to the Execution Date to the extent specifically identifiable or reasonably allocable to the Melanoma Trial for the Lead Product and to the extent such expenses have been Previously Disclosed, and (b) a Party or any of its Affiliates after the Execution Date, during the term of and pursuant to this Agreement, that are specifically identifiable or reasonably allocable to Clinical Trials of a Product for an Indication, conducted in any country throughout the world, but excluding Regulatory Expenses.  Subject to the foregoing, Clinical Costs shall include such costs in connection with the following activities:  (i) the preparation for and conduct of clinical trials (except for related Manufacturing Costs otherwise included in Development Costs); (ii) data collection and analysis, and report writing; and (iii) clinical laboratory work.  For the avoidance of doubt, Clinical Costs shall not include costs incurred (whether or not accrued as of, on or after the Execution Date) in connection with (x) Phase IV Studies, or (y) Clinical Trials that are intended solely to support Approval in the Royalty Territory.

1.32                        “Clinical Trial” means a Phase I Clinical Trial, Phase I/II Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial or a Phase IIIB Clinical Trial and “Clinical Trials” means all of the foregoing clinical trials.

1.33                        “Collaboration Know-How” means the BMS Collaboration Know-How, Medarex Collaboration Know-How or Joint Collaboration Know-How, as applicable.

1.34                        “Collaboration Patents” means the BMS Collaboration Patents, Medarex Collaboration Patents or Joint Collaboration Patents, as applicable.

1.35                        “Collaboration Technology” means the BMS Collaboration Technology, Medarex Collaboration Technology, or Joint Collaboration Technology.

1.36                        “Commercial Distributor” means, with respect to a country, any Third Party that is used by pharmaceutical manufacturers generally in such country on a non-exclusive basis, and without any intellectual property right or license grant from the pharmaceutical manufacturers, to distribute (but not to market or promote) finished, packaged pharmaceutical products to pharmacies, managed care organizations, governmental agencies (e.g., federal, state and local), and other group purchasing organizations (e.g., pharmaceutical benefits managers

(“PBMs”)) and the like in such country.  For clarity, a Commercial Distributor of a Product or MDX-1379 in a country shall not include any person or entity that has been granted a right, whether by license or otherwise and whether express or implied (including by subcontract or agency), by a Party or its Affiliates to research, Develop or manufacture any such Product or MDX-1379 or that otherwise assumes any regulatory or other responsibilities with respect to obtaining or maintaining Approvals for such Product or MDX-1379 in such country.

1.37                        “Commercialize” means to promote, market, distribute, sell (and offer for sale or contract to sell) or provide product support for a Product or MDX-1379, including by way of example:

1.37.1  detailing and other promotional activities in support of a Product or MDX-1379;

1.37.2  advertising and public relations in support of a Product or MDX-1379, including market research, development and distribution of selling, advertising and promotional materials, field literature, direct-to-consumer advertising campaigns, media/journal advertising, and exhibiting at seminars and conventions;

1.37.3  developing reimbursement programs and information and data specifically intended for national accounts, managed care organizations, governmental agencies (e.g., federal, state and local), and other group purchasing organizations, including pull-through activities;

1.37.4  Co-Promotion activities not included in the above;

1.37.5  conducting Medical Education Activities and journal advertising; and

1.37.6  conducting Phase IV Studies.

“Commercializing” and “Commercialization” shall be interpreted accordingly.

1.38                        “Committee” means any of the Joint Executive Committee, Joint Development and Regulatory Committee, Joint Commercialization Committee, Joint Manufacturing Committee or Joint Finance Committee, as the case may be.

1.39                        “Compendia Listing” means a listing for a tumor type in the United States for a Product that is supported by a citation in at least one of the following authoritative drug reference books: (a) the American Society of Health-System Pharmacists’ American Hospital Formulary Service (AHFS), or (b) the U.S. Pharmacopoeia Drug Information, or in another similar authoritative drug reference book that is relied on by Third Party payors in authorizing reimbursement for such Product for such tumor type.

1.40                        “Competing Product” means, on a Region-by-Region basis, with respect to any country in a Region, any pharmaceutical product (other than a Product) that either (a) is the subject of pre-clinical development or is in clinical development, (b) has received marketing authorization from the Regulatory Authorities or, where applicable, is the subject of a

Compendia Listing or (c) is being commercialized; and, in each case ((a), (b) and (c)), that is comprised in whole or in part of any [*****],† whether or not such [*****] binds to another target in addition to the Target.  For clarity, the term “Competing Product” does not include an Agent unless the Parties otherwise mutually agree in writing.

1.41                        “Competing Product Net Sales” means the amount billed by a Party, an Affiliate or any sublicensee for sales of a Non-Antibody Competing Product to a Third Party, in each case calculated in accordance with the definition of Net Sales as if such Non-Antibody Competing Product were a Product for purposes of such definition.  For the avoidance of doubt, Competing Product Net Sales shall be subject to the same deductions (e.g., for discounts, etc.) and adjustments (e.g., in the case of a combination product) as would apply in the case of a Product.

1.42                        “Control” means, with respect to any Information, Material, invention, Patent or other intellectual property right, possession by a Party or its Affiliates of the right, whether directly or indirectly, to grant the right to access or use, or to grant a license or a sublicense under, such Information, Material, invention, Patent or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.  No Party (or Affiliate of a Party) shall be deemed to Control any Information, Material, invention, Patent or other intellectual property right of the other Party by virtue of the grants set forth in Sections 10.1, 10.2 and 14.3.

1.43                        “Co-Promote” means to perform jointly those activities normally undertaken by a pharmaceutical company’s sales force to implement marketing plans and strategies aimed at encouraging the appropriate use of a product under such product’s Trademarks.

1.44                        “Co-Promotion Product” means each Product with respect to which Medarex has exercised a Co-Promotion Option pursuant to Section 5.3.1; provided that after the applicable Co-Promotion Termination Date, such Product shall cease to be a Co-Promotion Product and shall be deemed to be a Non-Co-Promoted Product unless and until both Parties agree to permit Medarex to again Co-Promote such product (whereupon it shall once again be considered a Co-Promotion Product, but only during the period in which Medarex continues to Co-Promote such Product).  If Medarex exercises its Co-Promotion Option with respect to the Lead Product, it shall also Co-Promote MDX-1379 and references herein to the Co-Promotion Product shall include MDX-1379.

1.45                        “Core Cancer” means any of the cancer types Previously Disclosed.

1.46                        “Corporate Names” means (a) in the case of Medarex, the Trademark Medarex and the Medarex corporate logo or such other names and logos as Medarex may designate in writing from time to time, and (b) in the case of BMS, the Trademark Bristol-Myers Squibb and the BMS corporate logo or such other names and logos as BMS may designate in writing from time to time, in each case ((a) and (b)) together with any variations and derivatives thereof.

†                                          [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.47                        “Cross-License Agreement” shall mean that certain Cross-License Agreement entered into by and among Abgenix, Inc., Cell Genesys, Inc., Japan Tobacco Inc., Xenotech L.P., and GenPharm International, Inc., effective as of March 26, 1997, as the same may be amended from time to time in accordance with Section 6.7.3.

1.48                        “Derived” means directly (but not necessarily by means of a single step) obtained, created, synthesized, derived, generated or selected.  For the avoidance of doubt, a Product will be Derived from an Antibody if (a) the composition of such Antibody, or any fragment thereof, (b) the amino acid or nucleic acid sequence or sequence information of such Antibody, or any fragment thereof, or (c) the structure or structural information of such Antibody, or any fragment thereof, is used to obtain, create, synthesize, derive, generate or select such Product or any active ingredient contained therein.

1.49                        “Detail” means, with respect to a Product or MDX-1379 in the United States, a face-to-face contact (including a live video presentation or a group presentation if in accordance with an Approved Plan) between a Sales Representative and a physician or other medical professional licensed to prescribe drugs, during which a Primary Position Detail, Secondary Position Detail or Tertiary Position Detail is made to such person, in each case as measured by each Party’s internal recording of such activity in accordance with Section 5.5.5; provided that such meeting is consistent with and in accordance with the requirements of Applicable Law and of this Agreement.  When used as a verb, “Detail” shall mean to engage in a Detail.  For the avoidance of doubt, any contact or presentation between a Sales Representative and a managed care organization (as distinguished from calls on individual physicians or other medical professionals licensed to prescribe drugs who may be affiliated with a managed care organization, in connection with their professional prescribing decisions (but not with respect to the managed care organization’s formulary)) shall not be considered a Detail for purposes of this Agreement.

1.50                        “Development” means, with respect to a Product or MDX-1379 for an Indication, those activities, including research, Pre-Clinical Activities, Clinical Trials, supporting manufacturing activities and related regulatory activities, that are necessary or useful to obtain and maintain Initial Regulatory Approval or a Compendia Listing, as applicable, for such Product, whether alone or for use together, or in combination, with an Agent, or MDX-1379 for such Indication.  “Develop” and “Developing” shall be interpreted accordingly.

1.51                        “Development Costs” means, subject to the other terms of this Agreement, the FTE Costs (charged in accordance with Section 3.7.2) and direct out-of-pocket costs recorded as an expense in accordance with GAAP by or on behalf of (a) Medarex or any of its Affiliates prior to the Execution Date to the extent specifically identifiable or reasonably allocable to the Melanoma Trial for the Lead Product and to the extent such expenses have been Previously Disclosed, and (b) a Party or any of its Affiliates after the Execution Date, during the term of and pursuant to this Agreement, that are specifically identifiable or reasonably allocable to the Development activities for a Product for the purpose of obtaining Initial Regulatory Approval or a Compendia Listing, as applicable, for such Product for the applicable Indication, which Development activities are set forth in the applicable Global Development Plan and Budget and Annual Development Plan and Budgets.  Development Costs shall include amounts paid by a Party or any of its Affiliates to Third Parties involved in the Development of a Product but shall exclude Third Party Payments, except for those Third Party Payments expressly included within Development Costs pursuant to Sections 6.7.2(d)(i), 6.7.3(b)(i) and 6.7.4(b)(i).  For clarity, Development Costs shall exclude Phase IV Costs.  Subject to the foregoing, Development Costs shall include such costs in connection with the following activities:

1.51.1  Pre-Clinical Activity costs such as toxicology and formulation development, test method development, stability testing, quality assurance, quality control development and statistical analysis;

1.51.2  Clinical Costs;

1.51.3  Regulatory Expenses relating to the conduct of Clinical Trials, wherever performed, of a Product for an Indication for the purpose of obtaining Initial Regulatory Approval, for such Product or such Indication, to the extent incurred prior to receipt of Initial Regulatory Approval for such Indication, including as provided in Section 3.11; provided that in no event shall any Regulatory Expenses incurred in connection with pricing or reimbursement approval or other Phase IV Studies with respect to any Product be included in Development Costs;

1.51.4  (a) Manufacturing Costs for (i) Product for use in Clinical Trials and any Pre-Clinical Activities in support thereof and (ii) the manufacture, purchase or packaging of comparators or placebo for use in Clinical Trials (with the manufacturing costs for comparators or placebo to be determined in the same manner as Manufacturing Costs are determined for any Product) and (b) direct costs and expenses of disposal of drugs and other supplies used in such Clinical Trials and Pre-Clinical Activities;

1.51.5  Losses incurred in connection with Third Party Claims described in Section 15.2.2 to the extent such Losses are to be included in Development Costs in Section 15.2.2; and

1.51.6  Manufacturing Costs for the development of the manufacturing process for a Product, scale-up, manufacturing process validation, manufacturing improvements and qualification and validation of Third Party contract manufacturers (“Process Development Costs”); provided, however, that with respect to Non-Co-Promoted Products, only as necessary, or reasonably allocable, to obtaining the first Initial Regulatory Approval for such Product in the United States;

provided, however, that except in the case of Development Costs incurred under Section 1.51.5 above, such costs shall be included in “Development Costs” for a Product only to the extent less than or equal to the amounts set forth in the applicable Global Development Plan and Budget and Annual Development Plan and Budget (subject to permitted Development Overruns pursuant to Section 3.7.1(f)).

1.52                        “Diligent Efforts” means, for a Party, the performance of obligations in a sustained manner consistent with the efforts such Party devotes to a product of similar market potential or profit potential resulting from its own research efforts, based on conditions then prevailing; provided, however, if, with respect to the Commercialization or manufacture of a

Product, a Party does not have any such product of similar market potential, such Party shall use commercially reasonable efforts in the performance of its obligations hereunder.  Diligent Efforts require, without limitation, that a Party: (a) promptly assign responsibility for such obligations to a specific employee(s) who is held accountable for progress, (b) monitor such progress on an on-going basis, (c) set and consistently seek to achieve specific, meaningful and measurable objectives for carrying out such obligations, and (d) consistently make and implement decisions and allocate resources designed to advance progress with respect to such objectives.

Notwithstanding the preceding paragraph, in no event, except where events of force majeure apply and subject to the amendment of such plans and budgets as provided for in this Agreement, shall “Diligent Efforts” mean (i) with respect to Medarex, that it shall be required to devote more efforts to Develop, Commercialize or manufacture a Product in a given Year, than what is required under the terms of the applicable then-current Global Development Plan and Budget, Annual Development Plan and Budget, Annual US Commercialization Plan and Budget for a Co-Promotion Product, Pre-Launch US Commercialization Plan and Budget for a Co-Promotion Product, and Manufacturing Plan and Budget for a Product for such Year; and (ii) with respect to each Party, subject to Sections 3.2.3(c), 3.8.3(a), 4.2, and 5.1, that it shall be required to devote less efforts to Develop, Commercialize or manufacture a Product in a given Year, than what is required by such Party under the terms of the applicable then-current Global Development Plan and Budget, Annual Development Plan and Budget, Annual Commercialization Plan and Budget, Pre-Launch Commercialization Plan and Budget, and Manufacturing Plan and Budget for such Year.

1.53                        “Disclosure Letter” means one or more mutually agreed written letters or memoranda that are delivered by each of Medarex and BMS to the other contemporaneously with the execution of this Agreement and are identified therein as a Disclosure Letter contemplated by this Agreement and any replacement thereof approved in writing by both Parties.

1.54                        “Distribution Costs” means, to the extent not included in a Party’s Manufacturing Costs, and subject to Sections 5.5.6(c) and 15.2.1, the FTE Costs (charged in accordance with Section 3.7.2) and direct out-of-pocket costs recorded as an expense by a Party or any of its Affiliates after the Execution Date, during the term of and pursuant to this Agreement (as agreed to by the Parties from time to time) that are specifically identifiable or reasonably allocable to the commercial distribution of a Co-Promotion Product to a Third Party in the United States during the applicable Co-Promotion Term, including:

1.54.1  handling and transportation to fulfill orders (excluding such costs, if any, treated as a deduction in the definition of Net Sales);

1.54.2  customer services, including order entry, billing and adjustments, inquiry and credit and collection; and

1.54.3  direct cost of storage and distribution of such Co-Promotion Product.

The JFC may, if appropriate, agree that Distribution Costs be determined on the basis of a specified annual charge or as a percentage of Net Sales.

1.55                        “Dollars” or “$” means the legal tender of the United States of America.

1.56                        “DP 5 Decision Point” means the later of (a) the date that BMS’ Brand Development Operating Committee, or any successor thereto, approves BMS’ internal recommendations to invest resources in Phase III Clinical Trials for an Indication for a Product and (b) the date that BMS notifies Medarex in writing of such approval.  Typically, the information considered by BMS’ Brand Development Operating Committee in connection with such DP 5 Decision Point shall include the following:  (i) clinical proof-of-principle achieved, (ii) safety, tolerability, pharmacokinetic and clinical data in patients that meets predetermined criteria, (iii) manufacturing assessment and initial manufacturing plan have been completed, (iv) end of Phase II meeting with FDA (if any) has been held and relevant advice incorporated into the clinical plan, and (v) market research, market dynamics analysis, pricing/reimbursement sensitivity analysis, and financial modeling completed and early commercial assessment have been completed.

1.57                        “Drug Approval Application” means a Biologics License Application or a New Drug Application (each, a “BLA”), as defined in the Act, and the regulations promulgated thereunder, or any corresponding foreign application in the Royalty Territory, including, with respect to the European Union, a Marketing Authorization Application (“MAA”) filed with the EMEA pursuant to the centralized Approval procedure or with the applicable Regulatory Authority of a country in the European Union with respect to the mutual recognition or any other national Approval procedure.

1.58                        “Earliest Permitted Launch Date” means, with respect to a Region, the first date on which (a) there is no longer any Valid Claim of any Gilead/UC Patent in any country in such Region, and (b) either (i) there is no longer any Valid Claim of a Medarex Pre-Existing Patent, BMS Pre-Existing Patent or Collaboration Patent claiming or covering the composition or utility of a Product in any country in such Region, or (ii) two (2) or more distinct Competing Products (i.e., distinct compositions of matter) (other than any Product Developed or Commercialized hereunder) have received marketing approval from applicable Regulatory Authorities and are lawfully being marketed and sold in any country in such Region without infringing either Party’s Patent or Data Exclusivity rights.

1.59                        “Effective Date” means the first date on which the condition precedent set forth in Section 10.11 has been satisfied.

1.60                        “EMEA” means the European Medicines Agency, and any successor agency thereto.

1.61                        “Europe” means the countries comprising the European Union as it may be constituted from time to time, together with those additional countries comprising the European Economic Area as it may be constituted from time to time (as of the Execution Date, Iceland, Liechtenstein and Norway), Switzerland, and those additional countries comprising “Europe” as a sales reporting region, as such term is customarily defined by BMS which, as of the Execution Date, is as Previously Disclosed.

1.62                        “European Union” or “EU” means the economic, scientific and political organization of member states, and which, as of the Execution Date, consist of Austria, Belgium, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden and the United Kingdom, and that certain portion of Cyprus included in such organization.

1.63                        “Excipients” means any drug delivery vehicle, adjuvant, or excipient for use in the delivery or administration (e.g., to ameliorate local toxicity caused by IV administration) of a Product.

1.64                        “Excluded Activities” means, with respect to a Product, all Development activities with respect to any Partially Co-Funded Indication during the period in which any such Indication is a Partially-Co-Funded Indication.

1.65                        “Excluded Antibody” means any Antibody (other than the Lead Antibody) that has the same amino acid sequences for CDR 1, 2 and 3 of the heavy chain variable region as that of any other antibody or fragment thereof, whether human, humanized, chimeric, murine or from any other source, which other antibody or fragment is raised, engineered or otherwise optimized for its modulatory activity against a single target (other than the Target) by Medarex or any of its Affiliates or sublicensees.

1.66                        “Excluded Technology” means (a) claims under a Patent to the extent they claim or cover (i) any composition of matter of any substance other than an Antibody, MDX-1379 or the Target or (ii) any method of manufacture for any composition of matter of any substance other than an Antibody, Product or MDX-1379, and (b) any Information that is not disclosed in any such published or issued Patents, and is not otherwise in the public domain, that relates solely to the manufacturing of any substance other than an Antibody, Product or MDX-1379.

1.67                        “Exclusivity End Date” means, with respect to a Product, the date on which the royalty rate with respect to such Product, assuming for purposes of this definition that such Product is a Non-Co-Promoted Product, would first be reduced in the United States by operation of either Section 6.7.1 or Section 6.9.1.

1.68                        “Existing In-License Agreements” means those license agreements entered into by and between Medarex or its Affiliates, on the one hand, and certain Third Parties on the other hand, pursuant to which Medarex controls certain Medarex Technology prior to the Execution Date, as Previously Disclosed.

1.69                        “Existing Out-License Agreements” means those license agreements entered into by and between Medarex or its Affiliates, on the one hand, and certain Third Parties on the other hand, pursuant to which Medarex grants licenses or other rights to certain Medarex Technology prior to the Execution Date, as Previously Disclosed.

1.70                        “Existing Supply Agreements” means those agreements entered into by and between Medarex or its Affiliates, on the one hand, and certain Third Parties on the other hand, pursuant to which such Third Parties supply to Medarex the Lead Antibody or MDX-1379 or any component thereof prior to the Execution Date, as Previously Disclosed.

1.71                        “Existing Third Party Agreements” means the Existing In-License Agreements, the Existing Out-License Agreements, the Existing Supply Agreements and the Other Existing Agreements and Studies, as applicable.

1.72                        “Expert” means a mutually acceptable, disinterested, conflict-of-interest-free individual not affiliated with either Party who (a) with respect to disputes of a primarily scientific, technical or regulatory nature hereunder (e.g., disputes referred to such Expert in accordance with Section 3.2.3) shall be an individual with appropriate scientific, technical or regulatory expertise to resolve such disputes, or (b) with respect to disputes of a primarily business or financial nature (e.g., disputes referred to such Expert in accordance with Section 6.6.1(b)) shall be an individual who either (i) formerly held the position of a chief financial officer or a comparable business unit head of a publicly-held biotechnology or pharmaceutical company or (ii) otherwise possesses appropriate expertise to resolve such disputes.  The Expert shall not be or have been at any time an Affiliate, employee, consultant, officer or director of either Party or any of its respective Affiliates.

1.73                        “FDA” means the United States Food and Drug Administration, and any successor agency thereto.

1.74                        “Field” means all human and animal uses, including any therapeutic, diagnostic, pharmacogenomic or prophylactic purpose.

1.75                        “FTE” means the equivalent of the work of one (1) employee full time for one (1) Year (consisting of at least a total of [*****]† hours per Year, or such other number as may be agreed by the JFC) of work directly related to the Development or Commercialization of a Product or any other activities contemplated under this Agreement.  No additional payment shall be made with respect to any person who works more than [*****] hours per Year (or such other number as may be agreed by the JFC) and any person who devotes less than [*****] hours per Year (or such other number as may be agreed by the JFC) shall be treated as an FTE on a pro-rata basis upon the actual number of hours worked divided by [*****] (or such other number as may be agreed by the JFC).

1.76                        “FTE Cost” means the FTE rate(s) for each category of employee who will be performing services under this Agreement, and, as of the Execution Date, are as Previously Disclosed.  Such rates shall be adjusted subsequently in accordance with Section 6.20 and may also be adjusted by mutual written agreement of the Parties; provided, however, that in the event of a Change in Control Transaction for a Party, the FTE rate for such Party shall be adjusted to reflect the acquiror’s FTE rate (as customarily used by such acquiror in determining the fully absorbed cost of a full-time employee in the applicable functional area on a worldwide basis or a Region-by-Region basis, as determined by the JFC).

1.77                        “GAAP” means generally accepted accounting principles in the United States, consistently applied.

†                                          [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.78                        “Genentech Agreement” means the Non-Exclusive Cabilly Patent License Agreement between Medarex and Genentech, Inc., dated as of October 25, 2004.

1.79                        “Generic Product” means, with respect to a particular Product in a country, a pharmaceutical product that (a) contains the same active ingredient(s) (including the same Antibody) as such Product, and (b) is approved for use in such country (pursuant to 21 U.S.C. 355(b)(2), an ANDA, a separate New Drug Application (as defined in the Act) or BLA, Compendia Listing, other Drug Approval Application or otherwise), and whether for use as monotherapy or for use in combination with any Immunotherapeutic Agent or other vaccine, biologic or compound.  For purposes of this definition of “Generic Product,” an Antibody shall be the same as the Antibody contained in a Product only if both Antibodies have the same amino acid sequences for CDR 1, 2 and 3 of the heavy chain variable region.  For clarity, active ingredients shall not include Excipients.

1.80                        “Gilead/UC Agreements” means that certain (a) Collaboration and License Agreement between NeXstar Pharmaceuticals, Inc. (a predecessor in interest of Gilead Sciences, Inc.) and Medarex, effective as of March 29, 1999, as amended by a First Amendment thereto, effective as of July 13, 2004, and (b) that certain Exclusive License Agreement between The Regents of the University of California and NeXstar Pharmaceuticals, Inc. (a predecessor of Gilead Sciences, Inc.), effective as of April 1, 1999, as supplemented by that letter between The Regents of the University of California and Medarex, effective as of October 18, 2004.

1.81                        “Gilead/UC Patent” means any Patent in-licensed by Medarex pursuant to the Gilead/UC Agreement.

1.82                        “Good Manufacturing Practices” or “cGMP” means current good manufacturing practices for biological and other pharmaceutical products (and components thereof) as described in regulations promulgated by the FDA, or an equivalent Regulatory Authority, as applicable from time to time.

1.83                        “HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and the rules, regulations, guidance and requirements promulgated thereunder as may be in effect from time to time.

1.84                        “IDM Agreement” means that certain Development Collaboration and Supply Agreement between Medarex and IDM S.A. (“IDM”), effective as of May 24, 2002.

1.85                        “Immunotherapeutic Agent” means any vaccine, biologic or compound (other than a Product or a Non-Antibody Substance) as to which a Party believes the prophylactic or therapeutic activity of such vaccine, biologic or compound might be enhanced by its use in combination with the Lead Antibody or an Additional Antibody.

1.86                        “IND” means an Investigational New Drug application filed with the FDA for authorization to commence human clinical trials, and its equivalent in other countries or regulatory jurisdictions.

1.87                        “Indication” means, in the case of any Product, any Lead Indication or Additional Indication with respect to such Product.

1.88                        “Information” means techniques and data relating to the research, Development, manufacture, Commercialization or use of a Product, including inventions, practices, methods, knowledge, know-how, test data, including pharmacological, toxicological, biological, chemical and physical and pre-clinical and clinical test data, analytical and quality control data, regulatory submissions, correspondence and communications, marketing, pricing, distribution, cost, sales, manufacturing, patent and legal data or descriptions.

1.89                        “Initial Approval” of a Product means (a) with respect to the United States, the Initial Regulatory Approval for such Product in the United States; and (b) with respect to a country in a regulatory jurisdiction in the Royalty Territory (i) the Initial Regulatory Approval for such Product in the applicable regulatory jurisdiction and (ii) the receipt of any pricing and reimbursement approvals in such country or jurisdiction that are required for the first commercial sale of such Product in such country or jurisdiction.

1.90                        “Initial Regulatory Approval” of a Product means (a) with respect to the United States, the approval by FDA (whether through means of a BLA, subpart E, or subpart H filing or otherwise); and (b) with respect to a country in a regulatory jurisdiction in the Royalty Territory, the approval by the applicable Regulatory Authorities of the Drug Approval Application with respect to such Product in the applicable regulatory jurisdiction (including, in the European Union, the approval by the EMEA of an MAA filed pursuant to the centralized Approval procedure, if applicable, or otherwise with respect to the mutual recognition Approval procedure on a country-by-country basis with the applicable Regulatory Authority of a country in Europe).  If “Initial Regulatory Approval” is used with respect to a particular Product (i) without reference to a particular Indication, then it shall mean the first Initial Regulatory Approval of a Product containing the particular Antibody, either as the sole active ingredient, or for use in combination with one or more Agents, irrespective of the Indication and (ii) with respect to a particular Indication, then it shall mean the first Initial Regulatory Approval of a Product containing the particular Antibody for such Indication, either as the sole active ingredient or for use in combination with one or more Agents.  Unless an Initial Regulatory Approval for a Product is expressly stated to be for an Indication, it shall be deemed to relate to the applicable Product generally, as reflected by the example set forth in clause (i) above, and not to a specific Indication.

1.91                        “Japan” means the country of Japan, including all of its territories and possessions.

1.92                        “Joint Collaboration Technology” means any and all (a) Information, Materials and inventions jointly conceived, discovered, developed or otherwise made by or on behalf of (i) Medarex or its Affiliates or, to the extent permitted under the applicable sublicense agreement, its sublicensees (other than BMS and its Affiliates), on the one hand, and (ii) BMS or its Affiliates or, to the extent permitted under the applicable sublicense agreement, its sublicensees (other than Medarex and its Affiliates), on the other hand, in connection with work conducted under or in connection with this Agreement, whether or not patented or patentable, but in each case excluding any Mice-Related Technology and Mice Materials (collectively, “Joint Collaboration Know-How”), and (b) any and all Patents and other intellectual property rights with respect to the Information, Materials and inventions described in clause (a) above (collectively, “Joint Collaboration Patents”).  For purposes of this paragraph, the determination of whether Information, Materials and inventions are conceived, discovered, developed or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall be made in accordance with Applicable Law in the United States.

1.93                        “Know-How” means, as applicable, in the case of Medarex, the Medarex Pre-Existing Know-How, the Medarex Non-Collaboration Know-How, the Medarex Collaboration Know-How or the Joint Collaboration Know-How, and in the case of BMS, the BMS Pre-Existing Know-How, the BMS Non-Collaboration Know-How, the BMS Collaboration Know-How or the Joint Collaboration Know-How.

1.94                        “Knowledge” means, with respect of a Party, the good faith understanding of the facts and information in the possession of an officer of such Party, or any in-house legal counsel of, or in-house Patent agents employed by, such Party or its Affiliates, without any duty to conduct any additional investigation with respect to such facts and information by reason of the execution of this Agreement.  For purposes of this definition, an “officer” shall mean any person in the position of vice president, senior vice president, president or chief executive officer of a Party.

1.95                        “Launch” means the first commercial sale of a Product for use or consumption by the general public in a country or regulatory jurisdiction after Approval for the marketing and sale of such Product has been obtained in such country or regulatory jurisdiction, as applicable.

1.96                        “Lead Agent(s)” means MDX-1379 and each other Immunotherapeutic Agent that is identified in the Global Development Plan and Budget, as Previously Disclosed, for the Lead Antibody as a candidate for Development or Commercialization hereunder for use together, or otherwise in combination, with such Lead Antibody.

1.97                        “Lead Antibody” means MDX-010, which has the amino acid sequences for CDR 1, 2 and 3 of the heavy chain variable region as Previously Disclosed.

1.98                        “Lead Development Party” means, with respect to the Development of a Product for a particular Indication for a country or with respect to a particular Clinical Trial, the Party responsible for taking the lead on Development (other than regulatory) activities either pursuant to Article 3 or as otherwise specified in the applicable Global Development Plan and Budget or Annual Development Plan and Budget.

1.99                        “Lead Indications” means those indications set forth in the Global Development Plan and Budget, as Previously Disclosed.

1.100                 “Lead Manufacturing Party” means the Party responsible for taking the lead on manufacturing activities, including arranging for Third Party or internal manufacture, as specified in or pursuant to Article 7.

1.101                 “Lead Marketing Party” means the Party responsible for taking the lead on certain Commercialization activities pursuant to Article 4 or Article 5, or as otherwise specified in the Global Commercialization Plan and Budget or an Annual US Commercialization Plan and Budget.

1.102                 “Lead Product” means any pharmaceutical product that contains or incorporates the Lead Antibody.  For clarity, “Lead Product” excludes any Agent, unless the Parties otherwise mutually agree in writing.

1.103                 “Lead Regulatory Party” means, with respect to the Development and Commercialization of a Product in a country, the Party responsible for taking the lead on regulatory activities either pursuant to Article 3 or as otherwise specified in the applicable Global Development Plan and Budget, Annual Development Plan and Budget, Global Commercialization Plan and Budget, Annual Commercialization Plan and Budget or Pre-Launch Commercialization Plan and Budget.

1.104                 “Litigable Matter” means any dispute between the Parties (or their representatives on any Committee) concerning (a) the validity, interpretation or construction of, compliance with, or breach of, this Agreement or (b) the validity, scope, enforceability, inventorship or ownership of intellectual property rights.

1.105                 “Major Activity” means any single activity (e.g., a Clinical Trial) specifically identified in a Global Development Plan and Budget as costing in excess of [*****]† over the course of performing the activity, even if such performance is expected to span several Years.

1.106                 “Major European Country” means each of France, Germany, Italy, Spain and the United Kingdom.

1.107                 “Major Market Country” means each of Canada, each Major European Country, Japan and the United States.

1.108                 “Manufacturing Costs” means, subject to Sections 7.3.2, 7.3.3, 7.3.4, 7.8 and 15.2.1, costs that relate to a Product that is either (a) supplied by a Third Party, or (b) manufactured directly by a Party or an Affiliate of a Party, determined as follows:

In the case of clause (a) above, Manufacturing Costs means (i) those amounts that are paid to a Third Party by a Party in connection with the manufacture of a Product, including process improvements, storage, manufacturing scale up, manufacturing site qualification, QA and QC (including testing), capital equipment, depreciation, customs duties or excise taxes, plus (ii) the relevant Party’s reasonable FTE Costs and direct out-of-pocket costs recorded as an expense by such Party in accordance with GAAP in connection with the manufacture, including Supply Chain Management and enforcement of agreements with Third Party manufacturers, of such Product, in each case ((i) and (ii)), which Third Party costs, FTE Costs and direct out-of-pocket costs shall be consistent with the applicable Manufacturing Plan and Budget.  To the extent any non-refundable or non-creditable value added or similar tax is due with respect to amounts paid to such Third Party for manufacture of any portion of a Product, such amounts shall be considered Manufacturing Costs under this clause (a).

†                                          [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

In the case of clause (b) above, Manufacturing Costs shall mean, subject to Section 7.3.4, those direct costs (including raw materials, equipment and labor and costs of plant operations and plant support services (including utilities, maintenance, engineering, safety, human resources, finance, plant management and other similar activities)) and a reasonable fully-absorbed allocation of indirect and overhead expenses connected therewith (including, but subject to Section 7.8.2, indirect charges in the nature of depreciation and amortization of capitalized costs of manufacturing equipment and facilities, and a reasonable allocation of variable and fixed overhead, including reasonable capacity reservation charges to the extent allocable to forecasted production of materials for use or sale for Products) recorded as an expense by the manufacturing Party in connection with manufacturing process improvements, storage, manufacturing scale up, manufacturing site qualification, QA and QC (including testing), Supply Chain Management, capital equipment costs (where such cost are expensed by the manufacturing Party in accordance with its customary practices), customs duties or excise taxes, sales taxes paid on purchased Product and normal yield utilization and scrap factors.  All components of Manufacturing Costs shall be allocated on a basis consistent with GAAP and consistent with the cost accounting policy applied by the relevant Party to other products that it produces.  Costs that cannot be identified to a specific activity supporting product manufacturing, such as charges for corporate overhead that are not controllable by the manufacturing plant, shall not be included in the determination of Manufacturing Cost.  The inclusion of depreciation, amortization and capital equipment costs in Manufacturing Costs may be subject to adjustment as provided for in Section 7.8.2.  [*****]†

Costs under the previous two paragraphs shall include costs accrued in accordance with GAAP prior to, but unpaid as of, the Execution Date for services or supplies to be provided after the Execution Date, to the extent such accrued expenses have been Previously Disclosed.

Subject to the preceding three paragraphs, the Parties shall endeavor in good faith to establish a “standard cost” per unit for purposes of ongoing cost accounting purposes, which “standard cost” shall be reviewed and updated periodically as appropriate by the JFC.  The Parties shall reconcile the standard cost charges and appropriate credit or payment shall be made to effect such reconciliation as directed by the JFC not less than annually against the above Manufacturing Cost definition.

Third Party Payments shall not be taken into account for purpose of (a) or (b) above.

1.109                 “Materials” means compositions of matter, articles of manufacture, assays and pharmacological, toxicological, biological, chemical or physical materials relating to the Development, manufacture, Commercialization or use of a Product.

1.110                 “MDX-1379” means that certain gp100 peptide vaccine being Developed by Medarex as of the Execution Date for use together, or otherwise in combination, with MDX-010 for the treatment of metastatic melanoma.

†                                          [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.111                 “Medarex Collaboration Technology” means (a) any and all Information, Materials and inventions conceived, discovered, developed or otherwise made, solely by or on behalf of Medarex or its Affiliates or, to the extent permitted under the applicable sublicense agreement, its sublicensees (other than BMS and its Affiliates) after the Execution Date, during the term of this Agreement (i) in connection with activities conducted under an Approved Plan, (ii) in connection with the research and Development of Antibodies pursuant to Section 3.2.4(b) (except that in the case of any such Information, Materials or inventions Controlled by an Affiliate of Medarex, which becomes such an Affiliate after the Execution Date, such Information shall be excluded to the extent it was Controlled by such Affiliate prior to becoming an Affiliate of Medarex), or (iii) otherwise in furtherance of the Collaboration as reflected in the minutes of a meeting of the applicable Committee, in each case ((i), (ii) and (iii)) whether or not patented or patentable, but excluding any (v) Medarex Pre-Existing Technology, (w) Mice-Related Technology, (x) Mice Materials, (y) Joint Collaboration Technology and (z) any Information, Materials and inventions conceived, discovered, developed or otherwise made, by or on behalf of Medarex, its Affiliates or sublicensees in connection with the clinical trials identified in Section 3.2.4(a), unless and until such activities are set forth in a Global Development Plan and Budget and BMS reimburses Medarex for BMS’ share of such Development Costs as provided in Section 3.7 (collectively, “Medarex Collaboration Know-How”), and (b) Patents and other intellectual property rights with respect to the Information, Materials and inventions described in clause (a) above (collectively, “Medarex Collaboration Patents”); provided, however, upon termination of this Agreement pursuant to Section 14.2 with respect to a Product, Medarex Collaboration Technology shall be limited to (1) Medarex Collaboration Know-How and those Medarex Collaboration Patents with respect to such Product that are in existence as of the date of termination and (2) those Patents that are filed thereafter to the extent that they claim Medarex Collaboration Know-How included in clause (1) above.  For purposes of this definition, the determination of whether Information, Materials and inventions are conceived, discovered, developed or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall be made in accordance with Applicable Law in the United States.

1.112                 “Medarex Controlled Agents” means any Immunotherapeutic Agent (including any Commercialized Agent) Controlled by Medarex or its Affiliates.

1.113                 “Medarex Non-Collaboration Technology” means (a) any and all Information, Materials and inventions (i) conceived, discovered, developed or otherwise made, solely by or on behalf of Medarex or its Affiliates or, to the extent permitted under the applicable sublicense agreement, its sublicensees (other than BMS and its Affiliates), or (ii) acquired or otherwise used (but only to the extent Controlled) by Medarex or its Affiliates, in each case ((i) and (ii)), after the Execution Date and during the term of this Agreement, that are necessary or reasonably useful in the Development, Commercialization, manufacture or use of MDX-1379, an Antibody, Product or Non-Antibody Substance, whether or not patented or patentable, but excluding any (u) Excluded Technology, (v) Medarex Pre-Existing Technology, (w) Mice-Related Technology, (x) Mice Materials, (y) Collaboration Technology and (z) any Information, Materials and inventions conceived, discovered, developed or otherwise made, by or on behalf of Medarex, its Affiliates or sublicensees in connection with the clinical trials identified in Section 3.2.4(a), unless and until such activities are set forth in a Global Development Plan and Budget and BMS reimburses Medarex for BMS’ share of such Development Costs as provided in Section 3.7

(collectively, “Medarex Non-Collaboration Know-How”), and (b) Patents and other intellectual property rights with respect to the Information, Materials and inventions described in clause (a) above (collectively, “Medarex Non-Collaboration Patents”); provided, however, upon termination of this Agreement pursuant to Section 14.2 with respect to a Product or MDX-1379, Medarex Non-Collaboration Technology shall be limited to (1) Medarex Non-Collaboration Know-How and Medarex Non-Collaboration Patents with respect to such Product or MDX-1379 that are in existence as of the date of termination, and (2) those Patents that are filed thereafter to the extent that they claim Medarex Non-Collaboration Know-How included in clause (1) above.  For purposes of this definition, the determination of whether Information, Materials and inventions are conceived, discovered, developed or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall be made in accordance with Applicable Law in the United States.

1.114                 “Medarex Patents” means the Medarex Pre-Existing Patents and the Medarex Non-Collaboration Patents.

1.115                 “Medarex Pre-Existing Know-How” means Information that is (a) Controlled by Medarex or its Affiliates as of the Execution Date and (b) necessary or reasonably useful in the Development, manufacture, Commercialization or use of (i) an Antibody, alone or for use together or in combination with an Agent, or (ii) MDX-1379.  Notwithstanding anything herein to the contrary, Medarex Pre-Existing Know-How shall exclude (1) Information and inventions to the extent covered or claimed by the Medarex Pre-Existing Patents that are publicly disclosed, (2) any Mice-Related Know-How and (3) any Information, Materials and inventions conceived, discovered, developed or otherwise made, by or on behalf of Medarex, its Affiliates or sublicensees in connection with the clinical trials identified in Section 3.2.4(a), unless and until such activities are set forth in a Global Development Plan and Budget and BMS reimburses Medarex for BMS’ share of such Development Costs as provided in Section 3.7.

1.116                 “Medarex Pre-Existing Patents” means all Patents that (a) are Controlled by Medarex or its Affiliates as of the Execution Date, and (b) are necessary or reasonably useful in the Development, manufacture, Commercialization or use of (i) an Antibody or a Non-Antibody Substance, alone or for use together or in combination with one or more Immunotherapeutic Agents, (ii) MDX-1379, or (iii) the Target; but excluding in each case ((a) and (b)), any and all (x) Mice-Related Patents other than those Selected Mice-Related Patents to the extent that such Selected Mice-Related Patents claim an Antibody generated using the HuMAb Mice (y) Excluded Technology and (z) any Patents to the extent they claim or cover inventions conceived, discovered, developed or otherwise made, by or on behalf of Medarex, its Affiliates or sublicensees in connection with the clinical trials identified in Section 3.2.4(a), unless and until such activities are set forth in a Global Development Plan and Budget and BMS reimburses Medarex for BMS’ share of such Development Costs as provided in Section 3.7.  It is understood and agreed that “Medarex Pre-Existing Patents” include those issued and published Patents listed on Schedule 1.116 and the pending Patent applications as Previously Disclosed.

1.117                 “Medarex Pre-Existing Technology” means the Medarex Pre-Existing Patents and the Medarex Pre-Existing Know-How.

1.118                 “Medarex Technology” means the Medarex Pre-Existing Technology and the Medarex Non-Collaboration Technology.

1.119                 “Medical Education Activities” means activities designed to ensure or improve appropriate medical use of, conduct medical education of, or further research regarding, a Product sold in the United States, including by way of example:

1.119.1  Medical Liaison activities (with “Medical Liaisons” meaning those health care professionals (i) who are employed or engaged by a Party with sufficient medical or other pertinent health care experience to engage in in-depth discussions with physicians regarding medical issues associated with a Product, and (ii) who are not Sales Representatives);

1.119.2  grants to support continuing medical education or research (excluding Development activities conducted for purposes of obtaining an Initial Regulatory Approval (or a Compendia Listing) for a Product for an Indication and Phase IV Studies) related to a Product;

1.119.3  development, publication and dissemination of publications relating to a Product; and

1.119.4  conducting advisory board meetings or other consultant programs, the purpose of which is to obtain advice and feedback related to the Development or Commercialization of a Product.

1.120                 “Medical Education Costs” means subject to Sections 5.5, 5.6 and 15.2.1, those FTE Costs (charged in accordance with Section 3.7.2) and direct out-of-pocket costs, including costs for independent contractors engaged as permitted under this Agreement, incurred by a Party or any of its Affiliates in accordance with GAAP after the Execution Date and during the term of and pursuant to this Agreement that are specifically identifiable or reasonably allocable to Medical Education Activities with respect to any Co-Promotion Product sold in the United States during the Co-Promotion Term for such Co-Promotion Product.

1.121                 “Melanoma Trial” means that certain Phase III Clinical Trial for the Lead Product for HLA2+ melanoma pursuant to Protocol No. MDX-010-20.

1.122                 “Mice” means any (a) immunizable transgenic mice containing unrearranged human immunoglobulin transgenes inserted into mouse chromosomes, but not containing any human chromosomes or fragments thereof, that are owned or controlled by Medarex or its Affiliates (the “HuMAb Mice”), (b) mice developed by Kirin using certain transchromosomal technology, which mice are licensed to Medarex pursuant to that certain Collaboration and License Agreement between Kirin Brewery Co., Ltd. (“Kirin”) and Medarex, effective as of September 4, 2002, as amended from time to time (the “Kirin Agreement”), (c) mice developed through the crossbreeding of the mice described in clause (a) of this definition with the mice described in clause (b) of this definition, which are jointly owned by Medarex and Kirin pursuant to, and are subject to, the Kirin Agreement, and (d) any other transgenic or transchromosomal animals owned or controlled by Medarex or its Affiliates.

1.123                 “Mice Materials” means the Mice, any parts or derivatives of the Mice, including antibodies, hybridomas, cells, genetic material (including nucleotide sequences (e.g.,

DNA, RNA and complementary and reverse complementary nucleotide sequences thereto, whether coding or non-coding) with respect to the expression of an antibody or fragment thereof, and any replicates or modifications thereof or improvements thereto (e.g., additions, deletions or substitutions of nucleotides therein)) or other biological materials derived directly or indirectly from the Mice, but excluding the Products.

1.124                 “Mice-Related Know-How” means (a) any Information and inventions with respect to any Mice Materials or other biological materials derived directly or indirectly from the Mice, but excluding any Products and any Information and inventions that relate solely to the use, making, having made, offering for sale, selling or importing of Products and (b) any Information and inventions with respect to the Mice and the use, making, having made, offering for sale, selling or importing thereof, but in each case ((a) and (b)) excluding any Information and inventions to the extent covered or claimed by the Mice-Related Patents that are publicly disclosed.

1.125                 “Mice-Related Patents” means any Patents (including the Selected Mice-Related Patents) that are Controlled by Medarex or its Affiliates that claim or cover (a) the Mice, (b) Mice Materials or other biological materials derived directly or indirectly from the Mice, (c) any Information and inventions with respect to the foregoing in clauses (a) or (b), or (d) the use, making, having made, offering for sale, selling or importing of the foregoing in clauses (a) or (b); but excluding in each of clauses (a)-(d), any claims to the extent they cover the manufacture, use, sale, offer for sale or importation of Products.

1.126                 “Mice-Related Technology” means the Mice-Related Patents and Mice-Related Know-How.

1.127                 “MRC Agreement” means that certain License Agreement by and among the Medical Research Council, Agricultural and Food Research Council Institute of Animal Physiology and Genetics Research of Babraham Hall, and Dr. Marianne Bruggemann, on the one hand, and GenPharm International, Inc., on the other hand, effective as of October 1, 1993, as amended as of August 12, 1994, and as of April 19, 2002.

1.128                 “Net Sales” means the amount billed or otherwise charged by a Party, an Affiliate or any sublicensee for sales or other dispositions of a Product or MDX-1379 to a Third Party less:

1.128.1  discounts (including cash discounts and quantity discounts), retroactive price reductions, charge-back payments and rebates allowed, paid, or granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers as accrued by such Party in accordance with its customary practices in accordance with GAAP; provided that where any such discounts, reductions, payments or rebates for a Product (or MDX-1379) are based on sales to the customer of a bundled set of products in which such Product (or MDX-1379) is included, the applicable discount, reduction, payment or rebate for such Product (or MDX-1379) in such bundled arrangement shall be based on the weighted average selling price for the Product (or MDX-1379) units sold separately to a similar size customer ordering a similar volume of Product (or MDX-1379) under similar but unbundled terms and conditions in such country in such Quarter (and if no such reference is then available, then based on the average discount for the Product (or MDX-1379) when not included in a bundle in such country in such Quarter);

1.128.2  credits or allowances accrued for claims, damaged goods, rejections or returns of such Product (or MDX-1379), including Product (or MDX-1379) returns in connection with recalls or withdrawals;

1.128.3  freight out, postage, shipping and insurance charges for delivery of Product (or MDX-1379), to the extent that such items are included in the gross amount billed;

1.128.4  taxes or duties levied on, absorbed or otherwise imposed on sale of such Product (or MDX-1379), including value-added taxes, or other governmental charges otherwise imposed upon the billed amount, as adjusted for rebates and refunds, to the extent not paid by the Third Party or otherwise reimbursed; and

1.128.5  amounts accrued on account of repayment, crediting, writing off by reason of uncollectible debt and, with respect to Italy, Egypt and such other non-Major Market Countries as such Party shall have notified to the other from time to time, amounts written off on account of factoring of receivables, on the sales of Product or MDX-1379 to the extent consistent with the relevant Party’s business practices for the majority of its pharmaceutical products and as determined on a country-by-country basis.

It is understood that any accruals are periodically trued up by BMS consistent with its customary practices and in accordance with GAAP.

If a Party should, in a given country during a given accounting period, sell a Product (or MDX-1379) that contains one or more active ingredients in addition to the Antibody (which may be either combined in a single formulation or bundled with separate formulations but sold as one product), Net Sales for such combination product will be calculated by multiplying actual Net Sales of such combination product by the fraction A/(A+B) where A is the average selling price of the product containing the Antibody if sold separately (for the same dosage strength) in such period, and B is the total invoice price of such other active ingredient or ingredients in the product, if sold separately (for the same dosage strength) in such period. If, on a country-by-country basis, such other active ingredient or ingredients in the product are not sold separately in said country, Net Sales for the purpose of determining royalties of the Product shall be determined by the JEC in good faith and in a manner consistent with the intent of the Agreement, provided that any disputes with respect thereto shall be ultimately resolved, at the election of either Party following compliance with Sections 2.7.3(c) and 16.1.1, by an Expert as set forth in Section 16.2.

Notwithstanding the immediately preceding paragraph, it is agreed that Excipients shall not be deemed to be “active ingredients”, the presence of which in a Product (or MDX-1379) would be deemed to create a combination product subject to the terms of the preceding paragraph.

Net Sales shall be determined by a Party in a manner consistent with GAAP.  For clarity, (i) Net Sales shall not include any amounts or other consideration received by a Party or its Affiliates from permitted sublicensees, whether or not in consideration of the grant of a sublicense to such sublicensee and (ii) sales to a Third Party distributor, wholesaler, group purchasing organization, PBM, or retail chain customer who is not a licensee or sublicensee of the rights licensed to one Party by the other Party under this Agreement are considered sales to a Third Party; provided that Net Sales by a Party to a Third Party consignee are not recognized as Net Sales by such Party until the Third Party consignee sells the Product (or MDX-1379); [*****]† and if the JFC does not agree as to whether or not some portion of such additional amount should be included in Net Sales, such dispute shall be escalated to the JEC for resolution and, if not resolved by the JEC, shall be decided by an Expert pursuant to Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.  For clarity, the Parties acknowledge and agree that Oncology Therapeutic Network, Inc. (“OTN”) is, as of the Execution Date, an Affiliate of BMS, and as such shall not be considered a Third Party distributor, unless and until it is no longer an Affiliate of BMS.

1.129                 “Non-Antibody Competing Product” means any Competing Product comprised in whole or in part of a Non-Antibody Substance, but not an Antibody.

1.130                 “Non-Antibody Substance” means any compound, biologic or other composition of matter (including any protein, peptide, oligonucleotide or low molecular weight molecule), other than an Antibody, that (a) has been developed or otherwise optimized to bind specifically and directly to the Target (whether exclusively or in addition to any other target such compound or biologic or other composition of matter may modulate), and (b) once bound to the Target, has antagonistic activity against or otherwise blocks the immunosuppressive signaling of the Target (in addition to any other target such compound or biologic or other composition of matter may modulate).  For the avoidance of doubt, those fusion proteins known as [*****] and [*****] shall not be considered Non-Antibody Substances for purposes of this Agreement.

1.131                 “Non-Collaboration Know-How” means the Medarex Non-Collaboration Know-How or the BMS Non-Collaboration Know-How, as applicable.

1.132                 “Non-Collaboration Patents” means the Medarex Non-Collaboration Patents or the BMS Non-Collaboration Patents, as applicable.

1.133                 “Non-Collaboration Technology” means the Medarex Non-Collaboration Technology or the BMS Non-Collaboration Technology, as applicable.

1.134                 “Non-Co-Promoted Product” means any Product that is (a) not a Co-Promotion Product (including any such product that has ceased to be a Co-Promotion Product pursuant to Article 5) and (b) for which Medarex no longer has a Co-Promote Option pursuant to Section 5.3.1.  For clarity, if Medarex does not exercise its Co-Promotion Option with respect to the Lead Product, or no longer has a Co-Promote Option with respect to the Lead Product pursuant to Article 5, references herein to the Non-Co-Promoted Product shall include MDX-1379.

†                                          [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.135                 “Opt-Out Trigger Date” means, with respect to the Development of an Additional Indication for a Product, the later of (a) the date that the JDC and, if applicable, the JEC or the Expert, approves the protocol, Decision Points and Success Criteria for the first pivotal Phase III Clinical Trial for such Product for such Indication that is intended to support Initial Regulatory Approval of the Product in the United States, wherever conducted, for use for such Indication (a “Pivotal Trial”), and (b) the date that is [*****]† prior to the anticipated date of the DP 5 Decision Point; provided, however, that, if, after the later of the date described in clause (a) or (b) above (as applicable), but prior to the commencement of such Pivotal Trial, BMS materially reduces the size or scope of such Pivotal Trial or otherwise materially reduces the costs associated with such trial, including by pursuing a Compendia Listing in lieu of an Approval, BMS shall provide Medarex with written notice thereof and the Opt-Out Trigger Date shall be the later of the date that the JDC and, if applicable, the JEC or the Expert, approves the protocol, Decision Points and Success Criteria for such revised Pivotal Trial and the date of the DP 5 Decision Point with respect to such revised Development program; and provided further that in the event that BMS does not commence such Pivotal Trial, then the Opt-Out Trigger Point shall be reset, in accordance with the foregoing procedures, with respect to the next Pivotal Trial, if any, for such Product with respect to such Indication.

1.136                 “Other Existing Agreements and Studies” means all material transfer agreements and clinical trial agreements relating to the Product and MDX-1379 that exist as of October 1, 2004 as have been Previously Disclosed and such other material transfer agreements, clinical trial agreements and other study arrangements with academic, non-profit or governmental entities, that are entered into by Medarex in the ordinary course of its business prior to the Effective Date.

1.137                 “Overrun” means Development Overrun or Commercialization Overrun, as applicable.

1.138                 “Partially Co-Funded Indication” means, with respect to a Product, those Additional Indications for which Medarex exercised its right to Opt-Out pursuant to Section 3.8.2 from and after the Opt-Out Exercise Date for any such Additional Indication until such date, if any, that such Indication ceases to be a Partially Co-Funded Indication pursuant to Section 3.8.5; provided, however, that if prior to the commencement of such Pivotal Trial, BMS materially reduces the size or scope of the first Pivotal Trial for such Indication or otherwise materially reduces the costs associated with such trial, including by pursuing a Compendia Listing in lieu of an Approval, such Indication shall cease to be a Partially Co-Funded Indication pursuant to Section 3.8.4 unless and until Medarex again exercises its rights to Opt-Out pursuant to Section 3.8.2.

1.139                 “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part (other

†                                          [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

than with respect to new subject matter that would not otherwise be covered in this Agreement), provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)), (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents, and (f) any data or market exclusivity periods, including any such periods listed in the FDA’s Orange Book or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, and all international equivalents (“Data Exclusivity”).

1.140                 “Patent Costs” means, subject to Sections 11.2.4, 11.3.4, 11.4.5 and 15.2.1, the FTE Costs of in-house legal counsel and related personnel (charged in accordance with Section 3.7.2) and direct out-of-pocket costs (including the reasonable fees and expenses paid to outside counsel and other Third Parties, and filing and maintenance fees paid to governmental authorities) recorded as an expense by a Party or any of its Affiliates in accordance with GAAP after the Execution Date, during the term of and pursuant to this Agreement, (a) in connection with the prosecution and maintenance of rights, including costs of patent interference, opposition, reissue, or re-examination proceedings and filing and registration fees with respect to the Joint Collaboration Patents, in each case to the extent that they claim the composition of matter, article of manufacture, method of use or method of manufacture of a Co-Promotion Product in the United States and (b) the costs of litigation (enforcement or defense) or other proceedings, under the BMS Pre-Existing Patents, Medarex Pre-Existing Patents, Non-Collaboration Patents or Collaboration Patents, in each case only to the extent related to a Co-Promotion Product in the United States and not reimbursed by a Third Party.

1.141                 “PDE” or “Primary Detail Equivalent” means a primary Detail equivalent where (a) a Primary Position Detail has a value of 1.0 PDE, (b) a Secondary Position Detail has the value of 0.5 PDE, and (c) a Tertiary Position Detail has the value of 0.1 PDE.  The procedures for determining PDEs in a group presentation are as Previously Disclosed.

1.142                 “PDE Rate” means the fully-burdened cost of providing an oncology PDE in the United States, which shall be the same rate for both Parties, and shall be the [*****]† of such fully-burdened costs of both Parties, and, as of the Execution Date, is as Previously Disclosed.  The PDE Rate may be adjusted from time to time by the JFC as provided in Section 5.5.6(a).

1.143                 “Pfizer Agreements” means the License Agreement by and between Medarex and Pfizer, Inc., dated as of September 15, 2004, and the Cross-License Agreement by and between Medarex and Pfizer, Inc., dated as of September 15, 2004.

†                                          [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.144                 “Phase I Clinical Trial” means a human clinical trial of a Product, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

1.145                 “Phase II Clinical Trial” means a human clinical trial of a Product, the principal purpose of which is a determination of safety and efficacy in the target patient population or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.  For clarity, a Phase II Clinical Trial shall not include a Phase I/II Clinical Trial.

1.146                 “Phase I/II Clinical Trial” means a human clinical trial of a Product on a limited number of subjects that is intended to establish that a pharmaceutical product is safe and to demonstrate initial indications of efficacy for its intended use.

1.147                 “Phase III Clinical Trial” means a human clinical trial of a Product on a sufficient number of subjects that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, which trial is intended to support Approval of a Product for use in a particular Indication or in combination with an Agent.  A Phase III Clinical Trial shall be deemed to have commenced when the first patient in such study has been dosed.  For clarity, the term “Phase III Clinical Trials” include early access and compassionate use programs.

1.148                 “Phase IIIB Clinical Trial” means (a) a product support human clinical trial of a Product (i.e., a clinical trial that is not required for receipt of Initial Regulatory Approval for an Indication for a country but which may be useful in providing additional drug profile data in support of such Initial Regulatory Approval for such Indication) set forth in the Global Development Plan and Budget that is commenced before receipt of Initial Regulatory Approval for the Indication in the country for which such trial is conducted or (b) a Clinical Trial that is required or advised by a Regulatory Authority as a condition of or in connection with obtaining or maintaining an Initial Regulatory Approval for an Indication (whether commenced prior to or after receipt of such Initial Regulatory Approval).

1.149                 “Phase IV Costs” means the FTE Costs (charged in accordance with Section 3.7.2) and direct out-of-pocket costs recorded as an expense in accordance with GAAP by or on behalf of a Party or any of its Affiliates after the Execution Date, during the term of and pursuant to this Agreement, that are specifically identifiable or reasonably allocable to Phase IV Studies, wherever conducted, of a Product in support of Commercialization of such Product in the United States.  Subject to the foregoing, Phase IV Costs shall include (a) costs in connection with the preparation for, or conduct of, Phase IV Studies, data collection and analysis and report writing, and clinical laboratory work, (b) Regulatory Expenses, (c) Manufacturing Costs and (d) Losses incurred in connection with Third Party Claims described in Section 15.2.2 to the extent such Losses are to be included in Phase IV Costs in Section 15.2.2.

1.150                 “Phase IV Study” means a human clinical trial, or other test or study, of a Product commenced after receipt of Initial Regulatory Approval for an Indication in the country for which such trial is being conducted and that is (a) conducted within the parameters of the labeling approved for the Product, other than Phase IIIB Clinical Trials or (b) conducted outside the scope of the labeling approved for the Product, other than Clinical Trials that are set forth in, or otherwise within the scope of, a Global Development Plan and Budget.  Phase IV Studies may include clinical trials, or other tests and studies, conducted in support of pricing/reimbursement for an Initial Approval, epidemiological studies, modeling and pharmacoeconomic studies, post-marketing surveillance studies, investigator sponsored clinical trials of a Product that are not set forth in a Global Development Plan and Budget, and health economics studies.

1.151                 “PHS License Agreement” means the non-exclusive license granted by the United States Public Health Service to Medarex with respect to MDX-1379, dated May 6, 2003.

1.152                 “Pre-Clinical Activities” means, with respect to a Product or MDX-1379, those pre-clinical and other research and development activities that are non-clinical.

1.153                 “Pre-Existing Patents” means the Medarex Pre-Existing Patents or the BMS Pre-Existing Patents, as applicable.

1.154                 “Previously Disclosed” means information set forth in the Disclosure Letter and specifically designated as information “Previously Disclosed” pursuant to this Agreement.  For the avoidance of doubt, references to any Approved Plan or document as Previously Disclosed shall mean such Approved Plan or document as it exists as of the Execution Date.

1.155                 “Primary Position Detail” means a Detail in which no more than [*****]† products are presented, in which key Product attributes are verbally presented consistent with the terms of this Agreement and with Applicable Law, and where such Product receives [*****] percent ([*****]%) or more of the total call time and is given primary emphasis (i.e., an emphasis that is more important than the emphasis given to any other product presented).

1.156                 “Product” means the Lead Product or each Additional Product, as applicable.

1.157                 “Product Trademarks” means the Trademarks primarily related to the Commercialization of the Product, but not including any Corporate Names.

1.158                 “Profit or Loss” means, subject to Section 2.10.2, Net Sales of a Co-Promotion Product in the United States, less Allowable Expenses in the United States.  For sake of clarity, Profit and Loss shall be determined prior to application of any income taxes, and if such terms are used individually, “Profit” shall mean a positive Profit or Loss, and “Loss” shall mean a negative Profit or Loss.

1.159                 “QA” means quality assurance activities conducted in accordance with Good Manufacturing Practices.

1.160                 “QC” means quality control activities conducted in accordance with Good Manufacturing Practices.

†                                          [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.161                 “Quarter” means each of the three (3) month periods ending on March 31, June 30, September 30 and December 31, provided that the first Quarter during the term of this Agreement shall commence on the Effective Date and end on December 31, 2004.

1.162                 “Region” means each of (a) Canada, (b) Europe, (c) Japan, (d) the United States, and (e) the Royalty Territory (other than Canada, Europe and Japan), as applicable.

1.163                 “Regulatory Authority” means any supra-national, federal, national, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other government entity, including FDA and EMEA, regulating or otherwise exercising authority with respect to the Development, manufacture or Commercialization (including the determination of pricing/reimbursement) of a Product in any country in the Territory.

1.164                 “Regulatory Expenses” means, subject to Sections 3.4.8, 3.7.4, 15.1 and 15.2.1, those FTE Costs (charged in accordance with Section 3.7.2) and direct out-of-pocket costs (including filing, user, maintenance and other fees paid to Regulatory Authorities) recorded as an expense in accordance with GAAP by or on behalf of (a) Medarex or any of its Affiliates prior to the Execution Date to the extent reasonably allocable to the preparation of regulatory submissions for, and the obtaining and maintenance of Approval of, the Melanoma Trial for the Lead Product and to the extent such expenses, if any, have been Previously Disclosed and (b) a Party or any of its Affiliates after the Execution Date, during the term of and pursuant to this Agreement, that are specifically identifiable or reasonably allocable to the preparation of regulatory submissions for, and the obtaining and maintenance of Approval of, any Product in the United States, including compliance with Approvals and requirements of such Regulatory Authorities, adverse event recordation and reporting, regulatory affairs activities, and recalls and withdrawals of any Product, in each case in the United States.

1.165                 “Restricted Collaboration Patent” means any Collaboration Patent that claims or covers an invention conceived or made in connection with the Development of a Product for a particular Indication, for use alone or together or in combination with a particular Agent.

1.166                 “Restricted Collaboration Patent Period” means, with respect to any Restricted Collaboration Patent, the period (a) commencing on the earliest date on which any invention claimed or covered in such Patent is conceived or made in connection with the Development of a Product for a particular Indication, for use alone or together or in combination with a particular Agent, and (b) ending on the [*****]† of the Launch of the first Product for such Indication, for use alone or together or in combination with such Agent.

1.167                 “Royalty Territory” means the world, excluding the United States.

1.168                 “Sales and Marketing Costs” means, subject to Sections 5.5.6(b), 5.5.6(d), 5.6, 5.10.2 and 15.2.2, those FTE Costs (charged in accordance with Section 3.7.2) and direct out-of-pocket costs, including costs for independent contractors engaged as permitted under this

†                                          [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Agreement, recorded as an expense by a Party or any of its Affiliates in accordance with GAAP, after the Execution Date and during the term of and pursuant to this Agreement that are specifically identifiable or reasonably allocable to the sales and marketing of a Co-Promotion Product in the United States during the Co-Promotion Term for such Co-Promotion Product.  Sales and Marketing Costs shall include amounts paid by a Party to Third Parties that are specifically identifiable to the Commercialization of a Co-Promotion Product by such Third Party in the United States during the applicable Co-Promotion Term as permitted by this Agreement, but excluding any Third Party Payments.  Subject to the foregoing, Sales and Marketing Costs include costs incurred in connection with the following activities (but in each case only to the extent specifically identifiable or reasonably allocable to the sales and marketing of a Co-Promotion Product in the United States during the Co-Promotion Term for such Co-Promotion Product):

1.168.1  activities directed to the advertising and marketing of a Co-Promotion Product, including the use of a Party’s global marketing personnel or marketing personnel specifically allocated to the United States;

1.168.2  Launch meetings;

1.168.3  advertising and public relations agencies, including development and distribution of selling and advertising and promotional materials relating to the use of a Co-Promotion Product, field literature, direct-to-consumer advertising campaigns, media/journal advertising, distribution of such advertising and promotional materials by a Party to its sales force personnel, exhibiting at seminars and conventions, convention costs, and promotional premiums;

1.168.4  peer-to-peer activities such as lunch and dinner meetings;

1.168.5  speakers programs, including training of such speakers;

1.168.6  developing, obtaining, and providing training packages for a Co-Promotion Product, promotional literature, promotional materials, and other selling materials, including shipment costs of the same to a Party’s central distribution facility and from a Party’s central distribution facility to its sales force personnel;

1.168.7  providing the training contemplated by Section 5.6.2, including transporting, housing and maintaining Sales Representatives for training and the costs of all training materials used for such purpose;

1.168.8  developing and performing market research;

1.168.9  developing reimbursement programs;

1.168.10  developing information and data specifically intended for national accounts, managed care organizations, governmental agencies (e.g., federal, state and local), and other group purchasing organizations, including pull-through activities;

1.168.11  Losses incurred in connection with Third Party Claims described in Section 15.2.2, to the extent such Loss is to be included in Sales and Marketing Costs pursuant to Section 15.2.2;

1.168.12  selling by Third Party independent contractors engaged by a Party as permitted by this Agreement;

1.168.13  operation and maintenance of the Sales Representatives that promote a Co-Promotion Product in the United States, sales bulletins and other communications, sales meetings, specialty sales forces, call reporting and other monitoring/tracking costs, district and regional sales management, home office personnel who support the sales force, development and copying of training, motivational and communications materials relating to the Co-Promotion Product, and other services ancillary to the foregoing (to the extent not otherwise falling within subsections 1.168.1 through 1.168.12;

1.168.14  Call Center set-up, maintenance and operation for personnel used in connection therewith; and

1.168.15  establishing and conducting one or more training facilities for potential users of the Co-Promotion Product, including trainer costs, facility costs, supplies and user costs.

Sales and Marketing Costs shall include costs of such activities that are incurred at any time after the Execution Date and during the term of this Agreement (including prior to Initial Approval of a Co-Promotion Product in the United States); provided, however, that except in the case of Sales and Marketing Costs incurred under subsection 1.168.11 above, such costs shall be included in “Sales and Marketing Costs” for a Product only to the extent consistent with the applicable Pre-Launch US Commercialization Plan and Budget and each applicable Annual US Commercialization Plan and Budget.

1.169                 “Sales Representative” of a Party means (a) an employee of such Party or an Affiliate of such Party or (b) an independent contractor engaged by such Party or Affiliate (to the extent permitted in this Agreement) or by an Affiliate of either Party, to Co-Promote a Product on behalf of such Party, in either case (i) who is responsible for meeting in person with customers and others who can buy or prescribe (or influence the buying or prescribing process and decisions regarding buying or prescribing) the applicable Co-Promotion Product in the United States, and (ii) whose success at such activities is a significant factor in the ongoing employment or engagement, and compensation, of the individual, excluding in each case (x) those employees or independent contractors of either Party or such an Affiliate that are solely engaged in telemarketing, professional education or other indirect activities in support of direct selling and (y) Medical Liaisons.

1.170                 “Secondary Milestone Indication” means an Indication for any human disease or condition other than Cancer or [*****].†

†                                          [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.171                 “Secondary Position Detail” means a Detail in which no more than [*****]† products are presented, in which key Product attributes are verbally presented consistent with the terms of this Agreement and with Applicable Law, and where such Product is given significant emphasis (i.e., an emphasis that is more important than the emphasis given to any other product presented (other than the product that is presented as the Primary Position Detail)).

1.172                 “Selected Mice-Related Patents” means those issued and published Patents set forth on Schedule 1.172 and the pending Patent applications as Previously Disclosed.

1.173                 “Semi-Annual Period” means any period consisting of two (2) consecutive Quarters; provided that each Semi-Annual Period shall begin on the day following the last day of a previous Semi-Annual Period.

1.174                 “Specifications” means the specifications for the manufacture, labeling, packaging, holding and release of a Product, as set forth in an applicable regulatory filing (e.g., a drug master file (as defined in the Code of Federal Regulations) or a Drug Approval Application) or Approval from time to time, and as may be amended in accordance with Section 7.5.1.

1.175                 “Supply Chain Management” means the planning, management and execution of internal activities and Third Party suppliers that (a) provide raw materials used in the manufacture of a Product; (b) manufacture, fill and finish, package and label any Product or any component thereof; or (c) test, assist in the release of, or hold any Product or any component thereof.  Supply Chain Management also includes management of forecasting activities.

1.176                 “Technology” means the Medarex Pre-Existing Technology, the BMS Pre-Existing Technology, the Medarex Non-Collaboration Technology, the BMS Non-Collaboration Technology, the Medarex Collaboration Technology, the BMS Collaboration Technology and the Joint Collaboration Technology, as applicable.

1.177                 “Territory” means the world.

1.178                 “Tertiary Position Detail” means a Detail in which no more than [*****] products are presented, in which key Product attributes are verbally presented consistent with the terms of this Agreement and with Applicable Law, and where such Product is given emphasis but not an emphasis as significant as that given to a product presented as a Primary Position Detail or Secondary Position Detail.

1.179                 “Third Party” means any entity other than Medarex or BMS or their respective Affiliates.

1.180                 “Third Party Milestone Payments” means up-front fees (including any fees paid in installments) and milestones (including any royalties or other payments that are not tied to sales of a Product) payable to a Third Party in consideration for rights necessary or useful for the Development, manufacture, Commercialization or use of a Product, including amounts paid

†                                          [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

by Medarex (as Previously Disclosed) prior to the Execution Date under the Genentech Agreement and the PHS License Agreement, but excluding amounts paid in the form of (a) Third Party Royalties; (b) amounts paid, at or below fair market value, for services provided by a Third Party (or its Affiliate); (c) amounts paid, at or below fair market value, for equity in a Third Party (or its Affiliate); or (d) equity issued to a Third Party in exchange for monetary consideration at or above fair market value.

1.181                 “Third Party Payments” means Third Party Milestone Payments and Third Party Royalties.  For sake of clarity, Third Party Payments exclude any payments due to such Third Party by Medarex based on payments or equity investments made by BMS to Medarex pursuant to Article 6 of this Agreement.

1.182                 “Third Party Royalties” means royalties (but excluding any royalties or other payments that are not tied to sales of a Product) payable to a Third Party in consideration for rights necessary or useful for the Development, manufacture, Commercialization or use of a Product.

1.183                 “Trademark” shall include any word, name, symbol, color, designation or device or any combination thereof, including any trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo or business symbol.

1.184                 “Trademark Costs” means, subject to Sections 11.9 and 15.2.1, the FTE Costs of in-house counsel and related personnel (charged in accordance with Section 3.7.2) and the direct out-of-pocket costs (including the fees and expenses paid to outside counsel and other Third Parties, and filing and maintenance fees paid to governmental authorities) incurred by a Party or any of its Affiliates in accordance with GAAP after the Execution Date, during the term of and pursuant to this Agreement, in connection with the establishment and maintenance of rights under the Product Trademarks in the United States used to Commercialize a Co-Promotion Product, including costs of actions to enforce or maintain a Trademark and other proceedings not reimbursed by Third Parties.

1.185                 “United States” means the United States of America (including the District of Columbia), exclusive of (a) its territories and its possessions and (b) Puerto Rico.

1.186                 “Valid Claim” means, with respect to a particular country, (a) a claim of an issued and unexpired Patent in such country that (i) has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken or has been taken within the time allowed for appeal; and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country; or (b) a claim of a pending Patent application that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application, provided that such prosecution has not been ongoing for more than five (5) years, or, in Japan, seven (7) years.

1.187                 “Year” means any period consisting of twelve (12) consecutive calendar months.

Additional Defined Terms.  The following additional defined terms shall have the meanings set forth in the sections of this Agreement listed below:

Defined Term	Section Where Defined
“Additional Share”	6.4.2	(a)(i)
“Agreement”	Preamble
“Alliance Manager”	2.8.1
“Annual Commercialization Plan and Budget”	5.2.1	(a)
“Annual Development Plan and Budget”	3.2.2	(a)
“Annual Net Sales Milestone Threshold”	6.3.2	(a)
“Annual RT Commercialization Plan and Budget”	4.3.2	(b)
“Annual US Commercialization Plan and Budget”	5.2.1	(a)
“Antibody Data”	3.2.1	(b)
“Bankrupt Party”	10.10.1
“Benefit Plans”	5.10.8
“BLA”	1.57
“BMS”	Preamble
“BMS Collaboration Know-How”	1.17
“BMS Collaboration Patents”	1.17
“BMS Controlled Committee Matter”	2.7.3	(c)(i)
“BMS Indemnitees”	15.1.2
“BMS Non-Collaboration Know-How”	1.19
“BMS Non-Collaboration Patents”	1.19
“BMS Sublicense Agreements”	14.3.7
“Business Combination Transaction”	1.30.2
“Cell Genesys”	1.28
“Claims”	15.1.1
“Collaboration”	2.1.1
“Commercialization Overrun”	6.4.3
“Commercialized Agent”	3.13.1	(b)
“Competing Product Royalty Rate”	6.10.1
“Completion Notice”	3.8.1	(c)
“Confidential Information”	12.1
“Co-Promotion Option”	5.3.1	(a)
“Co-Promotion Term”	6.9.2
“Co-Promotion Termination Date”	5.3.2
“Courts”	16.5.2
“Coverage”	15.4
“CPR”	16.4
“CSOs”	5.10.2
“Data Exclusivity”	1.139
“Data Package”	3.8.1	(b)
“Decision Points”	3.2.3	(a)
“Designated Officer”	16.1.1
“Designated Officer Matter”	2.7.3	(c)(iii)
“Development Overrun”	3.7.1	(f)
“Divestment Period”	10.5.3	(b)

Defined Term	Section Where Defined
“Excess Sales Representatives”	5.5.1	(a)(i)
“Execution Date”`	Preamble
“Exercise Notice”	5.3.1	(a)
“Expert Matter”	16.1.3
“Financial Package”	3.8.1	(a)
“Good-Faith R&D Budget Estimate”	3.8.2
“Global Development Plan and Budget”	3.2.1
“Global Commercialization Plan and Budget”	5.2.1	(a)
“Hiring Party”	5.10.8
“HuMAb Mice”	1.122
“IDM”	1.84
“Indemnified Party”	15.3.1
“Indemnifying Party”	15.3.1
“Indemnitees”	15.2.1
“Initial Training Period”	5.6.2	(a)
“Joint Collaboration Know-How”	1.92
“Joint Collaboration Patents”	1.92
“Joint Commercialization Committee” or “JCC”	2.1.1
“Joint Development and Regulatory Committee” or “JDC”	2.1.1
“Joint Executive Committee” or “JEC”	2.1.1
“Joint Financial Committee” or “JFC”	2.1.1
“Joint Manufacturing Committee” or “JMC”	2.1.1
“Kirin”	1.122
“Kirin Agreement”	1.122
“Losses”	15.1.1
“MAA”	1.57
“Manufacturing Plan and Budget”	7.2
“Manufacturing Transition Period”	7.3.2	(a)
“Marketing Materials”	5.7.1
“Medarex”	Preamble
“Medarex Collaboration Know-How”	1.111
“Medarex Collaboration Patents”	1.111
“Medarex Indemnitees”	15.1.1
“Medarex Non-Collaboration Know-How”	1.113
“Medarex Non-Collaboration Patents”	1.113
“Medical Liaison”	1.119.1
“Merging Party”	10.5.3	(b)
“Negotiation Period”	10.5.4	(c)
“NHP”	5.10.10
“NHP Indemnitees”	5.10.10
“Non-Qualifying Details”	5.5.6	(e)
“Off-Label Net Sales”	6.4.2	(b)
“Opt-Out”	3.8

Defined Term	Section Where Defined
“Opt-Out Exercise Date”	3.8.2
“Opt-Out NP Indications”	6.6.1	(a)(i)
“Orphan Drug Marketing Rights”	10.5.1	(c)(i)
“OTN”	1.128
“Outstanding Common Stock”	1.30.1
“Outstanding Voting Securities”	1.30.1
“Party” or “Parties”	Preamble
“Party Implementation Matter”	2.7.3	(b)
“Party Vote”	2.7.3	(a)
“PBM”	1.36
“PDMA”	5.7.2	(b)(iii)
“Pivotal Trial”	1.135
“Plan Studies”	3.7.1	(d)
“Post-DO Party Matter”	16.1.4
“Pre-Launch Commercialization Plan and Budget”	5.2.1	(a)
“Pre-Launch RT Commercialization Plan and Budget”	4.3.2	(a)
“Pre-Launch US Commercialization Plan and Budget”	5.2.1	(a)
“Process Development Costs”	1.51.6
“Project Manager”	2.7.7
“Promotional Data”	5.5.5
“Proof of Concept Requirements”	3.13.2	(a)
“Quarterly PDE Amount”	5.5.2
“Regulatory Milestone Payment Date”	6.3.1	(a)
“Regulatory Milestone Table”	6.3.1	(a)
“Regulatory Working Group” or “RWG”	2.3.3
“Responsible Party”	3.7.1	(f) 6.4.3
“Reviewable Publications”	12.4
“Royalty Term”	6.9.1	(c)
“Safety Data Exchange Agreement”	3.11
“[*****] Milestone Payment”	6.3.2	(a)
“[*****] Milestone Payment Date”	6.3.2	(a)
“[*****] Milestone Table”	6.3.2	(a)
“Selected Party”	11.5.3
“Specified Person”	1.30.1
“Success Criteria”	3.2.3	(a)
“Success Criteria Determination”	2.3.2	(g)
“Target”	Recitals
“Title 11”	10.10.1
“Trademark Infringement Claims”	11.9.1
“Trigger Date”	10.5.6
“Unresolved Committee Matter”	2.7.3	(c)

[*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Defined Term	Section Where Defined
“Unresolved DO Matter”	16.1.1
“Working Group”	2.7.5

[Article 2 begins on the next page]

ARTICLE 2

MANAGEMENT OF COLLABORATION

2.1                               General.

2.1.1  Role of Committees.  Subject to Section 2.1.2 and the other terms and conditions of this Agreement, the Parties shall establish (a) a joint executive committee (the “Joint Executive Committee” or “JEC”) that will oversee the Parties’ activities under this Agreement (the “Collaboration”) and facilitate communications between the Parties with respect to the Development, Approval, manufacturing and Commercialization of the Products hereunder, and (b) four (4) specialized joint committees consisting of one to focus on each of the following areas:  Development and Approval and other regulatory matters (such committee, the “Joint Development and Regulatory Committee” or “JDC”), Commercialization (such committee, the “Joint Commercialization Committee” or “JCC”), manufacturing (such committee, the “Joint Manufacturing Committee” or “JMC”) and financial issues (such committee, the “Joint Financial Committee” or “JFC”), respectively, arising out of the Collaboration.  Each Committee shall have the responsibilities and authority allocated to it in this Article 2 and elsewhere in this Agreement.  It is contemplated that (i) all significant matters (other than Party Implementation Matters, as defined in Section 2.7.3(b)) relating to the Development and Commercialization of Products under this Agreement will be addressed by the applicable first tier Committees (i.e., the JDC, the JCC, the JMC or the JFC) and, if appropriate, by the JEC, as contemplated by Section 2.7.3, regardless of whether or not Development of an Indication is being fully co-funded by the Parties, whether or not a Product is being Co-Promoted by Medarex or whether or not Medarex retains an option to Co-Promote a Product, and (ii) the Parties’ respective activities under this Agreement (including Party Implementation Matters) will be reported to the relevant Committees in a reasonable and appropriate level of detail.  The Parties intend that their respective organizations will work together to assure the success of the Collaboration.

2.1.2  Limitations on the Authority of Committees.  Notwithstanding the Committee structure established pursuant to Section 2.1.1 to oversee the Collaboration, each Party shall retain the rights, powers and discretion granted to it under this Agreement, and no such rights, powers, or discretion shall be delegated to or vested in a Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.  The Parties hereby agree that the following matters are explicitly reserved to the consent, approval or other decision-making authority of one or both Parties, as expressly provided in this Agreement, and are outside the jurisdiction and authority of the Committees:  (a) the amendment, modification or waiver of compliance with this Agreement, which shall require mutual written agreement of the Parties, (b) the exercise of Medarex’s Opt-Out rights pursuant to Section 3.8, which shall require the written consent of, or notice from, Medarex as provided in such Section, (c) the exercise of Medarex’s option to Co-Promote a Product pursuant to Section 5.3.1, which shall require the written consent of, or notice from, Medarex, as provided in such Section, (d) the Development of (i) a Product for use together, or in combination, with an Immunotherapeutic Agent, or an (ii) Immunotherapeutic Agent, for use together, or in combination, with a Product or otherwise, except for Commercialized Agents that are not controlled by a Party (or any of its Affiliates) to the extent permitted by Section 3.13, and except as set forth in the Global Development Plan and Budget as Previously Disclosed, without the written consent of such controlling Party, (e) the exercise of BMS’ opt-out rights pursuant to Sections 10.5.6(a)(i) and 14.5, which shall require the written consent of, or notice from, BMS as provided in such Section, (f) any retroactive updates, amendments and modifications to, or waivers of provisions of, an Approved Plan, which shall require the mutual agreement of the Parties, and (g) such other matters as are reserved to the consent, approval, agreement or other decision-making authority of Medarex or both Parties in this Agreement that are not required by this Agreement to be considered by one or more Committees prior to the exercise of such consent, approval or other decision-making authority.  For clarity, a Party’s right to a Party Vote in a Committee pursuant to Article 2, in and of itself, shall not subject a matter to the preceding sentence.  Notwithstanding the foregoing, neither Party shall be restricted from bringing before any appropriate Committee for discussion any matter relating to the Collaboration that it believes warrants discussion between the Parties through the Committees, provided that the consideration of any such matter by any Committee shall not infringe or limit the exercise of a Party’s right of consent or approval or other decision-making authority granted to it by this Agreement nor shall any such consideration, as contemplated by this sentence, subject any such right of consent or approval or other decision-making authority to any dispute resolution mechanism provided for in Section 2.7.3 or Article 16 or elsewhere in this Agreement.

2.2                               Joint Executive Committee (JEC).

2.2.1  Formation and Purpose.  Medarex and BMS shall establish the JEC within forty-five (45) days after the Effective Date.  Subject to Sections 2.1.2 and 2.7.3, the JEC shall have overall responsibility for the success of the Collaboration, and its general areas of responsibility shall be:  (a) to determine the global Development, regulatory, Commercialization, and manufacturing strategy for the Collaboration, (b) to coordinate the Parties’ activities hereunder, and (c) as applicable, to review, comment on, approve, and resolve disputes with respect to, plans and budgets for, and the implementation of, the Collaboration, including the specific responsibilities of the JEC outlined below.  The JEC shall have the membership and shall operate by the procedures set forth in Section 2.7.

2.2.2  Specific Responsibilities of the JEC.  In addition to its overall responsibility for the Collaboration, but subject to Sections 2.1.2 and 2.7.3, the JEC shall, in particular, have the following specific responsibilities:

(a)                                  review and approve (i) each Global Development Plan and Budget, (ii) each Annual Development Plan and Budget, and (iii) all updates, amendments and modifications to, and waivers of provisions of, each Global Development Plan and Budget;

(b)                                  determine whether to pursue the Development of an Additional Product or an Additional Indication with respect to an existing Product or the conduct of other additional Development activities;

(c)                                  review and approve (i) each Global Commercialization Plan and Budget, (ii) each Pre-Launch US Commercialization Plan and Budget, (iii) each Annual US Commercialization Plan and Budget and (iv) all updates, amendments and modifications to, and waivers of provisions of each Global Commercialization Plan and Budget;

(d)                                  review and approve (i) each Manufacturing Plan and Budget for each Product and MDX-1379 for each Region (other than any portions thereof that relate specifically and solely to fill, finishing and packaging for the Royalty Territory) and (ii) all updates, amendments and modifications thereto, and waivers of provisions thereof);

(e)                                  provide guidance to the JDC, the JCC and the JMC with respect to any other Development, Commercialization and manufacturing plans and budgets (or portions thereof) to be approved by such Committees;

(f)                                    consult with the applicable Lead Regulatory Party with respect to the recall or withdrawal of any Product or MDX-1379 in the Territory;

(g)                                 review and approve long-term (i.e., for the ensuing three-to-five Years) commercial strategy for (i) each Product, whether alone or for use together, or in combination, with an Agent, and (ii) MDX-1379, in each case ((i) and (ii)) in the Territory;

(h)                                 review and approve strategies for obtaining Patent and Trademark protection for each Product and MDX-1379, enforcing such Patents and Trademarks, and defending Third Party claims relating to Patents and Trademarks, subject to the terms and conditions of this Agreement;

(i)                                    periodically as one or both of the Parties may request, evaluate the performance of the Development and Commercialization activities against goals;

(j)                                    coordinate the activities of the Parties hereunder, including oversight of the JDC, JCC, JMC and JFC as provided herein;

(k)                                review recommendations from the JDC with respect to, and determine whether to, subject to Section 3.13.1(b), Develop any additional Immunotherapeutic Agent for use with a Product, and determine the appropriate ratio of sharing Development Costs with respect thereto pursuant to Section 3.13.1(c);

(l)                                    seek to resolve any disputes or disagreements within or between the JDC, JCC, JMC or JFC;

(m)                              review recommendations submitted by the JCC concerning, and approve, patient assistance programs; and

(n)                                 review any matter that falls within the responsibilities of the JDC, JCC, JMC or JFC if either Party’s members of such Committee believe that a matter should be reviewed by the JEC following review by such Committee.

2.3                               Joint Development and Regulatory Committee (JDC).

2.3.1  Formation and Purpose.  Medarex and BMS shall establish the JDC within forty-five (45) days after the Effective Date.  Subject to Sections 2.1.2 and 2.7.3, the JDC shall oversee, coordinate and expedite the Development of, and the making of regulatory filings for, each Product and Agent worldwide in order to obtain Approvals or Compendia Listings, as applicable.  The JDC will also facilitate the flow of information with respect to Development activities being conducted for each Product and Agent, oversee clinical trials required to support Approvals or Compendia Listings, as applicable and, where necessary, collaborate with the JCC to oversee any Phase IIIB Clinical Trials and Phase IV Studies for Products and Agents for the Territory.  The JDC shall have the membership and shall operate by the procedures set forth in Section 2.7.

2.3.2  Specific Responsibilities of the JDC.  In support of its responsibility for overseeing, coordinating and expediting the Development of, and regulatory filings for, each Product and each Agent, but subject to Sections 2.1.2 and 2.7.3, the JDC shall in particular:

(a)                                  recommend a worldwide strategy for the Development and Approval of each Product and each Agent on an Indication-by-Indication basis for review and approval by the JEC;

(b)                                  make recommendations to the JEC with respect to its review and approval of each Global Development Plan and Budget, each Annual Development Plan and Budget and all updates, amendments and modifications to, and waivers of provisions of, the Global Development Plan and Budget;

(c)                                  review each Annual Development Plan and Budget and review and approve all updates, amendments and modifications thereto and waivers of provisions thereof;

(d)                                  direct the pre-clinical, clinical and regulatory program for (i) each Product, whether alone or for use together, or in combination, with an Agent, and (ii) MDX-1379, consistent with the applicable Annual Development Plan and Budget, including determining whether to conduct, cease or suspend any Pre-Clinical Activities or Clinical Trials;

(e)                                  review and approve the scientific integrity of all Clinical Trials and Phase IV Studies conducted in the Territory; provided that once such scientific integrity of a Phase IV Study is approved, JDC approval shall not be required under this paragraph for a subsequent Phase IV Study that uses substantially the same protocol as that previously approved;

(f)                                    monitor the progress of all Clinical Trials and other Development activities concerning (i) each Product, whether alone or for use together, or in combination, with an Agent, and (ii) MDX-1379 in the Territory, including review of the costs of all Development activities that are co-funded by BMS and Medarex against the applicable Global Development Plan and Budget and Annual Development Plan and Budget and review compliance with the Global Development Plan and Budget and each Annual Development Plan and Budget;

(g)                                 determine at each Decision Point whether the Development activities to which such Decision Point pertains have satisfied the corresponding Success Criteria and advise the JEC and the Parties in writing of such findings no later than thirty (30) days following the applicable Decision Point, which writing shall set forth in detail the basis for such determination (each such determination, a “Success Criteria Determination”);

(h)                                 facilitate the exchange of all Development information and data relating to all studies for each Product in the Territory;

(i)                                    review and approve the statistical analysis plans and protocols (and any investigator’s brochure(s) and revisions thereto) for each Clinical Trial conducted in the Territory with respect to (i) each Product, whether alone or for use together, or in combination, with an Agent, and (ii) MDX-1379;

(j)                                    work together with the JCC and JMC during the Development of (i) each Product, whether alone or for use together, or in combination, with an Agent, and (ii) MDX-1379 to assure a smooth transition from Development to Commercialization of each such Product and MDX-1379;

(k)                                review and approve any significant agreements, including any agreement with an expense of more than fifty thousand dollars ($50,000), with Third Parties to be entered into by either or both Parties relating to the Development of a Product or Agent that is co-funded by BMS and Medarex;

(l)                                    discuss and recommend to the JEC whether it would be desirable to initiate additional Development activities, and discuss and recommend to the Parties (for approval by the Parties as contemplated by Section 2.1.2(d)), whether it would be desirable to, Develop (i) a Product for use together, or in combination, with an Immunotherapeutic Agent, or (ii) an Immunotherapeutic Agent, for use together, or in combination, with a Product or otherwise, except for Commercialized Agents that are not controlled by a Party (or any of its Affiliates), to the extent permitted by Section 3.13;

(m)                              consult with the JCC with respect to Product labeling;

(n)                                 review and approve activities of the RWG;

(o)                                  work with the JCC to review and make recommendations for approval by the JEC with respect to early access and compassionate use programs;

(p)                                  coordinate with the JCC, JMC and JFC as appropriate; and

(q)                                  provide updates on the JDC’s activities and achievements to the JEC no less often than each Quarter after the Effective Date and during the term of this Agreement.

2.3.3  Regulatory Working Group.  The JDC shall also establish a Working Group that is a subcommittee of the JDC (the “Regulatory Working Group” or “RWG”) that, subject to Sections 2.1.2 and 2.7.3 and subject to the authority and direction of the JDC, will be responsible for:

(a)                                  formulating and proposing for approval by the JDC, a regulatory strategy and plan for obtaining Approvals or Compendia Listings, as applicable for (i) each Product, whether alone or for use together, or in combination, with an Agent, and (ii) MDX-1379, in each case ((i) and (ii)) in the Territory on an Indication-by-Indication basis;

(b)                                  overseeing and monitoring regulatory aspects of the Development of (i) each Product, whether alone or for use together, or in combination, with an Agent, and (ii)

MDX-1379 with respect to obtaining Approval or a Compendia Listing, as applicable, including all regulatory actions, communications and filings and submissions (including filings and submissions of supplements and amendments to Approvals) to or with the Regulatory Authorities with respect to each such Product and MDX-1379;

(c)                                  overseeing and making recommendations to the JDC and JCC with respect to matters pertaining to the approval of Product and MDX-1379 labeling by the Regulatory Authorities;

(d)                                  recommend the schedule and implementation strategy for all filings with Regulatory Authorities with respect to each Product and MDX-1379 in the Territory;

(e)                                  coordinating preparation for and attendance at FDA advisory committee meetings or, the foreign equivalent thereof, with respect to Products and MDX-1379 in the Territory;

(f)                                    coordinating responses to additional requirements and inquiries of Regulatory Authorities with respect to (i) each Product, whether alone or for use together, or in combination, with an Agent, and (ii) MDX-1379, in each case ((i) and (ii)) in the Territory;

(g)                                 coordinating with the JMC with respect to the drafting and contents of the Chemistry, Manufacturing and Controls section of any Drug Approval Application for each Product and MDX-1379 in the Territory;

(h)                                 facilitating the exchange of all critical regulatory information and data relating to (i) each Product, whether alone or for use together, or in combination, with an Agent, and (ii) MDX-1379, in each case ((i) and (ii)) in the Territory;

(i)                                    facilitating the exchange of information in compliance with Section 3.11 of this Agreement in order to ensure that significant issues concerning adverse event information and safety issues are addressed consistently and in a timely manner among Regulatory Authorities in the Territory; and

(j)                                    providing updates on its activities and achievements to the JEC, JCC, JFC and JMC as directed by the JDC.

The RWG shall meet at such times and in such manner as is necessary to perform its responsibilities.  The RWG shall attend meetings of the JDC and present its proposals on any matter within its jurisdiction under this Section 2.3.3 for approval by the JDC at the meeting of the JDC following the time at which such matter arises.  All actions of the RWG shall be consistent with each applicable Global Development Plan and Budget and Annual Development Plan and Budget and the terms of this Agreement.

2.3.4  Available Resources.  Except as otherwise provided in Article 3, the JDC shall, in allocating responsibilities between the Parties with respect to Development activities under this Agreement:  (a) endeavor to take advantage of the respective resources, capabilities and expertise of Medarex and BMS, and (b) endeavor to (i) maintain, to the extent reasonably practical and appropriate, continuity in functions and commitments of personnel and physical resources of the Parties, (ii) avoid duplication of efforts by the Parties and (iii) foster efficient use by the Parties of resources and personnel, consistent with this Agreement and the applicable Global Development Plan and Budget and the applicable Annual Development Plan and Budget; provided that the JDC shall allocate to BMS responsibilities for the Development of Products in the Royalty Territory and for Partially Co-Funded Indications in the United States.

2.4                               Joint Commercialization Committee (JCC).

2.4.1  Formation and Purpose.  Medarex and BMS shall establish the JCC within forty-five (45) days after the Effective Date, which Committee shall, subject to Sections 2.1.2 and 2.7.3, oversee the Commercialization of each Product and MDX-1379 on a worldwide basis, including the marketing, sales and distribution of each Product and MDX-1379.  The JCC shall have the membership and shall operate by the procedures set forth in Section 2.7.

2.4.2  Specific Responsibilities of the JCC.  In support of its responsibility for overseeing the Commercialization of the Products on a worldwide basis, the JCC shall, subject to Sections 2.1.2 and 2.7.3, perform the following activities:

(a)                                  establish a strategy for worldwide Commercialization of each Product and MDX-1379, including product positioning;

(b)                                  make recommendations to the JEC with respect to its review and approval of (i) each Global Commercialization Plan and Budget, (ii) each Pre-Launch US Commercialization Plan and Budget, (iii) each Annual US Commercialization Plan and Budget and (iv) all updates, amendments and modifications to, and waivers of provisions of, each Global Commercialization Plan and Budget;

(c)                                  review and approve all updates, amendments and modifications to, and waivers of provisions of, each Pre-Launch US Commercialization Plan and Budget and each Annual US Commercialization Plan and Budget; provided, however, that no amendment to an Annual US Commercialization Plan and Budget shall be made during the Year covered by such plan with respect to the number of Medarex Sales Representative FTEs or any obligations required to be performed under such plan by such Medarex Sales Representative FTEs, including PDEs, call positions and frequency of Details, without Medarex’s prior written consent;

(d)                                  review and approve (i) each Pre-Launch RT Commercialization Plan and Budget, (ii) each Annual RT Commercialization Plan and Budget and (iii) all updates, amendments and modifications to, and waivers of provisions of, any of the foregoing;

(e)                                  monitor progress under, and oversee the implementation of, each Global Commercialization Plan and Budget, each Pre-Launch US Commercialization Plan and Budget, each Pre-Launch RT Commercialization Plan and Budget, each Annual US Commercialization Plan and Budget and each Annual RT Commercialization Plan and Budget, with the progress of each Product and MDX-1379 detailed, to the extent practicable, on an Indication-by Indication basis, and monitor compliance with each such plan and budget;

(f)                                    monitor, review and comment on costs incurred by the Parties in connection with Commercialization activities for each Co-Promotion Product, to the extent practicable, to be detailed on an Indication-by-Indication basis;

(g)                                 approve, in consultation with the JDC, the labeling, and oversee the Parties’ plans for packaging designs and selecting Product Trademarks, for each Product and MDX-1379 in the Major Market Countries;

(h)                                 review and approve marketing and promotional strategies and marketing and promotional materials, including all Marketing Materials developed by the Parties for the Parties’ Sales Representatives, with respect to each Product and MDX-1379 in the United States,

(i)                                    review and make recommendations on advertising materials and strategies and promotional materials developed with respect to each Product and MDX-1379 for use in the Major Market Countries (other than the United States) in order to coordinate such activities on a worldwide basis and for compliance with this Agreement;

(j)                                    approve the selection of major or key marketing vendors (e.g. public relations agencies, advertising agencies and medical education agencies) with global capabilities with respect to Commercialization of each Product and MDX-1379 in the United States;

(k)                                approve reimbursement strategies to be implemented with respect to each such Product and MDX-1379 in the United States and the Major Market Countries;

(l)                                    review and approve, in collaboration with the JDC, Phase IV Studies for each Product and MDX-1379 and supervise the use and dissemination of such resulting data with respect to each such Product;

(m)                              review and approve strategies for Medical Education Activities and journal advertising for each Product and MDX-1379;

(n)                                 approve and assign responsibilities for implementation of market research plans and Medical Education Activities with respect to each Co-Promotion Product in the United States; provided that Medarex shall not be assigned such responsibility without its prior consent (either in writing or by the consent of its representatives on the JCC or JEC as reflected in the minutes of such Committees);

(o)                                  subject to Section 5.5, review and approve, assign responsibilities for, and coordinate all sales force activities including Sales Representative training, the number of Sales Representatives to be assigned to promotion, the number of PDEs to be devoted to promotion, and the territory alignment of Sales Representatives, in each case for each Co-Promotion Product in the United States and all in accordance with this Agreement, the Global Commercialization Plan and Budget, each Pre-Launch US Commercialization Plan and Budget, and each Annual US Commercialization Plan and Budget;

(p)                                  plan and oversee promotional programs, including speaker and peer-to-peer activity programs, and the funding of educational and professional symposia, for each Product and MDX-1379 (other than a Non-Co-Promoted Product) in the United States;

(q)                                  discuss and establish a range of suggested prices at which each such Product and MDX-1379 will be sold to unaffiliated Third Parties and any discount strategies for each Product in the United States and the Major Market Countries;

(r)                                  in conjunction with the JFC, receive and review each Party’s sales, pricing, and financial reports pertaining to Sales and Marketing Costs and other Allowable Expenses for Commercialization of each Co-Promotion Product in the United States;

(s)                                  work with the JDC to make recommendations to the JEC for approval of early access and compassionate use programs;

(t)                                    review and approve any significant agreements (including any agreement with an expense of more than fifty thousand dollars ($50,000)) with Third Parties to be entered into by either or both Parties that cover Commercialization of a Co-Promotion Product in the United States;

(u)                                 discuss and recommend to the JEC and the Parties whether to initiate Phase IV Studies of any Product and MDX-1379;

(v)                                   facilitate the flow of information with respect to the Commercialization of each Product and MDX-1379;

(w)                                coordinate with the JDC, JMC and JFC as appropriate;

(x)                                  provide updates on the JCC’s activities and achievements to the JEC no less frequently than once each Quarter after the Effective Date and during the term of this Agreement; and

(y)                                  make recommendations to the JEC for approval of patient assistance programs.

2.4.3  Available Resources.  Except as otherwise provided in Article 5, the JCC shall, in allocating responsibilities between the Parties with respect to Commercialization activities for Co-Promotion Products under this Agreement in the United States:  (a) endeavor to take advantage of the respective resources, capabilities and expertise of Medarex and BMS, and (b) endeavor to (i) maintain, to the extent reasonably practical and commercially appropriate, continuity in functions and commitments of personnel and physical resources of the Parties, (ii) avoid duplication of efforts by the Parties and (iii) foster efficient use by the Parties of resources and personnel, consistent with this Agreement and the applicable Global Commercialization Plan and Budget and the applicable Pre-Launch US Commercialization Plan and Budget or Annual US Commercialization Plan and Budget; provided that the JCC shall allocate to BMS the responsibilities for the Commercialization of each Product in the Royalty Territory, as well as any Product that is not a Co-Promotion Product in the United States.

2.5                               Joint Manufacturing Committee (JMC).

2.5.1  Formation and Purpose.  Medarex and BMS shall establish the JMC within forty-five (45) days after the Effective Date, which Committee shall, subject to Sections 2.1.2 and 2.7.3, oversee the manufacturing of each Product and MDX-1379 on a worldwide basis, including Supply Chain Management of each Product and MDX-1379.  The JMC shall have the membership and shall operate by the procedures set forth in Section 2.7.

2.5.2  Specific Responsibilities of the JMC.  In support of its responsibility for overseeing the manufacturing of the Product, MDX-1379 and, if applicable, other Agents, on a worldwide basis, consistent with the applicable Manufacturing Plan and Budget and subject to Sections 2.1.2 and 2.7.3, the JMC shall perform the following activities:

(a)                                  delineate requirements and responsibilities for development and licensure of manufacturing processes and facilities for each Product and MDX-1379 and for supply of each Product and MDX-1379 in the Territory;

(b)                                  develop a worldwide manufacturing and sourcing strategy in support of the Development and Commercialization of each Product and MDX-1379 to enable development and licensure of manufacturing processes and facilities, wherever located, for each such Product and MDX-1379, which strategy shall include the strategic aspects of manufacture and release, including formulations, dosage form, product characterization studies, stability studies, sourcing and manufacturing plans and forecasts;

(c)                                  make recommendations to the JEC with respect to its review and approval of (i) each Manufacturing Plan and Budget for each Product, MDX-1379 and, as applicable, other Agents, for each Region (other than any portions thereof that relate specifically and solely to fill, finishing and packaging for the Royalty Territory) and (ii) all updates, amendments and modifications thereto, and waivers of provisions thereof);

(d)                                  review and approve (i) that portion of each Manufacturing Plan and Budget for each Product and MDX-1379 for each Region that relates specifically and solely to fill, finishing and packaging for the Royalty Territory and (ii) all updates, amendments and modifications to such portion, and waivers of provisions thereof);

(e)                                  to the extent not provided for in the applicable Manufacturing Plan and Budget, allocate responsibilities under each such plan and budget and oversee the implementation of each Manufacturing Plan and Budget for each Product and MDX-1379 for each Region in accordance with this Agreement;

(f)                                    oversee and approve process development plans prior to the manufacture of registration batches of each Product and MDX-1379;

(g)                                 review quality assurance efforts, including those efforts with respect to the establishment of Specifications and quality standards for each Product and MDX-1379;

(h)                                 coordinate with the RWG the drafting and contents of the Chemistry, Manufacturing and Controls section of the Drug Approval Applications for each Product and MDX-1379;

(i)                                    review and approve technology transfer plans for any changes in manufacturing sites, testing sites, and responsibilities in the supply chain for each Product and MDX-1379, it being understood that, subject to Section 7.3, decisions regarding the selection of which of a Party’s own manufacturing and testing sites shall be used to manufacture any Product and MDX-1379 or whether a Party manufactures any Product and MDX-1379 pursuant to this Agreement or any related supply agreement, shall remain in the sole control of such Party;

(j)                                    prepare for regulatory inspections and ensure adherence to compliance standards with respect to each Product and MDX-1379;

(k)                                review and monitor logistical strategies, capacity planning and inventory levels for each Product and MDX-1379 for consistency with the forecasts provided in the applicable Pre-Launch Commercialization Plan and Budget and Annual Commercialization Plan and Budget for such Product and MDX-1379, taking into account projected inventory levels;

(l)                                    review quality-related issues concerning each Product and MDX-1379;

(m)                              review and approve any significant agreements, purchase orders or amendments (including any agreement, purchase order or amendment involving an expense of more than Three Million Dollars ($3,000,000)) with Third Parties to be entered into by either or both Parties where such activity involves Product or MDX-1379 supply in the United States other than for a Non-Co-Promoted Product; provided, however, if BMS manufactures Product or MDX-1379 under this Agreement using its own manufacturing facility, subject to Section 7.3.4, approval of the JMC shall not be required for any such agreement, purchase order or amendment in connection with BMS capital investment in such manufacturing facility;

(n)                                 coordinate with the JCC, JDC and JFC as appropriate; and

(o)                                  provide updates on the JMC’s activities and achievements to the JEC no less frequently than once each Quarter after the Effective Date and during the term of this Agreement.

2.6                               Joint Finance Committee (JFC).

2.6.1  Formation and Purpose.  Medarex and BMS shall establish a joint finance committee within forty-five (45) days after the Effective Date, which Committee shall provide support to all other Committees with respect to accounting and financial matters relating to the Products.  The Joint Finance Committee shall report directly to the JEC, and shall have the membership and shall operate by the procedures set forth in Section 2.7.

2.6.2  Specific Responsibilities of the JFC.  In particular, and subject to Sections 2.1.2 and 2.7.3, the Joint Finance Committee shall:

(a)                                  work with the other Committees and the Working Group(s) to assist in financial, budgeting and planning matters as required, including assisting in the preparation of budgets and annual and long-term plans;

(b)                                  recommend, for approval by the Parties, procedures, formats and timelines consistent with this Agreement for reporting financial data (which recommendations shall be adopted only with the prior written consent of each Party) and assist in resolving differences that relate to the financial terms of this Agreement;

(c)                                  recommend, for approval by the Parties, a procedure for monitoring and reporting to the JEC and any other applicable Committee, the rate of spending compared to budget (i) for each Product and MDX-1379, under each Global Development Plan and Budget and Annual Development Plan and Budget and (ii) for each Co-Promotion Product under each Global Commercialization Plan and Budget, Pre-Launch Commercialization Plan and Budget and Annual Commercialization Plan and Budget, and in each case ((i) and (ii)) report such performance to the JEC or such other Committee as directed; provided that no Party will be required to make any changes to its internal accounting and reporting systems and standards;

(d)                                  review each Party’s reporting of Net Sales, Allowable Expenses and Development Costs under this Agreement, and recommend, for approval by the Parties, any changes to reporting procedures; provided that no party will be required to make any changes to its internal accounting and reporting systems and standards;

(e)                                  determine the number of hours of work that shall constitute an FTE, as contemplated by the definition of such term;

(f)                                    compute adjustments to the FTE rates in accordance with Section 6.20;

(g)                                 compute adjustments to the PDE Rate in accordance with Section 5.5.6(a);

(h)                                 recommend, for approval by the Parties, additional or alternative reporting procedures concerning financial aspects of the Collaboration including templates and timing, and develop a format for reports pursuant to Sections 3.7, 5.5, 6.4, 6.5, 6.7, 6.11, 6.19 and 7.8, including Net Sales, Allowable Expenses and Development Costs, and such other reports as are approved by the JEC for the implementation of the financial aspects of the Collaboration; provided that no Party will be required to make any changes to its internal accounting and reporting systems and standards;

(i)                                    review the appropriate allocation of costs and expenses under this Agreement and recommend any changes to, or additional items to be included within, Allowable Expenses or Development Costs (which recommendations shall be adopted only with the prior written consent of each Party);

(j)                                    make recommendations, if necessary, concerning the exchange of information between the Parties on a monthly basis with respect to Allowable Expenses and Net

Sales in furtherance of a Party’s obligations under this Agreement or pursuant to Applicable Law (such as SEC reporting obligations);

(k)                                recommend, for approval by the Parties, a means of reconciling, one to the other, the internal reporting and accounting standards of each of the Parties where necessary and methods of charging costs and expenses of each of the Parties;

(l)                                    review calculations of the amount of any payments to be made by the Parties (or their respective Affiliates) hereunder, providing for the reconciliation of payments;

(m)                              prepare, for approval by the Parties, such reports on financial matters as are approved by the JEC for the implementation of the financial aspects of the Collaboration;

(n)                                 coordinate audits of data where appropriate and required or allowed by this Agreement;

(o)                                  coordinate with the JDC, JCC and JMC as appropriate; and

(p)                                  provide updates on the JFC’s activities and achievements to the JEC no less frequently than once each Quarter after the Effective Date and during the term of this Agreement.

2.7                               General Committee Membership and Procedures.

2.7.1  Membership.  Each of the Committees shall be composed of an equal number of representatives of BMS and Medarex, and, unless otherwise agreed by the Parties or the JEC, each Committee shall be composed of three (3) designees of BMS and three (3) designees of Medarex.  Each of BMS and Medarex shall designate representatives with appropriate expertise to serve as members of each Committee, and each representative may serve on more than one Committee as appropriate in view of the individual’s expertise.  Each Party may replace its Committee representatives at any time upon written notice to the other Party.  Each Committee shall have co-chairpersons.  BMS and Medarex shall each select from their representatives a co-chairperson for each of the Committees, and each Party may change its designated co-chairpersons from time to time upon written notice to the other Party.  The co-chairpersons of each Committee shall be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting of such Committee, and preparing and issuing minutes of each meeting within thirty (30) days thereafter; provided that a Committee co-chairperson shall call a meeting of the applicable Committee promptly upon the written request of the other co-chairperson to convene such a meeting.  The minutes of each meeting shall, among other things, summarize the results of any Pre-Clinical Activities conducted by a Party with respect to a Product, Antibody or MDX-1379 pursuant to Section 3.2.4(b), and record all matters acted upon and approved or disapproved by the Committee, and any matters the Committee failed to resolve.  Such minutes will not be finalized until both co-chairpersons review and confirm in writing the accuracy of such minutes.

2.7.2  Meetings.  Each Committee shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every three (3) months.  Each Committee shall meet alternately at Medarex’s facilities in Princeton, New Jersey and BMS’ facilities in Princeton, New Jersey, or at such other locations as the Parties may agree.  The Alliance Managers shall, and other employees of each Party involved in the Development, manufacture or Commercialization of any Product may as needed, attend meetings of each Committee (as nonvoting participants unless they are members of such Committee), and consultants, representatives or advisors involved in the Development, manufacture or Commercialization of any Product may attend meetings of each Committee as nonvoting observers; provided that such Third Party representatives are under obligations of confidentiality and non-use applicable to the Confidential Information of each Party that are at least as stringent as those set forth in Article 12, and subject in the case of non-employees of a Party to the consent of the other Party, which shall not be unreasonably withheld or delayed.  Each Party shall be responsible for all of its own expenses of participating in any Committee (including in any Working Group).  Meetings of any Committee may be held by audio or video teleconference with the consent of each Party, which shall not be unreasonably withheld or delayed; provided that at least one (1) meeting per Year of such Committee shall be held in person.  No action taken at any meeting of a Committee shall be effective unless a representative of each Party is participating.

2.7.3  Decision-Making.

(a)                                  Voting on Committee Decisions.  Subject to Section 2.1.2, each Party’s designees on a Committee shall, collectively, have one vote (the “Party Vote”) on all matters brought before the Committee, which Party Vote shall be determined by consensus of such Party’s designees present (in person or otherwise) at the meeting.  Except as expressly provided in this Section 2.7.3 and subject to Section 2.1.2, each Committee shall operate as to matters within its jurisdiction by unanimous Party Vote.

(b)                                  Decision Making with respect to Certain Tactical Operational and Implementation Matters.  Subject to Sections 10.5 and 14.5, tactical operational decisions with respect to matters and functions allocated or delegated to a Party by this Agreement, by a Committee or pursuant to an Approved Plan that are not specifically reserved for approval by a Committee hereunder pursuant to Section 2.2.2, 2.3.2, 2.4.2 or 2.5.2 or Articles 3 through 17, shall be deemed to be within the decision-making authority of such Party; provided that all such decisions shall be consistent with the Approved Plans, the scope of such allocation or delegation and the terms and conditions of this Agreement.  Without limiting the foregoing, the Parties hereby agree that those tactical operational decisions as Previously Disclosed shall be illustrative of those matters subject to this Section 2.7.3(b).  Nothing contained in this Article 2 shall prevent a Party from making routine day-to-day decisions relating to the conduct of those activities for which it has a performance or other obligation hereunder, in each case in a manner consistent with the Approved Plans and the terms and conditions of this Agreement.  Each decision that is within the decision-making authority of a Party as contemplated in this Section 2.7.3(b) is referred to herein as a “Party Implementation Matter”.  Subject to Sections 2.1.2, 10.5 and 14.5, Party Implementation Matters may be discussed by the applicable Committees, but Party Implementation Matters shall not be subject to the Committee decision making or dispute resolution processes described in Section 2.7.3(c) or Article 16, except to the extent they involve an Appealable Matter, an Arbitrable Matter, a Litigable Matter, a matter listed in Section 16.1.4 or an Expert Matter.

(c)                                  Disagreements on Committees.  Except for (x) matters outside the jurisdiction and authority of the Committees as provided in Section 2.1.2 and (y) any Party Implementation Matter, and in any event without limiting the other rights and obligations of the Parties under this Agreement, any disagreement between the designees of BMS and Medarex on the JDC, JCC, JMC or JFC as to matters within such Committee’s jurisdiction shall, at the election of either Party, be addressed, first, with the Alliance Managers, and, if the dispute is not resolved within ten (10) Business Days after such referral to the Alliance Managers, then it shall, upon written notice by a Party to the other, be submitted to the JEC for resolution.  If the JEC, in consultation with the Alliance Managers, does not resolve any such matter submitted to it for resolution within twenty (20) Business Days after such submission, or in the event that the JEC fails to resolve any other matter within its jurisdiction within twenty (20) Business Days after such submission (each, an “Unresolved Committee Matter”), then, subject to Sections 2.1.2, 3.5.6 (except to the extent that involves an Appealable Matter, Arbitrable or Litigable Matter), 3.6, 4.2, 5.1, 10.5 and 14.5:

(i)                                    subject to Section 2.7.3(c)(ii) below, BMS shall have final decision-making authority on the JEC with respect to the following Unresolved Committee Matters (each, a “BMS Controlled Committee Matter”) without any further escalation to the Designated Officers or resort to any other dispute resolution mechanism, which final decision-making authority shall be exercised only in accordance with Section 2.7.3(e):

(A)                               Development (or termination of Development) of Products and MDX-1379 relating solely to the Royalty Territory, including the approval of the relevant portion of any Annual Development Plan and Budget for any Additional Product or Additional Indication relating solely to Development activities conducted solely for Approval of a Product or Agent in the Royalty Territory and any update, amendment or modification thereto or waiver of the provisions thereof (but specifically excluding (1) approval of any Global Development Plan and Budget for the Lead Product for the Lead Indications or with respect to the Lead Agents as Previously Disclosed or any update, amendment or modification thereto or waiver of any of the provisions thereof, (2) the approval or any update, amendment or modification to any Annual Development Plan and Budget for the Lead Product for the Lead Indications or with respect to the Lead Agents as Previously Disclosed or waiver of any of the provisions thereof and (3) Clinical Trials or other Development activities that are intended to support Approval (or a Compendia Listing) in the United States or that otherwise are co-funded by BMS and Medarex);

(B)                               establishment of Decision Points and Success Criteria and the protocol design elements related to the Success Criteria set forth in any Global Development Plan and Budget or any Annual Development Plan and Budget (and any updates, amendments or modifications thereto, or waivers of the provisions thereof) for (1) Clinical Trials for any Additional Product or Additional Indication and (2) any additional Clinical Trials for the Lead Product for the Lead Indications or with respect to the Lead Agents beyond those that were Previously Disclosed, in each case ((1) and (2)) conducted solely in support of Approvals in the Royalty Territory;

(C)                               Development (including termination of Development (but excluding labeling)) of Partially-Co-Funded Indications for the United States (for so long as an Indication remains a Partially-Co-Funded Indication), including the approval of any Annual Development Plan and Budget for any such Partially Co-Funded Indication or any update, amendment or modification thereto or waiver of any of the provisions thereof;

(D)                               conduct of any Phase IV Studies for (1) Products, whether alone or for use together, or in combination, with an Agent, or (2) MDX-1379, solely for the Royalty Territory, other than any dispute with respect to the scientific integrity of any such Phase IV Study;

(E)                                 approval of the portion of any Manufacturing Plan and Budget for any Product or Agent relating specifically and solely to fill, finishing and packaging for the Royalty Territory and all updates, amendments and modifications thereto, and waivers of provisions of such portion; and

(F)                                 Commercialization of Products and MDX-1379 in the Royalty Territory, including the approval of any Pre-Launch RT Commercialization Plan and Budget and any Annual RT Commercialization Plan and Budget and any update, amendment or modification thereto or waiver of any of the provisions thereof.

Notwithstanding the foregoing, the term “BMS Controlled Committee Matter” shall not include (1) any Appealable Matter, (2) any Litigable Matter, (3) any Arbitrable Matter, (4) any Post-DO Party Matter (as defined in Section 16.1.4) or (5) any Expert Matter (as defined in Section 16.1.3).  For the avoidance of doubt, no matter requiring the consent, approval or other decision-making authority of Medarex or the Parties under this Agreement shall be a BMS Controlled Committee Matter.  For clarity, either Party’s right to a Party Vote in a Committee pursuant to Article 2, in and of itself, shall not subject a matter to the preceding sentence.

(ii)                                any Unresolved Committee Matter initially within the jurisdiction and authority of the JFC as set forth in Section 2.6.2 (except as provided in Section 2.10.1, 5.5.6(a), and 6.20) shall be finally resolved by unanimous Party Vote on the JEC without any further escalation to the Designated Officers or resort to any other dispute resolution mechanism;

(iii)                            subject to Section 2.7.3(d), any Unresolved Committee Matter other than a BMS Controlled Committee Matter or as set forth in clause (ii) above (each, a “Designated Officer Matter”) shall, at the election of either Party by written notice to the other, be submitted to the Designated Officers for resolution as provided in Article 16.

(d)                                  Voluntary Submissions to an Expert or to Expedited Arbitration.  The Parties’ representatives on the JEC, by unanimous Party Vote, shall have the right, with respect to any matter within the jurisdiction and authority of such Committee for which disputes are ultimately subject to resolution by an Expert pursuant to Section 16.2 or expedited arbitration pursuant to Section 16.4, to refer any such matter to an Expert or to expedited arbitration at any time for resolution in accordance with Section 16.2 or 16.4, respectively, without first complying with the procedures set forth in Section 16.1.1.

(e)                                  BMS Controlled Committee Matters; BMS Final Decision-Making Authority on the JEC.  Subject to Sections 2.1.2, 3.6, 4.2, 5.1, 10.5 and 14.5, and the other terms and provisions of this Agreement, BMS shall have final decision-making authority on the JEC with respect to each BMS Controlled Committee Matter, which final decision-making authority shall be exercised only as follows:

(i)                                    BMS shall make all decisions with respect to BMS Controlled Committee Matters in good faith, with due regard for the impact of such decisions on Products and Agents in the United States, and (except for a decision to amend or modify any such Approved Plan (or portion thereof) that is a BMS Controlled Committee Matter) consistent in all material respects with the applicable then-current Approved Plan and the terms of this Agreement.  No such decision by BMS shall violate or breach any term or condition of this Agreement.  BMS shall make its decision on BMS Controlled Committee Matters only after the JEC discusses such matters and the basis for BMS’ proposed decision on such matters, and only after reasonably considering Medarex’s comments (through its JEC members) on such matters and the proposed BMS decision.

(ii)                                The BMS Controlled Committee Matters shall not be subject to escalation to the Designated Officers or other dispute resolution mechanisms contemplated by Article 16, except to the extent they involve Appealable Matters, Litigable Matters, Arbitrable Matters, Expert Matters or any matter listed in Section 16.1.4.  Any Appealable Matter, Litigable Matter, Arbitrable Matter, Expert Matter or any matter listed in Section 16.1.4 concerning any BMS Controlled Committee Matter, at the election of either Party by written notice to the other pursuant to Section 2.7.3(c)(iii), shall be submitted to the Designated Officers for resolution as provided in Article 16, and shall be deemed to be a Designated Officer Matter.

2.7.4   Meeting Agendas and Minutes.  Each Party shall disclose to the other proposed agenda items along with appropriate information at least ten (10) Business Days in advance of each meeting of the applicable Committee; provided that under exigent circumstances requiring Committee input, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as such other Party consents to such later addition of such agenda items or the absence of a specific agenda for such Committee meeting.

2.7.5  Working Groups.  From time to time, the JEC, JDC, JCC, JMC or JFC may establish and delegate duties to other committees, sub-committees or directed teams (each, a “Working Group”) on an “as-needed” basis to oversee particular projects or activities, which delegation shall be reflected in the minutes of the meetings of the applicable Committee.  Each such Working Group shall be constituted and shall operate as the JEC, JDC, JCC, JMC or JFC, as the case may be, determines; provided that each Working Group shall have equal representation from each Party.  Working Groups may be established on an ad hoc basis for purposes of a specific project, for the life of a Product, or on such other basis as the applicable

Committee may determine.  Each Working Group and its activities shall be subject to the oversight, review and approval of, and shall report to, the Committee that established such Working Group.  In no event shall the authority of the Working Group exceed that specified for the relevant Committee in this Article 2.  Any disagreement between the designees of BMS and Medarex on a Working Group shall be referred to the applicable Committee for resolution.

2.7.6  Interactions Between Committees and Internal Teams.  The Parties recognize that each Party possesses an internal structure (including various committees, teams and review boards) that will be involved in administering such Party’s activities under this Agreement.  Each Committee shall establish procedures to facilitate communications between such Committee or Working Group and the relevant internal committee, team or board of each of the Parties in order to maximize the efficiency of the Collaboration, including by requiring appropriate members of such Committee to be available at reasonable times and places and upon reasonable prior notice for making appropriate oral reports to, and responding to reasonable inquiries from, the relevant internal committee, team or board.

2.7.7  Project Managers.  Promptly after the Effective Date, each of the Parties shall appoint a single individual (who may, as such Party’s discretion, also serve as such Party’s Alliance Manager) to act as that Party’s project manager (each, a “Project Manager”), who will act as a single point of contact for its respective Party for all activities related to the Global Development Plan and Budget and any Annual Development Plans and Budgets, and timelines contained therein, including optimal execution of Development activities.  The Project Manager for each Party shall attend all JDC meetings as a non-voting participant.

2.8                               Alliance Managers.

2.8.1  Appointment.  Each of the Parties shall appoint a single individual to act as a single point of contact between the Parties to assure a successful Collaboration (each, an “Alliance Manager”).  Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party.  Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager by written notice to the other Party.

2.8.2  Responsibilities.  The Alliance Managers shall use good faith efforts to attend all Committee meetings and support the co-chairpersons of each Committee in the discharge of their responsibilities.  Alliance Managers shall be nonvoting participants in such Committee meetings, unless they are also appointed members of such Committee pursuant to Section 2.7.1.  An Alliance Manager may bring any matter to the attention of any Committee if such Alliance Manager reasonably believes that such matter warrants such attention.  Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within and among the Committees.  In addition, each Alliance Manager: (a) will be the point of first referral in all matters of conflict resolution; (b) will coordinate the relevant functional representatives of the Parties in developing and executing strategies and plans for the Products in an effort to ensure consistency and efficiency throughout the world; (c) will provide a single point of communication for seeking consensus both internally within the respective Parties’ organizations and between the Parties regarding key strategy and plan issues; (d) will identify and bring disputes to the attention of the appropriate Committee in a timely manner; (e) will plan and coordinate cooperative efforts and internal and external communications; and (f)

will take responsibility for ensuring that governance activities, such as the conduct of required Committee meetings and production of meeting minutes, occur as set forth in this Agreement, and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

2.9                               Collaboration Guidelines.

2.9.1  General.  Each Party, in working with the other to Develop and Commercialize each Product and otherwise as set forth herein, shall assign responsibilities for the various operational aspects of the Collaboration to those portions of its organization that have the appropriate resources, expertise and responsibility for such functions and, consistent with this Agreement, treat each Product as if it were a proprietary product solely of its own organizations.  In all matters related to the Collaboration, the Parties shall strive to balance as best they can the legitimate interests and concerns of the Parties and to realize the full economic potential of each Product (taking into account the risks and costs of further Development and Commercialization).

2.9.2  Independence.  Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity.  The relationship between Medarex and BMS is that of independent contractors and neither Party shall have the power to bind or obligate the other Party in any manner.

2.10                        General Overview of Accounting.

2.10.1  Accounting Procedures.  For purposes of determining Development Costs and Allowable Expenses, any expense allocated by either Party to a particular category under Development Costs or Allowable Expenses for a particular Product shall not also be allocated to another category under Development Costs or Allowable Expenses for such Product.  Each Party shall determine Development Costs and Allowable Expenses with respect to each Product using its usual and customary accounting procedures, consistently applied, to the maximum extent practical as if each such Product were a solely-owned product of the Party.  The Parties also recognize that such procedures may change from time to time and that any such changes may affect the calculation of Development Costs or Allowable Expenses and such other expenses.  Where the change is or would be material to the other Party, the Party proposing to make the change shall provide the other Party with an explanation of the proposed change and an estimation of the effect of the change on the relevant cost or expense category.  The Parties shall use good faith efforts to negotiate any changes to this Agreement so as to preserve as closely as reasonably possible the Parties’ respective economic interests under this Agreement.  If the Parties fail to agree on whether or how to make any such change, such dispute shall be resolved by the JFC, subject to Section 2.7.3(c) and, at the election of either Party, ultimate resolution by an Expert as provided in Section 16.2 (following compliance with Sections 2.7.3(c) and 16.1.1), provided such Expert’s determination shall preserve as closely as reasonably possible the economic interests of the Parties under this Agreement.  Transfers between a Party and its Affiliates (or between such Affiliates) shall not have any effect for purposes of calculating revenues, costs, profits, royalties or other payments or expenses under this Agreement.

2.10.2  Affiliate Agreements.  If either Party enters into any agreement with an Affiliate for the provision of materials or services pursuant to this Agreement, all costs incurred for the provision of such materials or services that are shared by the Parties under this Agreement shall, for purposes of determining Profit and Loss with respect to the United States or Development Costs, be accounted for on the basis otherwise provided for in this Agreement (e.g. FTEs) and not on the basis of any higher or lower transfer price in effect between such Party and such Affiliate.  If a Party enters into an agreement with a Third Party for the provision of materials or services pursuant to this Agreement, and if such Party possesses a twenty percent (20%) or more ownership interest in such Third Party, then, for purposes of determining Profit and Loss only with respect to the United States or Development Costs, all costs incurred for the provision of such materials or services by such Third Party that are shared by the Parties under this Agreement shall be accounted for on the basis of (i) the transfer price in effect under the agreement between such Party and such Third Party, if such transfer price is comparable to that which such Third Party agrees to with other Third Parties in the ordinary course of business, or (ii) otherwise, a price to be negotiated in good faith by the Parties that excludes the contracting Party’s profit interest in any amounts it may realize pursuant to such agreement with such Third Party.  Nothing in this Section 2.10.2 or elsewhere in this Agreement is intended to modify or affect, or shall be interpreted to modify or affect, the actual transfer price imposed in transactions between BMS and any of its Affiliates or any Third Party, twenty percent (20%) or more of which Third Party’s voting securities are owned by BMS, for the purchase and supply of services, materials or Products.

2.11                        Compliance with Law.  Each Party hereby covenants and agrees to comply with Applicable Law in performing its activities connected with the Development, manufacture and Commercialization (as applicable) of each Product.

ARTICLE 3

DEVELOPMENT AND REGULATORY

3.1                               Current Status of Development of Lead Product and the Lead Agents.  As of the Effective Date, (a) Medarex is conducting the Melanoma Trial and (b) the Parties plan to initiate the Clinical Trials for other Indications as set forth in the Global Development Plan and Budget as Previously Disclosed for the Lead Product and the Lead Agents.

3.2                               Global Development Plans and Budgets and Annual Development Plans and Budgets.

3.2.1  Comprehensive Development Plans and Budgets.  The Development of a Product for each Indication shall be governed by a comprehensive, multi-year, worldwide plan covering the Development of such Product for each such Indication for use in the United States, Canada, each of the Major European Countries and Europe as a whole, Japan and, broken out on a Region-by-Region or country-by-country basis only to the extent BMS does so for its own internal oncology products, the remaining countries in the Territory, and a budget relating to such Development for the United States for each such Indication, including all Clinical Trials, wherever conducted.  Each such plan and budget for an Indication for a Product (a “Global Development Plan and Budget”) shall: (a) provide a planned Development program and budget that is designed to generate the non-clinical, clinical and regulatory information required for filing Drug Approval Applications and to achieve Approvals and Compendia Listings, as applicable, for such Indication in the United States; (b) provide a planned Development program that, consistent with Section 3.6, is designed to generate the non-clinical, clinical and regulatory information required for filing Drug Approval Applications and to achieve Approvals for such Indication in the Royalty Territory, (c) indicate, for each Clinical Trial and other Development activity identified therein, whether such Clinical Trial and activities will be relied on in support of Initial Regulatory Approval (or, with respect to the United States, a Compendia Listing, as applicable) for such Indication in the United States, the EU or Japan, and, if such Clinical Trial or activity is in support of Initial Regulatory Approval (or a Compendia Listing, as applicable) for an Indication in the United States, a budget for the Clinical Costs and other Development Costs of such Clinical Trials and other activities; (d) set forth the Success Criteria and Decision Points for the Development of such Indication; and (e) set forth those obligations assigned to each Party with respect to the performance and funding of the Development activities contemplated by such Global Development Plan and Budget.

(a)                                  Lead Product and Lead Agents.  The Global Development Plan and Budget for the Lead Product and Lead Agents as of the Execution Date shall be as Previously Disclosed.  Any update, amendment or modification to, or waiver of, any provisions of the Global Development Plan and Budget for the Lead Product or Lead Agents shall require the approval of the JEC, provided that any dispute in the JEC with respect to the foregoing shall be resolved as provided in Section 2.7.3(c) and, if applicable, Article 16.  If any such dispute in the JEC is submitted to the Designated Officers (pursuant to Section 2.7.3(c)) but is not resolved in accordance with Section 16.1.1 or 16.1.4, then, except as otherwise provided in Section 3.2.1(b) with respect to any amendments to an existing Global Development Plan and Budget for a new Additional Indication, the applicable update, amendment or modification to, or waiver of, the Global Development Plan and Budget shall not become effective.  Any decision to pursue a Compendia Listing in lieu of an Approval, or an Approval in addition to a Compendia Listing, for a Lead Indication shall require the agreement of the Parties.

(b)                                  Additional Products and Additional Indications.  At any time after the Effective Date and during the term of this Agreement, either Party may propose to the JDC the Development of an Additional Product or an Additional Indication under this Agreement.  The proposing Party shall provide to the JDC such material information and materials pertaining to the proposed Additional Product or Additional Indication (i) as would be provided to, or otherwise relied upon by, such proposing Party’s management (i.e., for BMS, its Vice President of Oncology Clinical Development and for Medarex, its Senior Vice President of Product Development) and applicable internal senior management committees (e.g., for BMS, its Early Development Operating Committee and Brand Development Operating Committee, or its equivalent) in determining to proceed with the Development of such Additional Product or Additional Indication, (ii) such other information and Materials as the other Party may reasonably request and as may be reasonably available, and (iii) with respect to any new Product, a detailed description of the applicable Additional Antibody and its properties, including the amino acid sequences for CDR 1, 2 and 3 of the heavy chain variable region (the “Antibody Data”).  The JDC shall discuss, and the JEC shall determine, in accordance with Article 2, subject to Section 3.2.1(c) in the case of a Product based on or incorporating a new Antibody, whether to pursue the proposed Development of such Additional Product or Additional

Indication; provided that any disputes shall be subject to escalation to the Designated Officers of the Parties pursuant to Section 16.1.1 (following compliance with Section 2.7.3(c)); and provided further that if the JEC or the Designated Officers, as applicable, cannot resolve the matter, then BMS shall have the right to finally resolve the dispute in accordance with Section 16.1.5 (following compliance with Section 2.7.3(c) and subject to the other provisions of Section 16.1).  If the Development of such Additional Product or Additional Indication is approved by the JEC (or the Designated Officers or BMS, as applicable), BMS, in consultation with Medarex, shall prepare and propose to (1) the JDC for its review, and then to the JEC for its approval, a Global Development Plan and Budget, or an amendment to an existing Global Development Plan and Budget, that meets the requirements set forth in Section 3.2.1 above and (2) the JCC for its review, and then to the JEC for its approval, a Global Commercialization Plan and Budget, or an amendment to an existing Global Commercialization Plan and Budget, that takes account, to the extent reasonably known or anticipated, of the impact of the Development of each such Additional Product or Additional Indication and any resulting Approvals or Compendia Listings, as applicable, on the Commercialization of such Product and that meets the requirements set forth in Section 5.2; provided that any disputes shall be subject to escalation to the Designated Officers of the Parties pursuant to Section 16.1.1 (following compliance with Section 2.7.3(c)); and provided further that if the JEC or the Designated Officers, as applicable, cannot resolve the dispute, then BMS shall have the right to finally resolve the dispute pursuant to Section 16.1.5 (following compliance with Section 2.7.3(c) and subject to the other provisions of Section 16.1) (except with respect to any disputes as to whether to pursue for an Indication a Compendia Listing or an Approval, which shall require the agreement of the Parties and any disputes with respect to Decision Points and Success Criteria, which shall be resolved by an Expert pursuant to Section 16.2, following compliance with Sections 2.7.3(c) and 16.1.1).  Once a Global Development Plan and Budget, or an amendment to an existing Global Development Plan and Budget, as applicable, is first approved for a new Additional Product or Additional Indication, neither Party may update, amend, modify or waive any provisions of such a Global Development Plan and Budget, except with the written consent of the JEC; provided that (x) any disputes with respect to Development activities conducted to support Approval of Indications (or Compendia Listings) in the United States (other than with respect to Partially Co-Funded Indications after the commencement of the first Pivotal Trial with respect thereto for so long as such Indication remains a Partially Co-Funded Indication) shall be resolved by the Designated Officers of the Parties (following compliance with Section 2.7.3(c), and in accordance with Section 16.1.1); and provided further that if the Designated Officers cannot resolve the matter, and the Parties cannot agree (in accordance with Section 16.1.4, following compliance with Section 2.7.3(c) and subject to the other provisions of Section 16.1), then such update, amendment, modification or waiver of the Global Development Plan and Budget shall not become effective, and (y) any disputes that relate to Development activities conducted solely to support Approvals (A) in the Royalty Territory or (B) for Partially Co-Funded Indications after the commencement of the first Pivotal Trial with respect thereto (and for so long as such Additional Indication remains a Partially Co-Funded Indication), in each case ((A) and (B)), shall be resolved by the Designated Officers of the Parties (following compliance with Section 2.7.3(c), and in accordance with Section 16.1.1); and provided further that if the Designated Officers cannot resolve the matter, then BMS shall finally resolve the dispute in accordance with Section 16.1.5 (following compliance with Section 2.7.3(c) and subject to the other provisions of Section 16.1).

(c)                                  Excluded Antibodies.  In the event that, pursuant to Section 3.2.1(b), BMS proposes to research or Develop any Antibody other than the Lead Antibody, then, within thirty (30) days of BMS’ proposal to the JDC pursuant to Section 3.2.1(b), including the receipt by Medarex of all Antibody Data with respect thereto, Medarex shall inform BMS if such Antibody is an Excluded Antibody.  Neither a Party or its Affiliates shall have the right to research, develop or commercialize any Excluded Antibody, or any product that contains or incorporates an Excluded Antibody hereunder.

(d)                                  Medarex Performance and Funding Restriction.  Notwithstanding anything contained in this Agreement to the contrary, without its written consent, Medarex shall have no obligation to (w) perform in connection with this Agreement any Development activities in addition to those assigned to Medarex in the Global Development Plan and Budget or in an Annual Development Plan and Budget for an Indication, (x) fund any Development activities in addition to those set forth in the Global Development Plan and Budget or in an Annual Development Plan and Budget for an Indication except with respect to Development Overruns as provided in Section 3.7.1(f); (y) perform or fund any Excluded Activities; or (z) perform or fund any Development activities conducted solely to support Approval in the Royalty Territory.  Notwithstanding the preceding sentence:

(i)                                    Medarex will not unreasonably withhold its consent to any Annual Development Plan and Budget proposed by BMS for a Clinical Trial set forth in the applicable Global Development Plan and Budget that, as long as it is consistent with the total estimated costs for such Clinical Trial set forth in the Global Development Plan and Budget, reflects annual spends for such Clinical Trial that are different from the corresponding estimated annual spends set forth in the Global Development Plan and Budget (it being understood that the annual allocation of the Clinical Costs for a Clinical Trial set forth in the Global Development Plan and Budget will be a good faith estimate only (as distinguished from the total costs for a Clinical Trial set forth in the Global Development Plan and Budget, which are also good faith estimates, but which are binding, subject to Section 3.7.1(f), unless subsequently amended pursuant to the last sentence of Section 3.2.1(b))).

(ii)                                If a Regulatory Authority advises or requires that the Parties conduct additional Clinical Trials or expand an existing planned Clinical Trial to support the Approval of an Indication in the United States, neither Party will unreasonably withhold its consent to same (and the amendment of any applicable plans and budgets to reflect same) and to the sharing of any additional Development Costs that may reasonably be incurred thereby in accordance with Section 3.7.1(a); provided, however, that this provision shall not affect each Party’s right to consent (or withhold its consent) to any shift from seeking a Compendia Listing for a particular indication to seeking an Approval for such indication, or vice versa.

3.2.2  Annual Development Plans and Budgets.

(a)                                  In General.  The Development of each Product for each Indication for a given calendar Year shall be governed by detailed and specific worldwide Development plans covering all material Development activities to be performed for such Indication for such Year, and budgets covering all Development Costs for those Development activities for such Indication conducted in support of Approvals or Compendia Listings in the United States (each such plan, when approved by the JEC (or, in the event of any dispute, in accordance with Section 2.7.3(c) and, if applicable, Article 16), an “Annual Development Plan and Budget”).  Each Annual Development Plan and Budget shall be proposed by BMS, in consultation with Medarex, for approval by the JEC (or, in the event of any dispute, in accordance with Section 2.7.3(c) and, if applicable, Article 16).  Subject to Sections 3.2.1(d) and 3.2.3(d), each Annual Development Plan and Budget for an Indication, and any modifications thereto, shall cover, and be consistent in all material respects with, all the Development activities and budgets in the then-current Global Development Plan and Budget for such Indication that are to be performed in that particular calendar Year.

(b)                                  Adoption of Annual Development Plans and Budgets for the Lead Product and Lead Agents.  BMS shall, in consultation with Medarex, prepare and propose the Annual Development Plan and Budget for the Lead Product and Lead Agents for calendar Year 2005 to the JEC for its review, comment and approval promptly after the Effective Date with the goal of no later than forty-five (45) days after the Effective Date.  Thereafter, BMS shall, in consultation with Medarex, prepare and propose each Annual Development Plan and Budget for a calendar Year to the JEC for its review, comment and approval by not later than September 30 of the immediately preceding calendar Year with a goal of having the Annual Development Plan and Budget approved, and any disputes resolved, by October 31 of such immediately preceding calendar Year.

(c)                                  Adoption of Annual Development Plans and Budgets for Each Additional Product or Additional Indication.  Within thirty (30) days after the date on which a Global Development Plan and Budget (or an amendment to an existing Global Development Plan and Budget, as the case may be) is first approved with respect to an Additional Indication for a Product, BMS, in consultation with Medarex, shall propose to the JDC for its review and comment, for approval by the JEC, an Annual Development Plan and Budget for such Indication, covering the activities contemplated by the Global Development Plan and Budget with respect thereto for the remainder of such calendar Year and the next subsequent calendar Year.  Thereafter, BMS, in consultation with Medarex, shall prepare and submit to the JDC for review and comment, and for approval by the JEC, the Annual Development Plan and Budget for such Additional Indication(s) in accordance with the same terms and conditions set forth in Section 3.2.2(b) as apply to the Lead Product.

3.2.3  Decision Points and Success Criteria for Development Activities.

(a)                                  In General.  Subject to the terms of Section 3.2.3(b), each Global Development Plan and Budget shall include decision points (the “Decision Points”) and success criteria (the “Success Criteria”) against which the Parties shall measure the overall success of the Development program for a particular Product for an Indication in the Territory, and by which the Parties shall determine whether results and achievements with respect to such Indication justify the continued Development of such Product for such Indication.

(b)                                  Adoption of Decision Points and Success Criteria.  Any and all Decision Points and Success Criteria for each Product for each Indication shall be set forth in the Global Development Plan and Budget for such Product for such Indication.  Once the Success Criteria and Decision Points have been approved for a given Indication by the JEC (as provided in Article 2) or, in the event of a dispute, an Expert in accordance with Section 16.2 (following compliance with Sections 2.7.3(c) and 16.1.1), they need not be re-approved with respect to any subsequent Global Development Plan and Budget, and shall not be subject to change or supplementation except as the Parties may mutually agree in the Global Development Plan and Budget or otherwise.  The Decision Points and Success Criteria for the Lead Product for the Lead Indications and with respect to the Lead Agents are as Previously Disclosed.  Any and all Decision Points and Success Criteria for any Additional Indications shall be set forth in the first Global Development Plan and Budget, or the first amendment to an existing Global Development Plan and Budget, as applicable, for such Additional Indication.

(c)                                  Satisfaction of Success Criteria.  If, at an applicable Decision Point, the JDC (or the JEC (in accordance with Article 2) or an Expert in accordance with Section 16.2 (following compliance with Sections 2.7.3(c) and 16.1.1)), determines that the Development activities required to be performed pursuant to a Global Development Plan and Budget have satisfied the applicable Success Criteria, neither Party shall have the right to discontinue performing the Development activities required under the Global Development Plan and Budget or the applicable Annual Development Plan and Budget with respect to such Indication(s) that are triggered by such satisfaction of such Success Criteria, unless the Parties mutually agree in writing to discontinue such Development activities; provided, however, that BMS shall have the right, in consultation with Medarex through the JEC, to discontinue performing (i) Development activities conducted solely in support Approvals in the Royalty Territory for an Additional Indication for a Product, and (ii) Excluded Activities.

(d)                                  Consequences of Failure to Satisfy Success Criteria.  If, at an applicable Decision Point, the JDC (or the JEC (in accordance with Article 2) or an Expert in accordance with Section 16.2 (following compliance with Sections 2.7.3(c) and 16.1.1)), determines that the Development activities required to be performed pursuant to a Global Development Plan and Budget have not satisfied the applicable Success Criteria, neither Party shall have the right or obligation to continue performing the Development activities required under the Global Development Plan and Budget or the applicable Annual Development Plan and Budget with respect to such Indication(s) that are conditioned on the satisfaction of such Success Criteria, unless the Parties mutually agree in writing (or through the applicable Committee) to continue such Development activities.  If the Parties do not mutually agree to continue the Development activities with respect to which such Success Criteria are not met, then, notwithstanding any language to the contrary that may be contained in the applicable Global Development Plan and Budget or any applicable Annual Development Plan and Budget: (i) such Development activities shall terminate immediately (consistent with an appropriate phase-out of any ongoing studies not yet completed); (ii) neither Party shall have any further obligation to continue funding such Development activities (other than payment of costs previously incurred and not yet paid or required for any phase-out); and (iii) all costs allocated in such Global Development Plan and Budget or such Annual Development Plan and Budget for further Development of such Product for such Indication shall not be available to the Parties to spend on the Development of other Products or Indications, unless the Parties otherwise mutually agree in writing.

3.2.4  Clinical Trials Outside Plans and Budgets.  Except as permitted under this Section 3.2.4 or in Section 3.13, and without limitation of anything contained in Section 10.5 or 14.5, after the Execution Date and during the term of this Agreement neither a Party nor any of its Affiliates shall, directly or through any Third Party, sponsor, conduct or cause to be conducted, otherwise assist in, supply any Product for use in connection with, or otherwise fund, any clinical trial or clinical study of any Product outside of the Global Development Plan and Budget or any Annual Development Plan and Budget, without the prior written consent of the other Party, except that approval of the other Party shall not be required for the following:

(a)                                  Medarex may conduct, or assist with, a clinical trial for any product containing an Antibody, or supply to Third Parties Antibody in connection with clinical trials, in each case solely in accordance with the Existing Out-License Agreements, as such agreements exist as of the Execution Date and the Other Existing Agreements and Studies, including Protocol Nos. MDX-010-10, MDX-010-016 and MDX-010-012.  To the extent not set forth in a Global Development Plan and Budget now or in the future, the costs associated with the conduct of the clinical trials, tests, studies or other activities that Medarex may conduct in accordance with (i) the Existing Out-License Agreements, and (ii) the Other Existing Agreements and Studies to the extent that they do not relate to the Global Development Plan and Budget as Previously Disclosed, shall be excluded from Development Costs or Allowable Expenses and, as between the Parties, shall be borne solely by Medarex, and Medarex shall, as between BMS and Medarex, be solely responsible for any liability or cost arising out of the conduct of such activities, provided that if, at any time, the efficacy data from any such activities is used in support of an Approval (or Compendia Listing) for a Product or MDX-1379 (for clarity, efficacy data shall not be deemed to be used in support of an Approval if it is reported to a Regulatory Authority solely to comply with a requirement to report worldwide clinical studies to such Regulatory Authority and is not otherwise relied on in support of such Approval), then any Third Party liabilities (except to the extent that such liabilities result from the negligence of Medarex or a Claim that Medarex was obligated, but failed, to disclose pursuant to the proviso at the end of this sentence) with respect to such activities shall be shared by the Parties hereunder to the same extent as if such activities were conducted under a Global Development Plan and Budget; and provided further that if BMS wishes to use efficacy data from any such activity in support of an Approval (or Compendia Listing) for a Product or MDX-1379, Medarex shall, upon BMS’ written request, provide BMS with any information regarding any material Claim arising in connection with, or relating to, such activities that had been filed or threatened in writing prior to the date of such request;

(b)                                  Each Party shall be entitled to conduct at its own expense and in its discretion any Pre-Clinical Activities with respect to a Product, Antibody and MDX-1379 that are not required to be submitted in order to obtain or maintain Approval (or a Compendia Listing) of a Product or MDX-1379, and shall share any results obtained with the other Party quarterly, provided that any Information or inventions made in the conduct of such activities shall be Collaboration Technology; provided, however, any Information or inventions made in the conduct of such activities that relate solely and specifically to an Immunotherapeutic Agent (other than MDX-1379) that is controlled by a Party at the time such activities are conducted, shall be Non-Collaboration Technology;

(c)                                  BMS may conduct Phase IV Studies for Co-Promotion Products in the Royalty Territory or for Non-Co-Promoted Products anywhere in the world; provided that the

JDC (or a Working Group designated by the JDC) shall have approved the study design for scientific integrity; and

(d)                                  Each Party may at its own expense conduct Clinical Trials for the development of any other product controlled by it (and that does not contain or use an Antibody or Non-Antibody Substance) in which a Product (i) is used as a comparator within the labeling approved for it by the Regulatory Authority for the country in which the Clinical Trial is conducted, and (ii) is one that the applicable Regulatory Authority for such country requires or advises be used as a comparator product for the product being studied; provided, however, neither Party may use Collaboration Know-How relating to a Product unless it is in the public domain, or reference any Drug Approval Applications, Approvals or other regulatory filings for a Product, in support of any filings with the Regulatory Authorities for such other product and neither Party has a right of reference to any Product Approvals.

3.2.5  MDX-1379.  MDX-1379 shall be Developed on the same terms as the Lead Antibody for purposes of this Article 3, provided that any Development with respect to MDX-1379 beyond that which is set forth in the Global Development Plan and Budget for the Lead Product and MDX-1379 as Previously Disclosed must be approved as provided in Article 2 and, as applicable, Article 16.

3.3                               Lead Development Party and Lead Regulatory Party.

3.3.1  In General.  Under the direction and supervision of the JDC and the RWG, and subject in each case to the applicable Global Development Plan and Budget and the applicable Annual Development Plans and Budgets, and except as otherwise provided elsewhere in this Agreement, (a) the Lead Development Party shall have primary responsibility for the day-to-day implementation of the Development activities required to obtain and maintain Approval of each Product for an Indication in a country, or one or more Clinical Trials for an Indication, wherever conducted, including the performance of clinical Development activities with respect thereto, and (b) the Lead Regulatory Party shall have primary responsibility for the day-to-day implementation of the regulatory activities required to obtain and maintain Approval of each Product for all Indications in a country.  Subject to the terms of this Agreement, the Lead Regulatory Party for a given Product in a country shall take the lead with respect to communications with the Regulatory Authorities in such country, shall designate a representative to serve as the designated regulatory official for such Product in such country or regulatory jurisdiction, and shall be the primary contact/interface with such Regulatory Authorities.

3.3.2  Designation of Lead Development Party and Lead Regulatory Party.  Subject to Sections 10.5 and 14.5 and the other terms of this Agreement, as between the Parties:

(a)                                  BMS shall be (i) the Lead Development Party for each Clinical Trial that is intended solely to support Approval of (A) a Product and, if applicable, MDX-1379 in the Royalty Territory or (B) a Product and MDX-1379 for a Partially Co-Funded Indication and (ii) the Lead Regulatory Party for each Product in the Royalty Territory.

(b)                                  The JDC shall designate in each Global Development Plan and Budget which Party shall be (x) the Lead Development Party for each Clinical Trial that is intended to support Approval of a Product or MDX-1379 in the United States (other than with respect to Clinical Trials that are intended solely to support Approval of a Product and MDX-1379 for a Partially Co-Funded Indication), which designation shall be made by the JDC based upon the best interests of the Collaboration and (y) the Lead Regulatory Party for each Product and MDX-1379 in the United States.

(i)                                    It is anticipated as of the Effective Date that the JDC generally will designate BMS as the Lead Development Party for the Clinical Trials that are intended to support Approval of Products and MDX-1379 in the United States for the Lead Indications; provided, however, that Medarex shall be the Lead Development Party for the Melanoma Trial.  Unless the JDC agrees otherwise, BMS shall be the Lead Regulatory Party for the Lead Product and MDX-1379 in the United States.

(ii)                                With respect to the Development of Additional Products and Additional Indications for each Product, in each case, to the extent consistent with the terms and conditions of this Agreement, the JDC shall determine which Party shall be (A) the Lead Development Party for each such Indication in the United States and each Clinical Trial that is intended to support Approval of such Product or Indication in the United States (in accordance with the principles set forth in the first sentence of this Section 3.3.2(b)) and (B) the Lead Regulatory Party for each Additional Product in the United States, with any dispute with respect to any of the foregoing ((A) or (B)) to be resolved by an Expert as set forth in Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.

3.4                               Clinical and Regulatory Matters in the United States; Recalls and Withdrawals.  With respect to Products in the United States and subject in all respects to Sections 10.5 and 14.5:

3.4.1  Ownership of Regulatory Filings and Approvals.

(a)                                  Lead Product and MDX-1379.  As promptly as practicable after the Effective Date (but no later than ninety (90) days after the Effective Date, unless the Parties agree otherwise) and in accordance with the Global Development Plan and Budget for the Lead Product and MDX-1379 and the terms of this Agreement, (i) BMS, as the Lead Regulatory Party, shall assume, as between the Parties, sole ownership, control of and responsibility for all Approvals and other regulatory filings for the Lead Product and MDX-1379 for the Lead Indication and any subsequent Additional Indications in the United States, and (ii) Medarex shall cooperate with BMS in connection with such filings as reasonably requested by BMS, including by Medarex’s assigning to BMS any regulatory filings owned by Medarex or any of its Affiliates within such ninety (90)-day period (or such longer period as the Parties agree otherwise); provided, however, unless otherwise agreed by the Parties, Medarex shall retain all INDs relating to studies that are not included in the Global Development Plan and Budget as Previously Disclosed.  Each Party shall bear its own personnel costs in connection with the initial transfer of such responsibilities to BMS (but BMS shall reimburse Medarex for any direct out-of-pocket costs incurred by Medarex in connection with such initial transfer after the Effective Date), and any such costs incurred by each Party in connection with such transfer shall be excluded from Development Costs.

(b)                                  Additional Products.  All Approvals and other regulatory filings within the United States relating to any Additional Product Developed hereunder for any Indication shall be the sole property of the applicable Lead Regulatory Party and held in the name of the Lead Regulatory Party or its designated Affiliate(s), regardless of whether the other Party is the Lead Development Party with respect to such Product for a given Indication.

3.4.2  Preparation of Regulatory Submissions.  Through their members on the JDC, Medarex and BMS shall cooperate in the drafting and review of all submissions (including any supplements or modifications thereto, but excluding routine adverse event filings (i.e., not relating to serious adverse events as defined by Applicable Law)) to the FDA (including the preparation of an electronic submission of a BLA to the FDA, with the applicable Lead Regulatory Party having primary responsibility for preparing the electronic dossier for each Indication).  Each Party shall promptly provide the other with copies of all written or electronic communications received by it from, or sent by it to, the FDA with respect to obtaining and maintaining, Approvals for an Indication for a Product in the United States (it being understood that routine adverse event filings (i.e., not relating to serious adverse events as defined by Applicable Law)) shall not fall within the meaning of maintenance) and copies of all contact reports produced by such Party.

3.4.3  Notice of Regulatory Filing Requirements.  The Lead Development Party and the Lead Regulatory Party each shall provide to the other Party, within two (2) Business Days of discovery by such lead Party, notice of any event with respect to any Product or Agent that triggers any FDA filing requirement that is subject to a deadline imposed by the Act of less than twenty-one (21) days after the discovery of such an event.  The co-chairpersons of the JDC shall discuss in good faith and on a timely basis determine the most effective and expeditious means of responding to such FDA filing requirement.

3.4.4  Notice of Changed Regulatory Requirements.  The Lead Regulatory Party shall provide notice to the other Party of any additional requirements which the FDA may impose with respect to obtaining or maintaining Approval for a Product for an Indication (including additional Clinical Trials), and of all FDA inquiries with respect to a Product or Agent requiring a response within two (2) Business Days of receipt thereof by such lead Party.

3.4.5  Regulatory Meetings.  The Lead Regulatory Party shall provide the other Party with notice of all meetings, conferences, and discussions (including FDA advisory committee meetings and any other meeting of experts convened by the FDA concerning any topic relevant to a Product, an Indication or Agent, as well as Product labeling and post-Approval Product labeling discussions with the FDA) scheduled with the FDA concerning any pending Drug Approval Application or any material regulatory matters relating to a Product or Agent within two (2) Business Days after such lead Party receives notice of the scheduling of such meeting, conference, or discussion (or within such shorter period as may be necessary in order to give the other Party a reasonable opportunity to participate in such meetings, conferences and discussions).  The other Party shall be entitled to have reasonable representation present at, and to participate in, all such meetings, conferences or discussions.  Medarex’s and BMS’ respective members of the JDC shall use reasonable efforts to agree in advance on the scheduling of such meetings and on the objectives to be accomplished at such meetings, conferences, and discussions and the agenda for the meetings, conferences, and discussions with the FDA.  The Lead Regulatory Party shall use good faith efforts to include the other Party, to the extent practical, in any unscheduled, ad-hoc meetings, conferences and discussions with the FDA concerning any pending IND, Drug Approval Application or any material regulatory matters relating to a Product or Agent.

3.4.6  Regulatory Data.  Each Party shall provide to the other Party on a timely basis copies of all material pre-clinical and clinical data compiled in support of a Drug Approval Application or other regulatory filings in the United States with respect to (a) each Product, alone or for use together, or in combination, with an Agent and (b) MDX-1379 (via electronic copies of such data in a form that may be analyzed and manipulated by the other Party).

3.4.7  Regulatory Submissions.  Each Party shall have a right to review and approve (through its members of the appropriate Committee), the content and subject matter of, and strategy for, each BLA to be filed in the United States, all correspondence submitted to the FDA related to clinical trial design, all proposed Product labeling (including the final FDA-approved labeling) and post-Approval labeling changes.

3.4.8  Recalls.  Any decision to initiate a recall or withdrawal of a Product or MDX-1379 in the United States shall be made by the applicable Lead Regulatory Party, after consultation with the JEC, provided that if, as a result of patient safety concerns, there is not sufficient time for the JEC to meet, and in any event before the applicable Lead Regulatory Party initiates a recall or withdrawal, the Parties shall promptly and in good faith discuss the reasons therefor and the strategy for implementing any such recall or withdrawal.  The costs of any such recall or withdrawal relating to (a) the Development of a Product or MDX-1379 for an Indication prior to the Initial Regulatory Approval (or Compendia Listing) for such Indication (other than with respect to a recall related to a Partially Co-Funded Indication) or the Commercialization of a Co-Promotion Product, each shall be Regulatory Expenses, and (b) the Development of a Product or MDX-1379 for a Partially Co-Funded Indication or the Commercialization of a Non-Co-Promoted Product, each shall be borne solely by BMS and shall be excluded from Development Costs and Allowable Expenses, except, in each case ((a) and (b)), to the extent that any such recall or withdrawal is attributable to (x) the negligence of a Party, in which event such Party shall bear such costs or (y) the negligence of both Parties, in which event each Party shall bear such costs to the extent of its respective responsibility; and in either case ((x) or (y)), such costs shall be excluded from Development Costs and Allowable Expenses.  Under no circumstances shall either Party unreasonably object to a recall or withdrawal requested by the other Party, and with respect to Co-Promotion Products, neither Party shall have any right to object to a recall or withdrawal requested by the other Party for failure of a Product to meet the Specifications, for material safety concerns, for the manufacture of such Product in a manner that does not comply with the Act or as requested by Regulatory Authorities.  In the event of any recall or withdrawal, the Lead Regulatory Party shall take any and all necessary action to implement such recall or withdrawal in accordance with Applicable Law, with assistance from the other Party as reasonably requested.

3.4.9  Common Efficacy Database.  If deemed appropriate by the JDC, the Parties will establish a common database for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of efficacy data arising from Clinical Trials for Products.  The Parties shall agree upon guidelines and procedures for such common database that shall be in accordance with, and enable the Parties and their Affiliates to fulfill their reporting obligations under Applicable Law.  Furthermore, such guidelines and procedures shall be consistent with relevant International Council for Harmonisation (ICH) guidelines.  The Parties’ costs incurred in connection with receiving, investigating, recording, reviewing, communicating, and exchanging such efficacy data shall be included as an element of Development Costs or as Allowable Expenses (to the extent specifically identifiable to or reasonably allocable to the Development or Commercialization of Products for the United States), calculated on a FTE Cost and direct out-of-pocket cost basis.

3.4.10  Pricing and Reimbursement Approvals.  In the event pricing and reimbursement approvals become part of the regulatory process in the United States, the Lead Marketing Party shall take the lead in all pricing and reimbursement approval proceedings relating to each Product and MDX-1379 in the United States; provided that the other Party shall have the right to attend and participate in all meetings with Regulatory Authorities relating to pricing and reimbursement approvals for Products and MDX-1379.  The Lead Marketing Party shall provide the other Party with reasonable advance notice of all such meetings and advance copies of all related documents (including documents to be submitted in connection with pricing and reimbursement approvals) and other relevant information relating to such meetings.  The Parties’ costs incurred in connection with obtaining and maintaining pricing and reimbursement approvals for Co-Promotion Products shall be included as an element of Allowable Expenses, calculated on a FTE Cost and direct out-of-pocket cost basis.

3.4.11  Labeling.  Any decisions with respect to labeling for a Product in the United States shall be made by the JCC in consultation with the JDC pursuant to Section 2.4.2; provided that any dispute with respect to the foregoing shall be resolved in accordance with Section 2.7.3(c) and Article 16, if applicable.

3.4.12  Drug Naming Approvals.  The Lead Regulatory Party shall take the lead in drug naming approval proceedings with the Regulatory Authorities relating to each Product and MDX-1379 in the United States (both generic and with respect to the Product Trademark); provided that the other Party shall have the right to attend and participate in all meetings with Regulatory Authorities relating to drug naming approvals for Products and MDX-1379.  The Lead Regulatory Party shall provide the other Party with reasonable advance notice of all such meetings and advance copies of all related documents (including documents to be submitted in connection with drug naming approvals) and other relevant information relating to such meetings.  The Parties’ costs incurred in connection with obtaining and maintaining drug naming approvals for Co-Promotion Products shall be included as an element of Allowable Expenses, calculated on a FTE Cost and direct out-of-pocket cost basis.

3.4.13  Rights of Reference.  Each Party shall have the right to cross reference, file or incorporate by reference any regulatory submission or drug master file (as defined in the Code of Federal Regulations) (and any data contained therein) for any Product, or any component thereof, made in any country in the Territory (including all Approvals) in order to support regulatory submissions that such Party is permitted to make under this Agreement for any Product in the United States and to enable either Party to fulfill its obligations under this Agreement to Develop or manufacture (anywhere in the world) any such Product for use in the United States or Commercialize any such Product in the United States.  Each Party shall support the other, as may be reasonably necessary, in obtaining Approvals for each Product in the United States, including providing necessary documents, or other materials required by Applicable Law to obtain Approvals, in each case in accordance with the terms and conditions of this Agreement and the applicable Approved Plans.

3.5                               Clinical and Regulatory Matters in the Royalty Territory; Recalls and Withdrawals.  With respect to Products in the Royalty Territory and subject in all respects to Sections 10.5 and 14.5:

3.5.1  Ownership of Regulatory Filings and Approvals.

(a)                                  Lead Product and MDX-1379.  As promptly as practicable after the Effective Date (but in no event later than ninety (90) days after the Effective Date, unless the Parties agree otherwise) and in accordance with the Global Development Plan and Budget (and subject to Section 3.5.6 below), (i) BMS, as the Lead Regulatory Party, shall assume, as between the Parties, sole ownership, control of and responsibility for all regulatory filings for the Lead Product and MDX-1379 for all Indications (whether such Indications are set forth in the initial Global Development Plan and Budget or are subsequently Developed) in the Royalty Territory, and (ii) Medarex shall cooperate with BMS in connection with such filings as reasonably requested by BMS, including by Medarex’s assigning to BMS such regulatory filings owned by Medarex or any of its Affiliates (to the extent related to the Lead Product and MDX-1379) within ninety (90) days after the Effective Date, unless the Parties agree otherwise; provided, however, unless otherwise agreed by the Parties, Medarex shall retain all INDs relating to studies that are not included in the Global Development Plan and Budget as Previously Disclosed.  Each Party shall bear its own personnel costs in connection with the initial transfer of such responsibilities to BMS (but BMS shall reimburse Medarex for any direct out-of-pocket costs incurred by Medarex in connection with such initial transfer after the Effective Date), and any such costs incurred by each Party in connection with such initial transfer within such ninety (90)-day period (or such longer period as the Parties agree otherwise) shall be excluded from Development Costs

(b)                                  Ownership of Approvals for Additional Products.  All Approvals and related regulatory filings in each country in the Royalty Territory relating to any Additional Product Developed hereunder for any Indication shall be the sole property of the Lead Regulatory Party in such country and held in the name of such Lead Regulatory Party or its designated Affiliate(s).

3.5.2  Preparation of Regulatory Submissions.  The Lead Regulatory Party in a country shall prepare and draft all submissions (including any supplements or modifications thereto and including the preparation of any electronic submission of a Drug Approval Application) to Regulatory Authorities in such country.  Through the Parties’ members on the JDC, the Lead Regulatory Party shall keep the other Party informed with respect to, and shall promptly provide to such other Party copies of, all material written or electronic communications received by it from, or sent by it to, (a) a Regulatory Authority in a Major Market Country or for the EU, and (b) a Regulatory Authority outside the Major Market Countries to the extent that the substance of such communications (i) vary materially from what the Lead Regulatory Party has already disclosed to such other Party with respect to a Major Market Country under this Section 3.5.2 and (ii) are material to the Collaboration.

3.5.3  Regulatory Meetings; Submissions and Other Communications.  The applicable Lead Regulatory Party shall provide the other Party with reasonable advance notice of all meetings, conferences or discussions (whether face-to-face or teleconference, and including any meeting of experts convened by Regulatory Authorities concerning any topic relevant to any Product, MDX-1379, or the use of an Agent with a Product) scheduled with Regulatory Authorities in any Major Market Country or for the EU concerning any material regulatory matters relating to a Product within two (2) Business Days after the scheduling of such meeting (or, to the extent practicable, within such shorter period as may be necessary in order to give the other Party a reasonable opportunity to participate in such meeting), and advance copies of all related documents and other relevant information relating to such meetings or other contacts.  Such other Party shall be entitled to have reasonable representation present at all such meetings and to participate in such meetings, conferences and discussions.  In addition, with respect to clinical and regulatory matters in the Royalty Territory, the Lead Regulatory Party shall promptly provide the other Party electronic copies of (in a form that may be analyzed and manipulated by such other Party) (a) all pre-clinical and clinical data compiled in support of regulatory filings in any Major Market Country or for the EU; (b) copies of all regulatory correspondence to or from any Regulatory Authority in any Major Market Country or for the EU; (c) advance copies of material, non-recurring submissions matters (e.g., filings related to new indications and proposed labeling, etc., but not routine adverse event report submissions (i.e., not relating to serious adverse events (as defined by Applicable Law)) to any Regulatory Authority in any Major Market Country or for the EU and the same opportunity to comment in advance on such submissions (and to have its comments considered in good faith by the Lead Regulatory Party) as the non-Lead Regulatory Party is provided with respect to the submissions to FDA under Section 3.4; (d) notices of any revocations of Approvals and any Product or Agent recalls or withdrawals in the Royalty Territory; and (e) reasonable responses to reasonable inquiries by non-Lead Regulatory Party regarding the Approval of the Products and Agents in the Royalty Territory, including reasonable access to the Lead Regulatory Party’s personnel in connection with such inquiries with respect to any Major Market Country or for the EU.  The Lead Regulatory Party shall promptly provide the other Party with copies of all other material documents and material correspondence pertaining to each Indication after they have been submitted to, or received from, Regulatory Authorities in the Major Market Countries or for the EU, and the Lead Regulatory Party shall provide the other Party with any English translations of such documents and correspondence that the Lead Regulatory Party has produced for its own use.  The Lead Regulatory Party shall use reasonable efforts to implement procedures reasonably designed to avoid failure to provide any material required to be provided to the other Party under this Section 3.5.3 and to cure any such failure promptly after its discovery.

3.5.4  Pricing and Reimbursement Approvals.  The Lead Marketing Party and its Affiliates shall take the lead in all pricing and reimbursement approval proceedings relating to each Product and MDX-1379 in the Royalty Territory, and the other Party shall have the right to attend all meetings with Regulatory Authorities relating to pricing and reimbursement approvals for Products and MDX-1379 in the Major Market Countries or the EU and to participate in material strategy sessions of the Lead Marketing Party or its Affiliates in preparation for any such proceedings; provided that if a meeting with a Regulatory Authority is one where the Lead Marketing Party reasonably believes the other Party’s attendance would be inadvisable for cultural reasons, the Lead Marketing Party shall discuss same first with the other Party through the JCC and such other Party shall not have the right to attend such meetings.  The Lead

Marketing Party shall provide the other Party with reasonable advance notice of all such meetings and advance copies of all related documents (including documents to be submitted in connection with pricing and reimbursement approvals) and other relevant information relating to such meetings, and shall provide reasonable responses to reasonable inquiries by the other Party regarding the pricing and reimbursement approvals (and any related meetings with Regulatory Authorities) in the Royalty Territory.

3.5.5  Recalls.  Any decision to initiate a recall or withdrawal of a Product or MDX-1379 in the Royalty Territory shall be made by the applicable Lead Regulatory Party, in consultation with the JEC, provided that if, as a result of patient safety concerns, there is not sufficient time for the JEC to meet, and in any event before the applicable Lead Regulatory Party initiates a recall or withdrawal, the Parties shall promptly and in good faith discuss the reasons therefor and the strategy for implementing any such recall or withdrawal.  Under no circumstances shall either Party unreasonably object to a recall or withdrawal requested by the other Party, and the non-Lead Regulatory Party shall have no right to object to a recall or withdrawal requested by the Lead Regulatory Party for failure of a Product to meet the Specifications, for material safety concerns, for the manufacture of such Product in a manner that does not comply with the Act or as requested by Regulatory Authorities.  In the event of any recall or withdrawal, the Lead Regulatory Party shall take any and all necessary action to implement such recall or withdrawal in accordance with Applicable Law, with assistance from the non-lead Party as reasonably requested by the Lead Regulatory Party.  The costs of any such recall or withdrawal in the Royalty Territory shall be borne solely by BMS, except to the extent that the recall or withdrawal is attributable to (x) the negligence of Medarex, in which event Medarex shall bear such costs or (y) the negligence of both Parties, in which event each Party shall bear such costs to the extent of its respective responsibility, and in either case ((x) or (y)), such costs shall be excluded from Development Costs and Allowable Expenses.  Except with respect to the negligence of Medarex as provided in the preceding sentence, BMS shall reimburse Medarex pursuant to Section 6.8 on an FTE cost and direct out-of-pocket cost basis for any assistance Medarex provides under this Section 3.5.5.

3.5.6  Labeling.  Any decisions with respect to labeling for a Product in the Royalty Territory shall be made by the JCC in consultation with the JDC pursuant to Section 2.4.2; provided that any disputes with respect to the foregoing shall be subject to escalation to the JEC pursuant to Section 2.7.3(c), provided that any disputes in the JEC shall be resolved by the applicable Lead Marketing Party.

3.5.7  Rights of Reference.  Each Party shall have the right to cross reference, file or incorporate by reference any regulatory submission or drug master file (as defined in the Code of Federal Regulations) (and any data contained therein) for any Product made in any country in the Territory (including all Approvals) in order to support regulatory submissions that such Party is permitted to make under this Agreement for any such Product in the Royalty Territory and to enable either Party to fulfill its obligations under this Agreement to Develop, manufacture (anywhere in the world), or Commercialize any such Product for use in the Royalty Territory.  Each Party shall support the other, as may be reasonably necessary, in obtaining Approvals for each Product in the Royalty Territory, including providing necessary documents, or other materials required by Applicable Law to obtain Approvals, in each case in accordance with the terms and conditions of this Agreement and the applicable Approved Plans.

3.6                               Development Diligence.  Subject to Sections 3.2.1 and 3.2.3 and the limitations set forth on Exhibit I of the Disclosure Letter as Previously Disclosed, Medarex and BMS shall each use Diligent Efforts to Develop (a) the Lead Product, alone or together or in combination with an Agent, and (b) MDX-1379, in each case ((a) and (b)) for the Lead Indications, and BMS shall use Diligent Efforts to obtain and maintain Approval in the United States for the Lead Indications and to Develop (a) the Lead Product, alone or together or in combination with an Agent, and (b) MDX-1379, and obtain and maintain Approval for the Lead Indications in each of the Major Market Countries and in the rest of the Royalty Territory as a whole.  Each Party shall have the same diligence obligations with respect to each Additional Product or Additional Indication for a Product Developed pursuant to Section 3.2.1(b), as such Party has under this Section 3.6 with respect to the Lead Product for the Lead Indications; provided that if Medarex Opts-Out with respect to an Additional Product or Additional Indication, then, subject to BMS’ rights to not proceed after an Opt-Out by Medarex pursuant to Section 3.8.2, to discontinue its Development in its entirety pursuant to Section 3.8.3(a), or to amend the applicable Approved Plans pursuant to Article 2 and, if applicable, Article 16, BMS shall have such diligence obligations with respect to such Additional Product or Additional Indication, as the case may be, but Medarex shall not have any such diligence obligations with respect to, and shall not otherwise have any obligation to perform, participate in, fund or otherwise support, any Excluded Activities.

3.7                               Costs of Development.

3.7.1  Development Cost Sharing.

(a)                                  Allocation of Development Costs.  Subject to this Section 3.7 and Sections 7.3.4 and 7.8.2 and the other terms and conditions of this Agreement, the Development Costs incurred by either Party after the Execution Date, in accordance with the applicable Global Development Plan and Budget and Annual Development Plan and Budget, or by Medarex prior to the Execution Date as Previously Disclosed, with respect to each Product for an Indication shall be borne by the Parties such that:

(i)                                    if intended, at the time such activities commence, to support Initial Regulatory Approval for such Indication in the United States and an Initial Regulatory Approval for such Indication in the EU, BMS bears sixty-five percent (65%) of such costs and Medarex bears thirty-five percent (35%) of such costs.  If the results of any such Development activities are subsequently used by BMS to support the Approval in other countries of such Product for such Indication, there shall be no further adjustment to the cost-sharing ratio by the Parties for such Development Activities.

(ii)                                if intended, at the time such activities commence, to support a Compendia Listing for such Indication in the United States and an Initial Regulatory Approval for such Indication in the EU, (A) with respect to those Development activities that are sufficient to obtain such Compendia Listing, BMS bears sixty-five percent (65%) of such costs and Medarex bears thirty-five percent (35%) of such costs, and (B) with respect to all other Development activities for such Indication, BMS bears one hundred percent (100%) of such costs, provided that if both Parties subsequently agree to use the efficacy data from any such Development activities set forth in clause (B) to support an application for an Approval in the

United States, BMS will bear sixty-five percent (65%) and Medarex will bear thirty-five percent (35%) of such costs for such Development activities (and Medarex shall make reconciling payments as needed to reflect such split if previous cost sharing had not reflected same).

(iii)                            if intended, at the time such activities commence, solely to support an Initial Regulatory Approval or a Compendia Listing for such Indication in the United States, BMS and Medarex each bears fifty percent (50%) of such costs; provided that if BMS subsequently decides to use the efficacy data from any Clinical Trial included in such Development activities (A) to support an Approval in the EU, BMS will bear sixty-five percent (65%) and Medarex will bear thirty-five percent (35%) of such costs for such Clinical Trial (and BMS shall make reconciling payments as needed to Medarex to reflect such split if previous cost sharing had not reflected same); provided further that if the results of any such Development activities are subsequently used by BMS to support the Approval in other countries of such Product for such Indication, there shall be no further adjustment to the cost-sharing ratio by the Parties for such Development activities; (B) to support an Approval in Japan (if not also used to support an Approval in Europe), the Parties shall determine (and if they cannot agree, an Expert will determine pursuant to Section 16.2, following compliance with Sections 2.7.3(c) and 16.1.1) the amount for which BMS shall reimburse Medarex (which reimbursement shall be based on [*****]† (e.g., if BMS proposed to use data resulting from a Clinical Trial conducted for the United States to support Approval in Japan, and [*****] of [*****], then BMS shall pay [*****] of the Development Costs for such Clinical Trial, and the Parties shall share[*****]  the remaining [*****] of the Development Costs for such Clinical Trial)), and BMS shall make reconciling payments to Medarex as needed to reflect such revised split; and provided further that if the results of any such Development activities are subsequently used by BMS to support Approval of such Product for such Indication (1) in Europe, then Medarex shall be entitled to reimbursement under either clause (A) or (B) above, whichever is greater, but not both, and (2) in other countries, there shall be no further adjustment to the cost-sharing ratio by the Parties for such Development Activities; and (C) to support Approval in a country other than Japan or Europe, such use shall be without charge to BMS.

(iv)                               if intended, at the time such activities commence, to support an Initial Regulatory Approval for such Indication in one or more countries other than the United States, BMS bears one hundred percent (100%) of such costs; provided that if both Parties subsequently agree to use the efficacy data from any Clinical Trial included in such Development activities:

(A)                               originally conducted to support an Initial Regulatory Approval for such Indication in the EU, in order to support an application for an Approval or a Compendia Listing for such Indication in the United States, BMS will bear sixty-five percent (65%) and Medarex will bear thirty-five percent (35%) of such costs for such Clinical Trial (and Medarex shall make reconciling payments as needed to reflect such split if previous cost sharing had not reflected same);

†                                            [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(B)                               originally conducted to support Initial Regulatory Approval for such Indication in Japan, in order to support an application for Approval or a Compendia Listing for such Indication in the United States, the Parties shall determine (and if they cannot agree, an Expert will determine pursuant to Section 16.2, following compliance with Sections 2.7.3(c) and 16.1.1) the amount for which Medarex shall reimburse BMS (which reimbursement shall be based on the [*****]† (for example, if the Parties determine to use a Clinical Trial conducted by BMS for Japan to support the Parties’ application for Approval of such Indication in the United States and Europe, and [*****], then, as to such Clinical Trial, BMS will pay [*****] of [*****] of the Development Cost for such Clinical Trial that was conducted for Japan, and with respect to an Approval or a Compendia Listing in the United States, BMS will bear [*****] and Medarex will bear [*****] of such costs for such Clinical Trial of the remaining [*****] of the Development Costs for such Clinical Trial)), and Medarex shall make reconciling payments as needed to retroactively reflect such split if previous cost sharing had not reflected same; and

(C)                               originally conducted to support an application for Approval in a country other than Japan or one in the EU in order to support an application for Approval or a Compendia Listing in the United States, such use for a United States Approval or Compendia Listing shall be without charge to Medarex.

(b)                                  Mandatory Reporting Requirements.  For the avoidance of doubt, the inclusion of Clinical Trial information in a filing for a Product made in a country with respect to a Clinical Trial conducted solely for the purpose of seeking an Approval in one or more other countries, where such inclusion is made solely to comply with a requirement to report worldwide clinical studies to Regulatory Authorities in such first country, shall not cause the costs associated with such Clinical Trial to be considered Clinical Costs in such first country eligible for cost-sharing pursuant to Section 3.7.1(a) or for inclusion as Development Costs hereunder.

(c)                                  Partially Co-Funded Indications.  Notwithstanding Sections 3.7.1(a) and (d), Development Costs relating to Development activities with respect to a Product for a Partially Co-Funded Indication shall be borne [*****] by BMS from and after the applicable Opt-Out Exercise Date with respect to such Indication (for so long as such Indication remains a Partially Co-Funded Indication).

(d)                                  Maintenance of Approvals.  From and after the Initial Regulatory Approval in the United States of a Product or MDX-1379 (other than a Co-Promotion Product) for an Indication, the costs of maintaining such Approval for such Indication in the United States or obtaining or maintaining Approvals for such Indication outside the United States, including any Clinical Costs and Regulatory Expenses for such Indication (other than with respect to Phase IIIB Clinical Trials in support of obtaining Initial Regulatory Approval in the United States (if applicable) for such Indication that were (i) set forth in the Global Development Plan and Budget and were commenced prior to such Initial Regulatory Approval in the United States or (ii)

†                                            [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

required or advised by the FDA as a condition of obtaining such Initial Regulatory Approval), shall cease to be Development Costs; provided that if, with respect to the United States, the FDA requires or advises that additional Clinical Trials (other than Phase IV Studies) be performed to maintain such Initial Regulatory Approval, then the Clinical Costs and Regulatory Expenses that are incurred in connection with such Clinical Trials shall be deemed to be Development Costs until the third (3rd) anniversary of the date that such Initial Regulatory Approval was received for such Product for such Indication, whereupon such Clinical Costs and Regulatory Expenses shall once again cease to be Development Costs.  For clarity, the cost of any Phase IV Studies, including all investigator sponsored studies that are not Plan Studies, shall not be included in Development Costs and (i) with respect to Co-Promotion Products in the United States, shall be deemed to be Allowable Expenses and included in the calculation of Profits and Losses to be shared by the Parties, and (ii) with respect to Non-Co-Promoted Products in the United States and all Products in the Royalty Territory, shall be borne one hundred percent (100%) by BMS.  For further clarity, investigator sponsored studies for a Product that are conducted outside the Approval shall be included in Development Costs and shared by the Parties as provided in Section 3.7.1(a) only to the extent that efficacy data from such investigator sponsored studies is intended to be used in support of an Initial Regulatory Approval or a Compendia Listing in the United States for a Product for a new Indication and such studies are identified in, or otherwise within the scope of, the applicable Annual Development Plan and Budget (“Plan Studies”).  From and after the Initial Regulatory Approval in a country in the Royalty Territory of a Product for an Indication, all costs of maintaining such Approval for such Indication in such country shall be borne one-hundred percent (100%) by BMS, except for those costs incurred in connection with Phase IIIB Clinical Trials in support of obtaining an Initial Regulatory Approval for such Indication in such country that were set forth in the applicable Global Development Plan and Budget and commenced before receipt of such Initial Regulatory Approval or that were required or advised by a Regulatory Authority in such country as a condition of obtaining such Initial Regulatory Approval.  For clarity any Clinical Trials conducted to obtain a pediatric exclusivity extension in the United States in accordance with an Approved Plan shall not be excluded from Development Costs by operation of this Section.

(e)                                  Other Development Costs.  Except as otherwise expressly provided in this Agreement or agreed to by the Parties in writing, each Party shall be responsible for all costs (other than Development Costs shared by the Parties pursuant to the other provisions of this Section 3.7.1) incurred by it in connection with the research and Development of Products or MDX-1379 under this Agreement; provided, however, that, except as otherwise expressly provided in this Agreement, BMS shall reimburse Medarex for any such reasonable and verifiable costs incurred by Medarex or its Affiliates for activities that are requested by BMS or required as an obligation of Medarex by this Agreement in connection with the Development of Products or MDX-1379 solely for use in the Royalty Territory (other than Development Costs shared by the Parties pursuant to the other provisions of this Section 3.7.1) or the Development of Products for Partially Co-Funded Indications in the Territory and, subject to Medarex’s obligation to share certain costs with respect to the maintenance of Initial Regulatory Approvals as set forth in Section 3.7.1(d), the Development of Non-Co-Promoted Products for an Indication other than in support of obtaining either the Initial Regulatory Approval or, if applicable, the initial Compendia Listing, for such Indication in the United States.

(f)                                    Overruns.  If the Development Costs for (i) any single Major Activity exceed the amount budgeted for such activity in the applicable Global Development Plan and Budget by more than [*****]† (calculated for all such costs incurred over the course of performing the activity) or (ii) all other activities that are not Major Activities exceed the amount budgeted for such activities in the aggregate in the applicable Annual Development Plan and Budget by more than [*****] (calculated on an annual basis for all such other activities) in a calendar Year, then, in each case (i) and (ii), such excess Development Costs (each a “Development Overrun”) shall be borne by the Party responsible for performing or causing to be performed such activities (for purposes of this Section 3.7.1(f), the “Responsible Party”) and shall be excluded from “Development Costs” hereunder; provided, however, that in the event and to the extent that such Development Overrun was outside the reasonable control of the Responsible Party and not attributable to a failure by such Responsible Party to use commercially reasonable efforts or did not result from the failure of such Responsible Party to adequately supervise a Third Party performing such activities or from other negligence on the part of such Responsible Party with respect to such activities, then such Development Overrun shall be included in Development Costs and shared by the Parties pursuant to Section 3.7.1(a).  If there is a dispute at the JDC level as to whether a Development Overrun is attributable to a Responsible Party, or with respect to the appropriate methodology for the allocation of the applicable [*****] threshold or the Development Overrun, as applicable, between the Parties if both Parties are Responsible Parties, as provided above, then at the election of either Party, such dispute shall be resolved by an Expert as set forth in Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.

(g)                                 Process Development Costs.  Medarex shall not be responsible for any Process Development Costs for a Product or MDX-1379 (other than Co-Promotion Products) from and after the first Initial Regulatory Approval for such Product or MDX-1379 in the United States.

3.7.2  FTE Records and Calculations.  Each Party shall record and account for its FTE effort for the Development of each Product and MDX-1379 to the extent that such FTE efforts are included in Development Costs or Allowable Expenses that are, or may in the future be, shared under this Agreement, and shall report such FTE effort to the JDC on a Quarterly basis, in each case in a manner that allocates such FTE effort to the extent practicable to each applicable Indication, and to activities in support of obtaining and maintaining Approval in the United States.  FTEs allocable to Development Costs shall be charged to Development Costs for a given personnel category as Previously Disclosed.  Except to the extent provided herein, each Party shall calculate and maintain records of FTE effort incurred by it in the same manner as used for other products developed by such Party, unless instructed by the JFC to employ other procedures, in which case such other procedures shall be applied equally to both Parties.  The JFC shall facilitate any reporting hereunder.

3.7.3  Reports.  Each Party shall report to the other Party, within thirty (30) days after the end of each Quarter, for each Indication for a Product, those Development Costs

†                                            [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

incurred by such Party during such Quarter that are, or may in the future be, shared under this Agreement.  Such report shall specify in reasonable detail all amounts included in such Development Costs with respect to each such Product during such Quarter (broken down, to the extent possible using the reports and reporting systems customarily used by a Party, by Indication and country) and shall be accompanied by invoices or other appropriate supporting documentation for any payments made by such Party to Third Parties that individually exceed fifty thousand dollars ($50,000) or as may be determined by the JFC.  Within forty-five (45) days after the end of each Quarter or, for the last Quarter in a calendar Year, within sixty (60) days after the end of such Year, the Party that has paid less than its share of such Development Costs set forth in Section 3.7.1 shall make a reconciling payment to the other Party to achieve the appropriate allocation of Development Costs provided in this Section 3.7.  Each such report shall enable the receiving Party to compare the reported costs against the Global Development Plan and Budget and Annual Development Plan and Budget, on both a monthly basis and a cumulative basis for each activity.  The Parties shall seek to resolve any questions related to such accounting statements within fifteen (15) days following receipt by each Party of the other Party’s report hereunder.  BMS shall also report the Development Costs incurred by it for Development activities conducted solely to support Approvals for Indications for Products in the Royalty Territory, but shall report such Development Costs only on an annual basis on a Region-by-Region basis and, collectively, for all such Indications in each such Region.  Each Party shall have the right to audit the other Party’s records as provided in Section 9.2 to confirm the accuracy of the other Party’s costs and reports with respect to Development Costs that are, or may in the future be, shared under this Agreement.

3.7.4  Regulatory Expenses.  Regulatory filing fees (including user fees and similar expenses paid to Regulatory Authorities) incurred with respect to any Products or MDX-1379 in the United States shall be considered Regulatory Expenses.  Regulatory filing fees (including user fees and similar expenses paid to Regulatory Authorities) incurred by BMS or any of its Affiliates with respect to any Products or MDX-1379 in the Royalty Territory shall be borne one-hundred percent (100%) by BMS, shall be excluded from Development Costs and Allowable Expenses, and shall not otherwise be reimbursable by Medarex hereunder.

3.8                               Medarex Right to Opt-Out.  Medarex shall have the right to opt-out (each such election, an “Opt-Out”) of certain Development activities with respect to each Additional Indication for a Product as follows:

3.8.1  Financial and Data Packages.

(a)                                  Within five (5) days after the Opt-Out Trigger Date for such Indication, BMS shall provide to Medarex (to the extent not previously provided or disclosed) the applicable then-current Global Development Plan and Budget and Annual Development Plan and Budget, any proposed amendments to the then-current Global Development Plan and Budget or Annual Development Plan and Budget, and a good faith estimate, broken down on a calendar Year basis, of the Development Costs expected to be incurred in connection with the continued Development of such Product to support Approval of such Indication in the United States (collectively, the “Financial Package”).

(b)                                  Upon review of the Financial Package, if Medarex has a good faith belief that it has the right to Opt-Out with respect to the Development of a Product for an Additional Indication pursuant to Section 3.8.2, Medarex may request, within ten (10) days after the receipt of the complete Financial Package, and BMS shall, within fourteen (14) days after such request, provide to Medarex (to the extent not previously provided or disclosed): (i) electronic copies (in a form that may be analyzed and manipulated by Medarex) of all data compiled by or on behalf of BMS (including electronic or other reasonable access to all case report forms then received) and any regulatory submissions made to the FDA or any other Regulatory Authority in the Major Market Countries by or on behalf of BMS with respect to such Indication for such Product, (ii) protocols for the Pivotal Trial and, if applicable, protocols or proposed designs for other anticipated Clinical Trials with respect to such Indication for such Product, (iii) any proposed amendment to the Global Commercialization Plan and Budget that takes account of the impact of the Approval of such Indication on the Commercialization of such Product, and (iv) such other information and materials pertaining to such Product or Indication that were provided to, or otherwise relied on by, BMS management (i.e., its Vice President of Oncology Clinical Development) and BMS’ applicable internal senior management committees (e.g., its Early Development Operating Committee and Brand Development Operating Committee, or its equivalent) in determining to proceed with such Pivotal Trial and the further Development of such Product for such Indication (collectively, the “Data Package”).

(c)                                  BMS shall notify Medarex in writing when it has provided Medarex with each complete Financial Package or Data Package.  Within ten (10) days after receipt by Medarex of such notice with respect to a Data Package for a Product for an Indication (the “Completion Notice”), Medarex shall have the right to request in writing, and, upon such request, BMS shall provide to Medarex, such other information and Materials as Medarex may reasonably request and as may be reasonably available at such time.  Further, BMS shall continue to provide Medarex with reasonable access to the data, forms and submissions of the types set forth in Section 3.8.1(b)(i) until the Opt-Out Exercise Date.

3.8.2  Right to Opt-Out.  If Medarex’s share (calculated in accordance with Section 3.7) of the projected Development Costs for (a) the Development of such Product for such Indication as set forth in the proposed Global Development Plan and Budget, or any proposed amendment to an existing Global Development Plan and Budget with respect to such Product for such Indication, together with (b) all of the projected Development Costs for the Development of such Product for other Indications and other Products as set forth in all then-current Global Development Plans and Budgets, in the aggregate, for any given calendar Year, exceeds (i) for calendar Years through the Year ending December 31, 2010, the greater of (A) [*****]† of the total consolidated projected research and development budget of Medarex and its Affiliates for such Year (calculated in a manner reasonably consistent with the methodology by which such expenses would be recorded in Medarex’s audited financial statements), and (B) [*****], and (ii) for calendar Years after the Year ending December 31, 2010, [*****] of the total consolidated projected research and development budget of Medarex and its Affiliates for such Year (calculated in a manner reasonably consistent with the methodology by which such

†                                            [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

expenses would be recorded in Medarex’s audited financial statements), then Medarex shall have the right to Opt-Out with respect to such Indication by delivering to BMS written notice of such Opt-Out together with a copy of the total consolidated projected research and development budget of Medarex and its Affiliates for the current Year and, if available, the next Year, as approved by Medarex’s Board of Directors as part of its annual budget process and a good faith estimate of Medarex’s projected research and development for any subsequent Year(s) (including any forecasts, if any have been approved by Medarex’s Board of Directors) to the extent relied on by Medarex to support such Opt-Out (a “Good-Faith R&D Budget Estimate”) (the date of delivery of such notice by Medarex to BMS, the “Opt-Out Exercise Date”), no later than the date that is the later of (1) thirty (30) days after the first date on which Medarex has received from BMS the entire Data Package (or the applicable Completion Notice, whichever is later), provided that if Medarex requests additional information or Materials pursuant to Section 3.8.1(c), and BMS does not deliver such information or Materials as required therein within ten (10) days after such request, such thirty (30)-day period shall be extended by a day for each day that such delivery is delayed and (2) five (5) Business Days prior to the anticipated DP 5 Decision Point.  BMS shall promptly provide Medarex with written notice as to the anticipated date of the DP5 Decision Point and any changes in such date.  If Medarex Opts-Out with respect to any such Indication, such Indication shall be deemed to be a Partially Co-Funded Indication as of the Opt-Out Exercise Date until the date, if any, that such Indication ceases to be a Partially Co-Funded Indication pursuant to Section 3.8.4 or 3.8.5, and all related Development activities shall be deemed to be Excluded Activities, and BMS shall thereafter have the right, but not the obligation, subject to Section 3.8.4 and the other terms of this Agreement, to conduct such Excluded Activities.  BMS shall notify Medarex in writing if it elects to conduct such Excluded Activities.  In the event that BMS elects pursuant to this Section 3.8.2 to conduct any Excluded Activities, BMS shall use Diligent Efforts to conduct or cause to be conducted such Excluded Activities in accordance with the applicable then-current Global Development Plan and Budget and Annual Development Plan and Budgets (provided that any amendments to such Approved Plans prior to the commencement of the first Pivotal Trial shall be subject to Section 3.8.4) and this Agreement, provided that BMS shall have the right to discontinue such Excluded Activities in their entirety at any time pursuant to Section 3.8.3(a).

3.8.3  Effect of Opt-Out.  Subject to Section 3.8.4, if Medarex Opts-Out with respect to an Indication for a Product:

(a)                                  BMS shall bear [*****]† of any and all Development Costs specifically identifiable or reasonably allocable to the Partially Co-Funded Indication from and after the Opt-Out Exercise Date (for so long as such Indication remains a Partially Co-Funded Indication); provided, however, that after such Opt-Out Exercise Date, BMS shall have the right, after consultation with Medarex in the JDC, to discontinue its Development of such Partially Co-Funded Indication in its entirety hereunder;

(b)                                  Medarex shall have no obligation to conduct or otherwise participate in any such Excluded Activities;

†                                            [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(c)                                  Medarex shall remain entitled and obligated to Co-Promote such Partially Co-Funded Indication if it is already Co-Promoting the applicable Product or upon exercise of its Co-Promotion Option for such Product; and

(d)                                  if the Product is a Non-Co-Promoted Product, Medarex shall, with respect to such Partially Co-Funded Indication, receive the applicable royalty on Net Sales of such Product for such Partially Co-Funded Indication under Section 6.6 and if the Product is a Co-Promotion Product, Medarex shall, with respect to such Partially Co-Funded Indication, (i) receive/bear such share of the Profit/Loss under Section 6.4 from such Indication in the United States and (ii) receive the applicable royalty on Net Sales of such Product for such Partially Co-Funded Indication under Section 6.6 in the Royalty Territory, provided that, in each case, the reduction pursuant to Section 6.4.2 (except as otherwise provided therein with respect to Allowable Expenses) and the provisos in Section 6.6.1(a) shall apply only if and when the Partially Co-Funded Indication receives Initial Approval or, if expressly provided for in Global Development Plan and Budget in effect as of the commencement of the applicable Pivotal Trial for such Partially Co-Funded Indication, a Compendia Listing, and only for so long as such Approval or Compendia Listing is maintained.

3.8.4  Material Changes Prior to the Commencement of a Pivotal Trial.  If Medarex Opts-Out of a Partially Co-Funded Indication pursuant to Section 3.8.2, and BMS thereafter materially reduces the scope or funding commitments for the Development of such Indication prior to the commencement of the first Pivotal Trial for such Indication, from what was set forth in the Financial Package or Data Package provided to Medarex pursuant to Section 3.8.1, then (a) BMS shall provide Medarex with written notice thereof, together with an updated Financial Package and Data Package and such other information and Materials as Medarex may reasonably request pursuant to Section 3.8.1(c), (b) such Indication shall cease to be a Partially Co-Funded Indication and (c) Medarex shall again have the right to Opt-Out of such Indication pursuant to Section 3.8.2.

3.8.5  Forced Opt-In.  If Medarex relied on a Good-Faith R&D Budget Estimate for a particular calendar Year to Opt-Out of an Indication and its actual research and development budget for such calendar Year exceeds the amount projected for such Year in such Good-Faith R&D Budget Estimate by an amount that would not have permitted Medarex to Opt-Out of such Indication had it been reported in such Good-Faith Budget Estimate for such Year, and it is subsequently finally and conclusively determined that such Good-Faith Budget Estimate for such Year was provided in bad faith, then, at BMS’ election on written notice to Medarex within thirty (30) days after such determination, such Indication shall cease to be a Partially Co-Funded Indication and Medarex shall be required to pay to [*****]† of the Development Costs incurred by BMS from the Opt-Out Exercise Date that would have been allocated to Medarex pursuant to Section 3.7 had Medarex not Opted-Out with respect to such Indication.  Medarex shall make such payment in four (4) equal installments, payable within thirty (30) days after receipt of such written notice and thereafter, on or before the end of each of the three (3) succeeding Quarters, with interest accruing and paid with each such quarterly payment, in the

†                                            [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

amount provided in Section 6.12 from the date of such notice.  Notwithstanding the foregoing, if the Parties dispute as to whether Medarex’s Good-Faith R&D Budget was provided in bad faith, such dispute shall be resolved pursuant to expedited arbitration as set forth in Section 16.4, and BMS’ right to require Medarex to Opt-In with respect to such Indication as set forth in this Section 3.8.5 shall be tolled for so long as any such dispute resolution procedures are being pursued by a Party in good faith and if it is finally and conclusively determined that Medarex provided the Good-Faith R&D Budget in bad faith, then BMS shall have the right to require Medarex to Opt-In with respect to such indication within thirty (30) days after such determination.

3.9                               Regulatory Exclusivity.  Except as provided in Section 11.2.6, the JDC shall oversee the process of applying for and securing exclusivity rights that may be available under the Applicable Law of countries in the Territory, including any data or market exclusivity periods such as those periods listed in the FDA’s Orange Book or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, and all international equivalents.  Each Party shall use Diligent Efforts consistent with its obligations under Applicable Law to cooperate with the other to take such reasonable actions to assist the other Party in obtaining such exclusivity rights in each country, as directed by the JDC, and any disputes with respect to such actions shall be resolved pursuant to Section 2.7.3(c) and, if applicable, Article 16.

3.10                        Coordination of Clinical Strategy.  The JDC shall discuss the clinical strategy for Developing Products in the Territory at each meeting of the JDC to determine whether BMS’ plans for Developing any Product in the Royalty Territory, including with respect to one or more Clinical Trials or with respect to one or more Indications could have a material adverse effect on the Development and Commercialization of such Product or any other Product in the United States, and whether the Global Development Plan and Budget for Developing any Product in the United States could have a material adverse effect on BMS’ plans for Developing and Commercializing such Product or any other Product in the Royalty Territory.  BMS shall not adopt a clinical strategy for any Product in the Royalty Territory that would be reasonably likely to have a material adverse effect on the Development and Commercialization of a Product in the United States without Medarex’s consent, and the Parties shall endeavor not to adopt a clinical strategy for a Product in the United States that would be reasonably likely to have a material adverse effect on BMS’ plans for Developing and Commercializing any such Product in the Royalty Territory without BMS’ consent.  If such a material adverse effect would be reasonably likely to occur, then the Parties, or BMS, as applicable, shall seek to minimize any such material adverse effect in a manner consistent with the terms of this Agreement, with priority given to minimizing the effect on those countries that have the most significant commercial potential.

3.11                        Pharmacovigilance Responsibilities.  Subject to the terms of this Agreement, and within three (3) months after the Effective Date of this Agreement, BMS and Medarex (under the guidance of their respective Pharmacovigilance Departments, or equivalent thereof) shall define and finalize the responsibilities the Parties shall employ to protect patients and promote their well-being.  These responsibilities shall include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports, pregnancy reports, and any other information concerning the safety of any Product, as well as the Lead Agents.  Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill, local and international regulatory reporting obligations to government authorities. Furthermore, such agreed procedures shall be consistent with relevant International Council for Harmonisation (ICH) guidelines, except where said guidelines may conflict with existing local regulatory safety reporting requirements, in which case local reporting requirements shall prevail.

Until such guidelines and procedures are set forth in an agreement between the Parties, (hereafter referred to as the “Safety Data Exchange Agreement”), the terms of subsections 3.11.1 - 3.11.4 shall apply.  Following the execution of the Safety Data Exchange Agreement, subsections 3.11.1 - 3.11.4 shall have no further force or effect.

3.11.1  Each Party shall notify the other Party as soon as practicable, but not later than one (1) Business Day after it receives information about the initiation of any investigation, review or inquiry by any Regulatory Authority concerning the safety of a Product or a Lead Agent.

3.11.2  Individual Case Safety Reports (ICSRs) and pregnancy reports which come to the attention of either Party shall be notified to the other Party, in English, in accordance with the time frames, formats, and method listed below.  No source documents shall be exchanged.  Each report shall be transmitted to the appropriate reporting contact as found in Section 3.11.4 below.

Report Type	Timeframe	Format	Method
Attributable* (related) fatal or life-threatening ICSRs	Four (4) calendar days	CIOMS I	FAX
All other serious attributable* (related) ICSRs and pregnancies	Seven (7) calendar days	CIOMS I	FAX
Serious non-attributable (not related) ICSRs	Monthly	CIOMS I	FAX
Non-serious attributable* (related) and non-attributable (not related) ICSRs	Not applicable

*   Attributable (i.e., suspected causal relationship to Product) by either the investigator or a Party.

3.11.3  Each Party is responsible for complying with all applicable investigational and postmarketing safety reporting regulations with respect to the use of the Product and the Lead Agents in the territory in which they promote the Product and the Lead Agents, as subject to the terms of this Agreement.  This includes the submission of expedited and periodic reports to the appropriate Regulatory Authority(s).

3.11.4  All information to be reported to a Party under this Section shall be sent as follows (or to such other address, contact person, telephone number, facsimile number or e-mail address as may be specified in writing to the other Party):

(i)	To BMS, at:

Bristol-Myers Squibb Company
Adverse Event Processing
311 Pennington-Rocky Hill Road HW 19 1.01
Pennington, NJ 08534
USA
Facsimile: 1-609-818-3804
Email: worldwide.safety@bms.com

(ii)	To Medarex, at:

Medarex, Inc.
Clinical Science
519 Route 173 West
Bloomsbury, NJ 08804
	Attention:	Safety Officer
	Facsimile:	908-479-2408
	Email:	drugsafety@medarex.com

The Parties’ costs incurred in connection with receiving, investigating, recording, reviewing, communicating, and exchanging Adverse Events and “Other Reportable Information” shall be included as an element of Development Costs or as Allowable Expenses (to the extent specifically identifiable to or reasonably allocable to the Development or Commercialization of Co-Promotion Products for the United States), calculated on a FTE Cost and direct out-of-pocket cost basis.

3.12                        Notice of Investigation or Inquiry.  If any Regulatory Authority (a) with respect to Medarex, in the United States and (b) with respect to BMS, in a Major Market Country or any other country in Europe, (1) contacts such Party with respect to the improper Development, use, distribution, manufacture or Commercialization of any Product, MDX-1379 or any other Agent’s use in connection with a Product, (2) conducts, or gives notice of its intent to conduct, an inspection at such Party’s facilities or (3) takes, or gives notice of its intent to take, any other regulatory action with respect to any activity of such Party that could reasonably be expected to adversely affect any Development or Commercialization activities with respect to any Product, MDX-1379 or any other Agent’s use in connection with a Product under this Agreement, then such Party shall promptly notify the other Party of such contact or notice.  Such other Party shall have the right to be present at and to participate in any such inspection or regulatory action with respect to the Products or MDX-1379.  The inspected Party shall provide such other Party with copies of all pertinent information and documentation issued by any such Regulatory Authority within two (2) Business Days of receipt (or sooner if necessary to permit such other Party to be present at such visit) and the JDC shall have the right to review and approve in advance any responses that pertain to the Products, MDX-1379 or any other Agent’s use in connection with a Product.

3.13                        Additional Agent Selection, Development and Commercialization; Third Party Royalties.

3.13.1  Identification and Selection of Agents; General Rule.

(a)                                  In General.  The Parties acknowledge that they may wish to Develop a Product for use together, or in combination, with one or more Agents for one or more Indications in addition to those Lead Agents and Lead Indications set forth in the Global Development Plan and Budget as Previously Disclosed.  The Parties shall, in selecting Additional Agents for future Development of a Product, seek to select those Additional Agents that have the highest potential for (x) expanding Approvals or Compendia Listings for such Product, such as, for example, for use in new tumor types or for improved lines of therapy for existing tumor types and (y) maximizing the value of the Product (without regard to any potential increase in sales of the Additional Agent engendered by a successful Development program), while recognizing that the costs and risks associated with the development and, if applicable, the acquisition, licensing and commercialization of such Agent must also be taken into account.  The Parties shall work collaboratively to identify and select Additional Agents and neither Party shall (i) acquire from a Third Party, whether by license or otherwise, rights to an Immunotherapeutic Agent with the primary intent to develop such agent for use with an Antibody, or (ii) otherwise develop or commercialize any Immunotherapeutic Agent for use with an Antibody or a Non-Antibody Substance, in each case, without first complying with this Section 3.13.

(b)                                  Separate Written Agreement; Exceptions.  If the Parties agree to pursue the Development of a Product for use together, or in combination, with an Additional Agent, or the development or commercialization of such an Agent, whether for use with a Product or otherwise, subject to the requirements set forth in Section 3.13.2, the Parties shall enter into a separate written agreement with respect to, or shall amend this Agreement to include, such activities for such Additional Agent; provided, however, no separate agreement or amendment shall be required if (i) the proposed Additional Agent has received Approval as a monotherapy in the United States, (ii) the proposed Additional Agent is currently being marketed in the United States and (iii) the Parties are able to Develop a Product for use with such proposed Additional Agent without entering into any separate agreement with the Third Party or Party that controls such agent (each, a “Commercialized Agent”), in which event the JEC shall decide whether to Develop a Product for use together, or in combination, with such proposed Commercialized Agent under the Collaboration, and any disputes shall be subject to escalation to the JEC pursuant to Section 2.7.3(c) and the Designated Officers of the Parties pursuant to Section 16.1.1; and provided further that if the JDC, JEC or the Designated Officers, as applicable, cannot resolve the matter, then BMS shall resolve the dispute pursuant to Section 16.1.5 (following compliance with Section 2.7.3(c) and subject to the other provisions of Section 16.1).  The Parties shall use good faith efforts (x) to enter into agreements with Third Parties, if and as necessary, to Develop the Lead Product for use together, or in combination, with the Lead Agents (other than MDX-1379) as contemplated by the Global Development Plan and Budget as Previously Disclosed, and (y) to enter into agreements with Third Parties, if and as necessary, to

Develop Products for use with Additional Agents, which agreements ((x) and (y)), wherever possible, shall be between both Parties and such Third Party and, with respect to Agents that are not Commercialized Agents, shall provide the Parties, as nearly as possible, with rights substantially similar to those provided under this Agreement with respect to MDX-1379 (other than under Section 6.3.2(a)).  Subject to Section 3.13.2, neither Party shall enter into an agreement with a Third Party with respect to a Lead Agent or, once designated as such, an Additional Agent for use together, or in combination, with an Antibody or a Non-Antibody Substance, without the written consent of the other Party, not to be unreasonably withheld or delayed.  Notwithstanding anything in this Agreement to the contrary, except as set forth in the Global Development Plan and Budget as Previously Disclosed, no Product shall be Developed for use together, or in combination, with an Immunotherapeutic Agent that is controlled by a Party (other than with respect to an agreement entered into pursuant to this Section 3.13.1(b)), and no such Immunotherapeutic Agent shall otherwise be included in the Collaboration, without the written consent of the Party controlling such Agent, and the mutual agreement of the Parties as to the Global Development Plan and Budget, including any Decision Points and Success Criteria, and, if applicable, the Global Commercialization Plan and Budget for the Development of a Product for use with such Agent or, if applicable, the Development of such Agent, as well as any update, amendment, modification or waiver to any of the foregoing.

(c)                                  Cost and Profit Sharing.  If the Parties agree to Develop a Product for use together, or in combination, with a Commercialized Agent that is controlled by a Party (other than as provided in Section 3.13.2(b)), such Party shall (i) remain responsible for the development and commercialization of such Agent, including using commercially reasonable efforts to obtain and maintain authorizations from the Regulatory Authorities to market and sell such Agent for use with such Product (it being understood that such Party need not maintain any such authorizations if it intends to withdraw such Agent from the market), (ii) bear all of the costs of such development and commercialization, including any Third Party royalties or milestones applicable to the manufacture, use or sale of such Agent, and (iii) retain all revenues and profits from the sale of such Agent.  Except as provided in Section 3.13.2, nothing in this Agreement shall limit or affect a Party’s ability to sell its rights to, grant licenses with respect to, or otherwise dispose of its rights to, an Immunotherapeutic Agent controlled by it on such terms as it may determine.  The Parties shall share in the Development Costs and, solely with respect to Co-Promotion Products in the United States, the Allowable Expenses and Profit or Loss incurred in the Development and Commercialization of the Product for use with such Commercialized Agent as provided herein; provided that the Party controlling such Agent shall bear a higher, mutually agreed, percentage of the Development Costs for any Indications involving such Additional Agent and its use together, or in combination, with a Product.  For clarity, if a Party has granted an exclusive license to a Third Party to develop and commercialize such Commercialized Agent for all uses in the Field, such Party shall not be deemed to control such Agent for purposes of the foregoing sentence.  Such higher percentage shall reflect, among other things, what a Third Party would otherwise have contributed to the Development of such Agent had such Agent been controlled by a Third Party and such Third Party had jointly conducted such Development with the Collaboration.  Notwithstanding the changes in cost allocation with respect to Development, the Parties’ rights to share in Profits and Losses and Medarex’s rights to receive royalties, as applicable, with respect to Products under this Agreement shall be as otherwise set forth in this Agreement and shall not be modified as a result of such cost allocations provided for in this Section.

3.13.2  Agent Exclusivity.  Except with respect to Additional Agents as provided herein, neither a Party (or its Affiliates or (sub)licensees of rights with respect to Immunotherapeutic Agents) shall, prior to the Exclusivity End Date, without the written consent of the other Party, (x) either itself, or with or through any Third Party, engage, directly or indirectly, in the clinical development or commercialization of an Immunotherapeutic Agent, or collaborate with any Third Party with respect to the clinical development or commercialization of an Immunotherapeutic Agent, in each case for use together, or in combination, with an Antibody or a Non-Antibody Substance in the Territory, or (y) grant any right or license to any Third Party, by contract or otherwise, to clinically develop or commercialize an Immunotherapeutic Agent (including an Agent) for use together, or in combination, with an Antibody in the Territory or an Agent for use together, or in combination, with a Non-Antibody Substance in the Territory (provided that if a Party has granted to a Third Party a license to develop and commercialize an Immunotherapeutic Agent for all uses in the Field, this Section 3.13.2 shall not apply to such Third Party’s use of such Immunotherapeutic Agent), except as follows:

(a)                                  Within twelve (12) months after the Effective Date, the JDC shall establish certain requirements for proof of concept that must be met for a Party to have the right to offer an Immunotherapeutic Agent to the Collaboration pursuant to this Section 3.13.2 (the “Proof of Concept Requirements”), which minimum requirements shall apply to all Immunotherapeutic Agents irrespective of the Party that proposes a particular Immunotherapeutic Agent.  Any dispute in the JDC with respect to Proof of Concept Requirements, or as to whether a Party has satisfied the Proof of Concept Requirements with respect to a particular Immunotherapeutic Agent that are not resolved by the JEC, shall be resolved by an Expert pursuant to Section 16.2, following compliance with Sections 2.7.3(c) and 16.1.1.

(b)                                  If a Party presents an Immunotherapeutic Agent that has met the Proof of Concept Requirements, together with any information in support thereof and any other material information with respect to such agent in its possession or control, to the other Party pursuant to Section 3.13.1 and the other Party delivers written notice to the first Party that such other Party is not interested in pursuing the Development of a Product for use together, or in combination, with such Immunotherapeutic Agent, whether through an applicable Committee or otherwise, the Party proposing such agent shall be free to develop and commercialize such agent for use with Antibodies, including Products, and, subject to Section 10.5, Non-Antibody Substances outside the Collaboration, provided that in no event shall such Party (or its Affiliates or sublicensees of rights with respect to such Immunotherapeutic Agents) have the right, without agreement of the other Party to conduct Pivotal Trials for or commercialize such agent for use with a Product until the earlier of the Exclusivity End Date and the first date, if any, that one or more Third Parties have commenced Pivotal Trials or obtained approval from the FDA to market two or more Immunotherapeutic Agents for use together, or in combination, with such Product, in the United States.  For clarity, subject to Section 3.13.1(a), neither Party shall be obligated to offer an Immunotherapeutic Agent controlled by it to the Collaboration, unless it wishes to develop or commercialize such agent for use with Antibodies or Non-Antibody Substances.  For further clarity, without the prior written consent of the other Party, neither Party (or its Affiliates or sublicensees of rights with respect to such Immunotherapeutic Agents) shall have the right under this Section 3.13.2 to develop or commercialize an Immunotherapeutic Agent that has not met the Proof of Concept Requirements for use together, or in combination, with an Antibody or a Non-Antibody Substance outside the Collaboration, except as provided in Section 3.13.2(h).

(c)                                  If the Parties agree to pursue the Development of a Product for use together or in combination with a proposed Additional Agent that was, at the time it was first proposed pursuant to Section 3.13.1, controlled by a Party, including, if necessary, the development or commercialization of such agent, for use with a Product, but are unable to agree (i) on the terms on which it would be included in the Collaboration or (ii) on a Global Development Plan and Budget or, if applicable, a Global Commercialization Plan and Budget, then the Party that controls such agent shall provide in writing to the other Party its last offer with respect to such agent and if such offer is not accepted by the other Party, the controlling Party shall then have the right to develop and commercialize such agent, whether alone or together with a Third Party (including by granting a Third Party a right or license to do so)) for use with Antibodies, including Products, and, subject to Section 10.5, Non-Antibody Substances outside the Collaboration; provided, however, that such Party shall not (nor shall its Affiliates or sublicensees of rights with respect to such agent) enter into an agreement with, or grant any right or license to, a Third Party with respect to such agent on terms that are equal to or more favorable to such Third Party than those set forth in such Party’s last offer pursuant to this Section 3.13.2(c); and provided further that in no event shall such Party (or its Affiliates or sublicensees of rights with respect to such agent) have the right to conduct Pivotal Trials for or commercialize such agent for use with a Product until the earlier of the Exclusivity End Date and the first date, if any, that one or more Third Parties have commenced Pivotal Trials or obtained approval from the FDA to market two or more Immunotherapeutic Agents for use together or in combination such Product in the United States.  In the event of any dispute between the Parties with respect to whether the terms and conditions of the agreement into which a Party proposes to enter with a Third Party in accordance with this Section 3.13.2(c) are equal to, or more favorable, when considered as a whole, to such Third Party than the terms and conditions set forth in such last offer to such other Party, such dispute shall be resolved at the election of either Party by an Expert as set forth in Section 16.2, following compliance with Sections 2.7.3(c) and 16.1.1.

(d)                                  If the Parties agree to pursue the Development of a Product for use together, or in combination, with an Agent, including, if necessary, the development or commercialization of such Agent, whether for use with a Product or otherwise, in each case, for one or more Indications as set forth in a Global Development Plan and Budget, and (i) such Product or Agent fails to satisfy the applicable Success Criteria at a Decision Point for each such Indication, and the Parties do not agree to continue such development and commercialization for at least one such Indication or (ii) the Parties otherwise agree to terminate such development and commercialization for each such Indication, and, in each case ((i) and (ii)), the Parties do not otherwise agree to pursue the development of new Indication(s) for such Agent, then the Parties shall be free to develop and commercialize such Agent for use with Antibodies (other than Products) and, subject to Section 10.5, Non-Antibody Substances outside the Collaboration.

(e)                                  If the Parties agree to pursue the Development of a Product for use together, or in combination, with a Commercialized Agent and such Product is Approved in the United States for use together or in combination with such Commercialized Agent for an Indication, each Party shall have the right from and after (i) the date of such Approval to clinically develop such Commercialized Agent for use with Antibodies (other than the Lead

Antibody, any Additional Antibodies or any Products) that are being developed (other than where a Party retains the right to commercialize such Antibody) or commercialized by one or more Third Parties for any indication and (ii) the [*****]† anniversary of such Approval to commercialize such Commercialized Agent for use with Antibodies (other than the Lead Antibody, any Additional Antibodies or any Products) that are being developed (other than where a Party retains the right to commercialize such Antibody) or commercialized by one or more Third Parties for any indication, provided that such clinical development and commercialization shall not commence unless and until such Commercialized Agent and each such other Antibody is approved by the applicable Regulatory Authorities, and lawfully marketed, as a monotherapy in the United States.  Notwithstanding anything in this Agreement to the contrary, such controlling Party shall not Detail any such Commercialized Agent that has been approved for use together, or in combination, with such Product using the same sales force that Details a Product without the consent of the other Party, not to be unreasonably withheld or delayed.

(f)                                    If the Parties agree to pursue the Development of a Product for use together, or in combination, with an Agent, either Party shall have the right, subject to Section 10.5, to clinically develop such Agent for use with Non-Antibody Substances, provided that neither Party (or its Affiliates or sublicensees of rights with respect to such Agent) shall have the right to commercialize such Agent for use with Non-Antibody Substances until the [*****] anniversary of the date that such Product is approved for use together, or in combination, with such Agent, unless the Parties cease the Development of a Product for use together, or in combination with such Agent, in which case Section 3.13.2(d) shall apply.

(g)                                 For the avoidance of doubt, the rights set forth in clauses (a) through (f) above, do not permit the proposing Party or the controlling Party, as applicable, to (i) use Collaboration Know-How relating to (A) a Product or (B) the use of such Commercialized Agent with an Antibody, in each case ((A) and (B)), unless it is in the public domain, or (ii) reference any Drug Approval Applications, Approvals or other regulatory filings for a Product (or such Commercialized Agent for use with a Product), in support of any filings with the Regulatory Authorities for the use of such Commercialized Agent with such other Antibodies and Non-Antibody Substances and such proposing or controlling Party shall not have a right of reference to any Product Approvals.

(h)                                 Notwithstanding anything in this Agreement to the contrary, the exclusivity provisions in this Section 3.13 shall terminate on the Exclusivity End Date with respect to the first Product and each Party shall have the right to develop and commercialize Immunotherapeutic Agents (other than Agents that are being Developed or Commercialized through the Collaboration or Immunotherapeutic Agents to the extent controlled by the other Party) for use with Antibodies and Non-Antibody Substances, and neither Party shall have any rights under the grants set forth in Sections 10.1.3 and 10.2.2, including the right to reference any Approvals or other regulatory filings for a Product, for such purpose until after the Exclusivity End Date.  For clarity, the restrictions set forth in this Section shall continue to apply to Lead

†                                            [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Agents and Additional Agents after the Exclusivity End Date except as expressly provided in clauses (c) through (f) above and, in no event, shall a Party have the right to use any Collaboration Patents and Collaboration Know-How that is Confidential Information of a Party to develop or commercialize an Agent for use together or in combination with an Antibody Competing Product.

ARTICLE 4

COMMERCIALIZATION IN ROYALTY TERRITORY

4.1                               Lead Marketing Party.  Subject to Sections 10.5 and 14.5, BMS shall be the Lead Marketing Party for each Product and MDX-1379 in the Royalty Territory and shall have sole responsibility for Commercializing each such Product and MDX-1379 in the Royalty Territory; provided that BMS shall keep Medarex reasonably informed of BMS’ Commercialization activities in the Royalty Territory with respect to each such Product and MDX-1379 through the JCC.

4.2                               Diligence for Commercialization of Products in Royalty Territory.

4.2.1  Diligent Efforts.  BMS shall use Diligent Efforts to Commercialize each Product and MDX-1379 for each Indication for which such Product or MDX-1379 is Approved in the Royalty Territory.  Without limiting the foregoing, BMS shall conduct all such Commercialization activities for each Product and MDX-1379 in the Royalty Territory in accordance with the terms of this Agreement and in a manner consistent with (a) the applicable Pre-Launch RT Commercialization Plan and Budget then in effect and (b) each applicable Annual RT Commercialization Plan and Budget then in effect; provided that, subject to Sections 10.5 and 14.5, BMS may, without seeking JCC approval to amend the then-current applicable Pre-Launch RT Commercialization Plan and Budget or the then-current applicable Annual RT Commercialization Plan and Budget (i) expand its activities or increase its financial commitments (but not Medarex’s obligations) beyond those set forth in the applicable Approved Plan or (ii) decrease its total spending or selling effort for a given Year by not more than [*****]† (but by not more than [*****] if BMS is then Commercializing a Competing Product in the applicable Region) beyond what is then budgeted in, and approved for, the then-current applicable Pre-Launch RT Commercialization Plan and Budget or the then-current applicable Annual RT Commercialization Plan and Budget for each of (A) Japan, (B) all countries in Europe (allocated across the countries in Europe as determined by BMS), and (C) all remaining countries of the Royalty Territory other than Japan and those in Europe (allocated across such remaining countries as determined by BMS).  BMS shall use its Diligent Efforts to Launch each Product and MDX-1379, as the case may be, for each Indication in a country in the Royalty Territory promptly after Approval is obtained in such country.  For avoidance of doubt, the Parties agree that BMS’ Diligent Efforts obligations permit BMS to take into account the reimbursement or pricing received in a country relative to the business risks and costs associated with Commercialization in such country to the extent it would do so were such Product a BMS

†                                            [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

solely-owned product (it being further understood that, before making any such decision not to Launch a Product in any such country for any such reason, BMS shall fully discuss the decision with Medarex through the JCC).

4.2.2  Appointment of Distributors and Co-Promoters.  Medarex agrees that BMS shall have the right to appoint distributor(s) and co-promoter(s) under this Agreement in the Royalty Territory; provided that BMS notifies Medarex in writing in advance of each such appointment in any Major Market Country (other than Commercial Distributor arrangements) and BMS remains fully responsible for the compliance by its co-promoters with the obligations of BMS under this Agreement delegated to them, but BMS shall not be responsible for the acts or omissions of its distributors (except to the extent that BMS was negligent in retaining, or managing its relationship with, such distributors), other than a distributor to whom BMS expressly licenses any of its rights and obligations under this Agreement in a country.  This Section 4.2.2 is not intended and shall not be construed to limit BMS’ obligations under Article 15 to indemnify Medarex for any Losses arising out of any Claims resulting directly or indirectly from the activities of such distributors in accordance with Article 15.

4.3                               Royalty Territory Commercialization Plans and Budgets.

4.3.1  Global Commercialization Plans and Budgets.  The Commercialization strategies of each Product and, if applicable, MDX-1379 in the Royalty Territory shall be set forth in the Global Commercialization Plan and Budget for such Product and MDX-1379.  The Parties shall adopt the Global Commercialization Plan and Budget for the Lead Product and MDX-1379 in accordance with Section 5.2.2(b) and the Global Commercialization Plan and Budget for each Additional Product in accordance with Section 5.2.2(c); provided, however, the Global Commercialization Plan and Budget shall include, with respect to the Royalty Territory (other than the Major Market Countries), only such detail regarding Commercialization activities and spending in the aggregate and on a Region-by-Region basis as is included in internal plans and budgets customarily prepared by BMS for its own oncology products.

4.3.2  Pre-Launch RT Commercialization Plans and Budgets and Annual RT Commercialization Plans and Budgets.

(a)                                  Adoption of Pre-Launch RT Commercialization Plan and Budget for the Lead Product and MDX-1379.  Within one hundred and eighty (180) days after the Effective Date, and consistent in form and substance with those internal plans and budgets customarily prepared by BMS for its own oncology products, BMS shall prepare and propose to the JCC for its review, comment and approval a pre-Launch Commercialization plan and budget (a “Pre-Launch RT Commercialization Plan and Budget”) for the Lead Product and MDX-1379 for each Region (aggregated for all countries in such Region) and each Major Market Country in the Royalty Territory, covering the period from January 1, 2005 through the end of the twenty-fourth (24th) month following Launch of the Lead Product and MDX-1379 in each such Region; provided that once an Annual RT Commercialization Plan and Budget is adopted for a Region or Major Market Country in the Royalty Territory for a given Product (or MDX-1379) for a Year, any Pre-Launch RT Commercialization Plan and Budget for such Product (or MDX-1379) for such Region or Major Market Country that covers the same calendar Year as the Annual RT Commercialization Plan and Budget shall have no further effect for such overlapping calendar Year.  Each Pre-Launch RT Commercialization Plan and Budget shall be consistent in all material respects with the then-current Global Commercialization Plan and Budget for the Lead Product and MDX-1379, as applicable.  BMS shall be solely responsible for performing and funding any and all Commercialization activities pursuant to any Pre-Launch RT Commercialization Plan and Budget, and Medarex shall have no obligation to perform or fund any such activities thereunder.

(b)                                  Adoption of Annual RT Commercialization Plan and Budget for the Lead Product and MDX-1379.  Prior to the Launch of the Lead Product or MDX-1379 in a Region in the Royalty Territory, and consistent in form and substance with those internal plans and budgets customarily prepared by BMS for its own oncology products, BMS shall prepare and propose to the JCC for its review, comment and approval a Commercialization plan and budget covering all Commercialization activities to be performed for the Lead Product and MDX-1379 in the Royalty Territory for the calendar Year following the calendar Year in which such Launch occurs (an “Annual RT Commercialization Plan and Budget”), and for each calendar Year thereafter, according to a schedule, and using a process, that will enable the JCC to review, comment on and approve (or fail to reach approval) on same by no later than October 31 of the preceding Year; provided that, if Launch occurs after September 30 and on or before December 31 in the calendar Year of Launch, the first Annual RT Commercialization Plan and Budget that shall be prepared shall be for the second calendar Year that follows the Year in which Launch occurred. Each Annual RT Commercialization Plan and Budget shall be consistent in all material respects with the then-current Global Commercialization Plan and Budget.  BMS shall be solely responsible for performing and funding any and all Commercialization activities under any Annual RT Commercialization Plan and Budget, and Medarex shall have no obligation to perform or fund any such activities thereunder.

Notwithstanding the foregoing, each Annual RT Commercialization Plan and Budget for each Product and MDX-1379 shall describe the plan for Commercialization of same for each Major Market Country and for each Region (which Regional plans and budgets shall be aggregated for all countries in a Region and not broken out on a country-by-country basis) in the Royalty Territory broken down, where customarily done by BMS for its own similar products, on an Indication-by-Indication basis and Quarterly basis, including, as applicable:

(i)                                    general strategies for the promoting, detailing and marketing of such Product and MDX-1379;

(ii)                                the selling effort that BMS plans to deliver for such Product and MDX-1379 for each Year;

(iii)                            market, unit sales, and Net Sales forecasts of such Product and MDX-1379;

(iv)                               total advertising and promotional spend; and

(v)                                   projected spending for Phase IV Studies.  BMS will also provide to Medarex, upon reasonable request, from time to time, a list of the Phase IV Studies then being conducted or, to the extent known, contemplated, in each Major Market Country in the Royalty Territory.

(c)                                  Adoption of Pre-Launch RT Commercialization Plans and Budgets and Annual RT Commercialization Plans and Budgets for Each Additional Product or Additional Indication.  In the event that, after the Execution Date and during the term of this Agreement, the Parties mutually agree in writing pursuant to Section 3.2.1(b) to Develop an Additional Product or an Additional Indication for a Product then being Developed or Commercialized, then within one hundred eighty (180) days of the date on which the JEC adopts a Global Commercialization Plan and Budget with respect to such Additional Product or an amendment to an existing Global Commercialization Plan and Budget with respect to any such Additional Indication, BMS shall, consistent with its obligations under Section 4.3.2(a) above for the Lead Product, prepare and propose to the JCC for its review, comment and approval a Pre-Launch RT Commercialization Plan and Budget for each such Additional Product, or an amendment to the existing Pre-Launch RT Commercialization Plan and Budget with respect to an Additional Indication, as applicable, in each case for each Region and Major Market Country for the period until the Launch of the Additional Product or the Launch of the Product for the Additional Indication, as applicable, in the Royalty Territory.  Thereafter, an Annual RT Commercialization Plan and Budget for each such Product shall be prepared in the same manner as for the Lead Product under Section 4.3.2(b).

4.4                               Sales and Distribution in Royalty Territory.  BMS shall be solely responsible for invoicing and booking sales, establishing all terms of sale (including pricing and discounts), and warehousing and distributing all Products and MDX-1379, and shall perform all related services, in each case in a manner consistent with the terms and conditions of this Agreement.  BMS shall also be solely responsible for handling all returns, recalls or withdrawals in accordance with Section 3.5, order processing, invoicing and collection, distribution, and inventory and receivables in the Royalty Territory.  If Medarex receives any orders for any such Product or MDX-1379 for the Royalty Territory, it shall refer such orders to BMS.

4.5                               Coordination of Commercialization Strategy.  The JCC shall discuss the Commercialization strategy for each Product and MDX-1379 at a Party’s request at any meeting of the JCC, to determine whether BMS’ plans for Commercializing any Product or MDX-1379 in the Royalty Territory would be reasonably likely to have a material adverse effect on the Commercialization of a Product or MDX-1379 in the United States, and whether the Global Commercialization Plan and Budget for Commercializing a Product or MDX-1379 in the United States would be reasonably likely to have a material adverse effect on BMS’ plans for Commercializing a Product or MDX-1379 in the Royalty Territory.  BMS shall not adopt a Commercialization strategy for a Product or MDX-1379 in the Royalty Territory that would be reasonably likely to have a material adverse effect on the Development or Commercialization of a Product or MDX-1379 in the United States without Medarex’s consent, and the Parties shall endeavor not to adopt a Commercialization strategy for a Product or MDX-1379 in the United States that would be reasonably likely to have a material adverse effect on BMS’ plans for Developing or Commercializing a Product or MDX-1379 in the Royalty Territory.  If either Party determines that such a material adverse effect is reasonably likely to occur, then the Parties or BMS, as applicable, shall seek to minimize any such adverse effect in a manner consistent with the terms of this Agreement, with priority given to minimizing the effect on the United States, and thereafter, those countries that have the most significant commercial potential.

ARTICLE 5

COMMERCIALIZATION IN THE UNITED STATES

5.1                               General Principles of Commercialization of Products in the United States; Diligence.

5.1.1  General Principles.  Subject to the terms of this Agreement and to the performance by Medarex of its obligations under this Agreement where Medarex has exercised its option to Co-Promote a Product pursuant to the terms of this Agreement, BMS shall be responsible for the Commercialization of each Product and, if applicable, of MDX-1379 for each Indication in the United States.

5.1.2  Diligence.  For each Co-Promotion Product, a Party shall have the diligence obligations set forth in Section 5.4.  BMS shall have the same Diligent Efforts obligations for each Product and MDX-1379 (other than Co-Promotion Products) in the United States as BMS has for a Co-Promotion Product in the United States.

5.2                               Commercialization Plans and Budgets; Pre-Launch US Commercialization Plan and Budget.

5.2.1  Commercialization Plans and Budgets.

(a)                                  In General.  Except in the limited case of certain Additional Products as provided in Section 5.2.2(c), the Commercialization of each Product and MDX-1379 shall be governed by a comprehensive, multi-year, worldwide Commercialization plan and budget for such Product and MDX-1379 covering both the United States and the Royalty Territory (the “Global Commercialization Plan and Budget”), and by detailed Commercialization plans and budgets covering the Commercialization activities to be performed for a particular calendar Year for each Co-Promotion Product in the United States (each, an “Annual US Commercialization Plan and Budget,” and, together with the applicable Annual RT Commercialization Plan and Budget, an “Annual Commercialization Plan and Budget”).  In addition, the Commercialization of each such Co-Promotion Product shall be governed by a pre-Launch Commercialization plan for the United States covering the period from the date such plan is adopted by the JEC (generally, upon commencement of the first Phase III Clinical Trials for such Co-Promotion Product) through the end of the second (2nd) full calendar Year following Launch of such Co-Promotion Product in the United States (the “Pre-Launch US Commercialization Plan and Budget,” and, together with the applicable Pre-Launch RT Commercialization Plan and Budget, a “Pre-Launch Commercialization Plan and Budget”); provided that once an Annual US Commercialization Plan and Budget is adopted for a given Co-Promotion Product for a Year, any Pre-Launch US Commercialization Plan and Budget for such Co-Promotion Product that covers the same calendar Year as the Annual US Commercialization Plan and Budget shall have no further effect for such overlapping calendar Year.

(b)                                  Limitations.  Notwithstanding anything contained in this Agreement or any plan or budget adopted hereunder to the contrary (including any Global Commercialization Plan and Budget, Annual US Commercialization Plan and Budget, or Pre-Launch US Commercialization Plan and Budget), unless otherwise agreed to in writing by Medarex, Medarex shall have no obligation (i) to perform in connection with any Product or MDX-1379 under this Agreement (A) any Commercialization activities other than those assigned to Medarex in an applicable Global Commercialization Plan and Budget for such Product or MDX-1379 (it being agreed that, other than as provided in Sections 3.4, 3.9, 3.11, 3.12, 5.5, 5.7, 5.8, 5.9, 5.10 and in compliance with Applicable Laws, Medarex shall not be obligated to perform any Commercialization activities other than the performance of PDEs using its sales force, without its prior written consent), (B) any Commercialization activities other than those assigned to Medarex in an applicable Pre-Launch US Commercialization Plan and Budget and Annual US Commercialization Plan and Budget for such Product or MDX-1379 (and only to the extent that that any such Plan and Budget has been prepared consistent with the Global Commercialization Plan and Budget and the terms of this Agreement), or (C) any Commercialization activities with respect to such Product or MDX-1379 prior to the date (if any) on which Medarex exercises the Co-Promotion Option with respect to such Product or MDX-1379 (subject to Section 6.4.1), and after the effective date of termination (if any) of Medarex’s right to Co-Promote such Product or MDX-1379, or (ii) to perform or fund in connection with any Product or MDX-1379 under this Agreement: (A) any Commercialization activities with respect to such Product or MDX-1379 directed toward or supporting its Commercialization in the Royalty Territory, or (B) any Commercialization (or other) activities under any Global Commercialization Plan and Budget to the extent relating to the Royalty Territory, and, unless and until it shall have exercised the Co-Promotion Option with respect to such Product or MDX-1379, the United States (and only thereafter with respect to the period that it is engaged in the Co-Promotion of such Product or MDX-1379).

5.2.2  Global Commercialization Plan and Budget.

(a)                                  In General.  The Global Commercialization Plan and Budget for each Product and MDX-1379 shall set forth the performance and funding obligations for the Commercialization of each Indication, and shall be consistent in form and substance with those long-term commercialization plans and budgets customarily prepared by BMS for its other oncology products, but which shall include in any event for each Co-Promotion Product (i) subject to Sections 5.2.2(d), 5.4 and 5.5, the maximum and minimum number of Sales Representatives required of Medarex and the minimum number of Sales Representatives required of BMS for the Commercialization of all Indications for each Co-Promotion Product in the United States for each of the first [*****]† (with the first [*****] being the [*****] in which Launch occurs) following initial Launch of such Co-Promotion Product in the United States, (ii) where customarily prepared by BMS for its own products, a non-binding good faith estimate of PDEs and call positions for each Co-Promotion Product in the United States in the Years covered by such Approved Plan, and (iii) where customarily prepared by BMS for its own products, any additional information that would otherwise be included in the Pre-Launch US

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Commercialization Plan and Budget for each Product and MDX-1379 (other than a Non-Co-Promoted Product).  Following the adoption of the initial Global Commercialization Plans and Budgets for the Lead Product and for MDX-1379 and for each Additional Product thereafter, BMS shall thereafter prepare and propose on a rolling [*****]† basis, according to a schedule, and using a process, that will enable the JCC to review, comment on and approve (or fail to reach approval) by September 30 of a Year, and submit to the JEC for review, comment and approval by no later than October 31 of a Year, an updated Global Commercialization Plan and Budget for each Product and MDX-1379 for the next [*****]; provided that in the event of any dispute by the JEC concerning such plan and budget, other than Arbitrable Matters, Litigable Matters and Expert Matters, and subject to Section 5.2.2(d) and the other terms and conditions of this Agreement, the matter shall be resolved by BMS pursuant to Section 16.1.5, following compliance with Section 2.7.3(c) and subject to the other provisions of Section 16.1; provided, however, that, except as provided in Section 5.2.2(d)(ii)(B)(iv), no change shall be made with respect to (x) the minimum number of Sales Representatives required for Medarex or BMS for the [*****] after Launch or (y) the maximum number of Sales Representatives required for Medarex for the [*****] after Launch, in each case ((x) and (y)), without the mutual agreement of the Parties through their representatives on the applicable Committees or as a Post-DO Party Matter in accordance with Section 16.1.4, following compliance with Section 2.7.3(c) and subject to the other provisions of Section 16.1.

(b)                                  Global Commercialization Plan and Budget for Lead Product and MDX-1379.  The Global Commercialization Plan and Budget for the Lead Product and MDX-1379 as of the Execution Date is as Previously Disclosed.

(c)                                  Adoption of Global Commercialization Plan and Budget for an Additional Co-Promotion Product or an Additional Indication.  In the event that the Parties mutually agree in writing pursuant to Section 3.2.1(b) to Develop any Additional Product or to Develop Additional Indications for an existing Product (or MDX-1379, as applicable), then, at the time such Additional Product first begins a Phase III Clinical Trial or such Additional Indication for an existing Product begins a Phase III Clinical Trial, BMS shall prior to the applicable Opt-Out Trigger Date, prepare and propose a Global Commercialization Plan and Budget for such Additional Product or an amendment to the existing Global Commercialization Plan and Budget for any such Additional Indication for an existing Product (or MDX-1379, as applicable), as the case may be, for review and approval by the JCC and JEC, with such plan and budget to be subject to all the terms and conditions that apply to each other Global Commercialization Plan and Budget hereunder.

(d)                                  Limitations on Changes to Sales Representatives in Global Commercialization Plan.

(i)                                    With respect to a Co-Promotion Product, the total number of such Sales Representatives required of Medarex in any applicable Global Commercialization Plan and Budget shall not, subject to Section 5.2.2(d)(iv), for the [*****] of each such plan:

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(A)                               exceed the number of Sales Representative FTEs that were set forth for such Year in the Global Commercialization Plan and Budget for such Co-Promotion Product that had been adopted in the previous calendar Year by more than the greater of (1) [*****]† FTEs or (2) [*****] of the number of Sales Representative FTEs; provided that in no event may the number of Sales Representative FTEs set forth in the Global Commercialization Plan and Budget exceed in any month during the first [*****] after the Launch of such Co-Promotion Product for its first Indication the maximum number of such Medarex Sales Representative FTEs that had been set forth for any such month in the first Global Commercialization Plan and Budget that was adopted for [*****].  By way of example, if the initial Global Commercialization Plan and Budget adopted for [*****] for the Lead Product shows that Medarex will need to provide, for [*****] Sales Representative FTEs, then the Global Commercialization Plan and Budget for such Product that is adopted for [*****] may not provide, without Medarex’s prior written consent, for an increase in the number of Medarex Sales Representative FTEs for [*****] from what was provided for [*****] in the previous Global Commercialization Plan and Budget by more than [*****] FTEs (i.e., the greater of [*****] FTEs or [*****] FTEs ([*****] FTEs));

(B)                               be less than the number of Sales Representative FTEs that were set forth for such Year in the Global Commercialization Plan and Budget for such Co-Promotion Product that had been adopted for the previous [*****], in the case of Sales Representative FTEs, by more than the greater of (1) [*****] FTEs or (2) [*****] of the number of Sales Representative FTEs; provided that in no event may the minimum number of Sales Representative FTEs set forth in the Global Commercialization Plan and Budget be less in any month during the first [*****] after the Launch of a Co-Promotion Product for its first Indication than the minimum number of such Medarex Sales Representative FTEs that had been set forth for such month in the first Global Commercialization Plan and Budget that was adopted for [*****].  By way of example, if the Global Commercialization Plan and Budget adopted for [*****] for the Lead Product shows that Medarex will need to provide, for [*****] Sales Representative FTEs, then the Global Commercialization Plan and Budget for such Product that is adopted for [*****] may not provide, without Medarex’s prior written consent, for a decrease in the number of Medarex Sales Representative FTEs for [*****] from what was provided for [*****] in the previous Global Commercialization Plan and Budget by more than [*****] FTEs (i.e., the greater of [*****] FTEs or [*****] FTEs [*****] FTEs)).

(ii)                                With respect to a Co-Promotion Product, the total number of such Sales Representatives required of Medarex in any Global Commercialization Plan and Budget shall not, subject to Section 5.2.2(d)(iv), for the [*****] of each such plan:

(A)                               exceed the number of Sales Representative FTEs that were set forth for such Year in the Global Commercialization Plan and Budget for such Co-Promotion Product that had been adopted for the previous calendar Year by more than the greater of (1) [*****] FTEs or (2) [*****] of the number of Sales Representative FTEs; provided that in no event may the number of Sales Representative FTEs set forth in the Global

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Commercialization Plan and Budget exceed in any month during the first [*****]† after the Launch of a Co-Promotion Product for its first Indication the maximum number of such Medarex Sales Representative FTEs that had been set forth for any such month in the first Global Commercialization Plan and Budget that was adopted for [*****].  By way of example, if the initial Global Commercialization Plan and Budget adopted for [*****] for the Lead Product shows that Medarex will need to provide, for [*****], [*****] Sales Representative FTEs, then the Global Commercialization Plan and Budget for such Product that is adopted for [*****] may not provide, without Medarex’s prior written consent, for an increase in the number of Medarex Sales Representative FTEs for [*****] from what was provided for [*****] in the previous Global Commercialization Plan and Budget by more [*****] FTEs (i.e., the greater of [*****] FTEs or [*****] FTEs [*****] FTEs));

(B)                               be less than the number of Sales Representative FTEs and total PDEs that were set forth for such Year in the Global Commercialization Plan and Budget for such Co-Promotion Product that had been adopted for the previous calendar Year, in the case of Sales Representative FTEs, by more than the greater of (1) [*****] FTEs or (2) [*****] of the number of Sales Representative FTEs; provided that in no event may the minimum number of Sales Representative FTEs set forth in the Global Commercialization Plan and Budget be less in any month during the first [*****] after the Launch of a Co-Promotion Product for its first Indication than the minimum number of such Sales Representatives that had been set forth for such month in the first Global Commercialization Plan and Budget that was adopted for [*****].  By way of example, if the Global Commercialization Plan and Budget adopted for [*****] for the Lead Product shows that Medarex will need to provide, for [*****] Sales Representative FTEs, then the Global Commercialization Plan and Budget for such Product that is adopted for [*****] may not provide, without Medarex’s prior written consent, for a decrease in the number of Medarex Sales Representative FTEs for [*****] from what was provided for [*****] in the previous Global Commercialization Plan and Budget by more [*****] FTEs (i.e., the greater of [*****] FTEs or [*****] FTEs [*****] FTEs)); provided that if Launch of the Product occurred in [*****], then the reduction in FTEs in [*****] shall also not fall below the minimum number of Medarex’s Sales Representative FTEs set forth for such period in the Global Commercialization Plan and Budget that was adopted in [*****].

(iii)                            The total number of such Sales Representatives required of Medarex in any Global Commercialization Plan and Budget for the [*****] or any later [*****] of each such Global Commercialization Plan and Budget shall reflect a good faith estimate by BMS consistent with its obligations under Section 5.4, but shall not otherwise be restricted in terms of number, increase or decrease in any manner.

(iv)                               The foregoing restrictions on annual increases and decreases in Medarex Sales Representative FTEs set forth in Sections 5.2.2(d)(i)-(ii) shall not apply in the case of, and the number of required Medarex Sales Representative FTEs (as well as the minimum and maximum number of Sales Representative FTEs to be provided by BMS) may be changed at any time by amendment to the Global Commercialization Plan and Budget (with a

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corresponding amendment to the then-current Annual US Commercialization Plan and Budget or, if applicable, Pre-Launch US Commercialization Plan and Budget) to reflect at any time, the effect of any event that materially and negatively affects the assumptions that were used to develop the Sales Representative FTE requirements and projections for a Co-Promotion Product (such as the failure to achieve BLA Approval for an Indication, a request by FDA for additional Clinical Trials before it will approve an Indication or an unanticipated delay in FDA’s review and approval of a Co-Promotion Product, the failure of Phase III Clinical Trial data to support an anticipated BLA filing, failure of FDA to approve a label for the Co-Promotion Product that supports the Commercial detailing levels that had been planned for the Indication, a material adverse change in the label (such as a black box warning), material changes in Applicable Law, or changes in the Launch date), it being further understood that unanticipated demand or lack of demand for a Co-Promotion Product is not an event that falls within the foregoing material events that would permit such immediate change to the required levels of Sales Representatives; provided that to the extent any such permitted change to the number of Medarex’s required Sales Representatives in the Global Commercialization Plan and Budget for any such material event cannot be accommodated, from either a timing or a numbers standpoint, as part of a permitted annual adjustment under Section 5.2.2(d)(i), Medarex shall use commercially reasonable efforts to effect such changes to its Sales Representative FTEs (and to the PDE levels that had been required of it theretofore) required by any such amended Global Commercialization Plan and Budget, amended Annual US Commercialization Plan and Budget, and if applicable, the amended Pre-Launch US Commercialization Plan and Budget as a result of such material event as promptly as practicable; provided further, that Medarex shall in any event make the changes to the Sales Representative FTEs and PDE levels required by any such amended Global Commercialization Plan and Budget, amended Annual US Commercialization Plan and Budget, or, if applicable, the amended Pre-Launch US Commercialization Plan and Budget by not later than [*****]† after the date that such amended Global Commercialization Plan and Budget, amended Annual US Commercialization Plan and Budget, or, if applicable, the amended Pre-Launch US Commercialization Plan and Budget is adopted; and provided further, that in the event of any such event, the Parties shall use their reasonable best efforts, notwithstanding any time frames to amend an Approved Plan set forth elsewhere in this Agreement, to finalize and ensure the adoption of the amended Global Commercialization Plan and Budget, amended Annual US Commercialization Plan and Budget, or, if applicable, an amended Pre-Launch US Commercialization Plan and Budget by the JEC (or in the event of dispute, in accordance with Section 2.7.3(c) and Article 16) to reflect such material event within thirty (30) days after the occurrence of such material event.

(v)                                   Medarex shall not be required to perform Medical Education Activities without its prior written consent, but, if requested by Medarex in writing upon not less than twelve (12) months prior written notice to BMS and upon satisfactory completion of their training, Medarex shall have the right and obligation to provide the number of FTEs as set forth in such notice, not to exceed [*****] of total Medical Liaisons FTEs set forth in the applicable then-current Annual US Commercialization Plan and Budget, and BMS shall provide in the Annual US Commercialization Plan and Budget and, if applicable, the Pre-

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Launch US Commercialization Plan and Budget) thereafter for such number of Medarex Medical Liaisons as corresponds to Medarex’s share of total PDE responsibilities.  Thereafter, increases and decreases in Medarex’s Medical Liaisons shall be set forth in the applicable Annual US Commercialization Plan and Budget consistent with the increases and decreases in BMS’ Medical Liaisons.  If Medarex elects to field Medical Liaisons as provided above, then the references in this Agreement to Co-Promotion activities will be deemed to include Medical Education Activities, where appropriate, for purposes of determining the Parties’ rights and obligations under this Agreement.

(vi)                               The Parties acknowledge that the Commercialization of a Product for a Secondary Milestone Indication or [*****]† Indication may require a larger number of or differently trained and experienced Sales Representatives than those Detailing such Product for Cancer Indications given that the Sales Representatives will be detailing to physicians other than oncologists.  Medarex shall have the same rights and obligations with respect to the Co-Promotion of a Product for a given Secondary Milestone Indication or [*****] Indication, and shall share in the Profit/Loss from such Co-Promotion efforts (or receive royalties therefrom if Medarex elects not to, or is not entitled to, Co-Promote such Indication) in the same manner and on the same terms, as apply in this Agreement with respect to the Co-Promotion of a Cancer Indication;  provided that (A) such Secondary Milestone Indication or [*****] Indication is not a Partially Co-Funded Indication at the time Medarex provides an Exercise Notice for such Product and (B) the JCC shall have agreed (which agreement shall be reflected as an amendment to this Agreement in a writing signed by both Parties) on (1) the minimum and maximum size of the sales force needed to Co-Promote for such Secondary Milestone Indication or [*****] Indication and (2) the terms under which the sales force may be increased or decreased on an annual basis with respect to such Secondary Milestone Indication or [*****] Indication; provided further that in the event of any dispute in the JCC with respect to the matters set forth in clauses (B)(1) and (2) above, any such dispute shall be resolved in accordance with Section 2.7.3(c) and, if applicable, Article 16.  BMS shall provide assistance to Medarex with hiring and training the additional Sales Representatives in accordance with Section 5.6 and Medarex shall be responsible for ensuring that all Sales Representatives required of it for Launch under the Pre-Launch US Commercialization Plan and Budget for such Secondary Milestone Indication or for such [*****] Indication are hired and fully trained for Launch not later than [*****] prior to Launch for such indication.

Medarex may phase-in its Sales Representatives for the Co-Promotion of such Product for any such Secondary Milestone Indication or [*****] Indication (as opposed to training all sales representatives required before it can Co-Promote); provided that such phase-in is completed by not later than [*****] after the date that Medarex provides its Exercise Notice under Section 5.3.1 to BMS to Co-Promote the Product for such Secondary Milestone Indication or [*****] Indication; and provided further that any such phase-in shall only apply to any number of required Sales Representatives for the Co-Promotion of such Product for any such Secondary Milestone Indication or [*****] Indication which is in excess of [*****] Sales Representatives.  If Medarex believes it will be unable to have its necessary Sales Representative

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FTEs fully trained in sufficient time prior to Launch, it will give the JCC at least [*****]† advance notice of same prior to Launch, and the JCC shall establish a schedule for the phase-in of such Medarex Sales Representatives after Launch until the end of such [*****] period that is commercially practicable and not unduly disruptive of ongoing Commercialization and that gives the JCC reasonable notice and opportunity to amend the Pre-Launch US Commercialization Plan and Budget or the Annual US Commercialization Plan and Budget to reflect the phase-in and to plan for BMS to make up any PDEs that will not be provided by Medarex as a result of the phase-in, it being understood that (x) BMS shall have the right, but not the obligation, to provide any such PDEs not provided by Medarex, in which event BMS’ cost of providing any such PDEs shall be included in Allowable Expenses and shall be shared by the Parties in accordance with the Profit and Loss allocations set forth in Section 6.4 [*****].

(vii)                           Subject to Sections 5.2.2(d)(i)-(vi), amendments to a Global Commercialization Plan and Budget may also be proposed by either Party at any time to reflect material developments, and such amendments shall be subject to review and approval by the JCC, and final review and approval of the JEC; provided, however, that in the event of any dispute by the JEC concerning such amendments, the matter shall be resolved pursuant to Sections 2.7.3(c) and, if applicable, Article 16.

(viii)                       Notwithstanding Sections 5.2.2(d)(i) and 5.2.2(d)(ii), Medarex may agree to provide some or all of the Sales Force representatives that it would not otherwise be required to provide by reason of the application of Sections 5.2.2(d)(i)(A) and 5.2.2(d)(ii)(A) for a given calendar Year, provided, that Medarex notifies BMS of same prior to the adoption of the Annual US Commercialization Plan and Budget or Pre-Launch US Commercialization Plan and Budget covering such calendar Year so that the change can be reflected in same and in the Global Commercialization Plan and Budget.

(ix)                              Beginning with the date that is [*****] after the Launch of a given Product for its first Indication, Medarex may in its discretion, following discussion with the JCC (and, if requested by the BMS members of the JCC, the JEC) and consistent with its Diligent Efforts obligations, decrease the number of Sales Representative FTEs that it would otherwise be required to use under the Annual US Commercialization Plan and Budget relating to such Product; provided that (A) Medarex may not decrease such Sales Representatives below a level that represents [*****] of the Sales Representative FTEs that would otherwise be required to Detail such Product and (B) Medarex may only do so if Medarex will still be able to fulfill its PDE and other obligations in the Annual US Commercialization Plan and Budget (including Detail positions, call frequency, prescriber list targets, and maximum number of Sales Representatives calls per day), and such decrease shall have no effect on the Profit and Loss allocations set forth in Section 6.4 (provided Medarex otherwise complies with its PDE requirements under Section 5.5.6).

(x)                                  Notwithstanding anything in this Agreement to contrary, in no event shall the total number of Sales Representatives (A) with respect to Co-Promotion

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Products in the United States (1) for both Parties, in the aggregate, for each Quarter during the [*****]† after Launch of the Lead Product in the United States, be less than [*****] on average for each such Quarter, subject to Section 5.2.2(d)(iv), and (2) for Medarex at any point during the [*****] after Launch of the Lead Product in the United States be more than [*****], in each case ((1) and (2)), without the written consent of Medarex and (B) with respect to Non-Co-Promoted Products in the United States, for BMS for each Quarter during the [*****] after Launch of the Lead Product in the United States, be less than [*****] on average for each such Quarter, subject to Section 5.2.2(d)(iv).

5.2.3  Pre-Launch US Commercialization Plans and Budgets; Annual US Commercialization Plans and Budgets.

(a)                                  In General.  The Commercialization of each Product and MDX-1379 in the United States shall be governed by a Pre-Launch US Commercialization Plan and Budget and an Annual US Commercialization Plan and Budget for such Product.  Subject to Sections 5.1.2, 5.2.1(b), 5.2.2, 5.2.3(d), 5.2.3(e), 5.4 and 5.5, each Annual US Commercialization Plan and Budget for each Product in the United States shall set forth the Commercialization activities to be performed with respect to each such Product and MDX-1379 in the United States for an applicable calendar Year and the Pre-Launch US Commercialization Plan and Budget Territory shall set forth the Commercialization activities to be performed with respect to such Product in the United States for a given Indication from the commencement of Phase III Clinical Trials for such Indication until the date that is the end of the [*****] post-Launch of such Indication.  The Pre-Launch US Commercialization Plan and Budget and each Annual US Commercialization Plan and Budget with respect to each Product and MDX-1379 shall be consistent with the applicable Global Commercialization Plan and Budget for each period of time covered by such Pre-Launch US Commercialization Plan and Budget and Annual US Commercialization Plan and Budget.  Subject to Sections 5.1.2, 5.2.1(b), 5.2.2, 5.2.3(d), 5.2.3(e), 5.4 and 5.5, each Pre-Launch US Commercialization Plan and Budget and Annual US Commercialization Plan and Budget shall allocate Sales Representative, PDE, and Medical Liaison responsibilities for any Product and MDX-1379 to each Party in a fair and equitable manner in the United States consistent with the terms of this Agreement; provided that (i) it is understood and agreed that the Pre-Launch US Commercialization Plan and Budget represents only a good faith estimate of each Party’s obligations under same (other than those obligations with respect to the then current Year under such Pre-Launch US Commercialization Plan and Budget) and (ii) once an Annual US Commercialization Plan and Budget is adopted for a given Product (or MDX-1379) and given Indication, any Pre-Launch US Commercialization Plan and Budget for such Product (or MDX-1379) and Indication that covers the same calendar Year as the Annual US Commercialization Plan and Budget shall have no further effect for such overlapping calendar Year.

(b)                                  Adoption of Pre-Launch US Commercialization Plan and Budget and Annual US Commercialization Plans and Budgets for Lead Product and MDX-1379.

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(i)                                    The Pre-Launch US Commercialization Plan and Budget for the Lead Product and MDX-1379 is as Previously Disclosed.  Each such Pre-Launch US Commercialization Plan and Budget shall be updated annually thereafter for each succeeding calendar Year as follows:  BMS shall prepare, in consultation with Medarex for Co-Promotion Products, and propose to the JCC a revised Pre-Launch US Commercialization Plan and Budget according to a schedule, and using a process, that will enable the JCC to review, comment on and approve (or fail to reach approval) on same by no later than September 30 of the current Year (and that, in the event that the JCC fails to reach approval, will enable the JEC to review, comment on and approve on same by no later than October 31 of the current Year).  The first such revised Pre-Launch US Commercialization Plan and Budget shall be approved (or disapproved) by the JCC by September 2005.  Such process shall continue annually until the end of the first full calendar Year post-Launch of the Lead Product and MDX-1379.

(ii)                                BMS, in consultation with Medarex for all Products and MDX-1379 (other than Non-Co-Promoted Products), shall prepare and propose to the JCC an Annual US Commercialization Plan and Budget for the calendar Year following the Year in which Launch of the Lead Product and MDX-1379 occurs in the United States, and for each calendar Year thereafter, according to a schedule, and using a process, that will enable the JCC to review, comment on and approve (or fail to reach approval) on same by no later than September 30 of the then current Year (and that, in the event that the JCC fails to reach approval, will enable the JEC to review, comment on and approve on same by no later than October 31 of the current Year); provided that, if Launch occurs after September 30 and on or before December 31 in the calendar Year of launch, the first Annual US Commercialization Plan and Budget that shall be prepared shall be for the second calendar Year that follows the calendar Year in which Launch occurred.

(c)                                  Adoption of Pre-Launch US Commercialization Plan and Budget and Annual US Commercialization Plan and Budget for each Additional Product or Additional Indication.  In the event that (i) the Parties Develop any Additional Product or Develop an Additional Indication for an existing Product pursuant to Section 3.2.1(b) or (ii) Medarex exercises its option to Co-Promote, or retains a Co-Promotion Option with respect to, an Additional Indication for a Co-Promotion Product pursuant to Section 5.3, then BMS, in consultation with Medarex for all Products and MDX-1379 (other than Non-Co-Promoted Products), shall prepare and propose to the JCC, not later than sixty (60) days prior to the date that Medarex would be required to make (or not make) an Opt-Out decision under Section 3.8.2, a Pre-Launch US Commercialization Plan for such Additional Product or, with respect to any such Additional Indication(s) for an existing Product, an amendment to any then-existing Pre-Launch US Commercialization Plan and Budget or the adoption of a new Pre-Launch US Commercialization Plan and Budget for such Additional Indication(s), as the case may be, which plan or amendment to a plan shall cover the remainder of such calendar Year through the end of the [*****]† following Launch of such Additional Product or such Additional Indication(s) in the United States.  Such new Pre-Launch US Commercialization Plan and Budget (or amendment to an existing Pre-Launch US Commercialization Plan and Budget, as the case may be) shall be

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reviewed and approved by the JCC.  Thereafter, BMS, in consultation with Medarex for all Products and MDX-1379 (other than Non-Co-Promoted Products), shall prepare and submit to the JCC for review and approval annually an updated Pre-Launch US Commercialization Plan and Budget and Annual US Commercialization Plans and Budgets for each such Additional Product or Additional Indication in accordance with the terms and conditions set forth in Section 5.2.3(b) with respect to the Lead Product, provided that in the event of any dispute by the JCC concerning such plan and budget (other than Arbitrable Matters, Litigable Matters and Expert Matters, and subject to Section 5.2.2(d) and the other terms and conditions of this Agreement), the matter shall be resolved by BMS pursuant to Section 16.1.5, following compliance with Section 2.7.3(c) and subject to the other provisions of Section 16.1.

(d)                                  Content of Annual US Commercial Plans and Budgets and Pre-Launch US Commercialization Plans and Budgets.  Each Annual US Commercialization Plan and Budget and each Pre-Launch US Commercialization Plan and Budget for a Product (and MDX-1379) and, if applicable, for each Additional Product shall describe the plan and budget for Commercialization of the applicable Product or MDX-1379 in the United States for the period covered by such plan and budget, broken down, where customarily done by BMS for its own similar products, on an Indication-by-Indication basis and Quarterly basis, including, as applicable:

(i)                                    general strategies for the promoting, detailing and marketing of such Product and MDX-1379 and allocation of responsibilities between the Parties for Co-Promotion activities, including, as reasonably requested by Medarex, the supporting rationales for such strategies;

(ii)                                subject to Sections 5.1.2, 5.2.2(d), 5.4 and 5.5, the number of Sales Representatives of each Party to be used in detailing such Product and MDX-1379 for such Year and the proportion of their time to be devoted to detailing of such Product and MDX-1379, the number of PDEs to be delivered for such Product and MDX-1379 each Year by each Party (broken out by month, where practicable) and the position of such Details, call schedule and frequency of details, target prescriber list and the nature of any other promotional activities to be provided by a Party’s Sales Representatives;

(iii)                            a general plan for the marketing, promotion and sale of such Product to managed care providers, governmental agencies (e.g., federal, state and local), and other group purchasing organizations, with the JCC to discuss contract strategy, contract creation, government reporting, rebate processing, FSS calculations and pricing schedules, contract compliance, monitoring and audits, and contract administration and claims processing to the extent reasonably relating thereto;

(iv)                               market, unit sales, and Net Sales forecasts for such Co-Promotion Product;

(v)                                   plans for developing and deploying all marketing and promotional materials, including the Marketing Materials, for such Co-Promotion Product;

(vi)                               advertising, public relations and other promotional programs, including speaker and peer-to-peer activity programs;

(vii)                           projected spending for Phase IV Studies.  BMS will also provide to Medarex, upon reasonable request, from time to time a list of the Phase IV Studies then being conducted or, to the extent known, contemplated, in the United States; and

(viii)                       forecast Profit or Loss statement for such Co-Promotion Product for the relevant time period covered by each Annual US Commercialization Plan and Budget or Pre-Launch US Commercialization Plan and Budget.

(e)                                  Annual US Commercial Plans and Budgets for Non-Co-Promoted Products.  If Medarex elects not to Co-Promote a Product or MDX-1379 for an Indication, or no longer has a Co-Promotion Option, and is not Co-Promoting, a Product or MDX-1379 for such Indication, then any Pre-Launch US Commercialization Plan and Budget and each Annual US Commercialization Plan and Budget for such Non-Co-Promoted Product for such Indication shall, consistent with the Global Commercialization Plan and Budget for such Product and MDX-1379 as then in effect, be prepared and provided by BMS for review and approval by the JCC in the same detail and with the same levels of review and approval as any Pre-Launch US Commercialization Plan and Budget and any Annual US Commercialization Plan and Budget for a Co-Promotion Product, but BMS may use the time frames for review and approval as are provided for any Pre-Launch RT Commercialization Plan and Budget and any Annual RT Commercialization Plan and Budget for the Royalty Territory.

5.3                               Medarex Option to Co-Promote.

5.3.1  Option Exercise.

(a)                                  Lead Product and MDX-1379.  Medarex shall have the right (the “Co-Promotion Option”), in its sole discretion, for a period of thirty (30) days after the latest of (i) (A) for BLA filings, the date that BMS provides Medarex with written notice of the acceptance by FDA of the BLA filing for the Lead Product for use in its first Cancer Indication and, subject to the prior agreement of the JCC with respect to the maximum and minimum sales force needed to Co-Promote and the terms under which such sales force may be increased or decreased in accordance with Section 5.2.2(d)(vi), with respect to each Secondary Milestone Indication or [*****]† Indication, or (B) for subpart E or H filings, the later of the date that (1) is six (6) months prior to the date that the JCC determines is the estimated filing date, or (2) the JDC or JEC decides to pursue a Subpart E or H filing for the first Indication for the Lead Product, (ii) the receipt by Medarex of the applicable Pre-Launch US Commercialization Plan and Budget and the most recent Global Commercialization Plan and Budget for the Lead Product, and (iii) a copy of the BLA filing (via electronic copies of, or other access to, such data in a form that may be analyzed and manipulated by Medarex), or, with respect to a Subpart E or H filing, the data in support thereof and any analyses prepared by or on behalf of BMS of such

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data, to elect, on written notice to BMS (the “Exercise Notice”), to Co-Promote such Lead Product jointly with BMS in the United States in accordance with this Article 5.  If Medarex exercises a Co-Promotion Option with respect to the Lead Product for use in the first Cancer Indication for which an Initial Regulatory Approval is accepted by FDA, it shall have the right and obligation, subject to Section 5.5, to Co-Promote such Lead Product for use in all Cancer Indications thereafter (until it may elect not to Co-Promote such Product or its Co-Promotion rights may be terminated), even if those Cancer Indications are the subject of additional filings or Approvals and even if Medarex Opted-Out of the Development of such Cancer Indication pursuant to Section 3.8.2.  If Medarex does not exercise a Co-Promotion Option with respect to the Lead Product for use in such first Cancer Indication, then Medarex shall not have the right or obligation thereafter to Co-Promote such Lead Product for any Cancer Indications, even if any such Cancer Indications are the subject of subsequent Approvals; provided that if such filing for such first Cancer Indication for the Lead Product is not approved by FDA (i.e., it does not result in an Initial Regulatory Approval for such Indication) for the United States, Medarex shall have the right to exercise such Co-Promotion Option again with respect to any subsequent Cancer Indication for the Lead Product until an Initial Regulatory Approval is obtained for the first such Cancer Indication by the FDA in the United States (at which time, if Medarex shall not have exercised its option to Co-Promote the Product for such first Approved Cancer Indication, it may no longer exercise such option for any subsequent Cancer Indication that is Approved for such Product.)  For the avoidance of doubt, if Medarex is not entitled to exercise, or elects not to exercise, its Co-Promotion Option for the Lead Product in a Cancer Indication, such decision shall not affect Medarex’s ability to exercise such Co-Promotion Option with respect to the Lead Product for a Secondary Milestone Indication or for a [*****]† Indication or with respect to the first Indication for an Additional Product containing a different Additional Antibody in accordance with Section 5.3.1(b).  For further clarity, if Medarex exercises its Co-Promotion Option with respect to the Lead Product for a Cancer Indication, such Product shall be a Co-Promotion Product only with respect to all Cancer Indications, and not with respect to any Secondary Milestone Indication or [*****] Indication unless and until Medarex exercises its Co-Promotion Option with respect thereto pursuant to the preceding sentence.  Each Party’s rights and obligations with respect to MDX-1379 under this Section 5.3.1(a) shall be handled in the same manner as for the Lead Product.

(b)                                  Additional Products.  With respect to each Additional Product, Medarex shall have the right to exercise a Co-Promotion Option, in its sole discretion, for a period of thirty (30) days after the latest of (i) either (A) for BLA filings, the date that BMS provides Medarex with written notice of the acceptance by FDA of the BLA filing for such Additional Product for use in its first Cancer Indication and, subject to the prior agreement of the JCC with respect to the maximum and minimum sales force needed to Co-Promote and the terms under which such sales force may be increased or decreased in accordance with Section 5.2.2(d)(vi), with respect to each Secondary Milestone Indication or [*****] Indication or (B) for subpart E or H filings, the later of the date that (1) is six (6) months prior to the date that the JCC determines is the estimated filing date, or (2) the JDC or JEC decides to pursue a Subpart E or H filing for the first Cancer Indication for the Additional Product, (ii) the receipt by Medarex of the

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applicable Pre-Launch US Commercialization Plan and Budget and the most recent Global Commercialization Plan and Budget for the Additional Product, and (iii) a copy of the BLA filing (via electronic copies of, or other access to, such data in a form that may be analyzed and manipulated by Medarex), or, with respect to a Subpart E or H filing, the data in support thereof and any analyses prepared by or on behalf of BMS of such data, to elect, by providing to BMS an Exercise Notice, to Co-Promote such Additional Product jointly with BMS in the United States in accordance with this Article 5.  If Medarex exercises a Co-Promotion Option with respect to the Additional Product for use in the first Cancer Indication for which an Initial Regulatory Approval is accepted by FDA, it shall have the right and obligation, subject to Section 5.5, to Co-Promote such Additional Product for use in all Cancer Indications thereafter (until it may elect not to Co-Promote such Product or its Co-Promotion rights may be terminated), even if those Cancer Indications are the subject of additional filings or Approvals and even if Medarex Opted-Out of the Development of such Indication pursuant to Section 3.8.2.  If Medarex does not exercise a Co-Promotion Option with respect to such Additional Product for use in such first Cancer Indication, then Medarex shall not have the right or obligation thereafter to Co-Promote such Additional Product for any Cancer Indications, even if any such Cancer Indications are the subject of subsequent Approvals; provided that if such filing for such first Cancer Indication for the Additional Product is not approved by FDA (i.e., it does not result in an Initial Regulatory Approval for such Indication) for the United States, Medarex shall have the right to exercise such Co-Promotion Option again with respect to any subsequent Cancer Indication for such Additional Product until an Initial Regulatory Approval is obtained for the first such Cancer Indication by the FDA in the United States (at which time, if Medarex shall not have exercised its option to Co-Promote such Additional Product for such first Approved Cancer Indication, it may no longer exercise such option for any subsequent Cancer Indication that is Approved for such Product).  For the avoidance of doubt, if Medarex is not entitled to exercise, or elects not to exercise, its Co-Promotion Option for an Additional Product in a Cancer Indication, such decision shall not affect Medarex’s ability to exercise such Co-Promotion Option with respect to such Additional Product for a Secondary Milestone Indication or for a [*****]† Indication or with respect to the first Indication for another Additional Product containing a different Additional Antibody in accordance with this Section 5.3.1(b).  For further clarity, if Medarex exercises its Co-Promotion Option with respect to an Additional Product for a Cancer Indication, such Additional Product shall be a Co-Promotion Product only with respect to all Cancer Indications, and not with respect to any Secondary Milestone Indication or [*****] Indication unless and until Medarex exercises its Co-Promotion Option with respect thereto pursuant to the preceding sentence.

(c)                                  Effect of Option Exercise.  Once Medarex shall have provided a timely Exercise Notice pursuant to Section 5.3.1 for a Product (or MDX-1379) as to which it is entitled to exercise a Co-Promotion Option, Medarex shall have the right and obligation to Co-Promote such Co-Promotion Product in accordance with the terms of this Agreement, and shall share in any Profit and Loss incurred for such Co-Promotion Product in accordance with the applicable Pre-Launch US Commercialization Plan and Budget prior to the applicable Exercise Notice date, as well as subsequent to the Exercise Notice until the Co-Promotion Termination

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Date; provided Medarex shall pay to BMS Medarex’s portion of any such Loss, and BMS shall pay to Medarex Medarex’s portion of any such Profit, that was incurred for such Co-Promotion Product in accordance with the Pre-Launch US Commercialization Plan and Budget prior to the applicable Exercise Notice date in [*****],† payable within thirty (30) days after the applicable Exercise Notice date, and, [*****], with interest accruing and paid with each such [*****] payment, as provided in Section 6.12, from the Exercise Notice date (and as though, for purposes of Section 6.12, the Exercise Notice date were the date that such Loss or Profit became due).

5.3.2  Termination of Co-Promotion Term.  Medarex shall have the right, in its sole discretion, on at least [*****] prior written notice to BMS, to terminate its obligations to Co-Promote a Co-Promotion Product; provided, however, that in no event may the effective date of such termination be earlier than the [*****] of the Initial Approval for a given Co-Promotion Product without the prior consent of BMS.  From and after the Co-Promotion Termination Date for a Co-Promotion Product, Medarex shall have no further right to share Profits and Losses with respect to such Product (or MDX-1379) pursuant to Section 6.4 (other than with respect to Profits and Losses accruing during the period in which Medarex Co-Promoted such Product in the United States), and, instead, BMS shall pay to Medarex royalties on Net Sales of such Product or MDX-1379, as applicable, in the United States pursuant to Section 6.6.  As used in this Agreement, “Co-Promotion Termination Date” means, with respect to any Co-Promotion Product, the earliest of (a) the date on which Medarex’s right or obligation to Co-Promote such Co-Promotion Product is terminated pursuant to this Section 5.3.2, or otherwise pursuant to this Agreement, in each case after the exercise of its Co-Promotion Option and (b) the date on which this Agreement is terminated with respect to such Co-Promotion Product in the United States.

5.3.3  Failure to Exercise/Expiration of Co-Promotion Rights.  If Medarex does not exercise its Co-Promotion Option with respect to the Lead Product or MDX-1379 (or any subsequent Additional Product), from and after the Co-Promotion Termination Date for a Product or MDX-1379, as applicable, Medarex shall have (a) no right, except as provided in Sections 5.3.1(a) and 5.3.1(b), to Co-Promote such Product or MDX-1379 in the United States and (b) no obligation, financial or otherwise, with respect to the Co-Promotion (or other Commercialization) of such Product or MDX-1379, and subject to the terms and conditions of this Agreement, BMS shall be solely responsible for Commercializing and promoting such Product or MDX-1379 thereafter in the United States.  For Non-Co-Promoted Products, Medarex agrees that BMS shall have the right to appoint distributor(s) and co-promoter(s) under this Agreement in the United States; provided that BMS notifies Medarex in writing in advance of each such appointment (other than Commercial Distributor arrangements) and BMS remains fully responsible for the compliance by its co-promoters with the obligations of BMS under this Agreement delegated to them, but BMS shall not be responsible for the acts or omissions of its distributors (except to the extent that BMS was negligent in retaining, or managing its relationship with, such distributors), other than a distributor to whom BMS expressly licenses any of its rights and obligations under this Agreement in a country.  This Section 5.3.3 is not intended and shall not be construed to limit BMS’ obligations under Article 15 to indemnify

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Medarex for any Losses arising out of any Claims resulting directly or indirectly from the activities of such distributors in accordance with Article 15.

5.4                               Diligent Efforts for Co-Promotion Products; Lead Marketing Party; Principles of Commercialization.

5.4.1  Diligent Efforts.  BMS shall use its Diligent Efforts to Commercialize each Co-Promotion Product in the United States.  BMS shall, and, if Medarex exercises its Co-Promotion Option with respect to a Product or MDX-1379 for an Indication, Medarex shall, solely with respect to such Indication and each other Approved Indication that it is obligated to Co-Promote, use its Diligent Efforts to Launch each such Co-Promotion Product for each Indication in the United States within ninety (90) days after receipt of Initial Approval for such Product for such Indication in the United States.  Subject to Sections 5.1.2, 5.2.2(d), 5.3.2, 5.3.3 and 5.5, each Party shall be responsible for and shall use Diligent Efforts to perform the Co-Promotion activities assigned to it under each Annual US Commercialization Plan and Budget and the Pre-Launch US Commercialization Plan and Budget in accordance with such plans and budgets; provided that each Party may, without seeking prior JCC approval to amend the then applicable Pre-Launch US Commercialization Plan and Budget or the then applicable Annual US Commercialization Plan and Budget (a) expand its Commercialization activities or increase its Commercialization financial commitments beyond those set forth in the then applicable Plan and Budget, but may not expand the other Party’s Commercialization obligations or affect the total Profits/Losses that are shared by the Parties as a result of any such change in such Party’s Commercialization obligations, unless such changes are set forth in an amended Pre-Launch US Commercialization Plan and Budget or amended Annual US Commercialization Plan and Budget (and in such event, such other Party’s increased obligations or any effect on the Profits/Losses in which such other Party shares shall not take effect unless and until (without retroactive effect) such Commercialization changes have been approved by the JEC in accordance with Section 2.7.3(c) (or the Designated Officers, in accordance with Section 16.1.1) in an amended Pre-Launch US Commercialization Plan and Budget or amended Annual US Commercialization Plan and Budget, as the case may be), or (b) for Non-Co-Promoted Products only, BMS shall have the right, without the consent of the JCC, to decrease its total spending or selling effort for a given Year in the United States by not more than [*****]† (but by not more than [*****] if BMS is then Commercializing a Competing Product in the United States) beyond what is then budgeted in the then applicable Pre-Launch US Commercialization Plan and Budget or Annual US Commercialization Plan and Budget.  Each Party shall perform all Commercialization activities assigned to it under each Annual US Commercialization Plan and Budget and the Pre-Launch US Commercialization Plan and Budget in accordance with the terms of this Agreement.

5.4.2  Lead Marketing Party.  Unless the Parties agree otherwise, and subject to Sections 10.5 and 14.5, BMS shall be the Lead Marketing Party and exclusive distributor for each Co-Promotion Product in the United States.

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5.4.3  Principles of Commercialization.  In addition to any of its rights set forth elsewhere in this Agreement, each Party shall have the right, subject to the terms of this Agreement, to participate in all strategic decisions, and the planning of all Commercialization activities, with respect to the Commercialization of Products and MDX-1379 in the United States through the JCC, the JEC and the other applicable Committees.  Subject to Section 5.2.1(b), the JCC shall allocate responsibilities for the Co-Promotion of each Co-Promotion Product, including those activities set forth in Section 5.5, between the Parties in a fair and equitable manner.

5.5                               Sales Efforts and Sales Representative Deployment for Co-Promotion Products in the United States; Training.

5.5.1  Selling Effort.  Subject to Section 5.2.2(d):

(a)                                  In each calendar Year, Medarex shall use Diligent Efforts to contribute, as nearly as practicable, [*****],† and BMS shall use Diligent Efforts to contribute, as nearly as practicable, [*****], of the total selling effort (measured by the number of PDEs that each Party’s Sales Representatives are expected to provide with respect to the Co-Promotion of a Co-Promotion Product, as set forth in, and consistent with, the applicable Pre-Launch US Commercialization Plan and Budget and the applicable Annual US Commercialization Plan and Budget for such Co-Promotion Product in the United States for such Year; provided, however, that:

(i)                                    If, pursuant to Sections 5.2.2(d)(i) or 5.2.2(d)(ii) (but not Section 5.2.2(d)(vi)), Medarex is not required to field all the Sales Representatives that Medarex would otherwise be required to field under a given Annual US Commercialization Plan and Budget or Pre-Launch US Commercialization Plan and Budget, then (A) BMS shall provide such additional Sales Representatives (and the PDEs required to be provided by same) as are necessary to meet the requirements of such Plan and Budget (“Excess Sales Representatives”), the cost of which shall be Allowable Expenses and which shall be shared by the Parties in accordance with the Profit and Loss allocations set forth in Section 6.4, and (B) such additional Sales Representatives and PDEs provided by BMS shall have no effect on the Profit and Loss allocation set forth in Section 6.4.

(ii)                                If Approval for a Product is received for a Secondary Milestone Indication or for a [*****] Indication, and Medarex did not exercise its Exercise Notice to Co-Promote such Product for a given Secondary Milestone Indication or a [*****] Indication (as the case may be) or the Parties do not reach written agreement on the Co-Promotion by Medarex of a given Secondary Milestone Indication or [*****] Indication (as the case may be) as provided in Section 5.2.2(d)(vi), Medarex shall not be required to field any Sales Representatives that would otherwise be required to be fielded by it under a given Annual US Commercialization Plan and Budget or Pre-Launch US Commercialization Plan and Budget to the extent relating to such Secondary Milestone Indication or [*****] Indication (as the case

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may be), BMS shall provide all such Sales Representatives and all PDEs contemplated by such Approved Plan, and BMS shall be entitled to all of the Profits and shall bear all of the Losses from the Commercialization of such Product for such Secondary Milestone Indication or [*****]† Indication (as the case may be), but shall pay a royalty to Medarex on Net Sales allocable to such Secondary Milestone Indication or [*****] Indication (as the case may be) as provided in Section 6.6 (the royalty rate depending on whether such Secondary Milestone Indication or [*****] Indication (as the case may be) is a Partially Co-Funded Indication, at the time such Net Sales are made.

(b)                                  If Section 5.2.2(d)(iv) should apply, during the [*****] period that Medarex is entitled to under Section 5.2.2(d)(iv) to complete the reduction in the required number of Medarex Sales Representatives (to the extent any such permitted reduction in the Global Commercialization Plan and Budget for any such material event cannot be accommodated, from either a timing or a numbers standpoint, as part of a permitted annual adjustment under Section 5.2.2(d)(i)), (i) BMS shall reduce or adjust its required number of Sales Representatives or the number of PDEs otherwise required to be provided by BMS in the applicable Annual US Commercialization Plan to reflect the higher number of Sales Representatives or PDEs provided by Medarex during such [*****] transitional period, the cost of which additional Medarex Sales Representatives shall be Allowable Expenses and which shall be shared by the Parties in accordance with the Profit and Loss allocations set forth in Section 6.4, and (ii) such proportionately additional Sales Representatives and PDEs provided by Medarex during such [*****] transition period shall have no effect on the Profit and Loss allocation set forth in Section 6.4.

(c)                                  The JCC shall allocate responsibility for the selling effort between the Parties’ respective sales forces in a manner that is guided by a fair and equitable allocation of such responsibilities among the Parties’ respective sales forces and in a manner that seeks to achieve, where practicable, reasonable consistency in the allocation of such responsibilities from Year to Year.

5.5.2  Position of the Details to be Provided.  During the first [*****] Post-Launch of the Lead Product for its first Indication, at least [*****] of the PDEs provided by the Parties’ Sales Representatives shall be Primary Position Details, unless otherwise agreed to by the Parties.  Thereafter, the Pre-Launch US Commercialization Plan and Budget or Annual US Commercialization Plan and Budget shall determine the allocation of PDEs between Primary Position Details, Secondary Position Details and Tertiary Position Details for the Lead Product, as well as for each Year post-Launch of any Additional Product or any Approved Additional Indication for an existing Co-Promotion Product.  The Annual US Commercialization Plan and Budget or Pre-Launch US Commercialization Plan and Budget shall also set forth how each Party’s required annual PDEs shall be allocated on a Quarterly basis (the “Quarterly PDE Amount”) and, in the event a Party delivers in excess of [*****] of such Party’s Quarterly PDE Amount for a particular Quarter, then the number of such Party’s PDEs in excess of such [*****]% threshold shall be excluded from the calculation in determining if a Party’s obligations

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 have been met with respect to such Party’s PDE requirements under this Agreement, including with respect to Section 5.5.6(b), and from the calculation of Allowable Expenses.

5.5.3  Detailing of Other Products by a Party’s Sales Force Representatives.

(a)                                  Each Party’s Sales Representatives who detail a Product or MDX-1379 (including BMS sales representatives in the Royalty Territory and BMS sales representatives who Detail Non-Co-Promoted Products in the United States) shall not be permitted to detail the following products without the consent of the other Party, not to be unreasonably withheld or delayed:

(i)                                    any product that is an [*****]† (other than a Product) and that is Approved for one or more indications for which such Product is Approved; and

(ii)                                any product that is or contains an [*****].

In the event that a Party does not provide such consent, the other Party shall ensure that its employees that have direct responsibility on a day-to-day basis for the Detailing of a Co-Promotion Product in the United States (but not including district managers or regional managers) shall be separate from those employees that are responsible for the detailing of the products set forth above.

(b)                                  If a Product is required to be Detailed in the Primary Position or Secondary Position, no more than [*****] other products can be detailed during a Call in which a Primary or Secondary Position Detail for the Product is made.

(c)                                  Subject to Section 5.5.3(a) and 5.5.3(b), Medarex currently anticipates that its Sales Representatives will likely Co-Promote other products, including Third Party products, as well as the Products.  In the event that Medarex requests any forecasts of Medarex’s Sales Representative PDE requirements under this Agreement beyond the first two Years then set forth in the then current Global Commercialization Plan and Budget, unless the Parties agree otherwise in writing, any such forecasts shall be non-binding.

5.5.4  Additional Commercialization Expertise.  BMS shall, through its representatives to the Committees, use reasonable efforts to provide reasonable assistance to Medarex with the development of its Commercialization expertise, including the development of appropriate policies, procedures and controls, including standard operating procedures, for the Commercialization of the Products, and strategies and tactics for establishing relationships with vendors, customers, prescribers and key opinion leaders in the field of oncology.  Except as provided in Section 5.6, each Party shall be responsible for its own costs and expenses in performing its activities under this Section 5.5.4, which shall not be included in the Allowable Expenses or otherwise reimbursed under this Agreement.

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5.5.5  Records.  Each Party shall record the number of Sales Representatives assigned to each Co-Promotion Product, the proportion of their time devoted to promotion of each such Co-Promotion Product, and the number of sales calls and PDEs made by its Sales Representatives in the aggregate, during each calendar month for each Co-Promotion Product in the United States, and shall specify in such records the position of such sales calls and such other information as the JCC may reasonably require (collectively, the “Promotional Data”).  Such records shall be maintained for at least two (2) Years.  Within thirty (30) days after the end of each Quarter, each Party shall report to the JCC the Promotional Data for each Co-Promotion Product in the United States for such Quarter.  Unless otherwise agreed by the JCC, such internal reporting and record keeping, including the calculation of Sales Force efforts and PDEs, shall be determined in accordance with applicable self-reporting procedures customarily employed, (a) in the case of BMS, for other similarly detailed and similarly reported pharmaceutical products to the target audience for the Product as customarily employed by it, consistently applied, and (b) in the case of Medarex, for other similarly detailed and similarly reported pharmaceutical products to the target audience for the Product as customarily employed within the pharmaceutical industry, consistently applied, unless and until Medarex details and promotes (or co-promotes) at least one other pharmaceutical product to the target audience for the Product, in which event Medarex shall use the applicable self-reporting procedures customarily employed by it for all its similarly detailed and similarly reported pharmaceutical products to the target physician audience for the Product, consistently applied.  Any other reports or record keeping required by the JCC relating to a Party’s sales activities under this Agreement shall apply to both Parties equally and shall not become effective for a reporting period unless the Parties have received written notice of such other requirements at least one hundred eighty (180) days (or such other period as the Parties may mutually agree) in advance of the start of such reporting period, provided that in no event shall either Party be required to make any modification to its then-current policies, procedures or systems used for its internal reporting and record keeping or otherwise engage in any reporting or record keeping that is not supported by such policies, procedures and systems.  Upon reasonable advance notice to the other Party, each Party shall be entitled, at its expense, to have access to the other Party’s internal sales call reporting system as it relates to the Co-Promotion Products, for the purpose of verifying such other Party’s determination of the number of sales calls and Details and the accuracy of the Promotion Data reports for any period during the two year period prior to the date of an audit.  Should a Party discover information indicating, in its good faith opinion, an inaccuracy in the calculation of the number of sales calls or Details, it shall so notify the other Party in writing thereof (and shall set out its preliminary conclusions in reasonable detail).  The audited Party shall advise the auditing Party in writing within ten (10) business days after receiving such notice should the audited Party disagree with the determination of the auditing Party.  If the Parties are unable to reach a mutually acceptable resolution of any such disagreement within twenty (20) Business Days of the auditing Party’s receipt of such notice from the audited Party, the dispute shall be determined by an Expert pursuant to Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.

5.5.6  Determination of Sales Representative Costs Allocated to Profit and Loss.

(a)                                  FTE Cost Basis; Calculation of PDE Rate.  The Sales Representatives shall be charged to the Collaboration based on the PDE Rate for a given Quarter and the number of PDEs provided by a Party for a given Quarter.  Except as provided in this

Section 5.5.6 and elsewhere in this Agreement, in no event shall a Party be entitled to charge more than its annual budgeted Sales Force costs to Allowable Expenses for a calendar Year.  The initial PDE Rate as of the Execution Date is as Previously Disclosed.  Any amendments to such PDE Rate by the JFC shall be calculated using the same methodology as was used to calculate such initial PDE Rate, which is the applicable Sales Representative FTE Cost divided by [*****]† calls per Year, divided by [*****] PDEs per call; provided that either Party may refer any disputes with regard to the calculation of any adjustments to the PDE Rate to an Expert for resolution pursuant to Section 16.2, following compliance with Sections 2.7.3(c) and 16.1.1; and provided further that in no event shall the PDE Rate for a period be less than the average fully-burdened cost of a Party for providing an oncology PDE in the United States.

(b)                                  Failure of a Party to Provide Required PDEs.  Except with respect to Medarex’s right to provide less than the number of PDEs required by it pursuant to Section 5.2.2(d), and BMS’ obligation to field Excess Sales Representatives during any such transition period or any Sales Representatives required of BMS pursuant to Section 5.5.1(a)(ii), if in any calendar Year either Party (together with its Affiliates and permitted independent contractors) provides less than the number of PDEs required to be provided by it pursuant to the terms of this Agreement, then (i) the other Party shall have the right, but shall be under no obligation, to provide such additional PDEs as may be necessary to make up such shortfall and (ii) the Party that fails to provide the requisite PDEs shall (x) reimburse the other Party for the cost of replacing the unprovided PDEs (to the extent actually replaced, if at all, up to the number of unprovided PDEs) calculated using the applicable PDE Rates and [*****]:

Amount of the Shortfall in	[*****]
the Party’s PDEs

[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

Any Sales Representative Costs incurred by a Party to provide the shortfall PDEs, as well as any reimbursement and compensation paid by the other Party pursuant to this Section 5.5.6(b) in respect of such shortfall, shall not be included in Sales and Marketing Costs.

In addition to the amounts contemplated above, if the shortfall in PDEs by a Party in any [*****] exceeds [*****] in each such [*****], then, the Profit/Loss payable for the [*****] shall be decreased by an amount equal to: (a) the product of (i) the amount of the shortfall in such Party’s PDEs in percentage terms for such [*****], multiplied by (ii) [*****].  For example, if BMS has a shortfall in its PDEs over [*****] of [*****] in the [*****] and [*****]

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in the [*****],† then the average [*****] shortfall for such [*****], multiplied by [*****], will reduce BMS Profit/Loss share for such [*****] by [*****] and increase Medarex’s Profit/Loss share for such [*****] by [*****].  This adjustment to Profit/Loss will be calculated again if the same Party fails to provide at least [*****] of its PDE target for the [*****] and any consecutive [*****] thereafter, until it achieves at least [*****] of its PDE target, at which time it will not be subject to the Profit/Loss adjustment until it again has a greater than [*****] shortfall in its PDEs in each of any [*****].

Without limitation of a Party’s rights set forth in Sections 14.2.2 and 14.5, the Parties agree that this Section 5.5.6(b) is a Party’s sole and exclusive remedy, and represents full and complete liquidated damages for, a Party’s failure to achieve its PDE targets in a Year; provided, however, the Parties acknowledge and agree that while the remedies set forth in this Section 5.5.6(b) provide an adequate measure of damages for the failure of a Party to provide up to [*****] of its PDEs, it may not provide a full measure of such damages for the failure of a Party to provide less than [*****] of its PDEs.  Accordingly, notwithstanding the preceding sentence, if a Party does not meet at least [*****] of its PDE targets in a given Year, then the other Party may, subject to Section 17.2, sue for any additional damages to which it is entitled under this Agreement, but only to the extent such Party can demonstrate that such damages exceed any amounts to which such Party is entitled under the previous paragraphs of this Section 5.5.6(b).

(c)                                  Determination of Budgets.  As part of the process of producing each Annual US Commercialization Plan and Budget, the Parties shall determine the internal personnel and other resources and out-of-pocket expenditures required for the Commercialization of the applicable Co-Promotion Product for such Year and for each Quarter within such Year.  All internal personnel and resources, with the exception of Sales Representatives, who are to be handled in accordance with Section 5.5.6(a), will be expressed in terms of FTEs and the budgeted cost calculated using the relevant FTE Cost Rates.  Neither Party shall be required to record the actual FTE hours worked and all FTE expenses shall be charged at the budgeted rate; provided, however, out-of-pocket costs will be charged based on actual expenses incurred.  Where appropriate, the JFC may agree that certain Allowable Expenses (e.g., Distribution Costs) may be determined on the basis of a specified annual charge or as a percentage of Net Sales.

(d)                                  Commencement of Sales Representative Costs.  The costs of a Party’s Sales Representatives shall not be taken into account for Sales and Marketing Costs for more than [*****] prior to the Launch of the first Co-Promotion Product in the United States.  If such period before the Launch exceeds [*****], then such Party will absorb the cost of the excess period for its Sales Representatives, and such costs shall not otherwise be reimbursable under this Agreement.

(e)                                  Other Adjustments to Allowable Expenses for Sales Force Costs.  Unless otherwise specified in an Annual US Commercialization Plan and Budget, in a Pre-Launch US Commercialization Plan and Budget, or in the minutes of the JCC (in which

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event such specification shall apply equally to both Parties unless otherwise agreed to by both Parties):  (i) not less than (A) [*****]† of the Primary Position Details and (B) [*****] of the total PDEs required to be provided by a Party and its Affiliates and agents shall be presented to such Party’s specific target prescriber list, and (ii) if more than [*****] of a Party’s required Primary Position Details or more than [*****] of a Party’s total required PDEs are presented to health care professionals not included in the Party’s specific target prescriber list (as determined by the applicable Pre-Launch US Commercialization Plan and Budget or Annual US Commercialization Plan and Budget), such excess Details (referred to herein as “Non-Qualifying Details”) shall be excluded in determining whether a Party has satisfied its obligation to provide a specified number of PDEs hereunder (including for purposes of determining whether there has been a shortfall in the number of PDEs as contemplated by Section 5.5.6(b)) and shall be excluded from Allowable Expenses.

5.5.7  Medical Liaisons.  The Pre-Launch US Commercialization Plan and Budget and each Annual US Commercialization Plan and Budget shall set forth the number of Medical Liaisons to be provided by each Party with respect to each Co-Promotion Product and the specific activities for which such persons shall be responsible; provided that the allocation of such responsibilities shall be determined by the JCC in accordance with Section 5.2.2(d)(v); and provided further, that if Medarex agrees to provide any Medical Liaisons as set forth in Section 5.2.2(d)(v), BMS shall provide, using the same principles for determining who bears the cost of such training as are used for determining who bears the cost of Sales Representative training under Section 5.6), similar training for such Medical Liaisons as BMS provides to its own Medical Liaisons.

5.6                               Sales Force Capabilities; Training in the United States.  Upon the exercise of its Co-Promotion Option with respect to a Product or Additional Product or any Additional Indication for a Product, if Medarex does not yet have such number of Sales Representatives as are set forth in the applicable Global Commercialization Plan and Budget or Pre-Launch US Commercialization Plan for the Launch of such Product in the United States, Medarex shall, in consultation with BMS, use Diligent Efforts to develop and implement a plan for the recruitment, hiring and general sales training of such additional Sales Representatives as are necessary to reach such number.  Medarex shall keep BMS apprised of its efforts to recruit and train such additional Sales Representatives.  BMS shall, as reasonably requested by Medarex from time to time, assist Medarex with the development and implementation of such plan, including assistance with such recruitment and training activities; provided that all decisions with respect to the Medarex Sales Representatives, including the hiring, training, management, promotion and termination of such Sales Representatives, shall be the sole responsibility and decision of Medarex.  All Medarex and BMS Sales Representatives shall meet the minimum education, training, and experience requirements as have been Previously Disclosed, or as the JCC may determine from time to time hereafter.

5.6.1  General Sales Training.  Each Party shall be solely responsible at its expense for general sales training of its Sales Representatives, and such costs shall not be

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considered Sales and Marketing Costs.  BMS will provide Medarex (or provide Medarex with electronic copies so that Medarex may make copies of same), upon Medarex’s request and at Medarex’s expense, reasonable quantities of those BMS general sales training materials that are reasonably necessary for a Medarex Sales Representative to comply with BMS internal policies and Applicable Laws that must be satisfied in furtherance of the Commercialization of a Product or MDX-1379 (for example, sales training materials oriented to providing general skills will not be provided, but sales training materials that are needed for a Medarex Sales Representatives to comply with Sections 3.12 and 5.7.2(b) will be provided).  The costs incurred by BMS in providing such materials or by either Party in training its Sales Representatives with respect to the foregoing, shall not be included in Sales and Marketing Costs.  Medarex may copy, use and adapt such general sales training materials only as provided in Section 5.6.5.

5.6.2  Product-Specific Sales Training.  For each Co-Promotion Product:

(a)                                  Initial Training.  Following the first BLA acceptance of the Lead Product and of each Co-Promotion Product thereafter containing a different Antibody, BMS shall provide the initial Product-specific sales training with respect to the Lead Product and such other Co-Promotion Products (which, for purposes of this Agreement, includes general oncology training with respect to each applicable tumor type) to Medarex’s Sales Representatives (as well as to Medarex’s sales trainers) for a period of [*****]† following such BLA acceptance (each, an “Initial Training Period”).  For each Additional Indication that is Approved during the Initial Training Period, BMS shall also provide the initial Product-specific sales training with respect to the Lead Product and such other Co-Promotion Products (which, for purposes of this Agreement, includes general oncology training with respect to each applicable tumor type) to Medarex’s Sales Representatives (as well as to Medarex’s sales trainers) with respect to such Additional Indication.  Such training program shall be subject to revision from time to time by BMS, provided that the initial training so provided by BMS shall be the same as the initial training that BMS contemporaneously provides to its own Sales Representatives and sales trainers in respect of the Lead Product and such other Co-Promotion Product.  Prior to Launch, the Parties will reasonably cooperate to schedule training for its Sales Representatives in sufficient time to ensure that the necessary Sales Representatives are fully trained at least [*****] prior to Launch of the Lead Product and of any additional Co-Promotion Product, consistent with any requirements for such training as may be set forth in the applicable Pre-Launch Commercialization Plan and Budget for such Product.  All training will be conducted in an efficient manner and in sufficiently large blocks of representatives so as not to unduly disrupt BMS’ normal training operations.  Training of new Medarex Sales Representatives subsequent to Launch shall be scheduled in an efficient and timely manner as determined by the JCC, provided that Medarex shall have the right, in its discretion, to train such new Sales Representatives from time to time using its own trainers.  All such training shall also include training on the proper handling and reporting of adverse drug experiences encountered for a Product and on timely reporting to BMS of inquiries relating to the Product and other requests for information related to the Product.

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(b)                                  Subsequent Training on New Indications.  Prior to the Initial Regulatory Approval in the United States of an existing Co-Promotion Product for use in a new Indication after the Initial Training Period for such Product, the Parties shall coordinate through the JCC (i) the Product-specific training of their respective trainers with respect to same and (ii) the Product-specific training of their respective Sales Representatives, so that such Sales Representatives are prepared to promote such Co-Promotion Product for use in such new Indication not less than [*****]† prior to the date that Initial Regulatory Approval for same is expected.  If agreed to by the JCC, BMS may provide the training to the Medarex Sales Representatives.

(c)                                  Product-Specific Initial Sales Training Following Initial Training Period.  Except as provided in Section 5.6.2(b), each Party shall be responsible for providing its own Product-specific training to its Sales Representatives following the Initial Training Period for the Lead Product and any additional Co-Promotion Product.  Each Party shall coordinate through the JCC with respect to any such Product-specific training that such Party plans to provide to its Sales Representatives.  Such Sales Representative training provided by a Party shall be consistent with the training provided by BMS during the Initial Training Period (as modified for any new Indications approved since the end of the Initial Training Period) and with the Product-specific training materials and program developed by both Parties for training their respective sales force for the promotion of the applicable Co-Promotion Product in the United States.

(d)                                  Training Costs.  The reasonable costs incurred by the Parties with respect to Product-specific training provided in this Section 5.6.2 shall be included in Sales and Marketing Costs; provided, however, that if a Party has more than [*****] turnover of its Sales Representatives in a calendar Year, the costs incurred by a Party with respect to training replacement Sales Representatives above that [*****] threshold shall not be included in Sales and Marketing Costs or otherwise reimbursed under this Agreement.

5.6.3  Co-Promotion-Related Meetings.  If either Party organizes Co-Promotion-related meetings of its employees (such as periodic briefings of its Sales Representatives) for the Co-Promotion Products, it shall make reasonable efforts to keep the Product-related portions of such meetings independent from other matters and to give the other Party advance written notice of such meetings.  If requested by the other Party and agreed to by the organizing Party, such agreement not to be unreasonably withheld or delayed, the Party organizing such meeting shall permit Sales Representatives of the other Party to attend and participate in such meetings or such portions thereof that relate to the Co-Promotion of a Co-Promotion Product.  The Parties shall coordinate their respective pre-Launch meetings for the Co-Promotion Products.

5.6.4  Training Materials.  The JCC shall determine the content that it wishes to include in the Product-specific training materials (including Product sales orientation assessment tests and refresher tests).  Subject to the foregoing, BMS shall be responsible for preparing all

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Product-specific Training Materials, and all such materials shall be reviewed by both Parties’ medical, regulatory and legal teams, and reviewed and approved by the JCC, prior to use by either Party.  The JCC shall review the Product-specific training materials from time to time and make recommendations for any revisions and updates thereto as the JCC may deem appropriate, subject to review by both Parties’ medical, regulatory and legal teams, with the goal of ensuring that each Party is providing substantially the same quality and level of Product-specific training to its Sales Representatives.  At the initial Product-specific training session for Sales Representatives, BMS shall provide to Medarex reasonable quantities of all such training materials (or provide Medarex with electronic copies that Medarex can use to make copies for itself), and such costs shall be included in Sales and Marketing Costs.

5.6.5  Copyrights.  All general sales training (including general oncology training) materials provided by BMS may only be used by Medarex for training in connection with the Product and in furtherance of this Agreement, and may not be used, copied or adapted for any other product or purpose.  It is not the intent of BMS to prevent Medarex from using information learned from the BMS training materials to author its own training materials in a manner that does not constitute copyright infringement of such BMS training materials.  Medarex may copy such training materials provided by BMS for such purpose; provided that all copyright and trademark notices are retained as in the original provided by BMS.  If BMS copies any materials for Medarex’s sales force personnel, Medarex shall reimburse BMS a reasonable charge for copying same unless such copying charges would otherwise be part of Sales and Marketing Costs under this Agreement.  Medarex will treat all general sales training (including general oncology training) materials provided by BMS as the Confidential Information of BMS and will instruct its Sales Representatives of their confidentiality obligations with respect to such Confidential Information, including return of such materials to Medarex upon each such employee’s termination of employment.  Each Party shall jointly own the copyright in and to any training materials authored by either Party that directly and specifically relate to the training of Sales Representatives in the Commercialization of a Product, MDX-1379 or the use of a Product with an Agent, and the Parties shall make such assignments to one another as are necessary to effect the foregoing, and such materials shall be deemed to be the Confidential Information of both Parties.

5.7                               Co-Promotion Advertising and Promotional Materials.

5.7.1  Marketing and Other Materials.  The Parties shall utilize only promotional, advertising, communication, literature and other Commercialization materials (collectively, “Marketing Materials”) relating to the Co-Promotion Products in the United States and only conduct Co-Promotional activities for the Co-Promotion Products that, in each case, have been included in the applicable Global Commercialization Plan and Budget, Pre-Launch US Commercialization Plan and Budget or Annual US Commercialization Plan and Budget, or that are otherwise approved by the JCC.  BMS shall be responsible for preparing all Marketing Materials and any other promotional materials used to support each Co-Promotion Product for use in the United States, under the direction of, and in accordance with the marketing and promotional strategy approved by the JCC.  All such materials shall be reviewed by both Parties’ medical, regulatory and legal teams, and reviewed and approved by the JCC prior to use by either Party; provided that the content of Marketing Materials, once approved, need not be re-submitted for approval again prior to re-use within one (1) Year of its initial approval unless the product labeling in the Approval applicable to such Marketing Materials has been changed since such prior approval date.  The development of all Marketing Materials relating to any Co-Promotion Product in the United States shall be consistent with the applicable Global Commercialization Plan and Budget, Pre-Launch US Commercialization Plan and Budget and Annual US Commercialization Plan and Budget, with Applicable Law, and with the Product labeling approved by the FDA.  In Commercializing the Co-Promotion Products, both Parties will be identified and described as Co-Promoting the Products and all Marketing Materials and other Commercialization activities, including oral presentations, direct-to-consumer advertising, patient information materials and patient benefit programs, that identify a Party, shall identify both Parties and shall display the BMS and Medarex Corporate Names with equal prominence, as permitted by Applicable Law.  In addition, as a prominent part of each communication with customers and other Third Parties, the Call Center and any patient information and benefit programs that the JCC establishes for each Co-Promotion Product shall clearly identify such Product as a joint product of BMS and Medarex.  In the event of a shortfall in the quantity of Marketing Materials, the available Marketing Materials shall be allocated between the Parties’ respective sales forces in proportion to the number of PDEs to be provided by each Party with respect to such Product or Approval.  The Lead Regulatory Party shall, in consultation with the other Party, take the lead in obtaining any approvals from FDA required for the use of any Marketing Materials, as well as submit all applicable Marketing Materials to the FDA as required by Applicable Law.  Each Party shall jointly own the copyright in any such Marketing Materials and the Parties shall make such assignments to one another as are necessary to effect the foregoing.

5.7.2  Specific Responsibilities of the Parties.  Each Party shall:

(a)                                  instruct its Sales Representatives to use, and shall use Diligent Efforts to train and monitor its Sales Representatives so that such Sales Representatives use, only Marketing Materials (without any addition, deletion or other modification) approved for use under Section 5.7.1 for the promotion of the Co-Promotion Products in the United States;

(b)                                  instruct its Sales Representatives to do the following, and shall use Diligent Efforts to train its Sales Representatives so that such personnel do the following:

(i)                                    limit claims of efficacy and safety for any Co-Promotion Product to those that are consistent with Applicable Law and with approved promotional claims in, and not add, delete or otherwise modify claims of efficacy and safety in the promotion of the Products in any respect from those claims of efficacy and safety that are contained in, the Product labeling approved by the FDA and approved Marketing Materials;

(ii)                                use the Marketing Materials within the United States in a manner that is consistent with the applicable Global Commercialization Plan and Budget, Pre-Launch US Commercialization Plan and Budget and Annual US Commercialization Plan and Budget, with Applicable Law, and with the product labeling approved by the FDA; and

(iii)                            Co-Promote the Co-Promotion Products in adherence in all material respects with Applicable Law, including, to the extent applicable, the Act, the FDA Guidance for Industry-Supported Scientific and Educational Activities, the Pharmaceutical

Research and Manufacturers of America Code on Interactions with Healthcare Professionals, the Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers, the Accreditation Council for Continuing Medical Education Standards for Commercial Support of Continuing Medical Education, the Pharmaceutical Marketing Research Group Guidelines on market research activities, the Prescription Drug Marketing Act of 1987, as amended, and the rules, regulations and guidelines promulgated thereunder (the “PDMA”), federal, state and local agencies and all payor “fraud and abuse”, and consumer protection and false claims statutes and regulations, including the Medicare and State Health Programs Anti-Kickback Law (42 U.S.C. §1320a-7b(b)) and the “Safe Harbor Regulations” which are found at 42 C.F.R. §1001.952 et seq. and, to the extent not inconsistent with the foregoing, BMS policies communicated in writing.

5.7.3  Approval of Materials Other Than Marketing Materials.  All written, electronic and visual communications provided by a Party to a majority of its Sales Representatives detailing a Co-Promotion Product regarding Co-Promotion Product strategy, positioning or selling messages shall be reviewed by both Parties’ medical, regulatory and legal teams, and reviewed and approved by the JCC (such approval not to be unreasonably withheld or delayed); provided that a message, once approved, need not be re-submitted for approval again prior to its re-use unless the product labeling in the Approval applicable to such message has been changed since such prior approval date.  The Lead Regulatory Party shall, in consultation with the other Party, take the lead in obtaining any approvals from FDA required for the use of any such materials, including Form FDA-2253 filings.

5.7.4  Research Data.  After the Execution Date and during the term of this Agreement, each Party shall provide the other with access to primary and secondary (audited and non-audited) market research data for the Co-Promotion Products reasonably promptly if and after the same are made available to a Party and so long as such Party has the lawful right to provide same; provided that the other Party shall hold such information as Confidential Information of the providing Party, and shall have executed such confidentiality agreement as may be requested by any Third Party provider of such information with respect to such disclosure of such information.

5.8                               Sales and Distribution in the United States.  The Lead Marketing Party shall hold title to the Products and MDX-1379 in the United States until sale to customers, and shall be responsible for invoicing and booking sales for, and warehousing and distributing, all Products and MDX-1379 in the United States and shall perform all related distribution activities.  The other Party may not accept orders for Products or make sales for its own account or for the Lead Marketing Party’s account.  If such other Party receives any orders for Products and MDX-1379, it shall refer such orders to the Lead Marketing Party for acceptance or rejection.  For all Products and MDX-1379, the Lead Marketing Party shall also be solely responsible for handling all returns, recalls (solely in accordance with Section 3.4), order processing, invoicing and collection, distribution, and inventory and receivables.  Subject to the applicable Pre-Launch US Commercialization Plan and Budget and each applicable Annual US Commercialization Plan and Budget and the terms of this Agreement, the Lead Marketing Party shall have the right and responsibility for establishing and modifying the terms and conditions with respect to the sale of a Product and MDX-1379 in the United States, within the parameters established by the JCC and approved by the JEC, including any terms and conditions relating to or affecting the price at which such Product and MDX-1379 will be sold; discounts available to managed care providers, governmental agencies (e.g., federal, state and local), and other group purchasing accounts; discounts attributable to payments on receivables; distribution of such Product and MDX-1379; and credits, price adjustments, other discounts and allowances to be granted or refused.

5.9                               Incentive Plans for Sales Representatives.  Each Party shall establish and implement a target bonus or sales incentive program whereunder such Party’s Sales Representatives are compensated for their efforts with respect to the Co-Promotion Products in the United States in a manner consistent with the principles set forth in Section 2.9 and with such Party’s other programs for a similar nature product (and taking into consideration the commercial life cycle of each Product).  In any event, all such programs shall be in compliance with all Applicable Law.  In the event that either Party is concerned that such target bonus incentives for a Co-Promotion Product are not reasonably comparable to one another in the United States, then such Party shall have the right to have a Third Party consultant, reasonably acceptable to the audited Party, review the bonus and sales incentive programs implemented by the other Party for its Sales Representatives and make recommendations to improve the alignment of such programs so that each Party’s Sales Representatives are appropriately incentivized; provided that such consultant does not disclose to such auditing Party the types or levels of bonuses or sales incentives applicable to the audited Party’s Sales Representatives; and, at the request of such Party, the JCC will discuss the issue at its next meeting in a good faith attempt to help resolve any such issues.  Each Party shall retain final control over all decisions relating to compensation and bonus incentives for its Sales Representatives.  Each Party shall utilize data provided by IMS International (or another recognized service provider reasonably acceptable to the other Party) to determine the actual performance of its Sales Representatives for purposes of establishing compensation and bonuses.

5.10                        Sales Representatives.  The following provisions shall apply to each Party’s Sales Representatives in the United States:

5.10.1  Employees.  Except as otherwise provided in this Section 5.10, each Party’s Sales Representatives shall be full-time employees of such Party or its Affiliates or an individual acting as an independent contractor as permitted below.  Each Party shall treat its Sales Representatives employed by it and its Affiliates as its (or its Affiliate’s) own employees for all purposes, including federal, state and local tax and employment laws.

5.10.2  Independent Contractors.  Each Party may use independent contractors (as engaged on an individual-by-individual basis and not through contract sales organization (“CSOs”)) to provide up to [*****]† of its total PDE requirements for Co-Promotion Products in the United States; provided, however, that each Party shall have the right, without the consent of the other Party, to engage Third Parties (including CSOs) to provide PDEs that are not provided by the other Party pursuant to Sections 5.2.2(d), 5.5.1 or 5.5.6.  Any reasonable and verifiable expenses of engaging an independent contractor set forth in this Section 5.10.2 shall be Sales and Marketing Costs.  Except as provided in this Section 5.10.2, neither Party shall use CSOs to

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provide PDEs for Co-Promotion Products in the United States without the consent of the other Party, not to be unreasonably withheld or delayed.  For the avoidance of doubt, BMS may use independent contractors and CSOs to provide Details in the Royalty Territory in its discretion.  All such independent contractor and CSO permitted uses are subject to the following:

(a)           Each Party shall (1) be responsible for any independent contractors who serve as such Party’s Sales Representatives, (2) use Diligent Efforts to cause such independent contractors or CSOs to perform its, his or her services as a Sales Representative in compliance with the provisions of this Agreement, and (3) indemnify the other Party against (as set forth in Article 15) any breach of this Agreement by such Party, or any Loss to the other Party, resulting from any failure of any such CSOs or independent contractors to perform their services as a Sales Representatives in compliance with the provisions of this Agreement.  All compensation, reimbursement of costs and other payments to be made to any such independent contractor shall be solely a matter between the Party engaging such CSO or independent contractor and such CSO or independent contractor, and such independent contractor shall be treated as a Sales Representative of such Party for purposes of determining Allowable Expenses under this Agreement.

(b)           For geographical reasons, each Party may use part-time employee Sales Representatives to sell the Co-Promotion Products on behalf of such Party, provided that such part-time employees shall not constitute more than [*****]† of all Sales Representatives provided by such Party pursuant to this Agreement to sell the Co-Promotion Products in the United States.

5.10.3  Allocation; Turnover.  Subject to Section 5.5, each Party shall use Diligent Efforts to hire or otherwise allocate such number of Sales Representatives as may be necessary to fulfill its duties under an applicable Global Commercialization Plan and Budget, Pre-Launch US Commercialization Plan and Budget or Annual US Commercialization Plan and Budget, to provide full training (both general and Product-specific training) to such Sales Representatives, and, consistent with its normal business practices, to minimize turnover of such Sales Representatives.

5.10.4  Inadequate Performance.  In the event that information comes to a Party’s attention that provides such Party with a reasonable basis to believe that Sales Representatives of the other Party used in the United States may have (i) violated any Applicable Law, or (ii) failed to provide satisfactory service or to comply with this Agreement, such Party shall have the right to request that the other Party immediately assess the performance of such individual, and to exercise any other rights or remedies available to such Party under this Agreement, at law or in equity, subject to Sections 14.8 and 17.2.  The other Party shall promptly use Diligent Efforts to evaluate and resolve such issue in accordance with its policies or as it may otherwise deem appropriate, shall keep the reporting Party informed of the progress of, and information learned during, such evaluation, and shall provide the reporting Party with a reasonably detailed written report summarizing any steps taken toward resolution of the matter,

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within fifteen (15) Business Days after the reporting Party first brings such information to the other Party’s attention.

5.10.5  Compliance with Applicable Law.  Unless exempted by law from such compliance, each Party shall comply with all Applicable Law with respect to the hiring, employment, and discharge of its Sales Representatives.  Each Party represents to the other that such Party is an equal opportunity employer and does not discriminate against any person because of race, color, creed, age, sex, or national origin.

5.10.6  Agreements with Sales Representatives.  Each Party’s Sales Representatives shall execute, or shall previously have executed, an agreement with such Party, that includes, among other terms, terms requiring that the individual:

(a)           agrees to perform his/her obligations as a Sales Representative as required by Applicable Law and the terms of this Agreement; and

(b)           agrees to perform his/her duties as a Sales Representative in accordance with such Party’s internal policies, a copy of which is provided or made available by such Party to all its Sales Representatives.

5.10.7  Worker’s Compensation.  Each Party acknowledges and agrees that the other Party does not and will not maintain or procure any worker’s compensation insurance for or on behalf of such first Party or its Sales Representatives, all of which shall be such first Party’s sole responsibility.

5.10.8  Employees of Hiring Party.  Each Party acknowledges and agrees that all of its Sales Representatives are not, and are not intended to be treated as, employees of the other Party or any of its Affiliates, and that such individuals are not, and are not intended to be, eligible to participate in any benefits programs or in any “employee benefit plans,” as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, that are sponsored by the other Party or any of its Affiliates or that are offered from time to time by the other Party or its Affiliates to their own employees (the “Benefit Plans”).  All matters of compensation, benefits and other terms of employment for any such personnel shall be solely a matter between a Party and its Sales Representatives.  Each Party shall be solely responsible and liable for the payment of all compensation and benefits under any such Benefit Plan to its Sales Representatives.  A Party shall not be responsible to the other Party (the “Hiring Party”) or to any Sales Representatives used by the Hiring Party to promote or sell the Products for any compensation, expense reimbursements or benefits (including vacation and holiday remuneration, healthcare coverage or insurance, life insurance, pension or profit-sharing benefits or disability benefits), payroll-related taxes or withholdings, or any governmental charges or benefits (including unemployment and disability insurance contributions or benefits and workmen’s compensation contributions or benefits) that may be imposed on or be related to the performance by the Hiring Party or its Sales Representatives of its obligations under this Agreement, all of which shall be the sole responsibility of the Hiring Party, even if it is subsequently determined by any court, the IRS or any other governmental agency that such individual may be deemed a common law employee of the non-Hiring Party or any of its Affiliates.

5.10.9  Responsibility for Employees.  Each Party shall be solely responsible for its acts and omissions and for those acts or omissions of its Sales Representatives while performing any of the services to be provided by such Party under this Agreement.

5.10.10  Indemnification by Hiring Party.  Each Hiring Party shall indemnify, defend, and hold harmless the non-hiring Party (the “NHP”), its Affiliates, and their respective directors, employees and agents (collectively, the “NHP Indemnitees”) from and against any damages, liability, loss and costs that may be paid or payable by any such NHP Indemnitee resulting from or in connection with any claim or other cause of action asserted by or on behalf of any Sales Representatives of the Hiring Party arising out of the execution or performance of this Agreement that is based on or with respect to:

(a)           costs, damages and losses that an NHP Indemnitee may incur resulting from any claims for benefits that any of the Hiring Party’s Sales Representatives may make under or with respect to any NHP Benefit Plan;

(b)           any payment or obligation to make a payment to any Hiring Party Sales Representatives relating in any way to any compensation, benefits of any type under any Benefit Plan, and any other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements that may be sponsored at any time by either Party or any of its Affiliates, even if it is subsequently determined by any court, the IRS or any other governmental agency that any of the Hiring Party’s Sales Representatives may be deemed a common law employee of the NHP or any of its Affiliates;

(c)           the payment or withholding of any contributions, payroll taxes, or any other payroll-related item by or on behalf of the Hiring Party or any of its Sales Representatives with respect to which the Hiring Party or any of its Sales Representatives may be responsible hereunder or pursuant to Applicable Law to pay, make, collect, withhold or contribute, even if it is subsequently determined by any court, the IRS or by any other governmental agency that any of such Hiring Party’s Sales Representatives may be deemed a common law employee of the NHP or any of its Affiliates; and

(d)           failure of the Hiring Party to withhold or pay required taxes or failure to file required forms with governmental authorities with regard to compensation and benefits paid or extended by a Hiring Party to its Sales Representatives.

Notwithstanding anything to the contrary in this Section 5.10, a Hiring Party shall have no liability to any NHP Indemnitee, under this Section 5.10, to the extent attributable to any discriminatory, harassing or retaliatory acts of the NHP, or any tortious acts (including acts constituting assault, battery or defamation) by the NHP, with respect to any Sales Representatives of the Hiring Party, or any breach of this Agreement by the NHP.  Nothing contained in this Section 5.10 is intended to affect or limit any compensation payable by a Party to the other for the services rendered by a Party pursuant to this Agreement.

5.10.11  Responsibility for Employment Terms and Policies.  Each Party shall be solely responsible and liable for all probationary and termination actions taken by it with respect to its Sales Representatives, as well as for the formulation, content, and for the dissemination (including content) of all employment policies and rules (including written probationary and termination policies) applicable to its Sales Representatives.

5.11        Government, Managed Care and Other Accounts.  The Lead Marketing Party shall be responsible for implementing the strategy for managed care, government (e.g., federal, state and local), and other group purchasing accounts for each Product and MDX-1379 in the United States in accordance with the Approved Plans and the parameters set forth therein.  The Lead Marketing Party shall provide the JCC with Quarterly reports regarding the implementation of the strategy and plans with respect to such accounts, and shall furnish the JCC with information regarding contracting and formulary status and such other information relating to specific accounts as the other Party may reasonably request, provided that the Lead Marketing Party shall not be required to provide information that it does not otherwise collect as part of its internal reporting system or that relates to products other than a Product or MDX-1379.

ARTICLE 6

FINANCIAL TERMS

6.1          Initial Payment.

(a)           In partial consideration of the rights with respect to the Product granted by Medarex to BMS hereunder, within five (5) Business Days after the Effective Date, BMS shall pay to Medarex a fully earned, noncreditable payment of [*****].†

(b)           In partial consideration of the rights with respect to MDX-1379 granted by Medarex to BMS hereunder, within five (5) Business Days after the Effective Date, BMS shall pay to Medarex a fully earned, noncreditable payment of [*****].

6.2          Equity Investment.  In partial consideration of the rights granted by Medarex to BMS hereunder, BMS shall purchase Medarex Common Stock, par value $.01 per share, pursuant to that Stock Purchase Agreement by and between the Parties executed on the Execution Date, but effective as of the Effective Date.

6.3          Milestone Payments.

6.3.1  Regulatory Milestone Payments.

(a)           In partial consideration of the rights granted by Medarex to BMS hereunder, subject to Section 6.3.1(b), in the event that any milestone event listed in the center column of the milestone table set forth immediately below (the “Regulatory Milestone Table”) is achieved with respect to any Product, BMS shall pay to Medarex a fully-earned, noncreditable, nonrefundable milestone payment in the corresponding amount listed in the right-hand column of

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

the Regulatory Milestone Table within thirty (30) days after the achievement of such milestone (each a “Regulatory Milestone Payment Date”).

Milestone Number	Milestone Event	Milestone Payment (in millions)
1.	[*****]†	[*****]

2.	[*****]	[*****]

3.	[*****]	[*****]

4.	[*****]	[*****]

5.	[*****]	[*****]

6.	[*****]	[*****]

7.	[*****]	[*****]

8.	[*****]	[*****]

9.	[*****]	[*****]

10.	[*****]	[*****]

11.	[*****]	[*****]

12.	[*****]	[*****]

(b)           BMS’ obligations to pay to Medarex milestone payments in accordance with the Regulatory Milestone Table shall be subject to the following terms and conditions:

(i)            [*****]

(ii)           [*****]

(iii)         Notwithstanding anything contained in Section 6.3.1(a) to the contrary, in the event that BMS pays to Medarex in the aggregate a total of [*****] in milestone payments pursuant to milestone numbers 3, 5 or 7 of the Regulatory Milestone Table, whether for the Lead Product or any other Product, BMS shall have no further obligation to pay to Medarex any additional milestone payments pursuant to milestone numbers 3, 5 or 7 of the

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Regulatory Milestone Table, even if the milestone payment due for a triggering milestone event would otherwise have, when aggregated with all milestone payments previously made under milestone numbers 3, 5 or 7, exceed such cap, in which event BMS shall pay such amount triggered by such final milestone as is needed to reach [*****]† but not any amount in excess of that cap.

(iv)          Notwithstanding anything contained in Section 6.3.1(a) to the contrary, in the event that BMS pays to Medarex in the aggregate a total of [*****] in milestone payments pursuant to milestone numbers 4, 6 or 8 of the Regulatory Milestone Table, whether for the Lead Product or any other Product, BMS shall have no further obligation to pay to Medarex any additional milestone payments pursuant to milestone numbers 4, 6 or 8 of the Regulatory Milestone Table even if the milestone payment due for a triggering milestone event would otherwise have, when aggregated with all milestone payments previously made under milestone numbers 4, 6 or 8, exceed such cap, in which event BMS shall pay such amount triggered by such final milestone as is needed to reach [*****] but not any amount in excess of that cap.

(v)            If a Product receives [*****], such [*****] shall be treated in the same manner, for purposes of determining whether a milestone payment is due under milestone numbers 3, 5 or 7 above, as [*****]; provided that [*****] of the milestone payment due will be paid within [*****] after achievement of the milestone, and the remaining [*****] will be due on the earlier of [*****].

(vi)          [*****]

(vii)         [*****]

6.3.2  [*****].

(a)           {In partial consideration of the license rights granted by Medarex to BMS hereunder, [*****], in the event that [*****], BMS shall pay to Medarex a fully-earned, noncreditable, nonrefundable milestone payment (each a “[*****] Milestone Payment”) in the corresponding amount set forth in the right-hand column of the [*****] Milestone Table.  In the event that [*****].  Each such milestone payment shall be due within thirty (30) days of the end of the [*****] in which such milestone was achieved (each a “[*****] Milestone Payment Date”).

[*****]	[*****]

[*****]	[*****]

[*****]	[*****]

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*****]	[*****]

[*****]†	[*****]

[*****]	[*****]

(b)           Notwithstanding anything contained in Section 6.3.2(a), in the event that BMS pays to Medarex [*****], BMS shall have no further obligation to pay to Medarex any additional [*****] with respect to [*****].  For clarity, BMS’ satisfaction of its obligations with respect to [*****] with respect to any given [*****] shall not affect BMS’ obligations to make payments to Medarex with respect to each other [*****] (and BMS shall continue to make [*****] with respect to each other [*****] until BMS’ obligations with respect to such other [*****] are satisfied pursuant to this Section 6.3.2(b), on a [*****] basis).}

6.4          Profit or Loss in the United States.  On a Product-by-Product basis, in the event that Medarex exercises a Co-Promotion Option with respect to a Product in the United States, the terms and conditions of this Section 6.4 shall govern each Party’s rights and obligations with respect to Profits and Losses relating to such Product and MDX-1379.  For clarity, Medarex shall have no right to share Profits, and no obligation to bear any Losses, in each case pursuant to this Section 6.4, with respect to (i) any Product or MDX-1379 in the United States other than a Co-Promotion Product, (ii) any applicable Agent controlled by BMS in the United States (other than MDX-1379 if it is a Co-Promotion Product), and (iii) any Product, MDX-1379 or any applicable Agent controlled by BMS in the Royalty Territory, and in each case Medarex shall instead be entitled to receive from BMS royalties pursuant to Section 6.6.

6.4.1  In General.  Subject to Sections 3.8.3, 5.3, 5.5.6, 6.4.2, 6.4.3 and 6.5, with respect to each Product for which Medarex exercises the Co-Promotion Option, (a) Medarex shall receive forty-five percent (45%) of all Profits, and bear forty-five percent (45%) of all Losses, as applicable, with respect to a Co-Promotion Product in the United States, and (b) BMS shall receive fifty-five percent (55%) of all Profits, and bear fifty-five percent (55%) of all Losses, as applicable, with respect to such Co-Promotion Product in the United States.  Medarex shall bear its share of the Profits and Losses with respect to any Co-Promotion Product regardless of the date of its Exercise Notice with respect to such Product only until the Co-Promotion Termination Date (if any) with respect to such Product, provided that if any such Profits or Losses were incurred prior to the date of such Exercise Notice pursuant to the Pre-Launch US Commercialization Plan and Budget, Medarex shall pay its share of such Losses, or BMS shall pay to Medarex its share of Profits, in either case solely to the extent incurred in accordance with this Agreement, in four equal installments, payable within thirty (30) days after the date of the applicable Exercise Notice and, thereafter, on or before the end of each of the three (3) succeeding Quarters, with interest accruing and paid with each such quarterly payment, in the amount provided in Section 6.12, from the date of the applicable Exercise Notice (as though such Exercise Notice date were, for purposes of Section 6.12, the due date for the payment of Medarex’s share).

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6.4.2  Additional Share; Allocation of Off-Label Sales.

(a)           If, with respect to any Co-Promotion Product:

(i)            Medarex Opts-Out pursuant to Section 3.8.2 for a given Additional Indication for such Co-Promotion Product and has not subsequently opted-in pursuant to Section 3.8.4 or 3.8.5, then, in addition to the share of Profits and Losses from the sale of such Co-Promotion Product for such Partially Co-Funded Indication to which BMS is entitled pursuant to Section 6.4.1, BMS shall have a right to receive (and an obligation to bear), an additional [*****]† share (such additional share, the “Additional Share”) of such Profits (Losses) derived from or reasonably allocable to such Partially Co-Funded Indication (resulting in a total Profit/Loss share from such Partially Co-Funded Indication to BMS of [*****] and to Medarex of [*****] which shall be calculated as follows: (A) if Approval of such Partially Co-Funded Indication is obtained in the United States, then from and after such Approval of such Indication for so long as such Approval is maintained, Net Sales for such Indication in the United States shall be subject to the Additional Share during the period commencing on the first commercial sale of such Co-Promotion Product for such Partially Co-Funded Indication in the United States until BMS is either no longer marketing such Co-Promotion Product for such Partially Co-Funded Indication in the United States or such Co-Promotion Product ceases to be a Co-Promotion Product; (B) if Approval for such Partially Co-Funded Indication is not obtained in the United States, then no Net Sales for such Indication shall be subject to the Additional Share (except as may be provided pursuant to Section 6.4.2(b) with respect to another Partially Co-Funded Indication for which Approval is obtained); and (C) irrespective of whether such Approval is obtained, all Allowable Expenses specifically identifiable or reasonably allocable to such Partially Co-Funded Indication, including Allowable Expenses recorded prior to any such Approval, shall be subject to the Additional Share.

(ii)           If there is a dispute at the JCC level as to how to determine or the amount of any Net Sales or Allowable Expenses attributable to, or the Profits/Losses derived from and attributable to, a given Indication, then, at the election of either Party, such dispute shall be resolved by an Expert as set forth in Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.

(b)           In the event that a Co-Promotion Product becomes subject to the Additional Share provisions of Section 6.4.2(a)(i) and if Net Sales should occur with respect to one or more indications for which a Co-Promotion Product has not received either a BLA Approval or a Compendia Listing in the United States (“Off-Label Net Sales”) in a given Quarter, then the Parties will discuss same at the JCC and, for purpose of determining Profit/Loss from those Indications that have received BLA Approval or a Compendia Listing in the United States, shall determine an allocation of such Off-Label Net Sales, as follows:  (i) Off-Label Net Sales in the United States within a Cancer indication where at least one Indication within the tumor type for such Cancer indication has received BLA Approval or a Compendia Listing in the United States shall be allocated entirely to the most commercially valuable

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Indication within such tumor type that has received BLA Approval or a Compendia Listing in the United States (e.g., if a Product has received BLA Approval for the treatment of third line colon cancer and a Compendia Listing for second line colon cancer, then any Off-Label Net Sales attributable to first line colon cancer for such Product shall be allocated wholly to the second line Indication), and (ii) after making the allocation in (i), any Off-Label Net Sales in the United States within a Cancer indication where no indication within the tumor type for such Cancer indication has received BLA Approval or a Compendia Listing in the United States shall be allocated to those Cancer indications that have received a BLA Approval or a Compendia Listing in the United States (A) for a Partially Co-Funded Indication in the same proportion as the Net Sales in the United States attributable to those Partially Co-Funded Indication(s) for Cancer that have received BLA Approval or a Compendia Listing in the United States bear to the sum of the Net Sales in the United States of all Cancer Indications that have received BLA Approval or a Compendia Listing in the United States for the Quarter of allocation, and (B) for an Indication that is not a Partially Co-Funded Indication in the same proportion as the Net Sales in the United States attributable to those Indication(s) for Cancer (other than Partially Co-Funded Indications) that have received BLA Approval or a Compendia Listing in the United States bear to the sum of the Net Sales in the United States of all Cancer Indications that have received BLA Approval or a Compendia Listing in the United States for the Quarter of allocation.  If there is a dispute at the JCC level as to whether any Off-Label Net Sales have occurred or as to agreement on the allocations in (i) or (ii) above, then, at the election of either Party, such dispute shall be resolved by an Expert as set forth in Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.

(c)           Allowable Expenses (excluding Sales and Marketing Costs) for a Product, to the extent not specifically identifiable to an Indication, shall be allocated to a Partially Co-Funded Indication in the same proportion as Net Sales from such Partially Co-Funded Indication in the United States (after taking any adjustments to Net Sales into account as set forth in Section 6.4.2(b)) bears to all Net Sales for such Product in the United States.  Sales and Marketing Costs that are specifically identifiable to an Indication shall be allocated to that Indication.  All other Sales and Marketing Costs shall be allocated only to those Indications for which an Approval has been obtained and, solely with respect to pre-launch Sales and Marketing Costs, to those Indications for which an Approval (but not a Compendia Listing) is being sought under this Agreement, and no Sales and Marketing Costs shall be allocated to indications for which an Approval has not been obtained (including Indications for which a Compendia Listing has been obtained), except as provided (i) above with respect to pre-launch Sales and Marketing Costs with respect to those Indications for which Approval (but not a Compendia Listing) is being sought or (ii) in the preceding sentence.  Subject to the preceding two sentences, Sales and Marketing Costs for a Product, to the extent not specifically identifiable to an Indication for which Approval has been obtained, shall be allocated to a Partially Co-Funded Indication for which Approval has been obtained in the United States in the same proportion as Net Sales in the United States from such Partially Co-Funded Indication (without taking any adjustments to Net Sales into account as set forth in Section 6.4.2(b)) bears to all Net Sales in the United States for such Product for such Indications for which Approval has been obtained in the United States.

6.4.3  Commercialization Overruns.   Subject to Section 5.5.6(a), if the Allowable Expenses for Commercialization activities exceed the amounts budgeted for all such activities in the applicable Annual Commercialization Plan and Budget (and taking into account any amendments to such Annual Commercialization Plan and Budget that may be approved during a calendar Year) by more than [*****]† (calculated for all costs incurred over such calendar Year for all budgeted activities), such excess Allowable Expenses (each a “Commercialization Overrun”) shall be borne by the Party responsible for performing or causing to be performed such activities (for purposes of this Section 6.4.3, the “Responsible Party”) and shall be excluded from “Allowable Expenses” hereunder; provided, however, that in the event and to the extent that such Commercialization Overrun was outside the reasonable control of, and not attributable to a failure to use commercially reasonable efforts by, the Responsible Party, or did not result from the failure of such Responsible Party to adequately supervise a Third Party performing such activities, then such Commercialization Overrun shall be included in Allowable Expenses and shared by the Parties pursuant to Section 6.4.1 or 6.4.2, as the case may be.  If there is a dispute at the JCC level as to whether a Commercialization Overrun is attributable to a Responsible Party, or with respect to the appropriate methodology for the allocation of the applicable [*****] threshold or the Commercialization Overrun, as applicable, between the Parties if both Parties are Responsible Parties, as provided in (a) or (b) above, then, at the election of either Party, such dispute shall be resolved by an Expert as set forth in Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.

6.5          Calculation and Payment of Profit or Loss Share.

6.5.1  Reports and Payments in General.  In the event that Medarex exercises its Co-Promotion Option with respect to a Co-Promotion Product, each Party shall report to the other Party, within twenty (20) days after the end of each Quarter following such Exercise Notice, with regard to Net Sales and Allowable Expenses incurred by such Party for such Co-Promotion Product during such Quarter in the United States in a manner sufficient to enable the other Party to comply with its reporting requirements; provided that in the case of the first Quarter for which such report is due, each Party shall additionally report all Allowable Expenses incurred by such Party prior to such Quarter with respect to such Co-Promotion Product.  Such report shall specify in reasonable detail all deductions allowed in the calculation of such Net Sales and all expenses included in Allowable Expenses, and, if requested by a Party, any invoices or other supporting documentation for any payments to a Third Party that individually exceed fifty thousand Dollars ($50,000) (or such other amount approved by the JFC) shall be promptly provided.  Within forty-five (45) days after the end of each Quarter (or for the last Quarter in a Year, sixty (60) days after the end of such Quarter), the Parties shall reconcile all Net Sales and Allowable Expenses to ascertain whether there is a Profit or Loss and payments shall be made as set forth in subsections (a) and (b) below, as applicable.

(a)           If there is a Profit for such Quarter, then BMS shall reimburse Medarex for Allowable Expenses incurred by Medarex in such Quarter and shall pay to Medarex, subject to Section 6.4.2, an amount equal to forty-five percent (45%) of the Profit for such Quarter; or

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(b)           If there is a Loss for such Quarter, then the Party that has borne less than its share of the Allowable Expenses in such Quarter shall make a reconciling payment to the other Party to assure that each Party bears its share of such Allowable Expenses during such Quarter.

6.5.2  Last Calendar Quarter.  No separate payment shall be made for the last Quarter in any Year.  Instead, at the end of each such Year, a final reconciliation shall be conducted by comparing the share of Profit or Loss to which a Party is otherwise entitled for such Year pursuant to Sections 6.4 and 6.5 against the sum of all amounts (if any) previously paid or retained by such Party for prior Quarters during such Year, and the Parties shall make reconciling payments to one another no later than ninety (90) days after the end of such Quarter, if and as necessary to ensure that each Party receives for such year its share of Profits and bears its share of Losses in accordance with Sections 6.4.1 and 6.4.3, as applicable.

6.6          Royalties to Medarex.  In partial consideration of the license rights granted by Medarex to BMS hereunder, subject to Sections 3.8 and 6.7, BMS shall pay to Medarex royalties on (i) each Non-Co-Promoted Product sold in the United States and (ii) each Product and MDX-1379 sold in the Royalty Territory, on the terms and conditions set forth in this Section 6.6.

6.6.1  United States.  Subject to Section 6.7.3:

(a)           BMS shall pay Medarex a royalty on Net Sales aggregated across all Non-Co-Promoted Products sold in the United States in a given Year equal to:

(i)            For that portion of aggregate Net Sales of Non-Co-Promoted Products in a Year that is less than or equal to [*****]† of such aggregate Net Sales, provided that to the extent that some or all of the Net Sales of such Non-Co-Promoted Products in such territory were for use in Indications (A) with respect to which Medarex Opted-Out pursuant to Section 3.8.2) and (B) for which Initial Approval has been obtained in such territory (collectively, the “Opt-Out NP Indications”), then, in such event BMS’ royalty obligation under this Section 6.6.1(a)(i) shall be reduced to [*****] on such Net Sales thereafter from such Non-Co-Promoted Products that are attributable to such Opt-Out NP Indications;

(ii)           For that portion of aggregate Net Sales of Non-Co-Promoted Products in a Year that is more than [*****] of such aggregate Net Sales, provided that to the extent that some or all of the Net Sales of such Non-Co-Promoted Products in such territory were for Opt-Out NP Indications, then, in such event BMS’ royalty obligation under this Section 6.6.1(a)(ii) shall be reduced to [*****] on such Net Sales thereafter from such Non-Co-Promoted Products that are attributable to such Opt-Out NP Indications; and

(iii)         For that portion of aggregate Net Sales of Non-Co-Promoted Products in a Year that is more than [*****] of such aggregate Net Sales, provided that to the extent that some or all of the Net Sales of such Non-Co-Promoted Products in such

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

territory were for Opt-Out NP Indications, then, in such event BMS’ royalty obligation under this Section 6.6.1(a)(iii) shall be reduced to [*****]† on such Net Sales thereafter from such Non-Co-Promoted Products that are attributable to such Opt-Out NP Indications.

(b)           In the event that there are Opt-Out NP Indications and 6.6.1(a)(ii) or (iii) applies for a given Year, then the total royalty paid to Medarex under Section 6.6.1 shall be based on a weighted average of Net Sales attributable to the Opt-Out NP Indications and those attributable to other Indications.  By way of example, if the total Net Sales for Non-Co-Promoted Products in a Year is [*****] and if [*****] of such amount represents Net Sales for use in Opt-Out NP Indications, then the total royalty payable to Medarex for such Year shall be [*****].  Net Sales attributable to the Opt-Out NP Indications shall be determined as the Parties, through the JCC or JEC, may agree or, in the event the JCC and the JEC  are not able to agree, as an Expert shall determine as set forth in Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.

6.6.2  Japan.  BMS shall pay Medarex a royalty on annual Net Sales aggregated across all Products and MDX-1379 sold in Japan in a given Year equal to:

(a)           [*****];

(b)           [*****]; and

(c)           [*****].

6.6.3  Rest of the World.  BMS shall pay Medarex a royalty on annual Net Sales aggregated across all Products and MDX-1379 sold in the Royalty Territory (other than Japan) in a given Year equal to:

(a)           [*****];

(b)           [*****]; and

(c)           [*****].

6.6.4  Proration.  The royalty thresholds set forth in this Section 6.6 shall not be pro-rated for any partial calendar Years, except for the last year of the Royalty Term with respect to a given Product or MDX-1379, as applicable.

6.7          Royalty Adjustments and Other Third Party Payments.

6.7.1  Generic Products.

(a)           If one or more Third Parties are, during the applicable Royalty Term but subsequent to the date which is [*****] from the date of first commercial sale of such

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Product in a given country, (i) selling a Generic Product in such country in any Semi-Annual Period, and (ii) such sales of such Generic Product(s) in such country for such Semi-Annual Period are, in the aggregate (on a unit equivalent basis), (A) greater than [*****],† but less than or equal to [*****] of the sum of the entire market for the Products and the market for such Generic Product(s) in such country for such Semi-Annual Period (calculated in accordance with Section 6.7.1(b)), then the royalties due to Medarex pursuant to Section 6.6 for each of the two Quarters in such Semi-Annual Period shall be reduced by [*****] from what they would otherwise have been pursuant to Section 6.6; or (B) greater than [*****], but less than or equal to [*****] of the sum of the entire market for the Products and the market for such Generic Product(s) in such country (calculated in accordance with Section 6.7.1(b)), then the royalties due to Medarex under Section 6.6 for each of the two Quarters in such Semi-Annual Period shall be reduced by [*****] from what they would otherwise have been pursuant to Section 6.6; or (C) greater than [*****] of the sum of the entire market for the Products and the market for such Generic Product(s) in such country for such Semi-Annual Period (calculated in accordance with Section 6.7.1(b)), then the royalties due to Medarex pursuant to Section 6.6 for each of the two Quarters in such Semi-Annual Period shall be reduced by [*****] from what they would otherwise have been pursuant to Section 6.6.  In determining the amount of any royalty reduction with respect to a country in the Royalty Territory (other than Japan) in a Quarter, such reduction shall be based on the weighted average royalty rate for the Royalty Territory (other than Japan) for the applicable Quarter.  If, for example, sales for a Generic Product in a given year in France are greater than [*****], but less than or equal to [*****], of the sum of the entire market in France, the royalty reduction for France will be subject to clause (B) above and calculated as follows:  If total net sales in France equal [*****] and total net sales in the Royalty Territory (other than Japan) equal [*****] in a given year, the weighted average royalty for the Royalty Territory (other than Japan), will be calculated as follows:  [*****].  Thus, the total royalty reduction in the Royalty Territory (other than Japan) is calculated as follows:  [*****].

(b)           The percentage of sales of the Generic Product(s) relative to the sales of Generic Products and all sales of the Products in a country shall be based on data generated by IMS, or if such data is not available, another reliable data source that is mutually acceptable to BMS and Medarex. In the event that data on Generic Product sales levels available from IMS data (or such other agreed data source) is not sufficient to determine the percentage market share of a Generic Product in a given country, then the percent market share for such country will be deemed to be the average percent market share for all other countries in the Royalty Territory in which such data is available.  If in any Year there is a dispute at the JCC level as to the percentage market share of a Generic Product in a given country, then, at the election of either Party, such dispute shall be resolved by an Expert as set forth in Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.

(c)           The JCC shall establish a mechanism for tracking sales of Generic Products and, with the input of the JFC, shall establish a mechanism for reconciling amounts paid to Medarex under Section 6.6 against any reductions in such payments to which BMS is entitled pursuant to this Section 6.7.1.  If in any Year there is a dispute at the JCC level

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as to the amount of offset due for Generic Products, then, at the election of either Party, such dispute shall be resolved by an Expert as set forth in Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.

6.7.2  Certain Third Party Payments.

(a)           If the Development, manufacture or Commercialization of a Product by BMS or Medarex in one or more countries in the Territory in accordance with this Agreement would infringe any Third Party Patent right (other than a Patent to which BMS is granted a license or sublicense pursuant to this Agreement under the MRC Agreement, the Genentech Agreement, or the Gilead/UC Agreements, payments related to which, and the sharing of which, shall be governed by Section 6.7.3(b), and other than as provided in Section 6.7.4), or either Party believes it necessary or desirable to obtain a license under a Third Party’s Patent rights to avoid any claims or litigation concerning infringement against BMS or Medarex with respect to one or more countries in the Territory, then the Party first having such knowledge or opinion shall promptly bring such matter to the attention of the other Party, and the Parties shall discuss the basis for such alleged infringement.

(b)           BMS shall have the first right to take the lead on negotiating the terms of each such license for one or more countries in the Territory, and if BMS does not take such lead, then, provided that such license is intended to cover, in whole or in part, the sale or use of a Co-Promotion Product in the United States (or the manufacture of a Co-Promotion Product in the United States for sale or use in the Royalty Territory), Medarex may do so; provided that in either case, (i) the terms of any such license shall permit the Party obtaining such license to grant to the other Party a worldwide sublicense thereunder; (ii) the Parties shall cooperate in negotiating the terms of such license with such Third Party; and (iii) the Party obtaining such license shall consult with the other Party prior to making any proposal regarding, or otherwise agreeing to, the terms of any such license, in each case ((i), (ii) and (iii)), to the extent relating to the Product or MDX-1379 in the Territory.  The determination of whether to seek and the terms of any such license must be approved by the JEC before it may be executed.  If there is a dispute at the JEC level as to whether BMS or Medarex should enter into any such license agreement, then, at the election of either Party, such dispute shall be resolved by BMS as set forth in Section 16.1.5 following compliance with Section 2.7.3(c) and subject to the other provisions of Section 16.1; provided that in the event that BMS elects not to obtain such a license where Medarex believes that such a license should be obtained, any costs related to any such failure to obtain such license shall be borne [*****].†

(c)           If BMS enters into such a Third Party license agreement pursuant to this Section 6.7.2 for the Royalty Territory, then [*****] for all Third Party Payments due to such Third Party with respect to the manufacture, sale or use of a Product or MDX-1379 in or for the Royalty Territory.  In the event that Medarex is the Party that has entered into such Third Party license agreement pursuant to this Section 6.7.2 and has the obligation pursuant to such agreement to pay to such Third Party such Third Party Payments, such amounts shall be paid by

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[*****]† within thirty (30) days after the achievement of the milestone event that gives rise to the Third Party Milestone Payment or within thirty (30) days after the end of the Quarter in which the sales occur that give rise to the Third Party Royalty Payment, as applicable, or such earlier date as may be necessary to ensure that [*****] the required payment at least five (5) Business Days prior to the date on which [*****] owes the corresponding payment to the Third Party.  For clarity, no amount paid by [*****] to a Third Party as a Third Party Payment for the manufacture, sale or use of a Product in or for the Royalty Territory in accordance with this Section 6.7.2 shall be included in the Development Costs or Allowable Expenses for such Product.

(d)           If one or both Parties enter into such a Third Party license agreement pursuant to this Section 6.7.2 for the United States, then all Third Party Payments due to such Third Party in the United States:  (i) in the case of any Third Party Milestone Payments triggered by Development activities directed toward the Approval, or the granting of Approval, of a Product in the United States, shall be included in the Development Costs for such Product to the extent so directed, (ii) in the case of any Third Party Milestone Payment or Third Party Royalties triggered by Commercialization of a Co-Promotion Product in the United States, shall be included in the Allowable Expenses for such Product, and (iii) in the case of any Third Party Milestone Payment or Third Party Royalties triggered by Commercialization of a Non-Co-Promoted Product in the United States, shall be borne [*****]; provided, however, that any Third Party Milestone Payment based on the Development, Approval or Commercialization of a Product without respect to a particular country or Region (e.g., the first Approval of a Product) shall, irrespective of whether such event occurs in the United States or the countries comprising the EU, be allocated so that BMS bears [*****] of such costs and Medarex bears [*****] of such costs.  In the event that [*****] is the Party that has entered into such Third Party license agreement pursuant to this Section 6.7.2 and has the obligation pursuant to such agreement to pay to such Third Party such Third Party Payments, in the case of any such amounts described in clause (iii) of this Section 6.7.2(d), such amounts shall be paid by [*****] within thirty (30) days after the achievement of the milestone event that gives rise to the Third Party Milestone Payment or within thirty (30) days after the end of the Quarter in which the sales occur that give rise to the Third Party Royalty Payment, as applicable, or such earlier date as may be necessary to ensure that [*****] has received from [*****] the required payment at least five (5) Business Days prior to the date on which [*****] owes the corresponding payment to the Third Party.  For clarity, no amount paid by [*****] to a Third Party as a Third Party Payment for the sale or use of a Non-Co-Promoted Product in the United States (or for the manufacture of a Product or MDX-1379 in the United States for use or sale in the Royalty Territory or for the manufacture of a Non-Co-Promoted Product) in accordance with this Section 6.7.2 shall be included in the Development Costs or Allowable Expenses for such Product.

(e)           In entering into Third Party license agreements as contemplated by this Section 6.7.2, the Parties shall negotiate and structure such arrangements with Third Parties in a fair and equitable manner, taking into consideration the manner in which such license rights are to be used, and shall not structure any such arrangement with the purpose or intention of

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shifting to one Party or the other the amount of the Third Party Payment for which each Party will be responsible (if any) pursuant to this Agreement.

6.7.3  Existing In-License Agreements.

(a)           Medarex will devote commercially reasonable efforts to maintain in full force and effect and to fully perform its obligations under the Existing In-License Agreements and to keep BMS fully informed of any material development pertaining thereto; provided, however, that the foregoing shall not create or imply any obligation on the part of Medarex to cure any breach by BMS or any of its Affiliates or sublicensees of any of their obligations under this Agreement or an Existing In-License Agreement.  Medarex shall, and shall cause its Affiliates to: (a) faithfully and timely perform and discharge its and their obligations under the Existing In-License Agreements, (b) to the extent within Medarex’s or its Affiliates’, reasonable control, not take any action or allow any event to occur that would give any Third Party licensor or sublicensor the right to terminate any Existing In-License Agreement, and (c) not exercise any right to itself terminate the Existing In-License Agreement.  Medarex shall not, without the prior written consent of BMS, not to be unreasonably withheld or delayed, (i) amend or modify any Existing In-License Agreement or (ii) make any election or exercise any right or option to terminate in whole or in part any Existing In-License Agreement if such amendment, modification, election or exercise would adversely affect BMS’ rights or benefits (or BMS’ ability to exercise such rights or benefits) under this Agreement, or impose or alter any obligation or burden of BMS under this Agreement.  Medarex agrees that if any such Third Party licensor or sublicensor seeks relief under any bankruptcy, reorganization, insolvency or similar laws, Medarex shall act in good faith to take all reasonably necessary action to preserve the sublicense rights granted to BMS hereunder including seeking to preserve Medarex’s and BMS’ rights under Section 365(n) of the U.S. Bankruptcy Code, 11 U.S.C. section 101 through 1330 et seq.

(b)           In the event that the Development, manufacture, Commercialization, use or other exploitation of any Product under this Agreement triggers a Third Party Payment under the MRC Agreement, the Genentech Agreement, or the Gilead/UC Agreements, [*****]†  of any such Third Party Payments made by [*****] after the Execution Date; provided that Medarex shall be solely responsible for all payments, equity and other consideration due Gilead with respect to Medarex’s buyout of its royalty obligation due Gilead (but not the University of California) under the Medarex-NeXstar agreement (which agreement comprises part of the Gilead/UC Agreements) without contribution or reimbursement from BMS, and such payments, equity or other consideration paid by Medarex shall not be included in Development Costs or Allowable Expenses.  Any such Third Party Payments [*****] made with respect to any such Products:  (i) in the case of any Third Party Milestone Payments, shall be included in the Development Costs for such Product and shall be borne [*****] by BMS and [*****] by Medarex; (ii) in the case of any Third Party Royalties triggered by Commercialization of a Co-Promotion Product in the United States, shall be included in the Allowable Expenses for such Product; and (iii) in the case of any Third Party Royalties triggered

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by (A) Commercialization of a Non-Co-Promoted Product (other than MDX-1379) in the United States or (B) by the Commercialization of any Product in the Royalty Territory shall, in each case (A) and (B), be excluded from Development Costs and Allowable Expenses and reduce any royalties payable by BMS to Medarex under Section 6.6 on Net Sales of Products in the United States or the Royalty Territory by [*****]† of the Third Party Payments made by BMS (whether directly to such Third Party or by reason of reimbursement of Medarex payments to such Third Party).  Any such amounts to be reimbursed by BMS to Medarex shall be paid by BMS to Medarex within thirty (30) days after the achievement of the milestone event that gives rise to the Third Party Milestone Payment or within thirty (30) days after the end of the Quarter in which the sales occur that give rise to the Third Party Royalty Payment, as applicable, or such earlier date as may be necessary to ensure that Medarex has received from BMS the required payment at least five (5) Business Days prior to the date on which Medarex owes the corresponding payment to the Third Party.  In the event that BMS cannot effect the entire reduction in a given Quarter because there are insufficient Net Sales of a Product in a particular Quarter to allow for a full deduction based on any Third Party Payments (other than Third Party Royalties) required to be made in a Quarter, then BMS shall be entitled to carry the unused portion of such reduction forward to subsequent Quarters.  The Third Party Payments made by Medarex prior to the Execution Date as Previously Disclosed shall be borne [*****] by BMS and [*****] by Medarex and shall not be included in Development Costs or Allowable Expenses.  Notwithstanding the foregoing, BMS shall be [*****] responsible for any Third Party Payments arising under or in connection with any sublicenses under any Existing In-License Agreement in the Royalty Territory or with respect to Non-Co-Promoted Products in the United States.

6.7.4  PHS License Agreement.

(a)           Medarex will devote commercially reasonable efforts to maintain in full force and effect and to fully perform its obligations under the PHS License Agreement and to keep BMS fully informed of any material development pertaining thereto.  Medarex shall, and shall cause its Affiliates to: (i) faithfully and timely perform and discharge its and their obligations under the PHS License Agreement, (ii) to the extent within Medarex’s or its Affiliates’ reasonable control, not take any action or allow any event to occur that would give any Third Party licensor or sublicensor the right to terminate the PHS License Agreement, and (iii) not exercise any right to itself terminate the PHS License Agreement.  Medarex shall not, without the prior written consent of BMS, not to be unreasonably withheld or delayed, (A) amend or modify the PHS License Agreement or (B) make any election or exercise any right or option to terminate in whole or in part the PHS License Agreement if such amendment, election or exercise would, in any manner, have an adverse effect on the Medarex Pre-Existing Patent Rights licensed to BMS under this Agreement, adversely affect BMS’ rights or benefits (or BMS’ ability to exercise such rights or benefits) under this Agreement, or impose or alter any obligation or burden of BMS under this Agreement.

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(b)           In the event that the Development, manufacture, Commercialization, use or other exploitation of MDX-1379 under this Agreement triggers a Third Party Payment under the PHS License Agreement, [*****]† shall reimburse [*****] for [*****] of any such Third Party Payments made by [*****] after the Execution Date.  Any such Third Party Payments (whether made by [*****] to such Third Party under such agreements and reimbursed by [*****] or made directly to such Third Party by [*****]) made with respect to MDX-1379:  (i) in the case of any Third Party Milestone Payments triggered by activities directed toward the Initial Regulatory Approval of MDX-1379 in the United States for an Indication, or the granting of such Approval, to the extent so directed, shall be included in the Development Costs for MDX-1379; (ii) in the case of any Third Party Royalties triggered by Commercialization of MDX-1379 as a Co-Promotion Product in the United States, shall be included in the Allowable Expenses for MDX-1379; (iii) in the case of any Third Party Milestone Payments triggered by activities directed toward the Approval of MDX-1379 in the Royalty Territory, or the granting of such Approval, to the extent so directed, shall be excluded from Development Costs and Allowable Expenses and shall be borne [*****]; and (iv) in the case of any Third Party Royalties triggered by (A) Commercialization of a MDX-1379 as a Non-Co-Promoted Product in the United States or (B) by the Commercialization of MDX-1379 in the Royalty Territory shall, in each case (A) and (B), be excluded from Development Costs and Allowable Expenses and reduce any royalties payable by BMS to Medarex under Section 6.6 on Net Sales of MDX-1379 in the United States or the Royalty Territory by [*****] of the Third Party Payments made by BMS (whether directly to such Third Party or by reason of reimbursement of Medarex payments to such Third Party); provided, however, that any Third Party Milestone Payment based on the Development, Approval or Commercialization of a Product without respect to a particular country or Region (e.g., the first Approval of a Product) shall, irrespective of whether such event occurs in the United States or the countries comprising the EU, be allocated so that [*****] of such costs and [*****] of such costs.  Any such amounts to be reimbursed by BMS to Medarex shall be paid by BMS to Medarex within thirty (30) days after the achievement of the milestone event that gives rise to the Third Party Milestone Payment or within thirty (30) days after the end of the Quarter in which the sales occur that give rise to the Third Party Royalty Payment, as applicable, or such earlier date as may be necessary to ensure that Medarex has received from BMS the required payment at least five (5) Business Days prior to the date on which Medarex owes the corresponding payment to the Third Party.  In the event that BMS cannot effect the entire reduction in a given Quarter because there are insufficient Net Sales of MDX-1379 in a particular Quarter to allow for a full deduction based on any Third Party Payments (other than Third Party Royalties) required to be made in a Quarter, then BMS shall be entitled to carry the unused portion of such reduction forward to subsequent Quarters.  The Third Party Payments made by Medarex prior to the Execution Date as Previously Disclosed shall be borne [*****] and [*****] and shall not be included in Development Costs or Allowable Expenses.  Notwithstanding the foregoing, (x) [*****] shall be [*****] responsible for any Third Party Payments arising under or in connection with any sublicenses under the PHS License Agreement in the Royalty Territory or with respect to Non-Co-Promoted Products in the United States and (y) [*****] shall be [*****] responsible for any payments owed to PHS under section

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6.03(ii) of the PHS License Agreement with respect to the payments made by [*****]† under Sections 6.1 and 6.3 of this Agreement.

6.8          Reimbursement to Medarex for Certain Additional Costs.  In the event that, in accordance with this Agreement or as otherwise mutually agreed by the Parties, Medarex performs any (a) Development activities directed toward obtaining or supporting Approval for, or otherwise Developing or Commercializing, any Product or MDX-1379 for use in the Royalty Territory, or (b) any Commercialization activities for any Product or MDX-1379 for use in the United States (i) prior to the date of the Exercise Notice or subsequent to the Co-Promotion Termination Date (if any), in the case of any such Product or MDX-1379, that becomes, is or was a Co-Promotion Product, or (ii) at any time, in the case of Product or MDX-1379 for which Medarex does not exercise a Co-Promotion Option, then BMS shall reimburse one hundred percent (100%) of Medarex’s reasonable FTE Costs and direct out-of-pocket costs in connection with the performance of such activities.  Any such amounts reimbursed by BMS shall be excluded from Development Costs and Allowable Expenses; provided, however, that in the case of any such costs relating to a Co-Promotion Product incurred prior to the date of the Exercise Notice, upon Medarex’s exercise of the Co-Promotion Option with respect to such Product, all amounts paid by BMS to Medarex pursuant to this Section 6.8 with respect to such Product for the period prior to the date of the Exercise Notice shall be treated as Allowable Expenses (as if incurred on the date of the Exercise Notice).  Medarex shall report to BMS within twenty (20) days after the end of each Quarter with regard to amounts incurred by Medarex pursuant to this Section 6.8 on an FTE Cost and direct out-of-pocket basis.  Such report shall be accompanied by invoices or other appropriate supporting documentation for any payments to Third Parties that individually exceed Fifty Thousand Dollars ($50,000) or such other amount as may be determined by the JFC.  Within forty-five (45) days after the end of each Quarter (or after the last Quarter in a Year, sixty (60) days after the end of such Quarter), BMS shall make a payment to Medarex to reimburse Medarex for such costs.

6.9          Term of Royalties on Products and Profit Sharing.  Subject to Sections 14.2, 14.3, 14.4 and 14.5:

6.9.1  Royalties.

(a)           Medarex’s right to receive royalties under Section 6.6 shall expire on a country-by-country and Product-by-Product basis upon the later of (i) [*****] from the date of first commercial sale of such Product in such country, or (ii) the first date on which there is no longer (1) any Valid Claim of a Medarex Pre-Existing Patent, a Medarex Non-Collaboration Patent or a Collaboration Patent claiming or covering [*****], or (2) any Data Exclusivity with respect to such Product in such country.  Thereafter, in consideration of the grants to the Medarex Know-How, royalties shall be paid on a country-by-country and Product-by-Product basis at the lowest applicable rate of (x) [*****] of the royalties in such country as set forth in Section 6.6, or (y) such royalty rate as is determined under Section 6.7.1.

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(b)           Medarex’s right to receive royalties under Section 6.6 for MDX-1379 shall expire on a country-by-country basis upon the later of (i) [*****]† from the date of first commercial sale of MDX-1379 in such country, or (ii) the first date on which there is no longer (1) any Valid Claim of a Medarex Pre-Existing Patent, a Medarex Non-Collaboration Patent or a Collaboration Patent claiming or covering [*****], or (2) any Data Exclusivity with respect to MDX-1379 in such country.  Thereafter, in consideration of the grants to the Medarex Know-How, royalties shall be paid on a country by country and Product by Product basis at the lowest applicable rate of (x) [*****] of the royalties in such country as set forth in Section 6.6, or (y) such royalty rate as is determined under Section 6.7.1.

(c)           The period during which royalties are due under this Section 6.9.1 or Section 14.4.7(a)(i) and (ii) for a given Product or MDX-1379 for a given country is referred to as the “Royalty Term” for such Product or MDX-1379 for such country.  For clarity, Third Party Payments pursuant to Sections 6.7.3 and 6.7.4 shall continue, and reduce the royalties determined hereinabove (if applicable), for so long as payments are due pursuant to the applicable Third Party agreements.

6.9.2  Profit Sharing.  The Parties shall share Profit or Loss with respect to a Co-Promotion Product in the United States from and after the Exercise Date for such Co-Promotion Product until the Co-Promotion Termination Date for such Co-Promotion Product (“Co-Promotion Term”).  From and after the Co-Promotion Termination Date for a Co-Promotion Product, royalties shall be due as provided in this Article 6 for such Product and Agent until the expiration of the applicable Royalty Term.

6.9.3  Non-Co-Promoted Products.  Upon expiration of the applicable Royalty Term, on a Product-by-Product and country-by-country basis in the Royalty Territory (and on a country-by-country basis for MDX-1379 in the Royalty Territory) and, solely with respect to Non-Co-Promoted Products in the United States, the licenses set forth in Section 10.1.1(b)(i) shall be fully paid-up, non-exclusive, and perpetual licenses to sell, offer to sell, import, use and otherwise Commercialize such Product in such country.

6.10        Royalties on Non-Antibody Competing Products.  In the event a Party exercises its right to Commercialize a Non-Antibody Competing Product pursuant to Section 10.1.1(b)(ii) or 10.2.1(b)(ii), as applicable, and such Commercialization of such Non-Antibody Competing Product would, without the grant of certain rights and licenses by the other Party as set forth in such Section 10.1.1(b)(ii) or 10.2.1(b)(ii), as applicable, infringe, (a) if Medarex is the exercising Party, any BMS Pre-Existing Patent, a BMS Non-Collaboration Patent or any Collaboration Patents, or (b) if BMS is the exercising Party, any Medarex Pre-Existing Patent, any Medarex Non-Collaboration Patent or any Collaboration Patent, such exercising Party shall pay a royalty to the other Party as set forth herein.

6.10.1  Competing Product Royalty Rate.  In consideration of the license rights granted by a Party to the other Party under Section 10.1.1(b)(ii) or 10.2.1(b)(ii), as applicable,

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the Party to which such license is granted shall pay to the other Party a royalty on Competing Product Net Sales of each Non-Antibody Competing Product sold by such licensee Party, its Affiliates or (sub)licensees in the Territory in a given Year, at a rate (the “Competing Product Royalty Rate”) as follows:  (i) for Non-Antibody Competing Products for which the use or sale are covered by a Valid Claim of a Medarex Pre-Existing Patent or a Medarex Non-Collaboration Patent (in the case of Commercialization by BMS) or by a Valid Claim of a BMS Pre-Existing Patent or a BMS Non-Collaboration Patent (in the case of Commercialization by Medarex), [*****],† and (ii) for Non-Antibody Competing Products that are covered by a Valid Claim of a Collaboration Patent, [*****].  Only one royalty shall be paid, and, if both (i) and (ii) apply, at the higher of the two rates.  Any Third Party Payments, or other similar payments to Third Parties, with respect to such Non-Antibody Competing Products shall be paid by such licensee Party, and no royalty offset shall apply to the payment of the royalty under this Section 6.10.1.

6.10.2  Determination.  Net Sales shall be determined in accordance with the definition of Competing Product Net Sales, set forth in Section 1.41.  Royalties shall be determined and paid in the same manner as royalties payable by BMS to Medarex for Products pursuant to Section 6.6, except that Sections 6.7, 6.8, 6.9, and 6.17 shall not apply to the payment of royalties for Non-

Antibody Competing Products pursuant to this Section 6.10.

6.10.3  Royalty Term.  A Party’s right to receive royalties under Section 6.10.1 shall expire on a country-by-country and Non-Antibody Competing Product-by-Non-Antibody Competing Product basis upon the first date on which there is no longer any Valid Claim included in (a) if Medarex is the Party granting the license, any Medarex Pre-Existing Patent, Medarex Non-Collaboration Patent or Collaboration Patent that claims or covers (i) [*****] such Non-Antibody Competing Product or the Target, as the case may be, in such country, (ii) [*****] such Non-Antibody Competing Product is Approved and sold in such country or (iii) [*****] such Non-Antibody Competing Product (or any component thereof) in the countries in which such Non-Antibody Competing Product (or any component thereof) was manufactured, or (b) if BMS is the Party granting the license, any BMS Pre-Existing Patent, BMS Non-Collaboration Patent or Collaboration Patent that claims or covers (i) [*****] such Non-Antibody Competing Product or the Target, as the case may be, in such country, (ii) [*****] such Non-Antibody Competing Product is Approved and sold in such country or (iii) [*****] such Non-Antibody Competing Product (or any component thereof) in the countries in which such Non-Antibody Competing Product (or any component thereof) was manufactured.   Subject to Sections 14.4.7(a)(iii) and 14.4.8, upon expiration of each such royalty term, on a Product-by-Product and country-by-country basis, the licenses set forth in Section 10.1.1(b)(ii) and 10.2.1(b)(ii), as applicable, shall be fully paid-up and perpetual licenses to sell, offer to develop, make, have made, use, sell, import, use and otherwise commercialize such Non-Antibody Competing Product in such country.

6.11        Royalty Payments and Reports.  The Party owing royalties shall provide to the Party receiving royalties within twenty (20) days after the end of each Quarter a report that summarizes the Net Sales of a Product or MDX-1379, or the Competing Product Net Sales of a

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Non-Antibody Competing Product, as the case may be, during such Quarter, provided that to the extent additional information is reasonably required by Medarex to comply with its obligations under the Existing In-License Agreements, the Parties shall work together in good faith to timely compile and produce such additional information.  Within forty-five (45) days after the end of each Quarter (or, for the last Quarter in a Year, sixty (60) days after the end of such Quarter), the Party owing royalties to the other Party shall make all royalty payments payable to such other receiving Party under this Agreement with respect to such Quarter.  Along with such payments, such owing Party shall also provide detailed information regarding the calculation of royalties due pursuant to Section 6.6 or Section 6.10, as the case may be, including allowable deductions in the calculation of Net Sales of each Product and MDX-1379 on which royalties are paid and the calculation of Competing Product Net Sales of each Non-Antibody Competing Product in the Territory, respectively.

6.12        Payment Method.  All amounts due by one Party to the other Party hereunder shall be paid in Dollars by wire transfer in immediately available funds to an account designated by the receiving Party.  Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of the Prime Rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. on the first day of each Quarter in which such payments are overdue, plus [*****]† percentage points, and the maximum rate permitted by law, calculated on the number of days such payment is delinquent, compounded monthly.

6.13        Taxes.  The Party receiving royalties or other payments shall pay any and all taxes required by Applicable Law that are levied on account of royalties or other payments it receives under this Agreement.  If laws or regulations require that taxes be withheld, the paying Party will (a) deduct those taxes from the remittable royalty or other payment, (b) pay the taxes to the proper taxing authority, and (c) send evidence of the obligation together with proof of payment to the other Party within fifteen (15) days following that payment.  The JFC shall discuss appropriate mechanisms for minimizing such taxes to the extent possible in compliance with Applicable Law.

6.14        Blocked Currency.  In each country where the local currency is blocked and cannot be removed from the country, royalties accrued in that country shall be paid to the Party receiving royalties in U.S. Dollars based on the U.S. Dollar reported sales for the quarter (translated for such country per SFAS 52), unless otherwise mutually agreed.

6.15        Sublicenses.  In the event BMS grants any permitted licenses or sublicenses to Third Parties to sell Products, MDX-1379 or Non-Antibody Competing Products that are subject to royalty payments under Section 6.6, 6.9 or 6.10, BMS shall have the responsibility to account for and report sales of any Product by a licensee or a sublicensee on the same basis as if such sales were Net Sales by BMS.  BMS shall pay to Medarex (or cause the licensee or sublicensee to pay to Medarex, with BMS remaining responsible for any failure of the licensee or sublicensee to pay amounts when due under this Agreement) (a) royalties on such sales as if such sales of the

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

licensee or sublicensee were Net Sales of BMS or any of its Affiliates and (b) milestones payments pursuant to Section 6.3.1 and 6.3.2 based on the achievement by such licensee or sublicensee of any milestone event contemplated in such Sections as if such milestone event had been achieved by BMS or any of its Affiliates hereunder.  In the event BMS grants any permitted licenses or sublicenses to Third Parties to sell Products or MDX-1379 that are subject to sharing of Profit or Loss under Section 6.4, BMS and Medarex shall cooperate so that Medarex may enter into an agreement directly with such licensee or sublicensee with respect to those matters under this Agreement relating to the Co-Promotion of such Product or MDX-1379 by Medarex and such (sub)licensee and the determination, payment and sharing of Profit and Losses relating thereto, so that BMS will not have any continuing responsibility to account for and report sales or Profit/Loss of any such Product or MDX-1379 by a licensee or a sublicensee or have any continuing obligations with respect to the Co-Promotion of such Product or MDX-1379.  Except for the foregoing, BMS shall have no obligation to Medarex or its Affiliates to share any fees, milestone payments, royalties financial consideration or other consideration received by BMS and its Affiliates from any such sublicense.

6.16        Non-Monetary Consideration.  Neither Party shall sell a Product for any consideration other than cash except on terms specified in the then approved Annual  Commercialization Plan and Budget.  In the event a Party receives any non-monetary consideration in connection with the sale of a Product, such Party’s payment obligations under Section 6.3, 6.4, 6.6 shall be based on the fair market value of such other consideration.  In such case, the selling Party shall disclose the terms of such arrangement to the other Party and the Parties shall endeavor in good faith to agree on such fair market value.

6.17        Cross Border Transactions.  The Parties recognize that in certain territories, and in particular in free trade regions, customers or other Third Parties may import Product(s) purchased in one country for commercial sale or use in another.  If Medarex asks the JEC to determine whether Products purchased outside the United States are being imported into the United States for such purpose, the JEC shall determine the level that such importation is occurring using data obtained from a source reasonably acceptable to Medarex and BMS.  If such importation is at a material level (i.e. greater than ten percent (10%) of the total units of Product, which shall be calculated separately for Commercialized Additional Agent sold in the United States during any two (2) consecutive Quarters) then the JEC shall establish an equitable mechanism to adjust the compensation of the Parties hereunder to offset the economic effect, if any, of such cross-border transfers.  If the JEC cannot agree whether such importation has exceeded such threshold or upon an appropriate adjustment if such threshold has been exceeded, then, at the election of either Party, such dispute shall be resolved by an Expert as set forth in Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.

6.18        Foreign Exchange.  For the purpose of computing the Net Sales for any Product sold in a currency other than Dollars and for purposes of determining Net Sales, Development Costs and Allowable Expenses, or other shared expenses under this Agreement incurred by a Party in a currency other than Dollars, such Net Sales, Development Costs or Allowable Expense amounts shall be converted into Dollars each Quarter in the manner used by such Party from time to time in the preparation of its audited financial statements.  BMS has Previously Disclosed the method used to convert such foreign currencies into Dollars.  Prior to incurring any such Net Sales, Development Costs or Allowable Expenses in a currency other than Dollars, Medarex shall disclose to BMS in writing the manner of currency conversion to be used by Medarex.  In the event a Party proposes to change such method of converting foreign currencies into Dollars, it will notify and obtain the consent of the other Party prior to such change, and the Parties shall discuss the implications of such change for the computation of Net Sales, Development Costs and Allowable Expenses; and the other Party shall not unreasonably object to any such change in such method.

6.19        Payments to or Reports by Affiliates.  Any payment required under any provision of this Agreement to be made to either Party or any report required to be made by any Party shall be made to or by an Affiliate of that Party if designated in writing by that Party as the appropriate recipient or reporting entity.

6.20        Adjustment of FTE Rates.  Each Party’s FTE rates (as customarily used by a Party in determining the fully absorbed cost of a full-time employee in the applicable functional area on a worldwide basis or a Region-by-Region basis, as determined by the JFC) are as Previously Disclosed.  Such rates shall be adjusted annually, with each annual adjustment effective as of January 1 of each Year, with the first such annual adjustment to be made as of January 1, 2005, based on each Party’s change in the fully absorbed cost of a full-time employee in the applicable functional area (on a worldwide basis or a Region-by-Region basis, as determined by the JFC) from the previous January 1.  Such determination shall be approved by the JFC.  If in any Year there is a dispute at the JFC level as to the annual adjustment to be made, then, at the election of either Party, such dispute shall be resolved by an Expert as set forth in Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.

6.21        [*****].†

ARTICLE 7

MANUFACTURE AND SUPPLY

7.1          Current Status of Manufacture of Lead Product.  As the JMC develops its strategies for Developing and Commercializing the Lead Product, MDX-1379, and any Additional Products, the Lead Manufacturing Party shall enter into definitive agreements with respect to the clinical and commercial manufacture, packaging, labeling and supply of such Products or MDX-1379 pursuant to and consistent with Sections 7.2 and 7.4.

7.2          Manufacturing Plan and Budget.  The manufacture and supply of each Product and MDX-1379 in the Territory shall be governed by an annual, detailed and specific plan and budget for all manufacturing activities proposed for each such Product in the applicable Year (each, a “Manufacturing Plan and Budget”).  Each Manufacturing Plan and Budget shall provide for the manufacture and supply of Products and MDX-1379 consistent with the timing and quantity requirements set forth in the applicable Global Development Plan and Budget, Global Commercialization Plan and Budget, Pre-Launch Commercialization Plan and Budget

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

and each Annual Development Plan and Budget and Annual Commercialization Plan and Budget, as applicable, and shall include the relevant and material implementation aspects of manufacture and release, including formulations, dosage form, product characterization studies, stability studies, sourcing and manufacturing plans and forecasts.  The first Manufacturing Plan and Budget for the Lead Product and MDX-1379 covering the remainder of calendar Year 2004 and calendar Year 2005 is as Previously Disclosed.  In the case of any Additional Product, within ninety (90) days after the date that the JEC approves a Global Development Plan and Budget for such Product (and MDX-1379, as applicable), the Lead Manufacturing Party, in consultation with the other Party, shall draft and submit to the JMC for its review and comment, for approval by the JEC (except for those portions of the plan that relate specifically and solely to fill, finishing and packaging in the Royalty Territory, which shall be approved by the JMC in accordance with Section 2.5.2(d)) a Manufacturing Plan and Budget covering the remainder of such calendar Year for such Additional Product.  The Lead Manufacturing Party, in consultation with the other Party, shall propose to the JMC updates to each Manufacturing Plan and Budget according to a schedule and using a process (in each case as the JMC shall specify) that will enable the JMC to review the Manufacturing Plan and Budget no later than September 30 of the immediately preceding Year, and the JEC to review and approve such Manufacturing Plan and Budget by not later than November 15 of the immediately preceding Year), provided in the event of any dispute on any matter pertaining to such Manufacturing Plan and Budget, the matter shall be resolved by BMS as set forth in Section 16.1.5 following compliance with Section 2.7.3(c) and subject to the other provisions of Section 16.1 (except with respect to any disputes relating to Section 7.3.4, which shall be resolved by an Expert pursuant to Section 16.2, following compliance with Sections 2.7.3(c) and 16.1.1).

7.3          Lead Manufacturing Party.

7.3.1  In General.  The Lead Manufacturing Party shall, under the direction and supervision of the JMC and subject to each Manufacturing Plan and Budget, have primary responsibility for the clinical and commercial manufacture of the Lead Product, MDX-1379 and any Additional Products for both the Royalty Territory and the United States.

7.3.2  Lead Products and Additional Products.  Subject in all respects to Sections 10.5 and 14.5, and to the other terms of this Agreement:

(a)           After the Effective Date, BMS shall be the Lead Manufacturing Party for the Lead Antibody, the Lead Product and MDX-1379 for the Territory, provided that Medarex shall have the right to manufacture or otherwise supply the Lead Antibody and MDX-1379, respectively, pursuant to the Existing Supply Agreements, and in accordance with the applicable Manufacturing Plan and Budget until transition of same can be effected to BMS (such period, the “Manufacturing Transition Period”).  Subject to the foregoing, the Parties shall coordinate a smooth transition of such manufacturing responsibilities to BMS in accordance with the first Manufacturing Plan and Budget and shall use Diligent Efforts to do so within ninety (90) days or such longer period as the Parties may agree after the Effective Date.  Medarex shall provide, and shall use Diligent Efforts to cause any of its Third Party suppliers to provide, reasonable assistance in the transfer of any Information or Materials Controlled by Medarex and specifically relating to the manufacture of the Lead Antibody, Lead Product, and MDX-1379 as each exists at the time of such transfer.  Any direct out-of-pocket costs incurred by Medarex to a

Third Party in connection with the transfer of manufacturing responsibilities, including any amounts payable for termination for an Existing Supply Agreement (but only where Previously Disclosed to BMS or otherwise mutually agreed to by the Parties in writing), shall be reimbursed by BMS and shall not be shared or included in the Manufacturing Costs with respect to the applicable Product.  Each Party shall bear its own internal personnel costs in connection with such transfer of manufacturing responsibilities and such internal personnel costs shall not be included in Manufacturing Costs.   Medarex shall not enter into any new agreements with respect to the manufacture of, or supply of components for, any Product or MDX-1379 after the Execution Date without the prior written consent of the JEC.  Medarex shall cooperate with BMS (i) to assign (where practicable and subject to any required Third Party consent) the Existing Supply Agreements to BMS, (ii) to provide termination notices where permitted under any Existing Supply Agreements if requested by BMS (or to seek agreement upon mutual termination with its Third Party supplier), provided in each case ((i) and (ii)), such assignment or termination shall be solely to the extent related to a Product, and shall not affect the supply of any other products to Medarex under any such supply agreement, or (iii) to negotiate new contracts with such Third Party suppliers.

(b)           With respect to the manufacture of Additional Products, (A) BMS shall be the Lead Manufacturing Party for all clinical and commercial manufacture in the Royalty Territory, and (B) the JMC shall determine which Party shall be the Lead Manufacturing Party for all clinical and commercial manufacture in the United States.  It is anticipated as of the Effective Date that, if requested by BMS, the JMC shall also designate BMS as the Lead Manufacturing Party for each Additional Product in the United States.  In no event shall Medarex be designated the Lead Manufacturing Party for a Product or MDX-1379 without its consent.

7.3.3  Obligations of Lead Manufacturing Party.  The Lead Manufacturing Party shall use Diligent Efforts to assure an efficient and reliable supply of each Product and MDX-1379 conforming to the applicable Specifications for the country in which the Product or MDX-1379 will be sold or used, provided that the other Party shall provide all reasonable cooperation with respect thereto, in each case consistent with the applicable Manufacturing Plan and Budget and this Agreement, the cost of which shall be included in Manufacturing Costs.  In furtherance of the obligations set forth in the preceding sentence, subject to Section 7.3.2, the Lead Manufacturing Party shall either itself manufacture and supply, or enter into one or more definitive manufacturing and supply agreements either with the other Party (subject to such other Party’s consent) or appropriate Third Parties to supply, clinical or commercial supplies of each such Product and MDX-1379, in each case upon terms consistent with the applicable Manufacturing Plan and Budget and this Agreement.  The JMC shall oversee the arrangements for the manufacture and supply of each such Product and MDX-1379, and the Lead Manufacturing Party shall keep the JMC apprised of the status of its manufacturing activities, whether conducted internally or with Third Parties.

7.3.4  [*****].†

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

7.4          Manufacturing Responsibilities.

7.4.1  Chemistry, Manufacturing and Controls.  Promptly after the Effective Date, the JMC shall review Medarex’s current plan for (a) the contents and preparation of the Chemistry, Manufacturing and Controls section of the expected Drug Approval Applications for the Lead Product and MDX-1379 and (b) the manufacture of the Lead Product and MDX-1379.  The JMC may modify such plan in a manner consistent with this Agreement.

7.4.2  Lead Product.  The Lead Manufacturing Party shall be the party to any such Third Party supply agreements for the manufacture and supply of Lead Product and MDX-1379 for use in the Territory and the Parties further anticipate that the Lead Manufacturing Party shall be the Party responsible for taking title to the supplied Lead Product and MDX-1379 and for paying for same, as well as for QA/QC and regulatory responsibilities consistent with the related Approvals for the Lead Product and MDX-1379 in the Territory.  The terms of any such agreements shall include other customary terms and conditions consistent with this Agreement, including the provisions of this Article 7 and the representations and warranties set forth in Sections 8.2 and 8.3.  BMS shall be solely responsible for the manufacture and supply of Lead Product and MDX-1379 in the Royalty Territory, and shall have the right to enter into Third Party supply agreements consistent with the terms of this Section 7.4 and the applicable Manufacturing Plan and Budget.  With respect to inventory held by Medarex at the Effective Date, upon a paper review of Medarex’s QA/QC records with respect thereto, BMS will take title and, subject to Medarex’s rights and obligations under Section 3.2.4(a), possession as agreed upon by the Parties, and shall be responsible for all related QA/QC and other regulatory responsibilities on any such transferred inventory.  The Manufacturing Costs with respect to all such inventory, whenever incurred, shall be included in Development Costs and shared by the Parties pursuant to Section 3.7.1.

7.4.3  Back-Up Supply.  The Lead Manufacturing Party shall be responsible for developing, under the review of the JMC, commercially reasonable arrangements, where appropriate, for back-up sources of supply of Products that appropriately and reasonably minimize the risk of supply shortfalls and that take into account expected inventory levels under Section 7.7, provided that notwithstanding Section 2.5.2(k), the Lead Manufacturing Party shall be solely responsible for using Diligent Efforts to ensure that there are adequate supplies of each Product and MDX-1379 to meet the demand for same throughout the Territory at all times.

7.5          Specifications and Terms of Supply.

7.5.1  Specifications.  All Product and MDX-1379 for use and sale in the Territory shall be manufactured in compliance with the applicable Specifications, Good Manufacturing Practices as required by any Regulatory Authorities, as applicable, and all other Applicable Law, and in material compliance with each Manufacturing Plan and Budget.  The JMC shall review the Specifications from time to time and modify them and adopt additional Specifications, as it deems appropriate or as necessary to comply with Applicable Law or regulatory guidance, and any dispute with respect to such matters shall be resolved pursuant to Section 2.7.3(c), and, if applicable, Article 16.

7.5.2  Forecasts.  Promptly after the Effective Date, the JMC, working with the JCC and JDC and consistent with Section 2.5.2(b), shall establish procedures regarding forecasts for requirements of the Lead Antibody, the Lead Product and MDX-1379 and ordering and delivery procedures to be followed by the Parties for securing supply of same (including a right of each Party to inspect any manufacturing processes and procedures controlled by the other Party or its designees).  The JMC, working with the JCC and JDC, shall establish similar procedures, to the extent required, for each Additional Product.

7.5.3  Diligent Efforts.  Each Party shall use Diligent Efforts to carry out its responsibilities under this Article 7.

7.6          Shortage of Supply.  Without limiting Medarex’s rights and BMS’ obligations under Sections 3.6, 14.4 and 14.5, in the event that sufficient quantities of any Product or MDX-1379 are not available to satisfy worldwide demand, remaining available Product or MDX-1379 will be allocated pro rata on the basis of relative sales levels in the United States and in the Royalty Territory during the prior year, or if such shortage occurs at Launch or during the Launch Year, based on projected demand for the ensuing year, subject to any limitations imposed by Applicable Law.  The Parties may, in any event, agree to a different allocation of the available Product or MDX-1379.

7.7          Inventory.  Subject to Sections 10.5 and 14.5, the JMC shall determine appropriate levels of inventory of each Product to meet the Parties’ anticipated needs for use within the United States.  Subject to Sections 10.5 and 14.5, BMS shall be solely responsible for such determinations of inventory for use in the Royalty Territory.

7.8          Manufacturing Costs and Fees.

7.8.1  In General.  Subject to Sections 1.51.6, 7.3.4, 7.8.2 and 7.8.3, the Manufacturing Costs incurred by either Party for manufacturing quantities of any (a) Product or MDX-1379 for use in a Clinical Trial (other than a Phase IV Study) that is intended to support Approval in the United States or any Pre-Clinical Activities in support thereof, except any Manufacturing Costs specifically identifiable or reasonably allocable to a Product for a Partially Co-Funded Indication from and after the Opt-Out Exercise Date, shall be included as Development Costs; and (b) Co-Promotion Product that are sold in the United States during the applicable Co-Promotion Term or used in Phase IV Studies for use in the United States during the applicable Co-Promotion Term shall be included as Allowable Expenses.  Subject to Sections 1.51.6, 3.7 and 6.7 and to Article 15, all costs of manufacturing quantities of any Product or MDX-1379 for use or sale in the Royalty Territory, including any capacity reservation fees and other fees applicable to the future manufacture of any Product or MDX-1379 by Third Parties (to the extent applicable to capacity reserved for forecast production of materials for use or sale in the Royalty Territory), shall be borne by BMS.

7.8.2  Capital Equipment.  If it is necessary for a Lead Manufacturing Party to purchase capital equipment after the Effective Date in furtherance of its manufacturing activities for any Product for use in the United States hereunder, such Party shall be solely responsible for any costs associated with the purchase of such capital equipment (with, subject to Section 7.3.4, subsequent depreciation or amortization of such costs to be included in Manufacturing Costs as appropriate) unless the Parties mutually agree otherwise, in which event the Parties shall determine, subject to Section 7.3.4, (a) the appropriate method for sharing the costs for such capital investment (i.e., whether the Parties shall share the acquisition cost for such equipment or such equipment shall be purchased by the Lead Manufacturing Party with depreciation and amortization charges to be included in the appropriate component of expenses), or (b) the extent to which such acquisition costs shall be treated, in whole or in part, as Development Costs or Allowable Expenses.  Subject to Sections 1.51.6, 3.7 and 6.7 and to Article 15, BMS shall be solely responsible for the depreciation or amortization of any capital equipment costs to the extent used for the manufacture of any Non-Co-Promoted Product for use in the United States or any Product or MDX-1379 for use in the Royalty Territory.  If the Parties mutually agree to share the acquisition cost of such equipment, such equipment costs and any depreciation charges with respect to such equipment shall not be included in the Manufacturing Costs for a Product, except to the extent determined by mutual agreement of the Parties.

7.8.3  Stability Testing and Validation Batches.  For clarity,

(a)           Manufacturing Costs incurred for (i) long term stability testing batches, (ii) activities conducted prior to the production of successful validation batches for a Product or MDX-1379, or (iii) any validation batches that are not available for commercial sale, shall be included in Development Costs for a Product or MDX-1379 (as applicable), to the extent specifically identifiable or reasonably allocable to the manufacture of such Product or MDX-1379 and incurred after the Execution Date and prior to receipt of Initial Regulatory Approval for such Product or MDX-1379 in the United States; provided that if the same testing batches are used to meet Initial Regulatory Approval requirements in both the United States and either or both of Europe or Japan, such Manufacturing Costs shall be borne by the Parties in the same proportion and manner as Clinical Trials that are used in support of Regulatory Approval of a Product in such county(ies) as provided in Section 3.7.

(b)           Manufacturing Costs incurred for activities in connection with validation batches which are available for commercial sale shall be included in Manufacturing Costs for the commercial supply of such Product or MDX-1379, as applicable, shall not be included in Development Costs, but instead as an element of Allowable Expenses, to the extent specifically identifiable or reasonably allocable to the manufacture of a Co-Promotion Product after the Execution Date for use in the United States during the applicable Co-Promotion Term.

7.9          Term of Supply Obligation.  The Lead Manufacturing Party’s obligation to supply, or have supplied, as applicable, any Co-Promotion Product for use and sale in the United States shall continue only during the Co-Promotion Term of this Agreement for such Product as set forth in Section 6.9.2, and after the expiration of such Co-Promotion Term shall be governed by the next sentence as a Non-Co-Promoted Product.  BMS’ obligation to use Diligent Efforts to supply, or have supplied, as applicable, any Product or MDX-1379 for use or sale in the Royalty Territory, or any Non-Co-Promoted Product for use or sale in the United States, shall continue only during the applicable Royalty Term in such country for such Product or MDX-1379 as set forth in Section 6.9.1.

7.10        Label.  The JMC shall determine the final packaging of each Product and MDX-1379, provided that, to the extent permitted by Applicable Law, the Corporate Names of each

Party shall appear with equal prominence on the outside of the final packaging for each Product in each country.

ARTICLE 8

REPRESENTATIONS AND COVENANTS

8.1          Mutual Representations and Warranties.  Except as Previously Disclosed, each Party represents and warrants to the other as of the Execution Date, and covenants as set forth in Section 8.1.4 below, that:

8.1.1  Corporate Power.  It is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof.

8.1.2  Due Authorization.  It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

8.1.3  Binding Agreement.  This Agreement is legally binding on it, and enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Applicable Law or any order or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

8.1.4  Grant of Rights; Maintenance of Agreements.  It has not, and will not, after the Execution Date and during the term of this Agreement, grant any right to any Third Party that would conflict with the rights granted to the other Party hereunder.  It has maintained and, unless otherwise agreed to by the other Party, will maintain and keep in full force and effect all agreements (including license agreements and supply agreements) and filings (including Patent filings) necessary to perform its obligations hereunder.

8.1.5  No Restrictions.  Such Party and its Affiliates are not party to or bound by any oral or written contract, lease, license, indenture, agreement, commitment or any other legally binding arrangement, that contains a covenant not to compete or covenants that in any way purport to restrict the ability of such Party to Develop or Commercialize an Antibody or MDX-1379.

8.2          Manufacturing Covenant.  Each Party that has responsibility for manufacturing, or having manufactured, a Product, or any component thereof, or MDX-1379 under this Agreement, covenants to the other Party that any such Product, or component, or MDX-1379 supplied by or on behalf of such Party to the other Party will: (a) be manufactured in material compliance with Applicable Law; (b) conform to the specifications therefor, including the Specifications, in effect at the time of delivery; (c) not be adulterated or misbranded within the meaning of the Act; (d) not constitute an article that may not be introduced into interstate commerce under the provisions of Section 505 of said Act; (e) conform to the certificates of analysis supplied with the shipment of such Product or MDX-1379; and (f) be packaged and shipped in accordance with the Specifications therefor in effect at the time of delivery.

8.3          No Debarment.  Each Party represents, warrants and covenants to the other that neither such Party nor any of its Affiliates (a) has been debarred by a Regulatory Authority, (b) is subject to debarment by a Regulatory Authority, or (c) will use, in any capacity, in connection with the activities to be performed under this Agreement, any person or entity who or that has been debarred, or, to such Party’s Knowledge, is the subject of debarment proceedings by any Regulatory Authority.  If either Party learns that a person or entity performing on its behalf under this Agreement has been debarred by any Regulatory Authority, or has become the subject of debarment proceedings by any Regulatory Authority, such Party shall so promptly notify the other Party and shall prohibit such person or entity from performing on its behalf under this Agreement.

8.4          Intellectual Property Representations and Warranties.  Except as Previously Disclosed, each Party represents and warrants to the other as of the Execution Date and, only as expressly set forth below, covenants, that, with respect to the BMS Pre-Existing Patents and BMS Pre-Existing Know-How (in the case of representations, warranties and covenants by BMS) and with respect to the Medarex Pre-Existing Patents and Medarex Pre-Existing Know-How and the Mice-Related Patents and Know-How (in the case of representations, warranties and covenants by Medarex):

8.4.1  it has sufficient legal or beneficial title under its Patent and Know-How rights necessary for the purposes contemplated under this Agreement and to grant the licenses contained in or required by this Agreement, and is not currently subject to any agreement with any Third Party or to any outstanding order, judgment or decree of any court or administrative agency that restricts it in any way from granting to the other Party such licenses;

8.4.2  it has received no written notice of any pending law suits, judgments, settlements, or legal actions against or owed by such Party with respect to (a) such Party’s Technology that, if determined adversely to such Party, would have a material adverse effect upon its ability to grant to the other Party the rights under, or upon the ability of the other Party to fully utilize or exercise, such Party’s Technology as contemplated by this Agreement, or (b) such Party’s right to enter into and perform its obligations under this Agreement.  To such Party’s Knowledge, such Party has not received written notice of any threatened claims or litigation seeking to invalidate or alleging the invalidity of any such Party’s Patents;

8.4.3  (a) it has not granted, and covenants that it will not grant after the Execution Date and during the term of this Agreement, any right, license or interest in or to its Technology that is in conflict with the rights or licenses granted or to be granted (including any conditional license rights) to the other Party under this Agreement and (b) it has not granted any lien, security interest or other encumbrance (excluding any licenses) with respect to any of its Technology that would prevent it from performing its obligations under this Agreement, or permitted such a lien, security interest or other encumbrance (excluding any permitted licenses) to attach to the its Technology;

8.4.4  to such Party’s Knowledge, such Party’s Technology does not include any trade secrets that have been misappropriated from any Third Party or obtained in breach of any contractual obligation of such Party or its employees to a Third Party;

8.4.5  to such Party’s Knowledge (a) the issued and published Patents that have been listed on a Schedule to this Agreement and the pending Patent applications as Previously Disclosed constitute all Patents Controlled by such Party that would be infringed by the manufacture, use or sale of any Product that, as of the Execution Date, is the subject of clinical trials, and (b) the jurisdiction(s) by or in which each such Patent has been issued or in which an application for such Patent has been filed, together with the respective Patent or application numbers, have been Previously Disclosed.  All fees required to maintain such issued Patent rights have been paid to date.  To such Party’s Knowledge, the claims included in any such issued Patents of such Party are valid and in full force and effect as of the Execution Date;

8.4.6  to such Party’s Knowledge, no Third Party has infringed any of its Patents, except as Previously Disclosed and except with respect to Third Parties that are now parties to the Existing Third Party Agreements;

8.4.7  to such Party’s Knowledge, all inventors of any inventions included in such Party’s Technology have assigned or have a contractual obligation to assign their entire right, title and interest in and to such inventions and the corresponding Patent rights to such Party (except for those inventions and Patents under which Medarex obtained a license pursuant to an Existing In-License Agreement);

8.4.8  to such Party’s Knowledge, no person, other than those persons named as inventors on any of such Party’s Patents (other than those Patents licensed to Medarex pursuant to the Existing In-License Agreements), is an inventor of the invention(s) claimed in such Party’s Patents;

8.4.9  after the Execution Date and during the term of this Agreement, and except as expressly permitted by this Agreement, it covenants that it will use Diligent Efforts not to encumber or diminish the rights under any of its Technology to which the other Party has rights under this Agreement, including by not committing or permitting any acts or omissions that would cause the material breach or termination of any agreements between itself and Third Parties under which such Party obtains a license or other right under the Patent and Know-How rights licensed to the other Party (or to which the other Party otherwise has rights) pursuant to this Agreement; and

8.4.10  to such Party’s Knowledge, such Party is in compliance in all material respects with any such agreements with Third Parties referenced in Section 8.4.9 above.

8.5          Medarex Representations and Warranties.  Except as Previously Disclosed, Medarex warrants and represents to BMS that, as of the Execution Date:

8.5.1  All Existing In-License Agreements as of the Execution Date have been Previously Disclosed.  The MRC Agreement, the Gilead/UC Agreements, the Genentech Agreement and the PHS License Agreement are the only agreements as of the Execution Date, and will be the only agreements as of the Effective Date, between Medarex and any Third Party, that impose an obligation to make any Third Party Payments to a Third Party based on the Development, manufacture, or Commercialization of the Lead Product for the Lead Indications or the Lead Agents.  Such Agreements are as Previously Disclosed, and have not been amended or supplemented.

8.5.2  All Existing Out-License Agreements as of the Execution Date have been Previously Disclosed.  Except for the Other Existing Agreements and Studies, the Cell Genesys Agreement, the IDM Agreement, the Kirin Agreement, the Pfizer Agreements and the Cross-License Agreements are the only agreements as of the Execution Date, and will be the only agreements as of the Effective Date, between Medarex and any Third Party, under which Medarex has granted a license, or an option to license, any Medarex Pre-Existing Technology (to the extent it relates to a Product) to a Third Party.  Such Agreements are as Previously Disclosed, and have not been amended or supplemented.

8.5.3  Medarex has not granted a license, or an option to license, under the Medarex Pre-Existing Technology (to the extent it relates to a Product) to any Third Party under the Other Existing Agreements and Studies, to commercialize an Antibody.

8.5.4  The Existing Supply Agreements are the only agreements as of the Execution Date, and will be the only agreements as of the Effective Date, between Medarex and any Third Party relating to the supply of the Lead Antibody or MDX-1379 or any component thereof.  The Existing Supply Agreements are true and complete as Previously Disclosed and have not been amended or supplemented.

8.5.5  The Other Existing Agreements and Studies as Previously Disclosed are the only material transfer agreements, clinical trial agreements and studies relating to the Lead Product or MDX-1379 as of October 1, 2004, and prior to the Effective Date, Medarex will only enter into or amend any material transfer agreement or clinical trial agreement, or enter into any agreement relating to a study, in each case, relating to the Lead Product or MDX-1379 that is consistent with this Agreement, is with an academic, non-profit or governmental entity, and is in the ordinary course of Medarex’s business.

8.5.6  The Existing Supply Agreements, the Existing In-License Agreements and the Existing Out-License Agreements and any written agreements included in the Other Existing Agreements and Studies are valid, binding and in full force and effect.  Medarex or its Affiliates have performed all material obligations required to be performed by them to date under such Existing Third Party Agreements, and they are not (with or without the lapse of time or the giving of notice, or both) in material breach or default in any respect thereunder and, to the Knowledge of Medarex, no other party to any of the Existing Agreements is (with or without the lapse of time or the giving of notice, or both) in material breach or default in any respect thereunder, except for such noncompliance, breaches and defaults that, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on the exercise of the rights licensed to BMS hereunder.

8.5.7  To Medarex’s Knowledge, no person has filed any Claim or threatened in writing any material Claim against Medarex arising in connection with, or relating to, the Other Existing Agreements and Studies.

8.5.8  To Medarex’s Knowledge, no person, other than those persons named as inventors on any Medarex Pre-Existing Patents (other than those Medarex Pre-Existing Patents licensed to Medarex pursuant to the Existing Third Party Agreements), is an inventor of the invention(s) claimed in such Medarex Pre-Existing Patents.

8.5.9  The Development of the Lead Antibody has been conducted by Medarex and its Affiliates and, to the Knowledge of Medarex, its independent contractors in compliance in all material respects with all applicable laws, rules and regulations, including all public health and safety provisions of state law and regulations, permits, governmental licenses, registrations, approvals, concessions, franchises, authorizations, orders, injunctions and decrees and applicable laws, rules and regulations.

8.5.10  All Lead Antibody and MDX-1379 used in the conduct of clinical trials through the Execution Date has been manufactured in compliance in all material respects with cGMPs.

8.5.11  (a) To Medarex’s Knowledge, each regulatory filing made by Medarex with respect to the Lead Antibody and MDX-1379 (including the INDs therefor) were, at the time of filing, true, complete and accurate in all material respects, (b) no serious adverse event information has come to the attention of Medarex that is materially different in terms of the incidence, severity or nature of such serious adverse events than that which was filed as safety updates to the IND for the Lead Antibody and MDX-1379, (c) to its Knowledge, Medarex has not failed to disclose any material safety or toxicity information to BMS regarding the Lead Antibody or MDX-1379, and (d) to the Knowledge of Medarex, all written data summaries prepared by Medarex that were included in the Regulatory filings and that are based on clinical studies conducted or sponsored by Medarex accurately summarize in all material respects the corresponding raw data underlying such summaries.

8.5.12  The Development of the Lead Antibody and MDX-1379 has been conducted in compliance in all material respects with all Applicable Laws, and Medarex has not received any written notice which has, or reasonably should have, led it to believe that any of the INDs for same are not currently in good standing with the FDA.  To Medarex’s Knowledge, Medarex has filed with the FDA all required notices, supplemental applications and annual or other reports or documents, including adverse experience reports, with respect to each IND which are material to the continued Development of the Lead Antibody and MDX-1379.

8.5.13  Medarex has not received any written notice since January 1, 2003 that any United States governmental or regulatory agency (including the FDA) has commenced, or, to its Knowledge, threatened in writing to initiate any action to withdraw an IND or to request the recall of a Product, or commenced or threatened in writing to initiate any action to enjoin production of a Product at any Medarex facility or any of its supplier’s facilities.

8.5.14  All manufacturing, testing, labeling, packaging, storing, and shipping operations conducted by Medarex and its Affiliates, and to its Knowledge, by its suppliers relating to the Lead Antibody and MDX-1379 are currently conducted in compliance in all material respects with cGMPs.

8.5.15  Medarex has made available to BMS copies of all material (a) reports of inspection observations relating to the Lead Antibody and MDX-1379, (b) establishment inspection reports relating to the Lead Antibody and MDX-1379, and (c) warning letters as well as any other documents received by Medarex or any of its Affiliates, or to its Knowledge, its suppliers from the FDA relating to the Lead Antibody and MDX-1379 or arising out of the Development of same that assert ongoing material lack of compliance with any applicable laws or regulatory requirements (including those of the FDA) by Medarex or its Affiliates, and to its Knowledge, its suppliers.  Any such reports, letters, and documents that remain open or unresolved as of the Execution Date are as Previously Disclosed.

8.5.16  To Medarex’s Knowledge, neither it, any of its Affiliates, or any of its or their respective officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to FDA or any other Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto.

8.5.17  To Medarex’s Knowledge, as of the Execution Date, no Lead Antibody or MDX-1379 that was manufactured prior to the Execution Date and that has been shipped or is being held for shipment for use in Clinical Trials was or is adulterated within the meaning of the FDA Act, 21 U.S.C. §§ 351, 352 et. seq., and was not manufactured in accordance with then applicable specifications and Applicable Laws.

8.5.18  There are no issued patents licensed to Medarex under the Cross-License Agreement to the Knowledge of Medarex as of the Execution Date that prohibit BMS from sublicensing the Lead Antibody or any other Antibody that Medarex now Controls or may hereafter Develop.  Except as Previously Disclosed, no provision of any Existing In-License Agreement (other than the Cross-License Agreement):

(a)           requires the consent of any licensor or sublicensor in order for Medarex to grant to BMS, or BMS in turn to grant to its Affiliates and to Third Parties, or

(b)           precludes Medarex from granting to BMS, or BMS in turn from granting to its Affiliates and to Third Parties,

in each case ((a) and (b)), a sublicense under the rights granted to BMS or to Medarex (as the case may be) with respect to the manufacture, use, importation, or Commercialization of a Product.

8.5.19  Except for Aptamers excluded under the Gilead/UC Agreements (as such term is defined therein), there are no classes of molecules or substances within the Antibody category that Medarex is precluded from Developing or Commercializing under any agreement that it has entered into as of the Effective Date with a Third Party.

8.6          DISCLAIMER.  BMS UNDERSTANDS THAT THE LEAD ANTIBODY AND MDX-1379 ARE THE SUBJECT OF ONGOING CLINICAL RESEARCH AND DEVELOPMENT AND THAT, EXCEPT AS SET FORTH IN THIS ARTICLE 8, MEDAREX CANNOT ASSURE AND MAKES NO REPRESENTATION AND GRANTS NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SAFETY, EFFICACY, USEFULNESS OR APPROVAL OF THE LEAD ANTIBODY, MDX-1379 OR ANY OTHER PRODUCT.  EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 8, NEITHER PARTY MAKES ANY REPRESENTATION OR GRANTS ANY WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 9

RECORDS AND AUDIT

9.1          Information Disclosure and Materials Transfer.

9.1.1  Manufacturing Information.  Medarex shall, pursuant to Section 7.3, effect an initial transfer of Information (consistent with the disclosure terms and conditions set forth in Section 9.1.2) to BMS as necessary for BMS to assume certain manufacturing responsibilities with respect to the Lead Product pursuant to this Agreement.

9.1.2  Information Disclosure Generally.  Subject to Section 12.1, each Party shall, and shall cause its Affiliates and sublicensees, as applicable, to, without additional compensation and at such Party’s sole expense, disclose and make available to the other Party, in whatever form each such other Party may reasonably request, all of its Know-How, Approvals, all regulatory documentation and any other inventions included in the BMS Pre-Existing Technology, Medarex Pre-Existing Technology, Non-Collaboration Technology or Collaboration Technology, and any other Know-How, Information and inventions in connection with work conducted under or in connection with this Agreement relating, directly or indirectly, to the use or exploitation of any Antibodies or Products (other than Mice Materials and Mice-Related Know-How), in each case to the extent necessary or reasonably useful for the other Party to perform its obligations and exercise its rights under this Agreement promptly after the Effective Date and thereafter promptly upon the earlier of the conception or reduction to practice, discovery, development, making or other Control of each such Information, Approvals, regulatory documentation or inventions.

9.1.3  Materials Transfer.  For purposes of facilitating the conduct of the research and Development activities under this Agreement, Medarex and BMS shall each provide to the other Materials as specified from time to time in this Agreement or the applicable Global Development Plan and Budget.  Each Party agrees to provide all such Materials to the other in accordance with this Agreement and the applicable Global Development Plan and Budget.  The Parties agree that: (a) all Materials provided by one Party to the other Party and any Material produced against or with, or otherwise Derived from, such Materials shall be used solely for the Development activities as provided in the Global Development Plan and Budget, and in material compliance with all Applicable Law; (b) all such Materials shall be provided without any warranties, express or implied; (c) Materials provided by one Party to the other Party shall not be made available by such other Party to any Third Party except as expressly provided in the applicable Global Development Plan and Budget, unless the prior written consent of the Party providing such Materials is first obtained; and (d) all right, title and interest in and to any Materials provided by one Party to the other Party, and any material produced against or with, or otherwise Derived from, such Materials (including Mice Materials) shall be, and remain, vested in such providing Party.  Upon BMS’ reasonable request, Medarex will provide to BMS reasonable quantities, to the extent available, of existing Antibodies held in storage by Medarex, provided Medarex shall not be obligated to raise any additional Antibodies or manufacture any additional quantities of existing Antibodies to comply with the foregoing, and the cost of providing any such Antibodies shall be included in Development Costs.

9.2          Records and Audit.

9.2.1  Records.  Each Party shall keep (and shall ensure that its Affiliates and sublicensees shall keep) such records as are required to determine, in a manner consistent with GAAP and this Agreement, the sums or credits due under this Agreement, including Development Costs, Allowable Expenses and Net Sales.  Each Party shall also keep or cause to be kept such records as are required by the JCC to determine the number of Sales Representatives used to provide Co-Promotion efforts in the United States and the number of PDEs performed by such Sales Representatives in such efforts.  All such books, records and accounts shall be retained by such Party until the later of (a) three (3) years after the end of the period to which such books, records and accounts pertain (or two (2) years, for records to be kept as provided in Section 5.5.5) and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.  Each Party shall require its sublicensees to provide to it a report detailing the foregoing expenses and calculations incurred or made by such sublicensee, which report shall be made available to the other Party in connection with any audit conducted by such other Party pursuant to this Section 9.2.

9.2.2  Audits.  Each Party shall have the right to have an independent certified public accountant, reasonably acceptable to the audited Party, to have access during normal business hours, and upon reasonable prior written notice, to examine only those records of the audited Party (and its Affiliates and sublicensees) as may be reasonably necessary to determine, with respect to any calendar Year ending not more than three (3) years (or two (2) years, for records to be kept as provided in Section 5.5.5) prior to such Party’s request, the correctness or completeness of any report or payment made under this Agreement.  The foregoing right of review may be exercised only once per year and only once with respect to each such periodic report and payment.  Results of any such examination shall be (a) limited to information relating to the Products, (b) made available to both Parties and (c) subject to Article 12.  The Party requesting the audit shall bear the full cost of the performance of any such audit, unless such audit discloses a variance to the detriment of the auditing Party of more than five percent (5%) from the amount of the original report, royalty or payment calculation, in which case the audited Party shall bear the full cost of the performance of such audit.  The results of such audit shall be final, absent manifest error.

ARTICLE 10

LICENSES AND OTHER RIGHTS

10.1        License Grants to BMS.

10.1.1  Technology.

(a)           Research and Development.

(i)            Subject to Sections 3.13, 10.3 and 10.5 and the other terms and conditions of this Agreement, Medarex, on behalf of itself and its Affiliates, hereby grants to BMS a co-exclusive (with Medarex and its Affiliates), royalty-free right and license, with the right to grant sublicenses as provided in Section 10.4.1, under the Medarex Technology, the Medarex Collaboration Technology and the Joint Collaboration Technology, in each case solely:

(A)          to research and develop (including to Develop):

(1)           the Lead Antibody, Additional Antibodies, other Antibodies and Products, in each case whether for use as monotherapy, for use together or in combination with MDX-1379, or for use together or in combination with other Agents, other Immunotherapeutic Agents, or other vaccines, biologics or compounds; and

(2)           MDX-1379 for uses permitted by the PHS License;

and, in each case ((1) and (2)), only for use in the Field in the Territory; and

(B)          to make, have made and import such Lead Antibody, Additional Antibodies, other Antibodies, Products and MDX-1379 for use in such research and development activities as set forth in Section 10.1.1(a)(i)(A).

(ii)           Subject to Sections 3.13, 10.3 and 10.5 and the other terms and conditions of this Agreement, Medarex, on behalf of itself and its Affiliates, hereby grants to BMS a non-exclusive, royalty-free right and license, with the right to grant sublicenses as provided in Sections 10.4.1 and 10.5.1(b), under the Medarex Technology, the Medarex Collaboration Technology and the Joint Collaboration Technology, in each case solely:

(A)          to research and develop Non-Antibody Competing Products, in each case whether for use as monotherapy or for use together or in combination with Agents (other than MDX-1379), other Immunotherapeutic Agents or other vaccines, biologics or compounds, only for use in the Field in the Territory; provided that prior to [*****],† such right and license under this Section 10.1.1(a)(ii) with respect to Non-Antibody Competing Products

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

shall permit the conduct of only such research and development activities as are Pre-Clinical Activities or that involve Phase I Clinical Trials (as such terms are defined in this Agreement, except that for purposes of this Section 10.1.1(a)(ii), the term “Product” as it appears in such definitions shall be deemed to be replaced with the term “Non-Antibody Competing Product”); and

(B)          to make, have made and import such Non-Antibody Competing Products for use in such research and development activities as set forth in Section 10.1.1(a)(ii)(A).

(b)           Commercialization.

(i)            Subject to Sections 3.13, 10.3 and 10.5 and the other terms and conditions of this Agreement, Medarex, on behalf of itself and its Affiliates, hereby grants to BMS:

(A)          an exclusive, royalty-bearing right and license, with the right to grant sublicenses as set forth in Section 10.4.1, under the Medarex Technology, the Medarex Collaboration Technology and the Joint Collaboration Technology, in each case solely to:

(1)           sell, offer to sell, import, use, and otherwise Commercialize Non-Co-Promoted Products (other than MDX-1379) for any purpose in the Field in the United States; and

(2)           sell, offer to sell, import, use and otherwise Commercialize Products for any purpose in the Field in the Royalty Territory;

including, in each case ((1) and (2)), for use as monotherapy or for use together or in combination with Agents, other Immunotherapeutic Agents, or other vaccines, biologics or compounds;

(3)           sell, offer to sell, import, use and otherwise Commercialize MDX-1379 for all uses permitted by the PHS License for use in the Field in the Royalty Territory; and

(4)           make and have made Non-Co-Promoted Products (other than MDX-1379), Products and MDX 1379 for use in the activities set forth in clause (1), (2) or (3) of Section 10.1.1(b)(i)(A), as the case may be.

(B)          a co-exclusive (with Medarex and its Affiliates), royalty-bearing right and license, with the right to grant sublicenses as set forth in Section 10.4.1, under the Medarex Technology, the Medarex Collaboration Technology and the Joint Collaboration Technology, in each case solely to:

(1)           sell, offer to sell, import, use and otherwise Commercialize Products (other than Non-Co-Promoted Products) for any purpose in the Field in the United States, including in each case for use as monotherapy or for use together or in combination with each Agent with respect to which the Co-Promotion Product is Developed in accordance with this Agreement; and

(2)           sell, offer to sell, import, use and otherwise Commercialize MDX-1379 for all uses permitted by the PHS License for use in the Field in the United States (but which license shall be exclusive if MDX-1379 is a Non-Co-Promoted Product); and

(3)           make and have made Products and MDX-1379 (other than Non-Co-Promoted Products) for use in the activities set forth in clause (1) or (2) of Section 10.1.1(b)(i)(B), as the case may be.

(ii)           Subject to Sections 3.13, 10.3 and 10.5 and the other terms and conditions of this Agreement, Medarex, on behalf of itself and its Affiliates, hereby grants to BMS a non-exclusive, royalty-bearing right and license, with the right to grant sublicenses as provided in Sections 10.4.1 and 10.5.1(b), under the Medarex Technology, the Medarex Collaboration Technology and the Joint Collaboration Technology, in each case solely to make, have made, sell, offer to sell, import, use and otherwise commercialize after [*****]† one or more Non-Antibody Competing Products, and in each case for any purpose (including for use as monotherapy or for use together or in combination with any Agent, Immunotherapeutic Agent or other vaccine, biologic or compound), in the Field in the Territory; provided, however, that in no event shall BMS (A) itself or through any Affiliate or Third Party, or in collaboration with any Third Party, sell, offer to sell or otherwise market in any country in a Region a Non-Antibody Competing Product, or (B) grant any sublicense to any Third Party to sell, offer to sell or otherwise market a Non-Antibody Competing Product, which right or license would permit such Third Party to sell, offer to sell or otherwise market in any country in a Region a Non-Antibody Competing Product, in either case ((A) and (B)) prior to the Earliest Permitted Launch Date with respect to such Region; and provided further that such right and license shall exclude each Restricted Collaboration Patent during the Restricted Collaboration Patent Period for such Patent.  For the avoidance of doubt, the right and license granted in the immediately preceding sentence shall not in any way extend to the manufacture or sale of a Medarex Controlled Agent or to the use of a Medarex Controlled Agent (other than the use of a Non-Antibody Competing Product in combination therewith).

10.1.2  Licensed Know-How.  For the avoidance of doubt, BMS acknowledges that (a) the know-how included in the Medarex Technology, the Medarex Collaboration Technology and the Joint Collaboration Technology is secret and substantial and that without such know-how BMS would not be able to obtain and maintain Approvals for the Products, (b) such Approvals are expected to give, or expected to allow BMS to obtain and maintain, Data Exclusivity with respect to the Products, (c) access to the licensed know-how and such Approvals have provided BMS with a competitive advantage in the marketplace beyond the exclusivity afforded by the Patents licensed under Section 10.1.1 and the Data Exclusivity, and

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(d) the milestone payments and royalties set forth in Sections 6.3 and 6.6 are, in part, intended to compensate Medarex for such exclusivity and such competitive advantage.

10.1.3  Collaboration Technology.  Without limitation to the rights and licenses granted by Medarex to BMS in Section 10.1.1, and subject to Sections 3.13.2(g), 10.3 and 10.5 and the other terms and conditions of this Agreement, Medarex, on behalf of itself and its Affiliates, hereby grants to BMS a worldwide, non-exclusive, perpetual, royalty-free right and license, with the right to grant sublicenses, under Medarex’s right, title and interest in and to the Medarex Collaboration Technology and the Joint Collaboration Technology, in each case to make, have made, sell, offer to sell, use, import or otherwise commercialize products (other than any Product or Competing Product).  For the avoidance of doubt, nothing contained in this Section 10.1.3 shall affect any obligation of BMS to pay to Medarex any royalties or other amounts provided for under this Agreement with respect to Products or Non-Antibody Competing Products.

10.1.4  Trademarks.  Subject to Section 11.8 and the other terms and conditions of this Agreement, Medarex, on behalf of itself and its Affiliates, hereby grants to BMS, a non-exclusive, non-transferable (except to Affiliates or as the Parties may agree by mutual written consent), royalty-free right and license, without the right to grant sublicenses, except in connection with the grant of sublicenses pursuant to Sections 10.4.1 and 10.5.1(b), and subject to Section 11.8, to use certain of Medarex’s Corporate Names, as specifically designated by Medarex with respect to a country as necessary to identify Medarex as having Developed, manufactured or Commercialized a Product sold in such country, as provided for in any applicable Approved Plan (and agreed to by Medarex) and this Agreement, and for no other purpose.

10.1.5  Effect of Change of Control.  In the event that BMS undergoes a Change of Control Transaction or another transaction covered by Section [*****]† (other than an acquisition by BMS of a Third Party), the license rights granted by Medarex to BMS under this Section 10.1 shall not apply or extend to any [*****]  or, except as provided in Sections [*****]  that are controlled, as of the effective date of such Change of Control Transaction or such transaction covered by Section [*****], by the Third Party that obtains control of BMS or with which BMS engages in a Change of Control Transaction or another transaction covered by Section [*****].

10.2        License Grants to Medarex.

10.2.1  Technology.

(a)           Research and Development.

(i)            Subject to Sections 3.13, 10.3 and 10.5 and the other terms and conditions of this Agreement, BMS, on behalf of itself and its Affiliates, hereby grants to

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Medarex a co-exclusive (with BMS and its Affiliates), royalty-free right and license, with the right to grant sublicenses as provided in Section 10.4.1, under the BMS Technology, the BMS Collaboration Technology and the Joint Collaboration Technology, in each case solely:

(A)          to research and develop (including to Develop):

(1)           the Lead Antibody, Additional Antibodies, other Antibodies and Products, in each case whether for use as monotherapy, for use together or in combination with MDX-1379, or for use together or in combination with other Agents, other Immunotherapeutic Agents, or other vaccines, biologics or compounds; and

(2)           MDX-1379 for uses permitted by the PHS License;

and, in each case ((1) and (2)), only for use in the Field in the Territory; and

(B)          to make, have made and import such Lead Antibody, Additional Antibodies, other Antibodies, Products and MDX-1379 for use in such research and development activities as set forth in Section 10.2.1(a)(i)(A).

(ii)           Subject to Sections 3.13, 10.3 and 10.5 and the other terms and conditions of this Agreement, BMS, on behalf of itself and its Affiliates, hereby grants to Medarex a non-exclusive, royalty-free right and license, with the right to grant sublicenses as provided in Sections 10.4.1 and 10.5.1(b), under the BMS Technology, the BMS Collaboration Technology and the Joint Collaboration Technology, in each case solely:

(A)          to research and develop Non-Antibody Competing Products, in each case whether for use as monotherapy or for use together or in combination with Agents (other than MDX-1379), other Immunotherapeutic Agents or other vaccines, biologics or compounds, only for use in the Field in the Territory; provided that prior to [*****],† such right and license under this Section 10.2.1(a)(ii) with respect to Non-Antibody Competing Products shall permit the conduct of only such research and development activities as are Pre-Clinical Activities or that involve Phase I Clinical Trials (as such terms are defined in this Agreement, except that for purposes of this Section 10.2.1(a)(ii), the term “Product” as it appears in such definitions shall be deemed to be replaced with the term “Non-Antibody Competing Product”); and

(B)          to make, have made and import such Non-Antibody Competing Products for use in such research and development activities as set forth in Section 10.2.1(a)(ii)(A).

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(b)           Commercialization.

(i)            Subject to Sections 3.13, 10.3 and 10.5 and the other terms and conditions of this Agreement, BMS, on behalf of itself and its Affiliates, hereby grants to Medarex:

(A)          an exclusive, royalty-bearing right and license, with the right to grant sublicenses as set forth in Section 10.4.1, under the BMS Technology, the BMS Collaboration Technology and the Joint Collaboration Technology, in each case solely to:

(1)           sell, offer to sell, import, use and otherwise Commercialize Products for any purpose in the Field in the United States; provided that such right and license may not be exercised by Medarex for a Product or MDX-1379 in the United States unless and until, with respect to such Product or MDX-1379 (x) BMS has terminated this Agreement pursuant to Section 14.2 with respect to the United States or (y) the corresponding license granted by Medarex to BMS in clause (1) of Section 10.1.1(b)(i)(A) or Section 10.1.1(b)(i)(B) otherwise terminates with respect to the United States; and

(2)           sell, offer to sell, import, use and otherwise Commercialize Products for any purpose in the Field in each country in the Royalty Territory; provided that such right and license may not be exercised by Medarex for a Product or MDX-1379 in a country in the Royalty Territory unless and until, with respect to such Product or MDX-1379 (x) BMS has terminated this Agreement pursuant to Section 14.2 with respect to such country or (y) the corresponding license granted by Medarex to BMS in clause (2) of Section 10.1.1(b)(i)(A) otherwise terminates with respect to such country;

including, in each case ((1) and (2)), for use as monotherapy or for use together or in combination with Agents, other Immunotherapeutic Agents, or other vaccines, biologics or compounds; and

(3)           sell, offer to sell, import, use and otherwise Commercialize MDX-1379 for all uses permitted by the PHS License; provided that such right and license may not be exercised by Medarex (a) in the United States unless and until, with respect to MDX-1379 (i) BMS has terminated this Agreement pursuant to Section 14.2 with respect to the United States or (ii) the corresponding license granted by Medarex to BMS in clause (2) of Section 10.1.1(b)(i)(B) otherwise terminates with respect to the United States and (b) in a country in the Royalty Territory unless and until, with respect to MDX-1379 (i) BMS has terminated this Agreement pursuant to Section 14.2 with respect to such country or (ii) the corresponding license granted by Medarex to BMS in clause (3) of Section 10.1.1(b)(i)(A) otherwise terminates with respect to such country; and

(4)           make and have made Non-Co-Promoted Products (other than MDX-1379), Products and MDX 1379 for use in the activities set forth in clause (1), (2) or (3) of Section 10.2.1(b)(i)(A), as the case may be.

(B)          a co-exclusive (with BMS and its Affiliates), royalty-free right and license (except as provided in Section 14.4.7) , with the right to grant sublicenses as set forth in Section 10.4.1, under the BMS Technology, the BMS Collaboration Technology and the Joint Collaboration Technology, in each case solely to:

(1)           sell, offer to sell, import, use and otherwise Commercialize Products for any purpose in the Field in the United States, including in each case for use as monotherapy or for use together or in combination with each Agent with respect to which the Co-Promotion Product is Developed in accordance with this Agreement; provided that such right and license may not be exercised by Medarex for a Non-Co-Promoted Product in the United States unless and until Medarex becomes the Lead Marketing Party for such Product in the United States pursuant to Section 5.4.2, 10.5.5 or 14.5; and

(2)           sell, offer to sell, import, use and otherwise Commercialize MDX-1379 for all uses permitted by the PHS License for use in the Field in the United States; provided that such right and license may not be exercised by Medarex for a Non-Co-Promoted Product in the United States unless and until Medarex becomes the Lead Marketing Party for such Product in the United States pursuant to Section 5.4.2, 10.5.5 or 14.5; and

(3)           make and have made Products and MDX-1379 for use in the activities set forth in clause (1) or (2) of Section 10.2.1(b)(i)(B), as the case may be.

(ii)           Subject to Sections 3.13, 10.3 and 10.5 and the other terms and conditions of this Agreement, BMS, on behalf of itself and its Affiliates, hereby grants to Medarex a non-exclusive, royalty-bearing right and license, with the right to grant sublicenses as provided in Sections 10.4.1 and 10.5.1(b), under the BMS Technology, the BMS Collaboration Technology and the Joint Collaboration Technology, in each case solely to make, have made, sell, offer to sell, import, use and otherwise commercialize after [*****]† one or more Non-Antibody Competing Products, and in each case for any purpose (including for use as monotherapy or for use together or in combination with any Agent, Immunotherapeutic Agent or other vaccine, biologic or compound), in the Field in the Territory; provided, however, that in no event shall Medarex (A) itself or through any Affiliate or Third Party, or in collaboration with any Third Party, sell, offer to sell or otherwise market in any country in a Region a Non-Antibody Competing Product, or (B) grant any sublicense to any Third Party to sell, offer to sell or otherwise market a Non-Antibody Competing Product, which right or license would permit such Third Party to sell, offer to sell or otherwise market in any country in a Region a Non-Antibody Competing Product, in either case ((A) and (B)) prior to the Earliest Permitted Launch Date with respect to such Region; and provided further, that such right and license shall exclude each Restricted Collaboration Patent during the Restricted Collaboration Patent Period for such Patent.  For the avoidance of doubt, the right and license granted in the immediately preceding

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

sentence shall not in any way extend to the manufacture or sale of a BMS Controlled Agent or to the use of a BMS Controlled Agent (other than the use of a Non-Antibody Competing Product in combination therewith).

10.2.2  Collaboration Technology.  Without limitation to the rights and licenses granted by BMS to Medarex in Section 10.2.1, and subject to Sections 3.13.2(g), 10.3 and 10.5 and the other terms and conditions of this Agreement, BMS, on behalf of itself and its Affiliates, hereby grants to Medarex a worldwide, non-exclusive, perpetual, royalty-free right and license, with the right to grant sublicenses, under BMS’ right, title and interest in and to the BMS Collaboration Technology and the Joint Collaboration Technology, in each case to make, have made, sell, offer to sell, use, import or otherwise commercialize products (other than any Product or Competing Product).  For the avoidance of doubt, nothing contained in this Section 10.2.2 shall affect any obligation of Medarex to pay to BMS any royalties or other amounts provided for under this Agreement with respect to Products or Non-Antibody Competing Products.

10.2.3  Trademarks.

(a)           Subject to Section 11.8 and the other terms and conditions of this Agreement, BMS, on behalf of itself and its Affiliates, hereby grants to Medarex, a non-exclusive, non-transferable (except to Affiliates or as the Parties may agree by mutual written consent), royalty-free right and license, without the right to grant sublicenses,  except in connection with the grant of sublicenses pursuant to Sections 10.4.1 and 10.5.1(b), and subject to Section 11.8, to use certain of BMS’ Corporate Names, as specifically designated by BMS with respect to a country as necessary to identify BMS as having Developed, manufactured or Commercialized a Product sold in such country, as provided for in any applicable Approved Plan (and agreed to by BMS) and this Agreement, and for no other purpose.

(b)           Subject to Section 11.7 and the other terms and conditions of this Agreement, BMS, on behalf of itself and its Affiliates, hereby grants to Medarex a co-exclusive (with BMS and its Affiliates), fully paid, royalty-free right and license, with the right to grant sublicenses as set forth in Section 10.4.1, to use each Product Trademark for each Product, in each case solely (i) in furtherance of Medarex’s Commercialization activities for such Product in the United States pursuant to this Agreement, or (ii) to Commercialize Products in the Royalty Territory where BMS’ rights to sell such Product have been terminated or Medarex is otherwise entitled to sell such Product directly to, and determine the terms of sale of such Product to, Third Parties pursuant to this Agreement.

10.2.4  Effect of Change of Control.  In the event that Medarex undergoes a Change of Control Transaction or another transaction covered by Section [*****]† (other than an acquisition by Medarex of a Third Party), the license rights granted by BMS to Medarex under this Section 10.2 shall not apply or extend to any [*****]  or, except as provided in Sections [*****]  that are controlled, as of the effective date of such Change of Control Transaction or such transaction covered by Section [*****], by the Third Party that obtains control of Medarex

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

or with which Medarex engages in a Change of Control Transaction or another transaction covered by Section [*****].†

10.3        Third Party Technology.

10.3.1  Existing In-License Agreements.

(a)           Compliance with Existing In-License Agreements.  The licenses granted under Section 10.1 include certain rights licensed to Medarex by Third Parties under the Existing In-License Agreements.  Any sublicense of Third Party technology hereunder shall be subject to the terms and conditions of the Existing In-License Agreement under which such sublicense is granted, and shall be effective solely to the extent permitted under the terms of such agreement.  Without limiting the generality of the foregoing, BMS acknowledges and agrees (i) that sections 5.01-5.02, 8.01, 10.01-10.02, 12.05 and 13.07-13.08 of the PHS License Agreement are binding upon BMS and its Affiliates to the same extent as if they were parties to the PHS License Agreement and the Parties acknowledge and agree that Section 4.03 thereof is incorporated herein by reference and (ii) that section 2.02 of the Genentech Agreement is binding upon BMS and its Affiliates to the same extent as if they were parties to the Genentech Agreement and that section 4.01 thereof is incorporated herein by reference.  BMS has reviewed each of the Existing In-License Agreements and agrees to comply with any applicable terms thereof disclosed to it.

(b)           Cross-License Agreement.  The Cross-License Agreement prohibits Medarex from granting commercialization rights to the same Antibody Product (as defined in the Cross-License Agreement), whether by license or sublicense, under certain Medarex Technology to more than one party in a territory.  The Parties shall structure their respective Commercialization rights in each country in the Territory, in accordance with this Section 10.3.1(b), so as to comply with the requirements of the Cross-License Agreement and shall use good faith efforts to ensure that any such structure preserves the intended economic and other benefits of the Collaboration to the Parties and any benefits to be derived by BMS from any sublicense by it permitted hereunder.

(i)            So long as the Cross-License Agreement is in effect, if BMS desires to grant a sublicense with respect to Commercialization of a Product pursuant to Section 10.4.1, then BMS shall provide Medarex with written notice thereof, which shall set forth in reasonable detail the terms and conditions of such sublicense, the Medarex Technology and Product involved and the identity of the proposed sublicensee.  Upon receipt of such notice, Medarex shall make a good faith determination as to whether such Medarex Technology is subject to the sublicense restrictions contained in the Cross-License Agreement.

(ii)           To the extent that Medarex determines that such Medarex Technology is not subject to the sublicense restrictions contained in the Cross-License

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Agreement, Medarex shall so notify BMS in writing and BMS thereafter shall have the right to grant such sublicense, subject to Section 10.4.1.

(iii)         To the extent that Medarex determines that all or part of such Medarex Technology is subject to the sublicense restrictions contained in the Cross-License Agreement, Medarex shall so notify BMS in writing.  The Parties shall then meet to discuss in good faith how to proceed in order to optimize the Commercialization of the applicable Product hereunder while complying with the requirements of the Cross-License Agreement and preserving to the maximum extent possible the intended economic and other benefits of the Collaboration to the Parties.

10.3.2  Existing Grants.

(a)           Existing Out-License Agreements.  The Parties acknowledge and agree that (i) pursuant to the Cross-License Agreement, Medarex has granted a non-exclusive license under certain Medarex Patents to research, develop, manufacture or commercialize products containing antibodies, including Antibodies, with respect to antigens, including the Target, in the Territory; provided that such rights do not include any rights under any BMS Patents or Collaboration Technology or rights to any composition of matter or use patents specifically covering MDX-010 or other Antibodies developed by Medarex, and (ii) pursuant to other Existing Out-License Agreements, Medarex has granted licenses under the Medarex Technology to research, develop, or, under certain circumstances where Medarex is unable to manufacture such Third Party’s requirements, manufacture or commercialize products containing antibodies, including the Lead Antibody, for use together, or otherwise in combination, with certain specific Immunotherapeutic Agents or other vaccines, biologics or compounds with respect to antigens, including the Target; provided that, except as provided in the IDM Agreement, Medarex has not granted any right to any Third Party under any such other Existing Out-License Agreement to commercialize MDX-010 or any other Antibodies developed by Medarex or to make MDX-010 or any other Antibodies developed by Medarex for any commercial purpose.

(b)           Other Agreements.  The Parties acknowledge and agree that, prior to the Effective Date, Medarex has granted to Third Parties licenses and other rights under the Medarex Technology to raise, engineer, optimize and otherwise perform research with respect to antibodies against antigens, which licenses and rights do not pertain to particular antibodies or antigens, but the scope of which are sufficiently broad to permit such Third Parties to raise, engineer, optimize or otherwise perform research with respect to, but not to conduct clinical development on or commercialize, Antibodies against the Target; provided that such rights do not and shall not include (i) any rights under any BMS Patents or Collaboration Technology or (ii) any rights to any composition of matter or use patents Controlled by Medarex or its Affiliates and specifically covering MDX-010 or other Antibodies developed by Medarex.  For the avoidance of doubt, notwithstanding anything contained in this Agreement, to the extent that Medarex has granted to any such Third Parties any such licenses or other rights prior to the Execution Date, Medarex shall have the right to amend, modify and extend the term of such agreements without any obligation to terminate or otherwise narrow the scope of such licenses or other rights; provided that such modifications or amendment may not include (x) any rights under any BMS Patents or Collaboration Technology or (y) any rights to any composition of matter or use patents Controlled by Medarex or its Affiliates and specifically covering MDX-010 or other Antibodies developed by Medarex.

10.3.3  Retained Rights.  Medarex shall have and retain the right, from and after the Effective Date (a) to grant to Third Parties licenses and other rights under the Medarex Technology to raise, engineer, optimize and otherwise perform research with respect to antibodies against antigens, which licenses and rights will not pertain to particular antibodies or antigens, but the scope of which will be sufficiently broad to permit such Third Parties to raise, engineer, optimize or otherwise perform research other than clinical development with respect to Antibodies against the Target; provided that such rights may not include (i) any rights under any BMS Patents or Collaboration Technology or (ii) any rights to any composition of matter or use patents Controlled by Medarex or its Affiliates and specifically covering MDX-010 or other Antibodies developed by Medarex, and (b) to grant licenses and other rights to Third Parties under the Medarex Technology for such Third Parties to research, develop, manufacture or commercialize antibodies other than any Antibodies, on a stand alone basis or for use together or in combination with one or more Immunotherapeutic Agents or other vaccines, biologics or compounds, including one or more Agents, with respect to antigens, including the Target; provided that such rights do not include (x) any rights under any BMS Patents or Collaboration Technology or (y) any rights to any composition of matter or use patents Controlled by Medarex or its Affiliates and specifically covering MDX-010 or other Antibodies developed by Medarex.  The rights set forth in this Section 10.3.3 shall be without limitation to any other right of Medarex with respect to the Medarex Technology, Medarex Collaboration Technology or Medarex’s right, title and interest in and to the Joint Collaboration Technology, in each case which right may be exercised by Medarex consistent with the terms of this Agreement.

10.3.4  Additional Third Party Technology.  If one or both Parties become aware of rights held by Third Parties that may be desirable to obtain by license or other means for the Development, manufacture (if related solely MDX-010 or another Antibody), Commercialization or use of any Product or MDX-1379 in the Territory, including to avoid any claims or litigation concerning infringement by a Third Party against BMS or Medarex with respect to the United States, the Parties shall follow the procedures set forth in Section 6.7.2.  Any such costs related to any such licensed Third Party technology shall be allocated in accordance with Section 6.7.2, provided any Third Party technology licensed under the Existing In-License Agreements, the Existing Out-License Agreements or the PHS Agreement shall be allocated instead in accordance with Section 6.7.3. or 6.7.4, as applicable.

10.4        Sublicensing.

10.4.1  Sublicenses.

(a)           Subject in the case of BMS to Section 10.3.1(b), each Party shall have the right to grant to its Affiliates sublicenses under the licenses granted to it in Sections 10.1.1 or 10.2.2, as the case may be, without the prior consent of the other Party, but subject to any approvals required therefor from the applicable Third Party licensor, including as may be required pursuant to Section 10.3.1(a).

(b)           Subject to Section 10.4.2, and subject in the case of BMS to Section 10.3.1(b), and subject in the case of Non-Antibody Competing Products to Section 10.5.1(b), each Party shall have the right to grant sublicenses under the licenses granted to it in Sections 10.1.1 and 10.2.1, as the case may be, only with the prior written consent of the other Party (not to be unreasonably withheld or delayed) and any applicable Third Party licensor, including as may be required pursuant to Section 10.3.1(a); provided, however, that Medarex shall have the right to withhold its consent to any such sublicense in the event that Medarex is not satisfied with the terms and conditions of or relating to governance among BMS, Medarex and such proposed sublicensee; provided further that Medarex shall have the right to grant sublicenses under Section 10.2.1(a)(i) or 10.2.1(b)(i) in reliance on this Section 10.4.1(b) only in the event that with respect to the applicable Antibody, Product or MDX-1379, as the case may be, and the applicable jurisdiction (i) BMS has terminated this Agreement pursuant to Section 14.2 or (ii) the corresponding license granted by Medarex to BMS in Section 10.1.1(a)(i) or 10.1.1(b)(i), as the case may be, otherwise terminates.

(c)           Each Party hereby guarantees the performance of its Affiliates and permitted sublicensees that are sublicensed as permitted in Section 10.4.1(a) or (b), and the grant of any such sublicense shall not relieve the sublicensing party of its obligations under this Agreement, except to the extent they are satisfactorily performed by such sublicensee.  Any such permitted sublicenses shall be consistent with and subject to the terms and conditions of this Agreement.  A copy of any sublicense agreement executed by one Party shall be provided to the other Party within fourteen (14) days of its execution; provided that the financial terms of any such sublicense agreement may be redacted to the extent not pertinent to an understanding of a Party’s obligations or benefits under this Agreement.

10.4.2  Limitation on Grant of Licenses With Respect to Technology that is the Subject of a Co-Exclusive License.  For the avoidance of doubt, with respect to any co-exclusive license rights granted by Medarex to BMS in Section 10.1.1 with respect to any Technology for particular purposes, Medarex shall not have any right to grant to a Third Party any further license or other rights with respect to such Technology for such purposes, except in the event and to the extent that Medarex would have a right to grant a sublicense to such Third Party under the corresponding license granted by BMS to Medarex in Section 10.2.1.  For the avoidance of doubt, with respect to any co-exclusive license rights granted by BMS to Medarex in Section 10.2.1 with respect to any Technology for particular purposes, BMS shall not have any right to grant to a Third Party any further license or other rights with respect to such Technology for such purposes, except in the event and to the extent that BMS would have a right to grant a sublicense to such Third Party under the corresponding license granted by Medarex to BMS in Section 10.1.1, and except as provided in Section 10.5.1(c)(i).

10.5        Exclusivity; Competing Product.

10.5.1  Competing Product.

(a)           Antibody Competing Products and Non-Antibody Competing Products.

(i)            Antibody Competing Products.  After the Execution Date and during the term of this Agreement, subject to Sections 3.13.2, 10.3, 10.4, 10.5 and 17.6, neither a Party nor any of its Affiliates shall:

(A)          itself, or with or through any Third Party, or in collaboration with any Third Party, engage, directly or indirectly, in the research, development or commercialization of any Antibody Competing Product, except that each Party and its Affiliates shall have the right to conduct research as set forth in Section 3.2.4; or

(B)          grant any right or license to any Third Party, by contract or otherwise, to conduct any activities that such Party would be prohibited from conducting itself pursuant to Section 10.5.1(a)(i)(A) above.

(ii)           Non-Antibody Competing Products.  After the Execution Date and during the term of this Agreement, subject to Sections 10.3, 10.5 and 17.6, neither a Party nor any of its Affiliates shall:

(A)          prior to [*****],† (1) either itself, or with or through any Third Party, or in collaboration with any Third Party, engage, directly or indirectly, in the clinical development or commercialization of any Non-Antibody Competing Product, in any country in any Region in which any Product is Commercialized or for which any Product is then being Developed under a Global Development Plan and Budget or any Annual Development Plan and Budget; or (2) grant any right or (sub)license to any Third Party, by contract or otherwise, to conduct any activities that such Party would be prohibited from conducting itself pursuant to clause (1) hereinabove; provided, however, that this Section 10.5.1(a)(ii)(A) shall not prohibit either Party or any of its Affiliates from conducting at any time such research and development activities as are Pre-Clinical Activities or that involve Phase I Clinical Trials (as such terms are defined in this Agreement, except that for purposes of this Section 10.5.1(a)(ii), the term “Product” as it appears in such definitions shall be deemed to be replaced with the term “Competing Product”); or

(B)          prior to [*****] with respect to a Region, either (1) itself or through any Third Party, or in collaboration with any Third Party, sell, offer to sell or otherwise market in any country in such Region a Non-Antibody Competing Product, or (2) grant any right or (sub)license to any Third Party to sell, offer to sell or otherwise market a Non-Antibody Competing Product, which right or (sub)license would permit such Third Party to sell, offer to sell or otherwise market in any country in a Region a Non-Antibody Competing Product, in either case ((1) and (2)) prior to [*****] with respect to such Region.

(iii)         Limited Covenants.  Nothing in this Agreement shall in any way limit a Party’s or its Affiliates’ right, whether directly or through license or other rights granted to Third Parties, either (A) to research, develop, manufacture or commercialize any antibody that is raised, engineered or otherwise optimized with respect to antigens other than the

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Target, even if it has antagonistic activity against, or otherwise blocks  the immunosuppressive signaling of, the Target, provided that it is not developed, marketed or promoted for its activity against the Target, or (B) to research, develop, manufacture or commercialize any Immunotherapeutic Agent in a manner that does not violate the terms and conditions of Section 3.13; provided that the foregoing does not grant, and shall not be interpreted to create or imply, any right or license to a Party under any Patents or know-how controlled by the other Party or any of its Affiliates.

(b)           Sublicensing Restrictions for Non-Antibody Competing Products.  Notwithstanding that a Party may be entitled to grant certain sublicenses as provided in, and permitted by, the license grants made to such Party by the other Party under Sections 10.1 and 10.2, the Parties agree that, with respect to Non-Antibody Competing Products, the grant of any sublicenses by a Party under any rights and licenses granted to it by the other Party shall be made (i) only with respect to Non-Antibody Competing Products that are owned or controlled by a Party or its Affiliates, or (ii) if a Non-Antibody Product is not owned or controlled by a Party or its Affiliates, only pursuant to a written agreement in which such Party (A) assumes or retains an obligation to perform or fund at least [*****]† of (1) any ongoing Phase I Clinical Trials (but only with respect to costs incurred after the effective date of such sublicense agreement) and the Phase II Clinical Trials (as such terms are defined in this Agreement, except that for purposes of this Section 10.5.1(b), the term “Product” as it appears in such definitions shall be deemed to be replaced with the term “Competing Product”) for the Non-Antibody Competing Product, if such Phase II Clinical Trials had not commenced at the time such sublicense agreement is entered into, or (2) the Phase III Clinical Trials (as such term is defined in this Agreement, except that for purposes of this Section 10.5.1(b), the term “Product” as it appears in such definition shall be deemed to be replaced with the term “Competing Product”) for the Non-Antibody Competing Product, if Phase II Clinical Trials for such Non-Antibody Competing Product had commenced but Phase III Clinical Trials had not commenced at the time such sublicense agreement is entered into, or (B) obtains or retains at least [*****] of the profits and losses in respect of such Non-Antibody Product in the United States.

(c)           No Limitations.  Neither Section 10.5.1(a) nor any other provision of this Agreement shall limit, restrict or prevent:

(i)            BMS, or any of its Affiliates, in any way from collectively granting a worldwide, sublicensable license or other right to one (1) Third Party (which license may be granted to such Third Party or its Affiliates) under the BMS Pre-Existing Patents to make, have made, sell, offer to sell, use or import one or more specific products controlled by such Third Party that contain an Antibody (other than any Product), on such terms as BMS, or any of its Affiliates, may determine, and BMS shall be entitled to any and all compensation, rights or other benefits derived from such license without any obligation, express or implied, to share same with Medarex or allow Medarex to participate in same; [*****].

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(ii)           a Party, or any of its Affiliates or (sub)licensees, from developing or commercializing any product (other than an Antibody or a Non-Antibody Substance) that upregulates or enhances immune system response or that acts as an agonist to the Target; provided that the foregoing does not grant, and shall not be interpreted to create or imply, any right or license to such Party under any Patents or know-how controlled by the other Party or any of its Affiliates; or

(iii)         a Party, or any of its Affiliates or (sub)licensees, in any way from granting a license under, or litigating or settling (including by granting licenses or by agreeing to covenants not to sue) any claims, suits, actions or proceedings that may now be pending or that may in the future arise with respect to, in the case of BMS, the BMS Patents, and in the case of Medarex, the Medarex Patents and the Mice-Related Patents, under such terms and conditions as such Party may determine, and each Party shall be entitled to any and all compensation, rights or other benefits derived from such settlement or license, in the case of BMS, with respect to the BMS Patents, and in the case of Medarex, with respect to the Medarex Patents and the Mice-Related Patents, without sharing or participation with the other Party; provided that any such license or covenant not to sue relates solely to the right to research, develop, make, have made, use, import, sell, or offer to sell a product (other than a Product, a Competing Product or MDX-1379).

10.5.2  Breach Relating to Competing Products.   Subject to Sections 10.5.3, 10.5.4 and 10.5.5, if BMS breaches Section 10.5.1(a) after the Execution Date during the term of this Agreement, then Medarex may, in addition to any other remedies available to it at law or in equity, subject to Section 17.2, terminate this Agreement pursuant to Section 14.2.2 with respect to all Products and MDX-1379 in all or part of the applicable Region with respect to which such breach occurred, unless BMS terminates such breaching activities with respect to the applicable Competing Product within ninety (90) days after BMS receives written notification from Medarex of same.  If Medarex breaches Section 10.5.1(a) after the Execution Date during the term of this Agreement with respect to a Product in the United States, then BMS may, in addition to any other remedies available to it at law or in equity (but not the right to terminate this Agreement in whole or in part), subject to Section 17.2, terminate Medarex’s Co-Promotion Option and Co-Promotion rights, as applicable, with respect to all Products and MDX-1379 in the United States, including any future Products, unless Medarex terminates such breaching activities with respect to the applicable Competing Product within ninety (90) days after receipt of written notice from BMS of same.

10.5.3  Merger or Acquisition.  Notwithstanding Sections 10.5.1 and 10.5.2, and subject to Section 10.5.6, if either Party or any of its Affiliates merges or consolidates with, is otherwise acquired by, or acquires, a Third Party (including through a Change of Control Transaction), after the Execution Date and during the term of this Agreement, and if such Third Party (or any of its Affiliates) (x) is as of the effective date of such transaction, engaged, directly or indirectly, in Phase II Clinical Trials (as such term is defined in this Agreement, except that for purposes of this Section 10.5.3, the term “Product” as it appears in such definition shall be deemed to be replaced with the term “Competing Product”) or later clinical development of, or in the commercialization of, a Competing Product in any country in a Region, and (y) with respect to any Affiliate of a Party that engages in such a transaction, to the extent that such Affiliate remains an Affiliate of a Party (or its successor, if applicable) immediately after the effective date of such transaction, then, except as provided in Sections 10.5.3(a)(v)(ii), 10.5.3(a)(w)(ii), 10.5.3(a)(x)(i), 10.5.3(y)(ii) and 10.5.3(c)(i), Sections 10.5.1 (other than as provided in clause (e) below) and 10.5.2 shall not apply to such Competing Product and instead the following shall apply:

(a)           Such Party (or its successor, as the case may be) shall, within ninety (90) days after consummation of such merger, consolidation, or acquisition (or other Change of Control Transaction), notify the other Party whether it intends: (v) to divest (or cause its acquirer or acquiree to divest) such Competing Product (i) with respect to Medarex and its Affiliates, in the United States or (ii) with respect to BMS and its Affiliates, in such Region (provided that, with respect to BMS and its Affiliates, Sections 10.5.1 and 10.5.2 shall continue to apply in all other Regions), or (w) if the Party that merges or consolidates with, or is otherwise acquired by, or acquires (or otherwise undergoes a Change of Control Transaction with), a Third Party, is (i) Medarex (or any of its Affiliates), divest its Development and Commercialization rights and obligations in the United States under this Agreement to all Products and MDX-1379, including any rights in future Products, as provided in Section 10.5.4 or (ii) BMS (or any of its Affiliates), exclusively (sub)license all of its and their rights to all Products and MDX-1379, including any rights in future Products, in such Region to a Third Party pursuant to Section 10.4 (provided that, with respect to BMS and its Affiliates, Sections 10.5.1 and 10.5.2 shall continue to apply in all other Regions), or (x) if the Party that merges or consolidates with, or is otherwise acquired by, or acquires (or otherwise undergoes a Change of Control Transaction with), a Third Party, (i) is BMS or one of its Affiliates, to terminate this Agreement with respect to such Region pursuant to Section 14.2 (provided that, with respect to BMS and its Affiliates, Sections 10.5.1 and 10.5.2 shall continue to apply in all other Regions) or (ii) is Medarex or one of its Affiliates, to terminate Medarex’s Co-Promotion rights pursuant to Section 5.3.2 (without regard to the [*****]†  limitation set forth therein) with respect to all Products and MDX-1379, or (y) to permanently cease development and commercialization of such Competing Product (subject to Sections 10.5.3(e) and 10.5.6) (i) with respect to Medarex and its Affiliates, in the United States or (ii) with respect to BMS and its Affiliates, in such Region (provided that, with respect to BMS and its Affiliates, Sections 10.5.1 and 10.5.2 shall continue to apply in all other Regions), or (z) with the prior written consent of the other Party, to bring such Competing Product, if it is an Antibody Competing Product, into the Collaboration (for clarity, if such other Party does not consent to bringing an Antibody Competing Product into the Collaboration, the Party that controls such Antibody Competing Product shall then have the right to elect to proceed under clause (v), (w), (x) or (y) above with respect to such Competing Product); provided, however, that in the event that [*****] is the Party that merges or consolidates with, or is otherwise acquired by, or acquires (or otherwise undergoes a Change of Control Transaction with), a Third Party, if such Third Party (or any of its Affiliates) is (1) only engaged in Phase II Clinical Trials or later clinical development of a Competing Product for approval, or is only commercializing a Competing Product, outside the United States, or (2) the Product with which such Competing Product competes in the United States is a Non-Co-Promoted Product, then for so long as clauses (1) and (2) above continue to apply with respect to such Competing Product, the provisions of Section 10.5.3(a), (b) and (c) (and, for the avoidance of doubt, Sections 10.5.1 and 10.5.2) shall

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

not apply with respect to such Competing Product and neither [*****];† provided, further, that in the event that such merger, consolidation or acquisition (or other Change of Control Transaction) occurs after [*****] the provisions of Sections 10.5.3(a), (b) and (c) shall not apply with respect to any Non-Antibody Competing Product (i) that is being or has been developed, directly or indirectly, by or on behalf of the Third Party, but with respect to which Non-Antibody Competing Product the first commercial sale has not yet occurred as of the date of such merger, consolidation or acquisition (provided that, for the avoidance of doubt, such Non-Antibody Competing Product shall be subject to Section 10.5.3(e) and 10.5.6), or (ii) with respect to which the first commercial sale has occurred as of the date of such merger, consolidation or acquisition, but such merger, consolidation or acquisition occurs on or after the Earliest Permitted Launch Date with respect to such Non-Antibody Competing Product, and in either case ((i) or (ii)) the Party involved in such merger, consolidation or acquisition (or other Change of Control Transaction) shall have no obligation to take any of the actions described in clauses (v) through (z) above in respect of such Competing Product; and provided further the provisions of Sections 10.5.4(a), (b) and (c) shall not apply to any licensees of Competing Product(s) of the Merging Party where the Merging Party and its Affiliates do not retain any rights or obligations with respect to the non-clinical development, clinical development or commercialization of any Competing Products (i) [*****] or (ii) [*****] (provided that, with respect to [*****], Sections 10.5.1 and 10.5.2 shall continue to apply in all other Regions), other than the right to receive license fees, milestones and royalties on Net Sales of such Non-Antibody Competing Products and other than the right to take back rights to the Competing Product if the licensee materially breaches its obligations under its license agreement with the Merging Party or its Affiliates (in which event such Competing Product shall again become subject to the terms of this Article 10).

(b)           If either the merging or consolidating Party (or its successor), or the acquired Party or its acquirer, as the case may be (including their Affiliates, as applicable), (collectively the “Merging Party”) notifies such other Party in writing within such ninety (90)-day period that it intends to so divest such Competing Product as provided in Section 10.5.3(a)(v), (i) if the Merging Party is Medarex or any of its Affiliates, in the United States or (ii) if the Merging Party is BMS or any of its Affiliates, in such Region, then the Merging Party shall have [*****] from the date of such written notice (as the same may be extended pursuant to Section 10.5.4) to effect such divestment or such shorter period as may be required by Applicable Law (the “Divestment Period”).  If Medarex (or its successor) or any of its Affiliates is the Merging Party, and such Merging Party notifies BMS in writing within such ninety (90)-day period that it intends to divest its Development and Commercialization rights and obligations in the United States under this Agreement as provided in Section 10.5.3(a)(w)(i), then it shall have the right to do so during the Negotiation Period as provided in Section 10.5.4 (as the same may be extended pursuant to Section 10.5.4). If BMS (or its successor) or any of its Affiliates is the Merging Party, and such Merging Party notifies Medarex in writing within the ninety (90)-day period provided for in Section 10.5.3(a)(w)(ii) that it intends to (sub)license all of its and their rights to all Products and MDX-1379, including any rights in future Products, to a Third Party pursuant to Section 10.4, then it shall have the right to do so during the Divestment Period as provided in Section 10.5.4 (as the same may be extended pursuant to Section 10.5.5).

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(c)               If the Merging Party (A) fails to notify the other Party of such Competing Product and of its intention to take one of the actions described in clauses (v) through (z) of Section 10.5.3(a) within the ninety (90)-day period provided for in Section 10.5.3(a), or (B) timely notifies the other Party of such Competing Product and of such intention with respect to the Competing Product within such ninety (90)-day period, which intention is:  (1) if the Merging Party is BMS or any of its Affiliates, to terminate this Agreement with respect to the applicable Region or, if the Merging Party is Medarex or any of its Affiliates, to terminate its Co-Promotion rights in the United States pursuant to Section 5.3.2, in each case in accordance with clause (x) of Section 10.5.3(a), or (2) to permanently cease development and commercialization of such Competing Product (subject to Sections 10.5.3(e) and 10.5.6), with respect to Non-Antibody Competing Products) (i) [*****]† or (ii) [*****]  in accordance with clause (y) of Section  10.5.3(a), or (3) to obtain the other Party’s written consent to bring, and brings, such Competing Product, if it is an Antibody, into the Collaboration in accordance with clause (z) of Section 10.5.3(a), but in any case ((1), (2) or (3)) the Merging Party fails to carry out such intention within such ninety (90)-day period (provided that any failure of such other Party to provide its consent, or any decision of such other Party to withhold its consent, within the applicable ninety (90)-day period shall not prejudice the Party controlling such Competing Product from then electing to pursue its rights under clause (v), (w), (x) or (y) of Section 10.5.3(a) within such ninety (90)-day period, which shall be extended for an additional thirty (30) days if such other Party withholds such consent within the last thirty (30) days of such ninety (90)-day period or otherwise fails to provide such consent within such ninety (90)-day period); or (C) timely notifies the other Party of its intention with respect to the Competing Product within such ninety (90)-day period as contemplated by Section 10.5.3(a), which intention is (1) to divest the Competing Product, (i) [*****] or (ii) [*****] as contemplated by clause (v) of Section 10.5.3(a) or (2) if the Merging Party is Medarex or any of its Affiliates, to divest its Development and Commercialization rights and obligations in the United States under this Agreement to all Products and MDX-1379, including any rights in future Products, pursuant to Section 10.5.4 or (3) if the Merging Party is BMS or any of its Affiliates, to (sub)license all of its and its Affiliates’ rights to all Products and MDX-1379, including any rights in future Products and Agents, in such Region to a Third Party pursuant to Section 10.4, in each case ((1), (2) and (3)), in accordance with clause (v) or (w) of Section 10.5.3(a), as applicable, but the Merging Party fails to divest such Competing Product or grant such sublicense or to divest such rights and obligations in the United States, as applicable, in each case, within the applicable Divestment Period or Negotiation Period, then, in each case ((A), (B) or (C)):

(i)            if the other Party is Medarex, Medarex may, on written notice to BMS, in addition to any other remedies available to it at law or equity, subject to Section 17.2, terminate this Agreement with respect to all Products and Agents, including MDX-1379, including any future Products, in the applicable Region(s) (or any part thereof) pursuant to Section 14.2.2, which termination shall become effective thirty (30) days (or such longer period as Medarex may designate in such notice) after the date on which such notice of termination is received by BMS; provided, however, that Sections 10.5.1 and 10.5.2 shall, notwithstanding any other provision of this Section 10.5.3, remain in effect in all other Regions; or

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(ii)           if [*****],† and the Third Party that merges or consolidates with, or acquires or is acquired by, [*****]  is commercializing in the United States, such Competing Product, then BMS may, in addition to any other remedies available to it at law or equity, subject to Section 17.2 (but not the right to terminate this Agreement in whole or in part), on written notice to Medarex, terminate [*****], including any future Products, pursuant to Section 14.2.2, which termination shall become effective thirty (30) days after the date on which notice of such termination is received by Medarex.  From and after the date of such termination, [*****] for all purposes under this Agreement.

(d)               Subject to the other provisions of this Section 10.5.3 and Sections 10.5.4 and 10.5.5, the commercialization of a Competing Product by the Merging Party during (i) the period extending from the effective date of the transaction set forth in the first sentence of this Section 10.5.3 until the Merging Party’s notification to the other Party of such Competing Product pursuant to this Section 10.5.3, provided that the other Party delivers such notice within ninety (90) days of the consummation of such transaction as provided above, and (ii) after such timely notice until the earlier to occur of (1) the completion by such Merging Party of a divestiture or sublicense, as applicable, pursuant to this Section 10.5.3 or Sections 10.5.4 or 10.5.5, or (2) the termination of the Divestiture Period or Negotiation Period, as applicable, shall not, in and of itself, be considered a breach by such Merging Party of its obligations under this Agreement.  For clarity, if a Party (or its successor) or any of its Affiliates divests a Competing Product to a Third Party as provided herein, such Party shall have the right to assign, in whole or in part, or license, exclusively or non-exclusively, to a Third Party any Information and Patents that were controlled by the Third Party that was the subject of the transaction set forth in the first sentence of this Section 10.5.3 prior to the effective date of such transaction (which, for clarity, shall not include any Collaboration Technology or any other Technology that was controlled by a Party or its Affiliates prior to the effective date of such transaction) for the purpose of enabling such Third Party to make, have made, use, sell, offer for sale or import such Competing Product, and such Information and Patents shall be included in such Party’s Non-Collaboration Technology under this Agreement subject (to the extent it would otherwise fall within the definition thereof) to any such assignments or licenses.

(e)               Notwithstanding anything in this Section 10.5.3 to the contrary, neither a Party (or its successor) nor any of its Affiliates or (sub)licensees shall have any right under, or to otherwise use or practice, (i) any Technology (other than Collaboration Technology) of the other Party or its Affiliates except pursuant to, and subject to the limitations set forth in, the grants in Sections 10.1.1(a)(ii), 10.1.1(b)(ii), 10.2.1(a)(ii) and 10.2.1(b)(ii), as applicable, or (ii) any Collaboration Technology, irrespective of the Party that owns such Collaboration Technology, in each case ((i) and (ii)), in connection with the research, development, manufacture or commercialization of Competing Products (except with respect to Non-Antibody Competing Products and only to the extent that such Party would be permitted to research, develop, manufacture or commercialize such Non-Antibody Competing Products pursuant to Sections 10.5.1(a)(ii) and 10.5.1(b) and the license grants set forth in Sections 10.1.1(a)(ii), 10.1.1(b)(ii) and 10.2.1(a)(ii) and 10.2.1(b)(ii), as applicable).  Notwithstanding the grants in

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Sections 10.1 and 10.2, (1) Medarex retains the right under the Medarex Pre-Existing Technology and the Medarex Non-Collaboration Technology and (2) BMS retains the right under the BMS Pre-Existing Technology and the BMS Non-Collaboration Technology, in each case ((1) and (2)) to make, have made, use, sell, offer for sale or import (and license to a Third Party any of the foregoing rights) Competing Products that such Party or its Affiliates or any of their respective (sub)licensees have the right to research, develop and commercialize under this Section 10.5.3.

10.5.4  Medarex Divestiture of its Product Rights [*****].†  If Medarex or an Affiliate is the Merging Party and the Merging Party gives notice pursuant to Section 10.5.3 of its intent to divest its Development and Commercialization rights and obligations under this Agreement with respect to Product(s) and MDX-1379 in the [*****], then:

(a)               BMS shall have a non-exclusive right of negotiation to acquire such rights and obligations by giving written notice to Medarex within forty-five (45) days after the receipt by BMS from Medarex of the notice required pursuant to Section 10.5.3, provided that Medarex shall be free to also negotiate with Third Parties.  If BMS fails to provide timely written notice of its interest in acquiring such rights and obligations, or notifies Medarex in writing that BMS does not desire to acquire such rights and obligations, then Medarex shall have the right to enter into an agreement with a Third Party to divest such rights and obligations, without any further obligation to negotiate with BMS, or provide to BMS a right of refusal pursuant to Section 10.5.4(b), with respect thereto.  If BMS provides timely written notice of its interest in acquiring such rights and obligations, then the Parties will promptly begin to negotiate in good faith with respect to the foregoing, but neither Party will have any obligation to enter into any agreement unless they are able to agree on mutually acceptable terms and conditions, and Medarex shall be free to also negotiate with Third Parties.  If the Parties enter into such binding letter of intent, they shall use good faith efforts to promptly negotiate and enter into a definitive agreement for the purchase and sale of such rights and obligations, and upon entering into such definitive agreement for such purchase and sale shall use good faith efforts to cause such purchase and sale to be completed as soon as reasonably practicable.  If the Parties do not enter into such an agreement or enter into a binding letter of intent, despite good faith negotiations, within ninety (90) days after Medarex receives written notice of interest from BMS, then BMS will provide a final non-binding term sheet to Medarex, which shall include the financial terms on which BMS would acquire Medarex’s rights and obligations, or in the event that the Parties have entered into a binding letter of intent, such letter of intent shall cease to be binding on Medarex, subject to Section 10.5.4(b).

(b)               If Medarex does not indicate to BMS that it is prepared to accept such terms and to negotiate binding documents based on such non-binding term sheet within ten (10) Business Days after receipt of such written term sheet from BMS, then Medarex shall have the right to enter into an agreement with a Third Party; provided that the financial terms of the agreement with such Third Party are not equal to or less favorable, when considered as a whole, to Medarex than the terms and conditions set forth in the final, non-binding term sheet offered by

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

BMS to Medarex as provided above.  If Medarex desires to enter into an agreement with a Third Party on financial terms that are equal to or less favorable to Medarex, when considered as a whole, than those previously rejected by Medarex as set forth in the final non-binding term sheet from BMS, then Medarex shall provide BMS with written notice of such financial terms and BMS shall have the right to accept such financial terms within thirty (30) days of receipt by it of such notice.  If BMS does not accept such financial terms within such period, Medarex shall have the right to enter into an agreement with such Third Party on such terms.  If BMS accepts such financial terms within such period, Medarex and BMS shall use good faith efforts to promptly negotiate and enter into a definitive agreement for the purchase and sale of such rights and obligations on such financial terms, and upon entering into such definitive agreement for such purchase and sale shall use good faith efforts to cause such purchase and sale to be completed as soon as reasonably practicable.

(c)               If Medarex has not divested its rights and obligations to Develop and Commercialize Products, including future Products, in the United States pursuant to Section 10.5.4(a) (whether to BMS or a Third Party) by not later than twelve (12) months (as the same may be extended pursuant to this Section 10.5.4(c) or Section 10.5.4(d) or Section 10.5.5) (the “Negotiation Period”) after the date of the notice provided by Medarex with respect thereto pursuant to Section 10.5.3(a), but can demonstrate to BMS’ reasonable satisfaction that Medarex used commercially reasonable efforts to effect such divestiture to a Third Party within such period, then, unless otherwise required by Applicable Law, the period within which Medarex may effect such divestiture to a Third Party shall be extended for such additional reasonable period thereafter as is necessary to enable Medarex and any such Third Party to complete such divestiture, not to exceed an additional [*****];† provided, however, that if Medarex accepts the terms of BMS’ non-binding term sheet pursuant to Section 10.5.4(a) or Medarex is obligated to offer, and offers, to BMS the financial terms offered by Medarex to a Third Party as contemplated by Section 10.5.3(b), the Negotiation Period shall be extended by thirty (30) days (provided that if BMS accepts the terms of a right of first refusal pursuant to Section 10.5.4(b) and the Parties are not able to enter into a definitive agreement with respect thereto, notwithstanding good faith negotiations by Medarex, then the Negotiation Period shall be extended by the number of days that Medarex was negotiating such definitive agreement with BMS and in no event shall Medarex have less than [*****] from the date that such negotiations break down to effect such divestiture (as the same may be extended pursuant to this Section 10.5.4(c) or Section 10.5.4(d); and provided further that the Negotiation Period shall be extended for such period as is necessary to obtain any governmental or regulatory approvals required to complete such divestiture, provided that Medarex or its Affiliates are using good faith efforts to obtain such approvals.  Medarex shall keep BMS reasonably informed of its efforts and progress in effecting such divestiture and sublicense until it is completed, and shall provide a written summary of such efforts Quarterly.

(d)               In the event of any dispute between Medarex and BMS with respect to whether the financial terms and conditions of the agreement into which Medarex proposes to enter with a Third Party in accordance with Section 10.5.4(b) are equal to, or less

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

favorable, when considered as a whole, to Medarex than the terms and conditions set forth in the final, non-binding term sheet offered by BMS to Medarex pursuant to Section 10.5.4(a), such dispute shall be resolved at the election of either Party by an Expert as set forth in Section 16.2, following compliance with Sections 2.7.3(c) and 16.1.1.  The Negotiation Period shall be extended by the number of days required to resolve such dispute in accordance with the immediately preceding sentence (with such additional days counted beginning with the first day on which either Party elects to refer such dispute to such Expert and ending on the day on which the Expert notifies the Parties in writing of its determination).

10.5.5  Divestment; Failure to Divest.  If the Merging Party notifies the other Party on a timely basis that a Competing Product will be divested in the Territory or that all of its rights under this Agreement will be sublicensed in the Territory, as applicable, as contemplated by clause (v) or (w) of Section 10.5.3(a), and fails to complete such divestiture or sublicense within the Divestment Period, but can demonstrate to the other Party’s reasonable satisfaction that it used commercially reasonable efforts to effect such divestiture or sublicense within such Divestment Period, then, unless otherwise required by Applicable Law, the Divestment Period shall be extended for such additional reasonable period thereafter as is necessary to enable such Competing Product to be in fact divested or such rights to be in fact sublicensed, not to exceed an additional [*****];† provided, however, that the Divestiture Period shall be extended for such period as is necessary to obtain any governmental or regulatory approvals required to complete such divestiture or sublicense, provided that the Merging Party is using good faith efforts to obtain such approvals.  The divesting or sublicensing Party shall keep the other Party reasonably informed of its efforts and progress in effecting such divestiture or sublicense until it is completed, and shall provide a written summary of such efforts Quarterly.

10.5.6  BMS Non-Antibody Competing Product.  In the event that BMS or any of its Affiliates or (sub)licensees (but excluding any (sub)licensees where BMS and its Affiliates do not retain any rights or obligations with respect to the non-clinical development, clinical development or commercialization of any Non-Antibody Competing Products other than the right to receive license fees, milestones and royalties on net sales of such Non-Antibody Competing Products and other than the right to take back rights to the Competing Product if the licensee materially breaches its obligations under its license agreement with the Merging Party or its Affiliates (in which event such Competing Product shall again become subject to the terms of this Article 10)) files a Drug Approval Application for a Non-Antibody Competing Product in a Region consistent with Section 10.5.1(a)(ii), then from and after the date of such filing (or, with respect to any such Drug Approval Application that was filed in a Region by an Affiliate prior to the time such Affiliate became an Affiliate as a result of a merger, consolidation or acquisition (or other Change of Control Transaction) covered by Section 10.5.3, the effective date of such transaction, unless BMS is permitted to divest such Competing Product, and elects to do so, pursuant to Section 10.5.3, 10.5.4 or 10.5.5, in which case, the date shall be the expiration of the applicable Divestment Period) (the “Trigger Date”), without limiting BMS’ obligations under Sections 3.6, 4.2.1, 5.1, 5.4, 7.3 and 7.4 and subject to Section 14.5: (v) no matter with respect to such Region will be considered a BMS Controlled Committee Matter, (w) BMS shall cease to

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

have final decision-making authority with respect to any such matter on the JEC with respect to such Region, (x) any disagreements with respect to any such matter with respect to such Region that otherwise would have been a BMS Controlled Committee Matter or is otherwise reserved to BMS under this Agreement (other than Party Implementation Matters with respect to matters and functions that continue to be delegated to BMS under this Agreement and that do not involve an Appealable Matter, an Arbitrable Matter, a Litigable Matter, a Post-DO Party Matter or an Expert Matter) shall be considered a Designated Officer Matter and, at the election of either Party by written notice to the other, shall be submitted to the Designated Officers for resolution as provided in Article 16, (y) BMS shall cease to have final decision-making authority with respect to matters that are the subject of Section 16.1.5 in the Territory, and (z) any disputes with respect to the matters referenced in clauses (v) through (y) above shall be subject to resolution by an Expert in accordance with the procedures set forth in Section 16.2, including disputes as to the designation, or continued designation, of a Party as the Lead Development Party, the Lead Regulatory Party, the Lead Marketing Party and the Lead Manufacturing Party or as to the allocation of responsibilities to any such Party; provided, however, that:

(a)               with respect to the Commercialization of Products or MDX-1379 in such Region, except as provided in Section 10.5.6(b), BMS and Medarex must agree on the total spending and selling effort to be budgeted in the applicable Annual RT Commercialization Plan and Budget or Annual US Commercialization Plan and Budget for such Region for each calendar Year thereafter, beginning with the calendar Year following (i) if such Region is outside the United States, the later of the first commercial sale of such Non-Antibody Competing Product in such Region and the Trigger Date; provided that if the Parties are unable to agree on same, then BMS shall have the final decision-making authority in determining the total spending and selling effort to be budgeted in such Region (allocated across the countries in such Region as reasonably determined by BMS), provided further that such determination shall not be less than (on product-by-product basis) the greater of (x) [*****]† of the total spending and selling effort for the previous calendar Year for each such product for such Region and (y) [*****] of the annual average of the total spending and selling effort for the previous two calendar Years for each such product for such Region (in each case, pro rated if the Launch of the Product or MDX-1379 occurred in any such previous calendar Year), and (ii) if such Region is the United States, the earlier of the first filing of a Drug Approval Application for a Non-Antibody Competing Product in the United States and the Trigger Date; provided that if the Parties are unable to agree on same, then BMS shall have the final decision-making authority in determining the total spending and selling effort to be budgeted in the United States, provided, further that such determination shall not be less than (on product-by-product basis) the greater of (x) [*****] of the total spending and selling effort for the previous calendar Year for each such product for the United States (pro rated if the Launch of the Product or MDX-1379 occurred in any such previous calendar Year); and

(b)               notwithstanding anything in this Agreement to the contrary, if at the Trigger Date, neither Medarex nor any of its Affiliates (other than an Affiliate of Medarex that became an Affiliate as a result of Change of Control Transaction and has discontinued,

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

divested or is divesting such Non-Antibody Competing Product within the time period provided for such divestiture in Section 10.5.3) or (sub)licensees (other than pursuant to an Existing Third Party Agreement or an agreement where Medarex and its Affiliates do not retain any rights or obligations with respect to the non-clinical development, clinical development or commercialization of any Non-Antibody Competing Products other than the right to receive license fees, milestones and royalties on Net Sales of such Non-Antibody Competing Products and other than the right to take back rights to the Competing Product if the licensee materially breaches its obligations under its license agreement with the Merging Party or its Affiliates (in which event such Competing Product shall again become subject to the terms of this Article 10)) had filed a Drug Approval Application for a Non-Antibody Competing Product in such Region consistent with Section 10.5.1(a)(ii), then from and after the Trigger Date the following shall apply:

(i)            with respect to the Development (including related regulatory and manufacturing issues) of Products or MDX-1379 in the Territory, including any Clinical Trials or Phase IV Studies in support of obtaining or maintaining Approvals for such Products or MDX-1379, Medarex shall have the deciding vote at the JEC, except with respect to Litigable Matters, Arbitrable Matters, Expert Matters (other than those set forth in Sections 16.1.3(a) and (c)) (for clarity, matters referred to an Expert by operation of clause (z) above shall not be Expert Matters for purposes of this Section 10.5.6(b)(i)) and Post-DO Party Matters (other than those set forth in Section 16.1.4(a), (c), (d), (e), (f), (g), (h), (i), (j) or (k)), provided that, with respect to a Product, BMS shall have the right to opt-out of the Development of any Additional Indication (other than with respect to Development activities that are set forth in a Global Development Plan and Budget or Annual Development Plan and Budget or any update, amendment or modification thereto, in each case that had been approved pursuant to Section 3.2.1 or 3.2.2 prior to the Trigger Date) by providing Medarex with written notice of such election no later than sixty (60) days prior to (A) with respect to Development in support of obtaining and maintaining Approvals in the United States, the expected commencement of the first Phase I Clinical Trial, Phase II Clinical Trial (including Phase I/II Clinical Trials), or Phase III Clinical Trial (including Phase IIIB Clinical Trials) for such Indication, which opt-out shall be effective with respect to all phases of Clinical Trials that have not commenced on, and that are not expected to commence within sixty (60) days of, the date Medarex receives such notice (for clarity, if the first Clinical Trial in a phase has commenced, or is expected to commence within sixty (60) days of such notice, then BMS shall continue to be obligated to fund all Clinical Trials in such phase irrespective of whether a particular Clinical Trial in such phase has commenced), and (B) with respect to Development that is solely in support of obtaining and maintaining Approvals outside the United States, the expected date of commencement of a Clinical Trial, on a Clinical Trial-by-Clinical Trial basis, and, upon receipt of such notice by Medarex, (1) BMS shall not have the right or obligation to fund or, except to the extent reasonably necessary for Medarex to Develop such Product or Indication, participate (with the reasonable and verifiable FTE Costs and out-of-pocket expenses of such participation to be promptly reimbursed by Medarex upon receipt of an appropriate invoice from BMS therefor) in such Development as set forth in clauses (A) and (B) above, as applicable, including in any decisions with respect thereto (except with respect to the establishment of Decision Points and Success Criteria and the protocol design elements related to the Success Criteria and any disputes as to the achievement of Success Criteria, which shall continue to be Expert Matters) and (2) the royalty rates set forth in Sections 6.6 shall each be increased and the royalty rate in Section 14.4.7(a)(ii) shall be decreased, with respect to each such Product or Indication, and Medarex’s share of Profits and Losses with respect to such Product or Indication pursuant to Section 6.4.2 shall be increased in an amount to be determined by the Parties in good faith, taking into consideration all relevant factors, including Medarex’s investment in, and the additional risks borne by Medarex with respect to, the Development of such Product, within thirty (30) days after receipt of such notice by Medarex, provided that in the event that the Parties are unable to agree upon an appropriate increase within such thirty (30)-day period, then, at the election of either Party, such dispute shall be resolved by an Expert as set forth in Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1; provided further that, except as provided in Sections 10.5.6(b)(ii) through (vi), BMS’ obligations under this Agreement with respect to Commercialization of Products or MDX-1379 in the Territory shall remain in effect, including BMS’ obligation pursuant to Article 5 to provide [*****]† of the Co-Promotion effort for Co-Promotion Products in the United States;

(ii)           if such Region is the United States, with respect to the Commercialization of Products other than Non-Co-Promoted Products (including, if applicable, MDX-1379) in the United States, Medarex shall have the deciding vote at the JEC, including with respect to the matters set forth in Section 10.5.6(b), except with respect to Litigable Matters, Arbitrable Matters and Expert Matters (other than those set forth in Sections 16.1.3(a) and (c)) (for clarity, matters referred to an Expert by operation of clause (z) above shall not be Expert Matters for purposes of this Section 10.5.6(b)(ii)) and Post-DO Party Matters (other than those set forth in Section 16.1.4(a), (c), (d), (e), (f), (g), (h), (i), (j) or (k)), provided that the rules for the increase and decrease of FTEs in any Global Commercialization Plan and Budget set forth in Section 5.2.2(d) shall apply, mutatis mutandis, to Medarex for the benefit of BMS and any disputes with respect to the application of such rules may be referred, by either Party, to an Expert for resolution pursuant to Section 16.2, following compliance with Sections 2.7.3(c) and 16.1.1;

(iii)         Medarex shall have the right, from and after the Trigger Date, (A) to become the Lead Regulatory Party and the Lead Development Party for any or all of the Products or MDX-1379 in such Region for all Indications, including the Lead Development Party for any or all Clinical Trials, wherever conducted, that are intended to support obtaining or maintaining Approvals in such Region for any or all Indications, and (B) to take on any Development and regulatory obligations (including applicable Party Implementation Matters) with respect to such Product in the Region of BMS under this Agreement as it so chooses, and BMS shall, at Medarex’s request, if Medarex elects to become the Lead Regulatory Party, assign to Medarex all interest in and to all INDs, Approvals, and Drug Approval Applications relating to such Products or MDX-1379 in such Region, and shall cooperate with Medarex to effect such transfers in an orderly fashion and shall provide to Medarex any copies of relevant documents and rights of reference or access necessary to allow Medarex to exercise its rights under this Agreement, and any disputes with respect thereto may be referred, by either Party, to an Expert for resolution pursuant to Section 16.2;

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(iv)          with respect to the Commercialization of Non-Co-Promoted Products in the United States if such Region is the United States and all Products or MDX-1379 if such Region is outside the United States, any Post-DO Party Matters may, at the election of Medarex, be referred to an Expert for resolution pursuant to Section 16.2 if the Parties are not able to reach agreement on the same;

(v)            Medarex shall have the right (1) to become the Lead Marketing Party for any or all Products or MDX-1379 in the United States, and (2) to take on any Commercialization obligations (including applicable Party Implementation Matters) with respect to such Products or MDX-1379 in the United States of BMS under this Agreement as Medarex so chooses, and, with respect to those obligations assumed by Medarex, BMS shall effect a smooth and orderly transition of such obligations to Medarex, including, at the request of Medarex, the assignment (and assumption by Medarex) of any contracts, where legally possible, and the transfer of materials, and shall in any event cooperate with Medarex in its conduct of such obligations and exercise of its rights under this Agreement, including by providing to Medarex any copies of relevant documents and rights of reference and access necessary to allow Medarex to exercise its rights under this Agreement;

(vi)          Medarex shall have the right, upon reasonable advance written notice to BMS, to assume certain of the responsibilities of the Lead Manufacturing Party (including applicable Party Implementation Matters), as necessary for Medarex to exercise its rights under this Agreement, including the right to compile forecasts and submit orders for one or more Products or MDX-1379 with respect to such Region or, at the election of Medarex, the entire Territory, and, with respect to those responsibilities assumed by Medarex, BMS shall effect a smooth and orderly transition of such responsibilities to Medarex, including, at the request of Medarex, the assignment (and assumption by Medarex) of any contracts, where legally possible, in the same manner that Medarex was obligated to transfer manufacturing responsibility for the Lead Antibody to BMS pursuant to Section 7.3.2, and BMS shall, in any event, cooperate with Medarex in its conduct of such responsibilities and its exercise of its rights under this Agreement, such as, for example, providing Medarex with such forecasts for the Regions where BMS is the Lead Marketing Party as Medarex may reasonably request, exercising any right or enforcing any obligation under any agreement with a Third Party manufacturer, and providing to Medarex any copies of relevant documents and rights of reference and access, in each case, as necessary to allow Medarex to exercise its rights under this Agreement.  Notwithstanding the foregoing, except as provided in Sections 14.2 and 14.5, (A) if BMS is manufacturing any Product or MDX-1379 (other than through an agreement with a Third Party manufacturer), it shall not be obligated to transfer responsibilities for manufacturing such Product or MDX-1379 to Medarex, and (B) BMS shall not be obligated to transfer inventory of any Product or MDX-1379 to Medarex unless Medarex has assumed responsibility for distributing such Product or MDX-1379.

10.5.7  Equitable Relief.  Each Party acknowledges that a Party in breach of any of its obligations under this Section 10.5 shall cause the non-breaching Party irreparable harm, for which monetary damages will be an inadequate remedy.  Therefore, in the event of any such breach, the non-breaching Party shall be entitled, in addition to any other remedy available to it under this Agreement, at law or in equity, subject to Sections 14.8 and 17.2, to injunctive relief, including an accounting for profits, specific performance of the terms hereof and other equitable relief for such breach, subject to Sections 14.8 and 17.2, without the posting of bond or other security.

10.6        Certain Covenants; Waiver.

10.6.1  By Medarex.  Medarex covenants that neither it nor its Affiliates shall, directly or indirectly, (a) use or practice the BMS Technology for any use or purpose except as expressly permitted by this Agreement; provided that the foregoing shall not apply to any BMS Know-How from and after the date that such BMS Know-How no longer remains Confidential Information of BMS; or (b) develop or commercialize any Agent for use together or in combination with any Competing Product, except as expressly permitted pursuant to Section 3.13, in each case ((a) and (b)) without BMS’ prior written consent.

10.6.2  By BMS.  BMS covenants that neither it nor its Affiliates shall, directly or indirectly, (a) use or practice the Medarex Technology for any use or purpose except as expressly permitted by this Agreement; provided that the foregoing shall not apply to any Medarex Know-How from and after the date that such Medarex Know-How no longer remains Confidential Information of Medarex; or (b)  develop or commercialize any Agent for use together or in combination with any Competing Product, except as expressly permitted pursuant to Section 3.13, in each case ((a) and (b)) without Medarex’s prior written consent.

10.6.3  By BMS.  BMS hereby covenants not to sue, and to cause its Affiliates not to sue, Medarex or any of its Affiliates (or IDM for work performed under the IDM Agreement) for infringement based on or under any BMS Pre-Existing Patents, in connection with any act by Medarex or such Affiliate (or IDM for work performed under the IDM Agreement) of making, having made, selling, offering to sell, using, importing or otherwise commercializing an Antibody or any product containing an Antibody, which act occurred prior to the Effective Date, or in connection with any other act that occurred prior to the Effective Date, which, as a result of the rights and licenses granted to Medarex in this Agreement, would not constitute infringement if it occurred after the Effective Date.  Without limitation to the foregoing, BMS hereby waives and releases, on behalf of itself and its Affiliates and their respective successors and assigns, any and all rights or remedies, including the right to bring any cause of action, in each case with respect to any such past infringement.  BMS hereby covenants to impose the obligations of this Section 10.6.3 on any Third Party to which it assigns, by contract or operation of law or otherwise, any such BMS Patent.

10.7        Exclusive Rights.  Exclusive and co-exclusive licenses granted in Sections 10.1 and 10.2 shall be exclusive or co-exclusive, as the case may be, only to the extent the licensor has the right to grant an exclusive or co-exclusive license with respect to the Know-How or Patent in question.

10.8        No Implied Licenses.  For the avoidance of doubt, Medarex and its Affiliates shall have no right, express or implied, with respect to the BMS Technology and the BMS Collaboration Technology and BMS and its Affiliates shall have no right, express or implied, with respect to the Medarex Technology and the Medarex Collaboration Technology in each case except as expressly provided in Sections 10.1, 10.2 and 14.4.

10.9        No Patent Challenges.  In the event that a Party brings or initiates, joins, or shares in the costs incurred by a Third Party to bring or institute, a legal or administrative proceeding challenging the validity or enforceability of any Pre-Existing Patent or Non-Collaboration Patent of the other Party under this Agreement, such other Party shall have the right, but not the obligation, during any such time that such proceeding is pending (including appeals), to terminate any or all of the rights licensed to the other Party under this Agreement with respect to such Pre-Existing Patent or Non-Collaboration Patent; provided, however, that if any such action had previously been taken and continues to be taken by a Third Party that becomes a Party or an Affiliate of a Party as a result of a merger, consolidation or acquisition (or other Change of Control Transaction), the foregoing right of termination shall not be exercised until such other Party has provided the Merging Party with sixty (60) days’ prior written notice, and shall be subject to such Merging Party’s right to cure by ceasing such action within such sixty (60)-day period.

10.10      Bankruptcy.

10.10.1  In General.  Subject to the terms of any Existing Third Party Agreements, all rights and licenses granted under or pursuant to this Agreement, including amendments hereto, by each Party to the other Party are, for all purposes of Section 365(n) of Title 11 of the U.S. Code  (“Title 11”), licenses of rights to intellectual property as defined in Title 11.  Each Party agrees after the Execution Date and during the term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property.  If a case is commenced by or against either Party (the “Bankrupt Party”) under Title 11, then, unless and until this Agreement is rejected as provided in Title 11, the Bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 Trustee) shall, at the election of the Bankrupt Party made within sixty (60) days after the commencement of the case (or, if no such election is made, immediately upon the request of the non-Bankrupt Party) either (a) perform all of the obligations provided in this Agreement to be performed by the Bankrupt Party including, where applicable, providing to the non-Bankrupt Party portions of such intellectual property (including embodiments thereof) held by the Bankrupt Party and such successors and assigns or otherwise available to them or (b) provide access or a license to the non-Bankrupt Party to all such intellectual property (including all embodiments thereof) held by the Bankrupt Party and such successors and assigns or otherwise available to them.

10.10.2  Access or License.  If a Title 11 case is commenced by or against the Bankrupt Party and this Agreement is rejected as provided in Title 11 and the non-Bankrupt Party elects to retain its rights hereunder as provided in Title 11, then the Bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 Trustee) shall provide access or a license to the non-Bankrupt Party all such intellectual property (including all embodiments thereof) held by the Bankrupt Party and such successors and assigns or otherwise available to them immediately upon the non-Bankrupt Party’s written request therefor.  Whenever the Bankrupt Party or any of its successors or assigns provides access or a license to the non-Bankrupt Party to any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 10.10, the non-Bankrupt Party shall have the right to perform the obligations of the Bankrupt Party hereunder with respect to such intellectual property, but neither such provision nor such performance by the non-Bankrupt Party shall release the Bankrupt Party from any such obligation or liability for failing to perform it.

10.10.3  Rights in Bankruptcy.  All rights, powers and remedies of the non-Bankrupt Party provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity, subject to Sections 14.8 and 17.2 (including Title 11) in the event of the commencement of a Title 11 case by or against the Bankrupt Party.  The non-Bankrupt Party, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity, subject to Sections 14.8 and 17.2 (including under Title 11) in such event.  The Parties agree that they intend the foregoing non-Bankrupt Party rights to extend to the maximum extent permitted by law and any provisions of applicable contracts with Third Parties, including for purposes of Title 11, (a) the right of access or a license to any intellectual property (including all embodiments thereof) of the Bankrupt Party or any Third Party with whom the Bankrupt Party contracts to perform an obligation of the Bankrupt Party under this Agreement, and, in the case of the Third Party, which is necessary for the development, registration and manufacture of any Product and (b) the right to contract directly with any Third Party described in (a) in this sentence to complete the contracted work.  Any intellectual property provided pursuant to the provisions of this Section 10.10 shall be subject to the licenses set forth elsewhere in this Agreement and the payment obligations of this Agreement, which shall be deemed to be royalties for purposes of Title 11.

10.11      HSR Act Filing; Receipt of PHS Consent.  The Parties shall each, as promptly as practicable after the date of this Agreement, file or cause to be filed with the U.S. Federal Trade Commission and the U.S. Department of Justice and any relevant foreign governmental authority any notifications required to be filed under the HSR Act and any applicable foreign equivalent thereof with respect to the transactions contemplated hereby; provided that the Parties shall each file the notifications required to be filed under the HSR Act within five (5) Business Days after the date of this Agreement.  The Parties shall use commercially reasonable efforts to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act and any applicable foreign equivalent thereof to terminate or expire at the earliest possible date after the date of filing.  Each Party will use its commercially reasonable efforts to ensure that its representations and warranties set forth in this Agreement remain true and correct at and as of the Effective Date as if such representations and warranties were made at and as of the Effective Date.  Notwithstanding anything in this Agreement to the contrary, this Agreement (other than this Section 10.11) shall not become effective until the later of (a) the receipt by Medarex of written approval from the United States Public Health Service pursuant to section 4.01 of the PHS License Agreement to grant sublicenses to BMS thereunder (as contemplated by Section 10.1.1 of this Agreement) and (b) the expiration or earlier termination of the waiting period under the HSR Act in the United States, the expiration or earlier termination of any applicable waiting period under the antitrust or competition laws of any other jurisdiction, and the approval or clearance of the transactions contemplated by this Agreement in any jurisdiction requiring advance approval or clearance.  Medarex shall use commercially reasonable efforts to obtain written approval from the United States Public Health Service pursuant to section 4.01 of the PHS License Agreement to grant sublicenses to BMS thereunder (as contemplated by Section 10.1.1 of this Agreement) as soon as practicable after the Execution Date.

ARTICLE 11

INTELLECTUAL PROPERTY

11.1        Ownership of Collaboration Technology and Mice-Related Technology.

11.1.1  Collaboration Technology.  Subject to the licenses granted in Sections 10.1 and 10.2, as between the Parties (a) BMS shall own and retain all right, title and interest in and to any and all BMS Collaboration Technology, (b) Medarex shall own and retain all right, title and interest in and to any and all Medarex Collaboration Technology and (c) the Parties shall each own an equal, undivided interest in and to any Joint Collaboration Technology, without a duty of accounting to the other Party, except as otherwise provided in this Agreement.  Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates, licensees and permitted sublicensees to so disclose, the development, making, conception or reduction of practice of any inventions in connection with work conducted under or in connection with this Agreement.  Each Party shall, and does hereby, assign, and shall cause its Affiliates, licensees and sublicensees to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Joint Collaboration Technology as well as any intellectual property rights with respect thereto, as is necessary to fully effect the joint ownership provided for in clause (c) above.

11.1.2  Mice-Related Technology.  Notwithstanding any other term or condition of this Agreement, and subject to the licenses granted by Medarex to BMS in Section 10.1, Medarex shall solely own all right, title and interest in and to all Mice-Related Technology.

11.2        Patent Prosecution.

11.2.1  Medarex Patents and BMS Patents.  Subject to the Existing Third Party Agreements, each Party shall have sole discretion and responsibility to prepare, file, prosecute and maintain its Patents (with respect to Medarex, the Medarex Patents and with respect to BMS, the BMS Patents) and shall be responsible for related interference and opposition proceedings; provided, however, that in the case of any issued Medarex Patent (other than any Mice-Related Patent) or issued BMS Patent, if the Party with the discretion and responsibility to prepare, file, prosecute and maintain any such Patent plans to abandon such Patent, such Party shall notify the other Party in writing at least thirty (30) days in advance of the due date of any payment or other administrative action that is required to maintain such Patent (i.e., an administrative action that involves routine and customary filings, it being understood that interference, opposition, reissue and re-examination proceedings, prosecution or defense of infringement actions, and the like, shall not be considered administrative actions), and the other Party may elect, upon written notice within such thirty (30)-day period to the abandoning Party, to make such payment or take such administrative action, at its expense, and in the name of the Party proposing to abandon such Patent, and the Party proposing to abandon such Patent shall reasonably cooperate with the other Party in connection with such maintenance activities.  Except as expressly permitted in this Section 11.2.1, Medarex shall have no right to prepare, file, prosecute or maintain any BMS

Patents, and BMS shall have no right to prepare, file, prosecute or maintain any Medarex Patents or Mice-Related Patents. With respect to Medarex Patents (other than any Mice-Related Patents) that are exclusively licensed to BMS under this Agreement for Commercialization uses in the Royalty Territory, Medarex shall cause its in-house patent counsel, at the reasonable request of BMS’ in-house patent counsel, to discuss ways in which the costs of outside counsel used to prepare, file, prosecute and maintain such Medarex Patents may be appropriately reduced; provided, however, that nothing contained in this sentence shall impose on Medarex any obligation other than to cause its in-house patent counsel to participate in such discussions.

11.2.2  Medarex Collaboration Patents and BMS Collaboration Patents.  Each Party shall have sole discretion and responsibility to prepare, file, prosecute and maintain Patents for its respective Collaboration Patents (with respect to Medarex, the Medarex Collaboration Patents, and with respect to BMS, the BMS Collaboration Patents), and shall be responsible for related interference, opposition and other similar proceedings, except as provided in Section 11.2.4; provided, however, that if either Party plans to abandon a Collaboration Patent, such Party shall notify the other Party in writing at least thirty (30) days in advance of the due date of any payment or other action (including an administrative action) that is required to prepare, file, prosecute or maintain such Collaboration Patent, and the other Party may elect, upon written notice within such 30-day period to the abandoning Party, to continue to prosecute or maintain such Patent at its expense, in the name of the Party proposing to abandon such Patent, and the Party proposing to abandon such Patent shall reasonably cooperate with the other Party in connection therewith.  In any event, at least fifteen (15) Business Days prior to the contemplated filing date, each Party shall submit to the other a substantially completed draft of any Patent application for any such Collaboration Patent.  Each Party shall confer with the other, and give reasonable consideration to the other Party’s suggestions regarding the prosecution of such Patent applications and shall copy the other Party on any official actions and submissions in such Patent applications.

11.2.3  Joint Collaboration Patents.  The JEC shall determine which Party shall be responsible for preparing, filing, prosecuting, and maintaining any given Joint Collaboration Patent, including conducting related interference and opposition proceedings relating thereto, on behalf of both Parties based on a good faith determination of the relative contributions of the Parties to the invention(s) claimed or covered by such Patent and the relative level of interest of the Parties in such invention(s); provided that the JEC may also decide not to file a Joint Collaboration Patent for any such invention.  In the event the JEC so decides, but one Party (through its designees on the JEC) favored filing such Joint Collaboration Patent when the JEC considered the matter in accordance with Section 2.2.2(h), such Party, upon written notice to the other Party, shall have the right to file a Patent for such invention at its sole expense, and the other Party shall, and shall cause its Affiliates, as applicable, to (a) reasonably cooperate with such first Party in this regard and (b) promptly release or assign to such first Party, without compensation, all right, title and interest in and to such invention in such country (whereupon such Patent shall cease to be a Joint Collaboration Patent and thereafter shall be deemed to be a Medarex Collaboration Patent or a BMS Collaboration Patent, as applicable).  At least fifteen (15) Business Days prior to the contemplated filing, the Party responsible for such activities for a Joint Collaboration Patent shall submit a substantially completed draft of such Joint Collaboration Patent to the other Party for its review and approval, and shall incorporate any reasonable comments provided by the other Party. If the responsible Party does not wish to file, prosecute or maintain any Joint Collaboration Patent or maintain or defend such Joint Collaboration Patent in a particular country, it shall notify the other Party in writing, and, if the other Party elects to maintain such Joint Collaboration Patent, such first Party shall, and shall cause its Affiliates, as applicable, to (i) reasonably cooperate with such first Party in this regard and (ii) promptly release or assign to such first Party, without compensation, all right, title and interest in and to such invention in such country (whereupon such Patent shall cease to be a Joint Collaboration Patent and thereafter shall be deemed to be a Medarex Collaboration Patent or a BMS Collaboration Patent, as applicable).

11.2.4  Patent Expenses.

(a)               Medarex Pre-Existing Patents, Medarex Non-Collaboration Patents and Medarex Collaboration Patents; BMS Pre-Existing Patents, BMS Non-Collaboration Patents and BMS Collaboration Patents.  All costs of filing, prosecuting and maintaining (including any costs of patent interference, opposition, reissue and re-examination proceedings) a Party’s Pre-Existing Patents and Non-Collaboration Patents (with respect to Medarex, the Medarex Pre-Existing Patents and Medarex Non-Collaboration Patents and with respect to BMS, the BMS Pre-Existing Patents and BMS Non-Collaboration Patents) and Collaboration Patents (with respect to Medarex, the Medarex Collaboration Patents and with respect to BMS, the BMS Collaboration Patents) shall be borne by such Party at its sole cost and expense and shall not be included as an element of Development Costs or Allowable Expenses.

(b)               Joint Collaboration Technology.  All costs of filing, prosecuting and maintaining (including any costs of patent interference, opposition, reissue and re-examination proceedings) a Joint Collaboration Patent shall, subject to Section 11.2.3, be borne by both Parties equally and shall not be included as an element of Development Costs or Allowable Expenses, except that any such Patent shall:

(i)            to the extent it claims the use or sale of any Co-Promotion Products in the United States, constitute Patent Costs and be included as an element of Allowable Expenses, and

(ii)           to the extent it claims the use or sale of Non-Co-Promoted Products in the United States, and to the extent it claims the use or sale of a Product, whether alone or together or in combination with an Agent, or MDX-1379 in the Royalty Territory, be borne by BMS at its sole expense (either directly or by reimbursement of Medarex’s FTE Costs and out-of-pocket costs of same) and shall not be included as an element of Development Costs or Allowable Expenses.

(c)               Medarex Non-Collaboration Patents and BMS Non-Collaboration Patents.  All costs of filing, prosecuting and maintaining (including any costs of patent interference, opposition, reissue and re-examination proceedings) a Party’s Non-Collaboration Patents (with respect to Medarex, the Medarex Non-Collaboration Patents and with respect to BMS, the BMS Non-Collaboration Patents) shall be borne by such Party at its sole cost and expense and shall not be included as an element of Development Costs or Allowable Expenses.

(d)               Allocation of Costs.  The Parties shall determine the appropriate allocation of such Patent Costs, as they relate to Co-Promotion Products in the United States, on the one hand, and Non-Co-Promoted Products in the United States or Products or MDX-1379 in the Royalty Territory, on the other hand, or where such Patent Costs are not specifically allocable to a given country, Product or Patent.  If the Parties are not able to agree on such amounts, then, at the election of either Party, such amounts shall be determined by an Expert pursuant to Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.

11.2.5  Nondisclosure.  The Parties shall endeavor to file Patents pursuant to Sections 11.2.1 through 11.2.3 before any oral, written or electronic disclosure of the inventions claimed therein by either Party to maintain the validity of Patent applications filed outside of the United States.

11.2.6  Patent Term Extension.  Regardless of the Party that controls the prosecution of a Patent, the Parties shall coordinate their activities with respect to any patent term extension with respect to all Patents in order to secure the optimal protection for each Product available under Applicable Law.

11.3        Infringement Defense.

11.3.1  Defense of Third Party Claims for a Product in the United States.  If a Third Party asserts that a Patent or other intellectual property right owned by it is infringed by the manufacture, use, sale, offer for sale or importation of any Product, whether alone or together or in combination with an Agent, or MDX-1379 in the United States, the Party first obtaining knowledge of such a claim shall immediately provide the other Party notice of such claim through the JEC along with the related facts in reasonable detail.  In such event, the JEC shall determine which Party shall be responsible for controlling such defense with respect to such Product or MDX-1379, giving preference to a Party where the Third Party claim relates primarily to such Party’s Technology; provided, however, that Medarex shall have the sole right to control the defense with respect to any claim that relates to the practice of the Mice-Related Technology.  Except as otherwise provided in the proviso in the preceding sentence, if either Party fails to accept control of the defense of a claim for which it has the first right to control the defense hereunder within ninety (90) days after receiving or giving notice thereof to the JEC pursuant to this Section 11.3.1, then the other Party shall have the right, but not the obligation, to defend against such claim.  Notwithstanding the foregoing, the controlling Party shall not be entitled to assert a claim or counterclaim against such Third Party based on the other Party’s Technology without the prior written consent of such other Party (and if the other Party does not give such consent or wishes to control a claim or counterclaim based on its Technology, such other Party shall be entitled to assert or exercise such control pursuant to Section 11.4).  The Party that does not control the defense of a claim hereunder shall cooperate with the controlling Party, at the controlling Party’s reasonable request and expense, in any such defense and shall have the right, at its own expense (unless it is made a party to such proceedings in which case its expenses shall be included in Allowable Expenses in accordance with Section 11.3.4), to be represented separately by counsel of its own choice in any such proceeding.

11.3.2  Defense of Third Party Claims for a Product in the Royalty Territory.  If a Third Party asserts that a Patent or other intellectual property right owned by it is infringed by the manufacture, use, sale, offer for sale or importation of any Product, whether alone or together in combination with an Agent, or MDX-1379 in a country in the Royalty Territory, the Party first obtaining knowledge of such a claim shall immediately provide the other Party notice of such claim through the JEC along with the related facts in reasonable detail.  BMS shall have the first right, but not the obligation, to control the defense of all such claims; provided, however, that Medarex shall have the sole right to control the defense with respect to any claim that relates to the practice of the Mice-Related Technology.  Except as otherwise provided in the proviso in the preceding sentence, if either Party fails to accept control of the defense of a claim for which it has the first right to control the defense under this Section 11.3.2, within ninety (90) days after receiving or giving notice thereof to the JEC pursuant to this Section 11.3.2, then the other Party shall have the right, but not the obligation, to defend against such claim.  Notwithstanding the foregoing, the controlling Party shall not be entitled to assert a claim or counterclaim against such Third Party based on the other Party’s Technology without the prior written consent of such other Party (and if the other Party does not give such consent or wishes to control a claim or counterclaim based on its Technology, such other Party shall be entitled to assert or exercise such control pursuant to Section 11.4).  The Party that does not control defense of a claim hereunder shall cooperate with the controlling Party, at the controlling Party’s reasonable request and expense, in any such defense and shall have the right, at its own expense (unless it is made a party to such proceedings in which case its expenses shall be included in Allowable Expenses in accordance with Section 11.3.4), to be represented separately by counsel of its own choice.

11.3.3  Settlement of Third Party Claims for a Product.  The Party that controls the defense of a given claim with respect to a Product, whether alone or together or in combination with an Agent, or MDX-1379 shall also have the right to control settlement of such claim; provided, however, that (a) no settlement shall be entered into without the prior consent of the other Party if such settlement would adversely affect or diminish the rights and benefits of the other Party under this Agreement, or impose any new obligations or adversely affect any obligations of the other Party under this Agreement; provided, however, that Medarex shall have the right, without BMS’ consent, to settle any claim to the extent that it relates to the Mice-Related Technology; (b) the controlling Party shall not be entitled to settle any such Third Party claim by granting a license or covenant not to sue under or with respect to the other Party’s Technology without the prior written consent of such other Party; and (c) if any such settlement by the controlling Party would involve a license grant to, or covenant not to sue under or with respect to such controlling Party’s Technology with, a Third Party that would otherwise constitute a breach under Article 10 of this Agreement, the consent of the other Party shall first be obtained (which consent shall not be unreasonably withheld or delayed).

11.3.4  Allocation of Costs.  The reasonable expenses of defense, settlement and judgments in actions governed by this Section 11.3 in the United States, to the extent they relate to the manufacture, use or sale of a Co-Promotion Product, whether for use as monotherapy or for use together, or in combination, with an Agent, shall be included in Patent Costs and be included as an element of Allowable Expense or Development Costs, if and as applicable, and all such expenses, to the extent they relate to any Product, whether alone or together or in combination with an Agent, or MDX-1379 in the Royalty Territory or to any Non-Co-Promoted Product in the United States, whether for use as monotherapy or for use together, or in combination, with an Agent, shall be borne by BMS at its sole expense.  The Parties shall determine the appropriate allocation of such expenses as they relate to Co-Promotion Products in the United States, on the one hand, and Non-Co-Promoted Products in the United States or any Product, whether alone or together or in combination with an Agent, or MDX-1379 in the Royalty Territory, on the other hand, or where such expenses are not specifically allocable to a given country, Product or Patent.  If the Parties are not able to agree on such amounts, then, at the election of either Party, such amounts shall be determined by an Expert pursuant to Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.

11.4        Infringement by Third Parties in the United States.

11.4.1  Notification.  If any Medarex Patent, BMS Patent or Collaboration Patent is allegedly or actually infringed by a Third Party in a manner relating to a Product, whether alone or together or in combination with an Agent, or MDX-1379 in the United States, the Party first having knowledge of such infringement shall promptly notify the other in writing.  The notice shall set forth the facts of that infringement in reasonable detail.

11.4.2  Medarex Patents, Medarex Collaboration Patents, BMS Patents and BMS Collaboration Patents.  Except as provided below in this Section 11.4.2 and subject to the terms of any Existing Third Party Agreement or other Third Party license agreement executed pursuant to Section 10.3.3, the Party owning or having the direct license from a Third Party for the Medarex Patent, BMS Patent or Collaboration Patent allegedly or actually infringed shall have the first right, but not the obligation, to control the prosecution of any infringement described in this Section 11.4; provided, however, that if the claim relates to (a) the practice of the Medarex Non-Collaboration Technology, the Medarex Pre-Existing Technology, the Medarex Collaboration Technology or the Mice-Related Technology, then Medarex shall have the sole right, but not the obligation, to determine all actions (including settlements and appeals) that shall be taken with respect to any such infringement or alleged infringement, or (b) the practice of the BMS Non-Collaboration Technology, the BMS Pre-Existing Technology or the BMS Collaboration Technology, then BMS shall have the sole right, but not the obligation, to determine all actions (including settlements and appeals) that shall be taken with respect to any such infringement or alleged infringement; and provided further, that if any such settlement would involve a license grant or covenant not to sue under or with respect to the controlling Party’s Technology to or with a Third Party that would otherwise constitute a breach under Article 10 of this Agreement, the consent of the other Party shall first be obtained (which consent shall not be unreasonably withheld or delayed), except with respect to the Mice-Related Technology, as to which Medarex shall have the right, in its sole discretion, to grant licenses or make such covenants, except that Medarex shall not grant any license under the Mice-Related Technology specifically with respect to the Target (in contrast to a general license grant to raise antibodies against all targets) without obtaining the consent of BMS.  Solely with respect to any Medarex Collaboration Patent or BMS Collaboration Patent, if the Party having the first right to control the prosecution of any infringement does not initiate an infringement action within ninety (90) days (or thirty (30) days in the case of an action brought under the Hatch-Waxman Act) of learning of the infringement, the other Party shall have the right, but not the obligation, to bring such an action.  The non-controlling Party shall have the right, at its own expense, to be represented, in any such action, by counsel of its own choice.

11.4.3  Joint Collaboration Patents.  For any alleged or actual infringement relating to a Product, whether alone or together or in combination with an Agent, or MDX-1379 in the United States of any Joint Collaboration Patents, the JEC shall determine which Party shall have the first right to control prosecution of any such infringement.  The other Party shall have a back-up right to control prosecution of any such infringement of such a Joint Collaboration Patent if the selected Party fails to do so within ninety (90) days (or thirty (30) days in the case of an action brought under the Hatch-Waxman Act or equivalent) of learning of such infringement; provided, however, that the non-controlling Party shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  No settlement or consent judgment or other voluntary final disposition of a suit under this Section 11.4.3 may be entered into without the joint consent of Medarex and BMS.

11.4.4  Enforcement Procedure.  In the event a Party is entitled to and brings an infringement action in accordance with this Section 11.4, the other Party shall cooperate fully, including furnishing of a power of attorney, being joined as a party plaintiff in such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours.  If a Party pursues an action against such alleged infringement, it shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken to preclude such infringement.

11.4.5  Costs and Recovery.  The costs of any litigation commenced pursuant to this Section 11.4, including attorneys’ fees and expenses, but excluding any allocation for internal resources devoted to the litigation, as well as any recovery realized as a result of any such litigation, respectively, shall be allocated as follows: (i) with respect to litigation initiated prior to receipt of Initial Regulatory Approval for the applicable Product, whether alone or together or in combination with an Agent, or MDX-1379, such costs shall constitute Patent Costs and shall be included as an element of Development Costs and shall be shared by the Parties pursuant to Section 3.7.1(a) and such recovery shall be first allocated to reimburse Patent Costs, with any remainder shared in accordance with the same allocation; and (ii) with respect to litigation initiated on or after receipt of Initial Regulatory Approval for the applicable Product, whether alone or together or in combination with an Agent, or MDX-1379, (A) to the extent related to a Product or MDX-1379 (other than a Non-Co-Promoted Product) in the United States, such costs shall constitute Patent Costs and shall be included as an element of Allowable Expenses and shared by the Parties pursuant to 6.4 and any such recovery shall be first allocated to reimburse Patent Costs, with any remainder included in the calculation of Profit or Loss as set forth in Section 6.5; and (B) to the extent related to a Non-Co-Promoted Product in the United States, such costs shall be borne by BMS at its sole expense, and any such recovery shall be first allocated to reimburse BMS for such costs, with any remainder allocated to reflect the economic interests of the Parties under this Agreement with respect to such Non-Co-Promoted Product; provided, however, that in each case ((i) and (ii)):  (1) any such expenses that relate to the enforcement in any such litigation of the Mice-Related Technology shall be borne by Medarex, and any recovery realized as a result of the enforcement of such Mice-Related Technology shall be retained by Medarex, and (2) any such expenses that relate to the enforcement in any such litigation of the BMS Pre-Existing Patents shall be borne by BMS, and any recovery realized as a result of the enforcement of such Patents shall be retained by BMS, except that in each case ((1) and (2)) such expenses and such recovery shall be allocated as provided in clause (i) or (ii), as applicable, to the extent the infringement or alleged infringement of such Mice-Related Technology or BMS Pre-Existing Patents, as the case may be, relates to the development or commercialization by Third Parties in the United States of Antibodies or products containing

Antibodies.  Without limitation to the foregoing sentence, any expense or recovery of any litigation commenced pursuant to this Section 11.4, to the extent that the infringement or alleged infringement involves products in addition to the Products or MDX-1379 that are then being developed or commercialized by the Party that Controls the applicable Technology or its Affiliates or sublicensees, such expenses and recovery shall be subject to a fair and equitable allocation intended to reflect the economic interests of the Parties under this Agreement, and the economic interests of the Party that has, itself or through one or more Affiliates or sublicensees, developed or commercialized such other products.  In addition, the Parties shall determine the appropriate allocation of such costs as they relate to Products or MDX-1379 (other than Non-Co-Promoted Products) in the United States, on the one hand, and Non-Co-Promoted Products in the United States, on the other hand.  If the Parties are not able to agree on any amounts required to be allocated pursuant to this Section 11.4, then, at the election of either Party, such amounts shall be determined by an Expert pursuant to Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.

11.5        Infringement by Third Parties in the Royalty Territory.

11.5.1  Notification.  If any Medarex Patent, BMS Patent or Collaboration Patent is allegedly or actually infringed by a Third Party in a manner relating to a Product, whether alone or together or in combination with an Agent, or MDX-1379 in the Royalty Territory, the Party first having knowledge of such infringement shall promptly notify the other in writing.  The notice shall set forth the facts of that infringement in reasonable detail.

11.5.2  Medarex Patents, Medarex Collaboration Patents, BMS Patents and BMS Collaboration Patents.  Except as provided below in this Section 11.5, and subject to the terms of any Existing Third Party Agreement or other Third Party license agreement executed pursuant to Section 10.3.3, the Party owning or having a license from a Third Party for the Medarex Patent, BMS Patent or Collaboration Patent allegedly or actually infringed shall have the first right, but not the obligation, to control the prosecution of any infringement described in this Section 11.5; provided, however, that if the claim relates primarily to (a) the practice of the Medarex Non-Collaboration Technology, the Medarex Pre-Existing Patents, the Medarex Collaboration Patents or the Mice-Related Technology, then Medarex shall have the sole right, but not the obligation, to determine all actions (including settlements and appeals) that shall be taken with respect to any such infringement or alleged infringement, or (b) the practice of the BMS Non-Collaboration Technology, the BMS Pre-Existing Patents or the BMS Collaboration Patents, then BMS shall have the sole right, but not the obligation, to determine all actions (including settlements and appeals) that shall be taken with respect to any such infringement or alleged infringement; and provided, further, that if any such settlement would involve a license grant or covenant not to sue under or with respect to the controlling Party’s Technology to or with a Third Party that would otherwise constitute a breach under Article 10 of this Agreement, the consent of the other Party shall first be obtained (which consent shall not be unreasonably withheld or delayed), except with respect to the Mice-Related Technology, as to which Medarex shall have the right, in its sole discretion, to grant licenses or make such covenants, except that Medarex shall not grant any license under the Mice-Related Technology specifically with respect to the Target (in contrast to a general license grant to raise antibodies against all targets) without obtaining the consent of BMS.  Solely with respect to any Medarex Collaboration Patent or BMS Collaboration Patent, in each case that claims or covers the composition of matter of a Product or

MDX-1379, if the Party having the first right to control the prosecution of any infringement does not initiate an infringement action within ninety (90) days of learning of the infringement, the other Party shall have the right, but not the obligation, to bring such an action.

11.5.3  Joint Collaboration Patents.  The JEC shall determine which Party (the “Selected Party”) shall have the first right to control the prosecution of any infringement described in this Section 11.5 of any Joint Collaboration Patent.  The other Party shall have a back-up right to control prosecution of any such infringement of such a Joint Collaboration Patent if the Selected Party fails to do so within ninety (90) days of learning of such infringement; provided, however, that the Selected Party shall cooperate with the other Party and shall have the right to be represented in any such action by counsel of its own choice at its own expense.  No settlement or consent judgment or other voluntary final disposition of a suit under this Section 11.5.3 may be entered into without the joint consent of Medarex and BMS.

11.5.4  Enforcement Procedure.  In the event a Party is entitled to and brings an infringement action in accordance with this Section 11.5, the other Party shall cooperate fully, including furnishing of a power of attorney, being joined as a party plaintiff in such action, providing access to relevant documents and other evidence and making its employees available at reasonable business hours.  If a Party pursues an action against such alleged infringement, it shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken to preclude such infringement.

11.5.5  Costs and Recovery.  The costs of any litigation commenced pursuant to this Section 11.5, including attorneys’ fees and expenses, shall be borne by BMS at its sole expense, and any such recovery shall be first allocated to reimburse BMS for such costs, with any remainder allocated to reflect the economic interests of the Parties under this Agreement with respect to the applicable Product or MDX-1379; provided, however, that any such expenses that relate to the enforcement in any such litigation of the Mice-Related Technology shall be borne by Medarex, and any such recovery realized as a result of the enforcement of such Mice-Related Technology shall be retained by Medarex, except that any such expenses and such recovery shall be allocated to reflect the economic interests of the Parties under this Agreement to the extent the infringement or alleged infringement of such Mice-Related Technology relates to the development or commercialization by Third Parties in the Royalty Territory of Antibodies or products containing Antibodies.  If the Parties are not able to agree on any amounts required to be allocated under this Section 11.5.5, then, at the election of either Party, such amounts shall be determined by an Expert pursuant to Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.

11.6        Patent Marking.  Any Product marketed and sold by the Parties hereunder shall, at Medarex’s request, be marked with appropriate patent numbers or indicia in those countries in which such markings have notice value as against infringers of Patents.

11.7        Product Trademarks.

11.7.1  Ownership of Product Trademarks.  All Product Trademarks shall be selected by the JEC, provided that any dispute with respect to the foregoing shall be a Post-DO Party Matter resolved pursuant to Section 16.1.4, following compliance with Sections 2.7.3(c)

and 16.1.1.  Subject to Sections 10.1.4, 10.2.3 and 14.3, BMS shall own all right, title and interest in and to Product Trademarks in the Territory.  Applications for registration thereof shall be filed and prosecuted by BMS; provided Medarex shall have a reasonable opportunity to review and comment upon drafts of any new application to register a Product Trademark and copies of all correspondence, amendments and submissions of any kind from any and all Trademark offices concerning the Product Trademark registrations, prior to filing that application, correspondence, amendment or submission.  During the period commencing on the Effective Date and ending, on a Product Trademark-by-Product Trademark and Region-by-Region basis, on the date (if any) on which BMS assigns to Medarex pursuant to Section 14.3, BMS’ rights, title and interest in and to a particular Product Trademark for a particular Region:  (a) Medarex shall not attack, dispute or contest the validity of or ownership of such Product Trademark in such Region, or any registrations issued or issuing with respect thereto; (b) Medarex acknowledges and agrees that no ownership rights are vested or created in such Product Trademark in such Region by licenses and other rights granted in Section 10.2.3; (c) and that all use of such Product Trademark in such Region in accordance with Section 10.2.3, whether in combination with or apart from BMS’ Corporate Names, including any goodwill generated in connection therewith, inures to the benefit of BMS, and BMS may call for a confirmatory assignment thereof.

11.7.2  Use of Product Trademarks.  During the period commencing on the Effective Date and ending, on a Product Trademark-by-Product Trademark and Region-by-Region basis, on the date (if any) on which BMS assigns to Medarex pursuant to Section 14.3, BMS’ rights, title and interest in and to a particular Product Trademark for a particular Region, the Parties shall comply with this Section 11.7.2 in connection with use of such Product Trademark.  Medarex agrees to conform to the customary guidelines of BMS with respect to manner of use (as provided in writing by BMS), and to maintain the quality standards of BMS with respect to the goods sold and services provided in connection with such Product Trademarks.  Each Party shall use commercially reasonable efforts not to do any act which endangers, destroys or similarly affects, in any material respect, the value of the goodwill pertaining to the Product Trademarks.  Further, except when used in accordance with any usage guidelines provided by BMS or a use is otherwise approved in accordance with other provisions of this Agreement, Medarex shall submit to BMS any materials bearing the Product Trademarks for review and approval prior to the use thereof.

11.7.3  Costs.  All Trademark Costs relating to the Co-Promotion Products in the United States shall be included as an element of Allowable Expenses, as provided in the definition of such term, and all other trademark costs incurred by BMS in the Territory shall be borne solely by BMS in all countries in the Territory.

11.7.4  Cooperation.  Where practical and legally feasible, the Parties shall work together to obtain a worldwide Product Trademark for each Product.

11.8        Other Proprietary Trademarks.

11.8.1  Ownership of Corporate Names.  Subject to Section 10.1.4 and 10.2.3, each Party shall retain all right, title and interest in and to its Corporate Names, and agrees that it shall not attack, dispute or contest the validity of or ownership of such other Party’s Corporate

Names, or any registrations issued or issuing with respect thereto.  Each Party expressly acknowledges and agrees that no ownership rights are vested or created by the limited rights of use granted pursuant to Section 10.1.4 or 10.2.3, and that all use of the Corporate Names in accordance therewith, including any goodwill generated in connection therewith, inures to the benefit of the respective owner of the Corporate Names and the owner of such Corporate Names may call for a confirmatory assignment thereof.

11.8.2  Use of Corporate Names.  With respect to any Corporate Names licensed to a Party under Section 10.1.4 or 10.2.3, such Party agrees to conform to the customary guidelines of the granting Party with respect to manner of use (as provided in writing by the owner of the Corporate Name), and to maintain the quality standards of such granting Party with respect to the goods sold and services provided in connection with such Party’s Corporate Names.  Each Party shall use commercially reasonable efforts not to do any act which endangers, destroys or similarly affects the value of the goodwill pertaining to the other Party’s Corporate Names.  Further, except when used in accordance with any usage guidelines provided by the owner of a Corporate Name or a use is otherwise approved in accordance with other provisions of this Agreement, each Party shall submit to the other Party any materials bearing the other Party’s Corporate Name for review and approval prior to the use thereof and shall make no use of such Corporate Name of the other Party without the other Party’s written consent.  Neither Party shall use, or allow any of their Affiliates to use, in connection with the Product any other Trademark that is similar to or substantially similar to or so nearly resembles the other Party’s Corporate Names as to be likely to cause deception or confusion.

11.8.3  Cooperation.  Each Party shall execute any documents required in the reasonable opinion of the other Party to be entered as a “registered user” or recorded licensee of the other Party’s Corporate Names, or to be removed as registered user or licensee thereof.

11.9        Trademark Infringement by Third Parties.

11.9.1  Product Trademarks in the United States.  Each Party shall notify the other Party through the JCC promptly upon learning of any actual or alleged infringement of any trademark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses, or any such claims (hereinafter “Trademark Infringement Claims”) brought by a Third Party against a Party in connection with a Product in the United States.  Upon learning of such Trademark Infringement Claim, BMS shall take all reasonable and appropriate steps to resolve the Trademark Infringement Claim, with the reasonable cooperation and assistance of Medarex.  All of the reasonable costs of in-house counsel, the fees and expenses paid to outside counsel other reasonable direct costs incurred in bringing, maintaining and prosecuting any action described in this Section 11.9.1 shall be included in Trademark Costs, to the extent related to Co-Promotion Products in the United States, in the manner provided for in the definition of such term and shall be borne as provided in Section 11.7.2.  All such costs to the extent related to Non-Co-Promoted Products in the United States shall be borne at the sole cost and expense of BMS.  The Parties shall determine the appropriate allocation of such costs as they relate to Co-Promotion Products in the United States, on the one hand, and Non-Co-Promoted Products in the United States, on the other hand.  If the Parties are not able to agree on such amounts, then, at the election of either Party, such amounts shall be determined by an Expert pursuant to Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.  BMS may not settle any such alleged infringement if such settlement would adversely affect or diminish the rights and benefits of Medarex under this Agreement, or impose any new obligations or adversely affect any obligations of Medarex under this Agreement.

11.9.2  Defense of Third Party Claims in the Royalty Territory.  Each Party shall notify the other Party through the JCC promptly upon learning of any actual or alleged Trademark Infringement Claims brought by a Third Party against a Party in connection with a Product or MDX-1379 in the Royalty Territory.  Upon learning of such Trademark Infringement Claim, BMS shall take all reasonable and appropriate steps to resolve such Trademark Infringement Claim, with the reasonable cooperation and assistance of Medarex, at the request and expense of BMS.  All of the reasonable costs of in-house counsel, the fees and expenses paid to outside counsel other reasonable direct costs incurred in bringing, maintaining and prosecuting any action described in this Section 11.9.2 shall be borne solely by BMS.  BMS may not settle any such alleged infringement if such settlement would adversely affect or diminish the rights and benefits of Medarex under this Agreement, or impose any new obligations or adversely affect any obligations of Medarex under this Agreement.

11.9.3  Infringement by Third Parties.  Each Party shall notify the other Party in writing promptly upon learning of any actual or alleged infringement by a Third Party of Trademarks relating to any Product or MDX-1379 of which they become aware.  BMS shall have the first right, but not the obligation, to control the prosecution of any such infringement.  If BMS does not initiate an infringement action within ninety (90) days of learning of the infringement, then Medarex shall have the right, but not the obligation, to bring such an action.  Neither Party shall have the right to settle any infringement action under this Section 11.9.3, without the prior written consent of the other Party, not to be unreasonably withheld or delayed, if such settlement would adversely affect or diminish the rights and benefits of the other Party under this Agreement, or impose any new obligations or adversely affect any obligations of the other Party under this Agreement.  The expenses of defense, settlement and judgments in actions governed by this Section 11.9.3 shall be: (a) borne solely by BMS in the Royalty Territory; and (b) if relating to the United States, Trademark Costs and either (i) included as an element of Allowable Expenses (as provided in the respective definition of such term), to the extent related to a Co-Promotion Product and borne as provided in Section 11.7.2, or (ii) be borne at the sole cost and expense of BMS to the extent related to Non-Co-Promoted Products.  The Parties shall determine the appropriate allocation of such costs as they relate to Co-Promotion Products in the United States, on the one hand, and Non-Co-Promoted Products in the United States or any Product, whether alone or together or in combination with an Agent, or MDX-1379 in the Royalty Territory, on the other hand.  If the Parties are not able to agree on such amounts, then, at the election of either Party, such amounts shall be determined by an Expert pursuant to Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1.  The costs and expenses of the Party bringing suit under this Section 11.9.3 shall be reimbursed first out of any damages or other monetary awards recovered in favor of Medarex or BMS (if such recovery is less than the Parties’ aggregate costs and expenses incurred in such action, such recovery shall be allocated between the Parties on a pro rata basis based on their relative costs and expenses incurred in such action).  Any remaining damages shall be allocated:  (1) to reflect the economic interests of the Parties under this Agreement with respect to the applicable Product or MDX-1379 in the Royalty Territory or with respect to Non-Co-Promoted Products in the United States; and (2) as provided in Section 6.4 with respect to infringement of Trademarks on Co-Promotion Products within the United States.

ARTICLE 12

CONFIDENTIALITY AND PUBLICATIONS

12.1        Treatment of Confidential Information.  The Parties agree that after the Execution Date and during the term of this Agreement, and for a period of five (5) years after this Agreement expires or terminates, a Party receiving Confidential Information of the other Party will (a) maintain in confidence such Confidential Information to the same extent as such Party maintains its own proprietary industrial information of similar kind and value, but using not less than a reasonable standard of care, (b) not disclose such Confidential Information to any Third Party without prior written consent of the other Party, except for disclosures made in confidence to any Third Party pursuant to an Approved Plan or to permitted sublicensees bound to maintain such Confidential Information in confidence and (c) not use such Confidential Information for any purpose except those contemplated by this Agreement.  As used herein, “Confidential Information” shall mean all Information and other information, data and materials, provided by a Party to the other Party pursuant to, or in the course of negotiating or performing, this Agreement and all Information developed during the course of the Collaboration, provided any Information included in the Collaboration Technology shall be deemed the Confidential Information of each Party.  The foregoing obligations and the other obligations set forth in this Section 12.1 shall not apply with respect to any portion of such Confidential Information which the receiving Party can demonstrate, by written records or other competent proof:

12.1.1  was publicly disclosed by the disclosing Party, either before or after it becomes known to the receiving Party; or

12.1.2  was known to the receiving Party of any or its Affiliates, without obligation to keep it confidential, prior to when it was received from the disclosing Party; or

12.1.3  is subsequently disclosed to the receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof without obligation to keep it confidential; or

12.1.4  has been published by a Third Party or otherwise enters the public domain through no fault of the receiving Party or any of its Affiliates in breach of this Agreement; or

12.1.5  has been independently developed by the receiving Party or any of its Affiliates, without the aid, application or use of Confidential Information of the other Party other than Information included in the Joint Collaboration Technology.

The receiving Party shall have the right to disclose any Confidential Information provided hereunder if, in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is necessary to comply with the terms of this Agreement, or the requirements of any Applicable Law.  Where reasonably possible, the receiving Party shall notify the disclosing Party of the receiving Party’s intent to make such disclosure of Confidential Information pursuant to the provision of the preceding sentence sufficiently prior to making such disclosure so as to allow the disclosing Party adequate time to take whatever action the disclosing Party may deem to be appropriate to protect the confidentiality of the information, and the receiving Party shall further reasonably assist the disclosing Party to obtain confidential treatment of such Confidential Information.

Each Party agrees that it shall provide or permit access to Confidential Information received from the other Party only to those persons within its, or its Affiliate’s, permitted subcontractors’ and permitted sublicensees’, respective organizations who have a need to know such Confidential Information to assist the receiving Party with the activities contemplated or required of it by this Agreement, provided that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Section 12.1; provided further, that each Party shall remain responsible for any failure by its Affiliates, permitted subcontractors and permitted sublicensees and its and their respective employees, to treat such Confidential Information as required under this Section 12.1 (as if such Affiliates, permitted subcontractors and permitted sublicensees and employees were Parties directly bound to the requirements of this Section 12.1).

From and after the Effective Date, this Section 12.1 shall supercede any previously executed confidential disclosure agreements between the Parties with respect to disclosures relating to the subject matter of this Agreement.

12.2        Publicity.  The Parties agree that the joint public announcement of the execution of this Agreement shall be substantially in the form of the press release attached as Schedule 12.2 hereto and shall cooperate in the issuance thereof as soon as practicable after the execution of this Agreement unless otherwise agreed by the Parties.  In addition, each Party shall be permitted to issue press releases on each of the following events with respect to the Lead Product and each Additional Product, in each case for each Indication:  (a) the filing of an IND, (b) the commencement of Phase II Clinical Trials, (c) the completion of Phase II Clinical Trials, (d) the commencement of Phase III Clinical Trials, (e) the completion of Phase III Clinical Trials and (e) the filing of a BLA (or the foreign equivalent thereof); provided that the other Party’s prior written consent shall be required for any such press release not required by Applicable Law (such consent not to be unreasonably withheld or delayed for any press release relating to the commencement of Phase III Clinical Trials or, if the event in question has been publicly disclosed (e.g., through listing of a Phase II Clinical Trial on a website where both Parties agreed to list same)); provided further, that (i) such Party shall provide the other Party a reasonable opportunity (in any event not less than three (3) Business Days) to comment on the proposed disclosure, (ii) such Party shall comply with any reasonable request of the other Party to delay the release of such press release for a period of up to two (2) Business Days, except to the extent such delay would result in a violation of Applicable Law by such Party, (iii) such Party shall comply with any reasonable request by the other Party relating to the content of such press release, except to the extent such compliance would result in a violation of Applicable Law by such Party and (iv) such press release shall not contain any misstatement of a material fact, or omit to state a material fact that is necessary to make the statements contained therein not misleading.  The Parties recognize that each Party may from time to time desire to issue additional press releases and make other public statements or disclosures relating to this Agreement, and hereby agree that such publication shall be permitted without the other Party’s consent, to the extent that such additional releases or statements do not contain information beyond that included in the press release attached as Schedule 12.2 or in subsequent press releases permitted by this Agreement.  Any publication, news release or other public announcement, other than press releases issued in accordance with the second sentence of this Section 12.2 relating to this Agreement or to the performance hereunder, shall first be reviewed and approved by both Parties; provided, however, that any disclosure which is required by Applicable Law or the rules of a securities exchange, as reasonably advised by the disclosing Party’s counsel, may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such legally required disclosure and to the extent practicable shall provide the other Party an opportunity to comment on the proposed disclosure.  Notwithstanding the foregoing, in the event Medarex discovers an agonist to the Target in connection with its Development activities hereunder, Medarex shall not publish or otherwise announce such discovery without the prior consent of BMS, not to be unreasonably withheld or delayed; provided, however, that Medarex shall have the right to file Patent applications with respect to any such discoveries without the consent of BMS, and the publication of any such Patent shall not be deemed to be a breach of this sentence.

12.3        Securities Filings.  In the event Medarex proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document which describes or refers to the Collaboration or this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable securities law, Medarex shall notify BMS of such intention and shall provide BMS with a copy of relevant portions of the proposed filing not less than three (3) Business Days prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the Collaboration, and shall use reasonable efforts to obtain confidential treatment of any information concerning BMS or the Collaboration that BMS reasonably requests be kept confidential, consistent with Medarex’s disclosure obligations under applicable securities laws; provided, however, any such obligation to obtain confidential treatment shall not apply with respect to any information substantially similar in substance or type to information previously disclosed in accordance with the terms of this Article 12.

12.4        Publications.  Subject to Section 12.2, neither Party shall publish or present the results of any studies that directly relate to Development activities carried out under this Agreement or which relate to any non-clinical, pre-clinical or clinical data generated on any Product (collectively, the “Reviewable Publications”), without the opportunity for prior review by the other Party and subject to the approval of the JDC.  Each Party agrees to provide the other Party’s patent counsel and members of the JDC the opportunity to review any such proposed abstracts, manuscripts or presentations (including verbal presentations) at least thirty (30) days prior to their intended submission for publication and agrees, upon request, not to submit any such abstract or manuscript for publication for such additional reasonable period of time (but not to exceed an additional thirty (30) days) to enable the other Party to secure patent protection for any material in such publication which it believes to be patentable or to discuss the implications of publication on eventual commercialization and competitors at the JDC or JEC level.  The JDC will devise (and revise when appropriate) publication plans to guide the Parties with respect to Products, which plans must be approved by the JEC; provided that the approval of the JDC shall still be required for each Reviewable Publication.  Neither Party shall have the right to publish or present Confidential Information of the other Party.  Nothing contained in this Article 12 shall prohibit the inclusion of information in a publication if necessary for a Patent application, except for Confidential Information of the non-filing Party, provided the non-filing Party is given a reasonable opportunity to review the information to be included prior to submission of such Patent application.  Notwithstanding the foregoing, the Parties recognize that independent investigators have been engaged, and will be engaged in the future, to conduct Phase I – IIIB Clinical Trials and Phase IV Studies of the Product(s).  The Parties recognize that such investigators operate in an academic environment and may release information regarding such studies in a manner consistent with academic standards; provided that each Party will use reasonable efforts to prevent publication prior to the filing of relevant Patent applications.

12.5        Patient Information.  BMS and Medarex agree to abide (and to cause their respective Affiliates to abide), and to take (and to cause their respective Affiliates to take) all reasonable and appropriate actions to ensure that all Third Parties conducting or assisting with any Development activities hereunder in accordance with, and subject to the terms of, this Agreement, shall abide, to the extent applicable, by all Applicable Law concerning the confidentiality or protection of patient identifiable information or patients’ protected health information, including the regulations at 45 C.F.R. Parts 160 and 164 and where relevant, the applicable national laws implementing the European Union Directive 95/46/EC on the protection of individuals with regard to the processing of personal data and on the free movement of such data of 24 October 1995 and any other Applicable Law, in the course of their performance under this Agreement.

ARTICLE 13

EXPORT CONTROL

13.1        Authority.  This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries that may be imposed upon or related to Medarex or BMS from time to time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

ARTICLE 14

TERM AND TERMINATION

14.1        Term.  This Agreement shall become effective on the Effective Date and shall remain in effect with respect to each Product until the expiration of the last profit sharing or royalty obligation with respect to such Product, as provided in Section 6.9.

14.2        Termination of Agreement or Certain Rights Hereunder.

14.2.1  Voluntary Termination of Agreement or Certain Rights Hereunder by BMS.  BMS may terminate this Agreement (a) in its entirety, (b) on a Product-by-Product basis (or with respect to MDX-1379) in the entire Territory or with respect to one or more countries in the Territory, or (c) on a country-by-country basis with respect to all Products (and MDX-1379), in each case ((a), (b) or (c)) by providing to Medarex six (6) months’ prior written notice; provided, however, that BMS shall have the right to terminate this Agreement with respect to a Product (as distinguished from a termination of this Agreement in its entirety (i.e., all Products and MDX-1379)) in the entire Territory or with respect to one or more countries if and only if the Parties are Developing an Additional Product under this Agreement for which GLP Toxicology Studies have, at the time of such notice, commenced.  For purposes of this Section 14.2.1, “GLP Toxicology Studies” shall mean animal toxicology studies that are conducted in accordance with Good Laboratory Practices (as defined by Applicable Law in the United States) in support of an IND in the United States.

14.2.2  Additional Rights to Terminate Agreement or Certain Rights Hereunder.

(a)               BMS shall have the right to terminate Medarex’s Co-Promotion Option or Co-Promotion rights, as the case may be, in the United States with respect to a Co-Promotion Product (i) for all Indications as provided in Section 10.5.2 or 10.5.3(c)(ii) or (ii) with respect to (A) all Cancer Indications as a group, (B) the [*****]† Indication or (C) a Secondary Milestone Indication (provided that if any one Secondary Milestone Indication is terminated, Medarex’s Co-Promotion Option or Co-Promotion rights, as the case may be, shall terminate with respect to all Secondary Milestone Indications that are therapeutically related from both the clinical development and commercialization standpoints) (e.g., if an Approved Indication is prevention or treatment of [*****] then a second indication to treat [*****] would be therapeutically related, but an indication to treat [*****] would not be therapeutically related), in each case, ((A), (B) and (C)), if Medarex provides less than [*****] of Medarex’s total PDE obligations in any [*****] for such Co-Promotion Product for such Indication(s) to be terminated in the United States, on written notice to Medarex within sixty (60) days after the end of the second such calendar Year, which termination shall become effective at the end of the Quarter following the Quarter in which such notice was received by Medarex, whereupon, in each case ((i) and (ii)), such Co-Promotion Product shall become a Non-Co-Promoted Product with respect to such terminated Indication(s), and Medarex shall have no further right to share Profits and Losses with respect to such Non-Co-Promoted Product for such terminated Indication(s) pursuant to Section 6.4 (other than with respect to Profits and Losses accruing during the period in which Medarex Co-Promoted such Product for such Indication(s) in the United States), and, instead, BMS shall pay to Medarex royalties on Net Sales of such Non-Co-Promoted Product for such terminated Indication(s) in the United States pursuant to Section 6.6.

(b)               Medarex shall have the right to terminate this Agreement with respect to all Products and Agents (i) in one or more countries or Regions, as provided in Section 10.5.2 or 10.5.3(c)(i) or (ii) in the United States, if BMS provides less than [*****] of BMS’

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

total PDE obligations in any [*****]† for a Co-Promotion Product in the United States, on written notice to BMS within sixty (60) days after the end of the second such calendar Year, which termination (under this clause (ii)) shall become effective at the end of the Quarter following the Quarter in which such notice was received by BMS.

14.2.3  Termination as to One or More Countries or Products.  If a Party terminates this Agreement as to one or more countries or as to one or more Products (and, if applicable, MDX-1379) with respect to the Territory or one or more countries pursuant to this Section 14.2, but not as to the entire Territory or all Products (and, if applicable, MDX-1379), then upon the effective date of such termination, the Territory shall be deemed to exclude such terminated country(ies) and this Agreement shall be deemed to exclude such terminated Product(s) (and, if applicable, MDX-1379) with respect to the Territory or such country(ies), as applicable, and this Agreement shall continue in force and effect for the non-terminated country(ies) and Product(s) (and, if applicable, MDX-1379) in such non-terminated country(ies), if any.  Upon the effective date of such termination, and subject to Sections 14.3 and 14.4, the Parties shall no longer share any Development Costs, Allowable Expenses, Profit or Loss incurred after the effective date of such termination as otherwise provided in this Agreement with respect to such terminated country(ies) and Product(s) and MDX-1379 for which this Agreement terminates, if applicable.

14.2.4  Termination of the Lead Manufacturing Party.  If the Lead Manufacturing Party materially breaches its obligations as Lead Manufacturing Party under this Agreement, including with respect to the manufacture and supply of a Product or MDX-1379, the other Party shall have the right, subject to the Lead Manufacturing Party’s right to cure such breach within sixty (60) days after written notice thereof, on written notice to the Lead Manufacturing Party given within ninety (90) days after the end of such sixty (60)-day period, as the same may be extended by the written agreement of the Parties, to terminate the breaching Party’s right to be the Lead Manufacturing Party, in whole or in part, and such other Party shall have the right to assume any or all of the responsibilities of the Lead Manufacturing Party (including applicable Party Implementation Matters), including the right to manufacture or have manufactured one or more of the Products and MDX-1379.  The Lead Manufacturing Party shall effect a smooth and orderly transition of such responsibilities to the other Party, including, at the request of the other Party, the assignment and assumption of any contracts, where legally possible, in the same manner that Medarex was obligated to transfer manufacturing responsibility for the Lead Antibody to BMS pursuant to Section 7.3.2, and the Lead Manufacturing Party shall, in any event, cooperate with the other Party in its conduct of such responsibilities and its exercise of its rights under this Agreement, such as, for example, providing the other Party with such forecasts for the Regions where the breaching Party is the Lead Marketing Party as such other Party may reasonably request, exercising any right or enforcing any obligation under any agreement with a Third Party manufacturer, and providing to such other Party any copies of relevant documents and rights of reference and access, in each case, as necessary to allow such other Party to exercise its rights under this Agreement.  Notwithstanding the foregoing, if the breaching Party disputes whether it is in material breach of

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

any obligation as Lead Manufacturing Party under this Agreement, such dispute shall be resolved pursuant to expedited arbitration as set forth in Section 16.4, and the other Party’s rights set forth above shall be tolled until any such dispute is finally and conclusively resolved, provided that the Lead Manufacturing Party is prosecuting such arbitration in good faith.  For clarity, if the Lead Manufacturing Party materially breaches its obligations with respect to (a) the manufacture of bulk active, the other Party shall only have the right to exercise its rights under this Section 14.2.4 with respect to bulk active manufacture, (b) fill finish activities, the other Party shall only have the right to exercise its rights under this Section 14.2.4 with respect to fill finish activities and (c) both the manufacture of bulk active and fill finish activities, the other Party shall have the right to exercise its rights under this Section 14.2.4 with respect to both bulk active manufacture and fill finish activities.

14.3        Licenses and Assignments Upon Termination Pursuant to Section 14.2.

14.3.1  Entire Agreement.  If BMS terminates this Agreement pursuant to Section 14.2.1(a):

(a)               the licenses granted by Medarex to BMS under Sections 10.1.1(a)(i), 10.1.1(b)(i) and 10.1.4, and by BMS to Medarex under Sections 10.2.1(a)(i) and 10.2.1(b)(i), shall terminate in their entireties,

(b)               BMS shall, and does hereby automatically grant, and shall cause its Affiliates to so grant, to Medarex:

(i)            an exclusive, [*****]†  right and license, with the right to grant sublicenses through multiple tiers of sublicenses without the prior consent of BMS, under the BMS Collaboration Technology and Joint Collaboration Technology and the Product Trademarks, in each case to develop, make, have made, use, sell, offer to sell, import and otherwise commercialize MDX-1379 and any product based on or incorporating one or more Antibodies either as the sole active ingredient(s) or for use together, or otherwise in combination, with any vaccine, biologic or compound, including any Product, in the Territory; and

(ii)           a non-exclusive, [*****]  right and license, with the right to grant sublicenses through multiple tiers of sublicenses pursuant to Section 14.3,4, under the BMS Non-Collaboration Technology and the BMS Pre-Existing Technology to develop, make, have made, use, sell, offer to sell, import and otherwise commercialize MDX-1379 and any product based on or incorporating one or more Antibodies either as the sole active ingredient(s) or for use together, or otherwise in combination, with any vaccine, biologic or compound, including any Product, in the Territory.

(c)               BMS shall, and does hereby automatically, and shall cause its Affiliates to, transfer, convey, assign and deliver to Medarex, and Medarex hereby accepts, all rights, title and interest in and to (i) any and all Product Trademarks in the Territory, (ii)

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

including, without limitation to the foregoing, (A) all registrations and applications for any of the Product Trademarks and all of the goodwill connected with the use of and symbolized by the Product Trademarks in the Territory and (B) the right to sue for past, present and future infringement or dilution of any of the Product Trademarks in the Territory (including, for the avoidance of doubt, any unregistered Product Trademarks), and

(d)               the licenses granted by Medarex to BMS under Sections 10.1.1(a)(ii), 10.1.1(b)(ii) and 10.1.3, and by BMS to Medarex under Sections 10.2.1(a)(ii), 10.2.1(b)(ii), 10.2.2 and 10.2.3 shall survive such termination.

14.3.2  Product-by-Product.  If BMS terminates this Agreement pursuant to Section 14.2.1(b) as to one or more specific Products and, if applicable, MDX-1379 (x) in the entire Territory or (y) with respect to one or more country(ies) in the Territory:

(a)               the licenses granted by Medarex to BMS under Sections 10.1.1(a)(i), 10.1.1(b)(i) and 10.1.4, and by BMS to Medarex under Sections 10.2.1(a)(i) and 10.2.1(b)(i), shall terminate solely with respect to such Product(s) in the entire Territory, if terminated pursuant to clause (x) above, or solely with respect to such Product(s) in such terminated country(ies), if terminated pursuant to clause (y) above, in each case for such Product(s) and country(ies) BMS delivered written notice of termination pursuant to Section 14.2.1(b), and, where applicable, MDX-1379; and

(b)               BMS shall, and does hereby automatically grant, and shall cause its Affiliates to so grant, to Medarex:

(i)            an exclusive, [*****]† right and license, with the right to grant sublicenses through multiple tiers of sublicenses without the prior consent of BMS, under the BMS Collaboration Technology and Joint Collaboration Technology and the Product Trademarks (A) to Develop, use, sell, offer to sell, import and otherwise Commercialize any such Product(s) (including any Antibody or Products Derived from, or any improvements to, such Product(s) or the Antibody(ies) contained therein, provided that such Derived or improved Antibody(ies) or Product(s) have the same amino acid sequences for CDR 1, 2 and 3 of the heavy chain variable regions as an Antibody contained in at least one such terminated Product) and, where applicable, MDX-1379 in the entire Territory or in such terminated country(ies), as applicable, and (B) to Develop, make and have made (and use and import in connection therewith) such Product(s) and Antibody(ies) and, where applicable, MDX-1379 throughout the Territory solely for purposes of exercising its rights under the grant in clause (A) above; and

(ii)           a non-exclusive, [*****] right and license, with the right to grant sublicenses through multiple tiers of sublicenses with the prior consent of BMS pursuant to Section 14.3.4, under the BMS Non-Collaboration Technology and the BMS Pre-Existing Technology (A) to Develop, use, sell, offer to sell, import and otherwise Commercialize any such Product(s) (including any Antibody or Products Derived from, or any improvements to,

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

such Product(s) or the Antibody(ies) contained therein, provided that such Derived or improved Antibody(ies) or Product(s)have the same amino acid sequences for CDR 1, 2 and 3 of the heavy chain variable regions as an Antibody contained in at least one such terminated Product) and, where applicable, MDX-1379 in the entire Territory or in such terminated country(ies), as applicable, and (B) to Develop, make and have made (and use and import in connection therewith) such Product(s) and Antibody(ies) and, where applicable, MDX-1379 throughout the Territory solely for purposes of exercising its rights under the grant in clause (A) above.

(c)               BMS shall, and does hereby automatically, and shall cause its Affiliates to, transfer, convey, assign and deliver to Medarex, and Medarex hereby accepts, all rights, title and interest in and to (i) any and all Product Trademarks with respect to such Product(s) in the entire Territory or in such terminated country(ies), as applicable, (ii) including, without limitation to the foregoing, (A) all registrations and applications for such Product Trademarks in such county(ies) and all of the goodwill connected with the use of and symbolized by such Product Trademarks in such country(ies) and (B) the right to sue for past, present and future infringement or dilution of such Product Trademarks in the entire Territory or in such terminated country(ies), as applicable, (including, for the avoidance of doubt, any unregistered Product Trademarks), and

(d)               the licenses granted by Medarex to BMS under Sections 10.1.1(a)(ii), 10.1.1(b)(ii) and 10.1.3, and by BMS to Medarex under Sections 10.2.1(a)(ii), 10.2.1(b)(ii), 10.2.2 and 10.2.3 shall survive such termination.

14.3.3  Country-by-Country.  If BMS terminates this Agreement pursuant to Section 14.2.1(c), or Medarex terminates this Agreement pursuant to Section 14.2.2(b), in either case as to all Products in one or more countries in the Territory:

(a)               the licenses granted by Medarex to BMS under Sections 10.1.1(a)(i), 10.1.1(b)(i) and 10.1.4, and by BMS to Medarex under Sections 10.2.1(a)(i) and 10.2.1(b)(i), shall terminate solely with respect to all Product(s) and, where applicable, MDX-1379 in such country(ies) for which BMS delivered written notice of termination pursuant to Section 14.2(b); and

(b)               BMS shall, and does hereby automatically grant, and shall cause its Affiliates to so grant, to Medarex:

(i)            an exclusive, [*****]† right and license, with the right to grant sublicenses through multiple tiers of sublicenses without the prior consent of BMS, under the BMS Collaboration Technology and Joint Collaboration Technology and the Product Trademarks to (A) develop, use, sell, offer to sell, import and otherwise commercialize any product based on or incorporating one or more Antibodies either as the sole active ingredient(s) or for use together, or otherwise in combination, with any vaccine, biologic or compound, including any Product and, where applicable, MDX-1379 in such country(ies) and (B) develop,

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

make and have made (and use and import in connection therewith) any such product(s) and, where applicable, MDX-1379 throughout the Territory solely for purposes of exercising its rights under the grant in clause (A) above; and

(ii)           a non-exclusive, [*****]†  right and license, with the right to grant sublicenses through multiple tiers of sublicenses pursuant to Section 14.3.4, under the BMS Non-Collaboration Technology and the BMS Pre-Existing Technology to (A) develop, use, sell, offer to sell, import and otherwise commercialize any product based on or incorporating one or more Antibodies either as the sole active ingredient(s) or for use together, or otherwise in combination, with any vaccine, biologic or compound, including any Product and, where applicable, MDX-1379 in such country(ies) and (B) develop, make and have made (and use and import in connection therewith) any such product(s) and, where applicable, MDX-1379 throughout the Territory solely for purposes of exercising its rights under the grant in clause (A) above.

(c)               BMS shall, and does hereby automatically, and shall cause its Affiliates to, transfer, convey, assign and deliver to Medarex, and Medarex hereby accepts, all rights, title and interest in and to (i) any and all Product Trademarks with respect to such Product(s) in the applicable country(ies), (ii) including, without limitation to the foregoing, (A) all registrations and applications for such Product Trademarks in such county(ies) and all of the goodwill connected with the use of and symbolized by such Product Trademarks in such country(ies) and (B) the right to sue for past, present and future infringement or dilution of such Product Trademarks in such country(ies) (including, for the avoidance of doubt, any unregistered Product Trademarks), and

(d)               the licenses granted by Medarex to BMS under Sections 10.1.1(a)(ii), 10.1.1(b)(ii) and 10.1.3, and by BMS to Medarex under Sections 10.2.1(a)(ii), 10.2.1(b)(ii), 10.2.2 and 10.2.3 shall survive such termination.

14.3.4  Sublicenses.  Medarex shall have the right to grant sublicenses in Sections 14.3.1(b)(ii), 14.3.2(b)(ii) and 14.3.3(b)(ii) with the prior consent of BMS, not to be unreasonably withheld or delayed; provided that no such consent shall be required with respect to any (a) Antibody or Product (i) that is or was researched, Developed or Commercialized under this Agreement or any Antibody or Product that is Derived therefrom or any improvements thereto; provided that such Derived or improved Antibody(ies) or Product(s) have the same amino acid sequences for CDR 1, 2 and 3 of the heavy chain variable regions as an Antibody contained in at least one terminated Product, (ii) for which Medarex or its Affiliates controls, whether by license or otherwise, Patent(s) that claim or cover the specific composition of matter of such Antibody or Product, or (iii) that was raised by Medarex or its Affiliates (and if on behalf of a Third Party other than on a fee-for-service basis or solely for license fees, milestones and royalties) using any of the Mice-Related Technology or any other of Medarex’s proprietary antibody technology, [*****].  Further, Medarex shall have the right to grant sublicenses with respect to MDX-1379 through multiple tiers of sublicensees without the consent of BMS.

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

14.3.5  Sale of Inventory.  In the event of any termination pursuant to Section 14.2, BMS may continue to sell its existing inventories and any work-in-process of each terminated Product and MDX-1379 in the applicable terminated countries until the occurrence of either:  (a) BMS’ completion of such transfer of all Approvals and licenses described under Section 14.4.1, or (b) Medarex’s directing BMS to halt all sales of such Product(s) and MDX-1379 in such countries by written notice.  If either such event occurs prior to the sale of all of BMS’ inventories and work-in-process of such terminated Products, then BMS shall sell to Medarex, and Medarex shall purchase from BMS, any remaining BMS inventory and work-in-process of any such Product and, if applicable, MDX-1379 for such countries having adequate shelf life at BMS’ cost.

14.3.6  Survivability of Sublicense Grants.  If the licenses granted pursuant to Section 14.3 include sublicenses under rights granted to BMS or its Affiliates pursuant to an agreement between BMS or its Affiliates and a Third Party, then BMS shall, and shall cause its Affiliates to, at its election, either (a) use commercially reasonable efforts to maintain in full force and effect its agreement with such Third Party, to fully perform its obligations thereunder and to keep Medarex fully informed of any material development pertaining thereto for so long as Medarex, its Affiliates or sublicensees, practices such sublicense, in which case the Parties shall share the costs of maintaining and performing under such agreement in proportion to their mutual economic interests in the continued practice of such license or sublicense, as applicable; provided, however, that the foregoing shall not create or imply any obligation on the part of BMS to cure any breach by Medarex or any of its Affiliates or sublicensees of any of their obligations under this Agreement or such Third Party agreement; provided further that BMS shall, and shall cause its Affiliates to: (i) faithfully and timely perform and discharge its and their obligations under such Third Party agreement, (ii) to the extent within BMS’ or its Affiliates’ reasonable control, not take any action or allow any event to occur that would give any such Third Party licensor or sublicensor the right to terminate any such Third Party agreement, and (iii) not exercise any right to itself terminate any such Third Party agreement; and provided further that BMS shall not, without the prior written consent of Medarex (1) amend or modify any such Third Party agreement or (2) make any election or exercise any right or option to terminate in whole or in part any such Third Party agreement if such amendment, modification, election or exercise would adversely affect Medarex’s rights or benefits (or Medarex’s ability to exercise such rights or benefits) under such Third Party agreement, or impose or alter any obligation or burden of Medarex under such Third Party agreement, or (b) cooperate with Medarex to transfer all rights and obligations under such license to Medarex, its Affiliates or sublicensees (whether by assignment or otherwise), to the extent permitted under and consistent with such Third Party agreement, in which case Medarex shall be solely responsible for performance of all obligations under such agreement and shall indemnify, defend and hold harmless BMS and its Affiliates for all actions arising under such Third Party agreement after such transfer is effected.

14.3.7  Effect of Termination on Sublicenses Granted by BMS Pursuant to Section 10.4.1.  Any and all sublicense agreements entered into by BMS or any of its Affiliates pursuant to Section 10.4.1 (the “BMS Sublicense Agreements”) shall survive the termination of this Agreement, except to the extent that any such sublicensee under any such BMS Sublicense Agreement is in material breach of this Agreement, in which case Medarex shall have the right to terminate any such BMS Sublicense Agreement.  BMS shall, at the request of Medarex, assign any such BMS Sublicense Agreement (to the extent not terminated pursuant to the preceding sentence) to Medarex or its Affiliates, to the extent that such BMS Sublicense Agreement relates to Product(s), MDX-1379 or country(ies) that are terminated pursuant to Section 14.2, and, upon such assignment, Medarex or its Affiliates, as applicable, shall assume such BMS Sublicense Agreement, as applicable.

14.3.8  Covenant Regarding Assigned Product Trademarks.  BMS hereby covenants to Medarex that BMS shall not object to any lawful action taken by Medarex in connection with the enforcement of, or the legal protection of, any right, title or interest in and to any and all Product Trademarks assigned to Medarex pursuant to Section 14.3.1(c), 14.3.2(c) or 14.3.3(c), in each case with respect to the applicable country(ies) for which such Product Trademarks are assigned, and agrees that Medarex shall have full right of substitution for BMS in any and all such actions.  BMS further covenants to Medarex that BMS shall, from time to time, at the request of Medarex, execute and deliver, or cause its Affiliates to execute and deliver, such instruments of conveyance and transfer and take such actions as Medarex may reasonably request, in order to record the transfer of title in and to any and all such Product Trademarks in the United States Patent and Trademark Office or the respective trademark office or governmental agency, as applicable.

14.4        Other Effects of Termination.

14.4.1  Transfer of Regulatory Documentation.  In the event of termination of this Agreement by BMS or Medarex, pursuant to Section 14.2: (a) in its entirety, BMS shall, at the request of Medarex, assign to Medarex all interest in and to, and transfer possession of, all INDs, Approvals, documentation relating to Compendia Listing (if any) and Drug Approval Applications (and all data in support thereof) relating to all Products and MDX-1379 in the Territory, (b) with respect to one or more countries, BMS shall assign to Medarex all interest in and to, and transfer possession of, all INDs, Approvals, documentation relating to Compendia Listing (if any) and Drug Approval Applications (and all data in support thereof) relating to all Products and MDX-1379 in such terminated country(ies) or (c) with respect to one or more Products or MDX-1379 in the Territory or with respect to one or more country(ies) in the Territory, BMS shall assign to Medarex all interest in and to, and transfer possession of, all INDs, Approvals, documentation relating to Compendia Listing (if any) and Drug Approval Applications (and all data in support thereof) relating to such terminated Products and, if applicable, MDX-1379 in the Territory or in such terminated country(ies), as applicable.  In each case ((a), (b) or (c)), BMS shall cooperate with Medarex (at BMS’ own expense) to effect such transfers in an orderly fashion and shall provide to Medarex any copies of relevant documents and rights of reference or access necessary to allow Medarex to exercise its rights under this Article 14.  Additionally, in any such event, BMS shall provide to Medarex a copy of any adverse event databases maintained by BMS pursuant to Section 3.11, and shall grant to Medarex a non-exclusive license to any software or computer programs Controlled by BMS that is then used by BMS in connection therewith to enable Medarex to access such copy of such electronic database for use thereafter solely in furtherance of its reporting obligations under Applicable Law, in each case to the extent relating to any terminated Product and, if applicable, MDX-1379 or terminated country(ies) in the Territory, as the case may be.

14.4.2  Transfer of Manufacturing Responsibilities.

(a)               Additionally, (i) if this Agreement is terminated by BMS or Medarex, pursuant to Section 14.2 with respect to a Product or MDX-1379 (A) in its entirety or (B) with respect to one or more countries and (ii) if BMS is then responsible for the manufacture or supply of any such Product or MDX-1379 (or any component thereof) for any such terminated country(ies) in the Territory, BMS shall continue to supply such Product or MDX-1379 (or such component) to Medarex in the Territory with respect to clause (A), or for such country(ies) with respect to clause (B), and, in each case, at a supply price equal to [*****];† and provided further that if Medarex changes or modifies the applicable Specifications resulting in an increase in BMS’ Manufacturing Costs with respect to a Product, the [*****]).  Such obligation shall continue from the effective date of such termination until such time as Medarex is able to secure an equivalent alternative commercial manufacturing source at a comparable price, take an assignment of, and assume the obligations under, BMS’ agreement with a Third Party manufacturer or enter into a direct agreement with any Third Party manufacturing such Product or MDX-1379 in the country(ies) in which BMS’ rights terminated, in each case provided that Medarex uses Diligent Efforts to take appropriate action in furtherance of the foregoing, and further provided that, subject to Section 14.4.2(b), in no event shall such supply obligation extend for more than [*****] after the effective date of such termination.  In any such event, BMS shall, at the request of Medarex, use good faith efforts to assign to Medarex, and upon such assignment, Medarex shall assume, any such Third Party manufacturing agreement to Medarex in its entirety or with respect to one or more countries, as applicable, and cooperate with Medarex at Medarex’s request to facilitate any discussions between Medarex and any such Third Party manufacturer with respect to such assignment (and assumption) or the negotiation of any direct agreement with a Third Party manufacturer, provided that, (x) to the extent Medarex receives the benefit of any existing Third Party manufacturing agreement, Medarex shall be responsible for any payments to such Third Party manufacturers required to transfer such agreements to Medarex and (y) if Medarex requests that BMS terminate any such agreement with a Third Party manufacturer, Medarex shall be responsible for any resultant fees, penalties or damages based solely upon such early termination due to such Third Party manufacturer.  In any event BMS shall, at the request of Medarex, (1) effect a smooth and orderly transition of all manufacturing responsibilities to Medarex or its designee, including the transfer of any manufacturing technology in the manner provided in Section 14.4.6 and (2) cooperate with Medarex or its designee in the conduct of any such manufacturing responsibilities and the exercise of its rights under this Agreement, such as, for example, exercising any right or enforcing any obligation under any agreement with a Third Party manufacturer and providing Medarex or its designee with any copies of relevant documents and rights of reference, as necessary to allow Medarex to exercise its rights under this Agreement.

(b)               If BMS or Medarex terminates this Agreement with respect to a Product or MDX-1379 with respect to one or more countries pursuant to Section 14.2, and BMS or an Affiliate is manufacturing such Product or MDX-1379 for use in other countries, then, at the request of Medarex, BMS shall continue to supply such Product or MDX-1379, or any component thereof, for use in such terminated countries on commercially reasonable terms set

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

forth in a written agreement to be negotiated by the Parties in good faith, with any disputes with respect to such agreement referred directly to an Expert for resolution pursuant to Section 16.2.

14.4.3  Return of Information and Materials.  Upon the expiration or earlier termination of this Agreement in its entirety or with respect to a Product or MDX-1379, or one or more countries by BMS or Medarex pursuant to Section 14.2, BMS, at the request of Medarex, shall return or, at the election of BMS, use reasonable efforts to destroy, and thereafter provide to Medarex written certification evidencing such destruction, all Materials of Medarex and all data, files, records and other materials in its possession or control relating to Medarex’s Technology (including Mice-Related Technology), or containing or comprising Medarex’s Information and inventions or other Confidential Information and, in each case, to which BMS does not retain rights hereunder (except one copy of which (other than Materials) may be retained solely for archival purposes); provided that if BMS discovers any such Materials, Information, inventions or other Confidential Information subsequent to delivery of such written certification, BMS shall notify Medarex thereof and, at the election of BMS, shall return or destroy, and thereafter provide to Medarex written certification evidencing such destruction, all such Information and Materials; and provided further that BMS shall not be obligated to destroy any back-up computer files that it maintains, provided that BMS shall not have the right to use such back-up computer files.  Collaboration Know-How, to the extent that it specifically relates to any such terminated Product or MDX-1379 with respect to the Territory or a country, shall be deemed to be the Confidential Information of Medarex.

14.4.4  Milestone Payments.  If BMS terminates this Agreement in whole or in part pursuant to Section 14.2.1, BMS shall not be responsible for any milestone payments for milestone events that are achieved under Section 6.3(a) or 6.3(b) with respect to the terminated country(ies) or Product(s) following the date that notice of termination was given by BMS in accordance with Section 14.2.1.

14.4.5  Reconciliation of Profit and Loss.  Not later than sixty (60) days after any termination of this Agreement with respect to the United States, the Parties will reconcile Profit and Loss upon the effective termination date pursuant to Section 6.5 and promptly make such payments as are necessary to effect such reconciliation.

14.4.6  Assistance.  Without limiting Medarex’s rights under other provisions of this Article 14, in the event of any termination pursuant to this Article 14, BMS shall, at the request and expense of Medarex, provide Medarex with such assistance as is reasonably necessary to effectuate a smooth and orderly transition of any such Development, manufacture and Commercialization activities to Medarex or its designee so as to minimize any disruption of such activities, including, at the request of Medarex, the assignment (and assumption by Medarex) of any such Approvals and related regulatory documentation and contracts and the transfer of any such biological materials related to any Product, in each case that is the subject of such obligation.  Further, upon Medarex’s request, BMS shall provide such technical assistance, at no cost to Medarex (except for reimbursement of BMS’ direct out-of-pocket costs therefor), as may reasonably be requested to transfer all manufacturing technology that is or, to the extent reasonably available and reasonably locatable without undue disruption to BMS’ business, had been used by or on behalf of BMS and its Affiliates in connection with the manufacture, including process development, of any Product and MDX-1379 that is terminated in all or part of the Territory, or for which BMS’ rights to manufacture are terminated in whole or in part.

14.4.7  Royalties to BMS.  In consideration of the license rights granted by BMS to Medarex under Sections 14.3.1, 14.3.2 and 14.3.3 and the survival of the license rights granted by BMS to Medarex under Sections 10.2.1(a)(ii) and 10.2.1(b)(ii), of the Development costs and Commercialization costs incurred for a given Product in a given country by BMS, and of the assignment of the regulatory filings by BMS to Medarex pursuant to Section 14.4.1, Medarex shall pay to BMS for each Product or Non-Antibody Competing Product, as the case may be, sold by Medarex, its Affiliates or (sub)licensees in the Territory the following royalties:

(a)               Royalty Rates.  In the event this Agreement is terminated with respect to a Product (and, if applicable, MDX-1379) in the entire Territory or with respect to one or more countries in the Territory, or on a country-by-country basis with respect to all Products (and, if applicable, MDX-1379):

(i)            Medarex shall pay to BMS a royalty of [*****]† on Net Sales of such terminated Product sold by Medarex, its Affiliates and sublicensees under this Agreement (other than BMS and its Affiliates and sublicensees) in the terminated country(ies) in a given Year from and after the effective date of such termination, where such Product had not been Launched in the United States at the time of termination of this Agreement with respect to such Product, provided that from and after the first date on which there is no longer any Valid Claim of a BMS Pre-Existing Patent claiming or covering (A) [*****] such Product in the country where it is sold and for which it has received Approval or (B) [*****] such Product (or any component thereof) in the country(ies) in which it is manufactured, Medarex’s royalty obligation hereunder shall be reduced to [*****] of such Net Sales; [*****];

(ii)           Medarex shall pay to BMS a royalty of [*****] on Net Sales of such terminated Product sold by Medarex, its Affiliates and sublicensees under this Agreement (other than BMS and its Affiliates and sublicensees) in the terminated country(ies) in a given Year from and after the effective date of such termination, where such Product had been Launched in the United States prior to termination of this Agreement with respect to such Product, provided that from and after the first date on which there is no longer any Valid Claim of a BMS Pre-Existing Patent claiming or covering (A) [*****] of such Product in the country where it is sold and for which it has received Approval or (B) [*****] such Product (or any component thereof) in the country(ies) in which it is manufactured, Medarex’s royalty obligation hereunder shall be reduced to [*****] of such Net Sales[*****]; and

(iii)         Medarex shall pay to BMS a royalty of [*****] on Net Sales of each Non-Antibody Competing Product sold by Medarex, its Affiliates and sublicensees under this Agreement (other than BMS and its Affiliates and sublicensees) in the terminated country(ies) in a given Year from and after the effective date of such termination, in lieu of the royalty set forth in Section 6.10; [*****].

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(b)               Determination.  Net Sales shall be determined in the same manner as if such Product or Non-Antibody Competing Product, as the case may be, had been sold by BMS. Royalties shall be determined and paid in the same manner as BMS would have paid and determined same pursuant to Section 6.6, with respect to Products, and Section 6.10, with respect to Non-Antibody Competing Products, except that Sections 6.7, 6.8 and 6.9 shall not apply to the payment of royalties to BMS hereunder.

(c)               Royalty Term.  BMS’ right to receive royalties under this Section 14.4.7 shall expire on a country-by-country, Product-by-Product (or Non-Antibody Competing Product-by-Non-Antibody Competing Product, as the case may be) and indication-by-indication basis upon the first date on which there is no longer any Valid Claim included in any BMS Pre-Existing Patent, BMS Non-Collaboration Patent or Collaboration Patent that claims or covers (i) [*****]† such Product, Non-Antibody Competing Product or the Target, as the case may be, in such country, (ii) [*****] such Product or Non-Antibody Competing Product is Approved and sold in such country or (iii) [*****] such Product or Non-Antibody Competing Product (or any component thereof) in the countries in which such Product or Non-Antibody Competing Product (or any component thereof) was manufactured.  Upon expiration of each such royalty term, on a product-by-product and country-by-country basis, the licenses set forth in Sections 14.3.1, 14.3.2 or 14.3.3 (as applicable) and Sections 10.2.1(a)(ii) and 10.2.1(b)(ii) shall be fully paid-up and perpetual licenses to sell, offer to develop, make, have made, use, sell, import, use and otherwise commercialize such Product or Non-Antibody Competing Product in such country.

14.4.8  Royalties to Medarex.  In consideration of the survival of the license rights granted by Medarex to BMS under Sections 10.1.1(a)(ii) and 10.1.1(b)(ii), in the event this Agreement is terminated with respect to a Product (and, if applicable, MDX-1379) in the entire Territory or with respect to one or more countries in the Territory, or on a country-by-country basis with respect to all Products (and, if applicable, MDX-1379):

(a)               Royalty Rates.  BMS shall pay to Medarex a royalty of [*****]  on Net Sales of each Non-Antibody Competing Product sold by BMS, its Affiliates and sublicensees under this Agreement (other than Medarex and its Affiliates and sublicensees) in such terminated country(ies) in a given Year from and after the effective date of such termination, in lieu of the royalty set forth in Section 6.10.

(b)               Determination.  Net Sales shall be determined in accordance with the definition of Competing Product Net Sales, set forth in Section 1.41.  Royalties shall be determined and paid in the same manner as BMS would have paid and determined same for Non-Antibody Competing Products pursuant to Section 6.10, except Sections 6.7, 6.8 and 6.9 shall not apply to the payment of royalties to Medarex hereunder.

(c)               Royalty Term.  Medarex’s right to receive royalties under this Section 14.4.8 shall expire on a country-by-country and Non-Antibody Competing Product-by-Non-Antibody Competing Product basis upon the first date on which there is no longer any Valid

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Claim included in any Medarex Pre-Existing Patent, Medarex Non-Collaboration Patent or Collaboration Patent that claims or covers (i) [*****]† such Non-Antibody Competing Product or the Target, as the case may be, in such country, (ii) [*****] such Non-Antibody Competing Product is Approved and sold in such country or (iii) [*****] such Non-Antibody Competing Product (or any component thereof) in the countries in which such Non-Antibody Competing Product (or any component thereof) was manufactured.  Upon expiration of each such royalty term, on a product-by-product and country-by-country basis, the licenses set forth in Sections 10.1.1(a)(ii) and 10.1.1(b)(ii) shall be fully paid-up and perpetual licenses to sell, offer to develop, make, have made, use, sell, import, use and otherwise commercialize such Non-Antibody Competing Product in such country.

14.4.9  Indemnification.  If this Agreement is terminated by BMS or Medarex pursuant to Section 14.2 with respect to one or more Product(s) and, if applicable, MDX-1379 in one or more countries in the Territory, and if Medarex or its Affiliates or sublicensees elect to continue the Development and Commercialization of such Product(s) or MDX-1379 in one or more such countries, then, solely with respect to such Product(s) and MDX-1379 that Medarex or its Affiliates or sublicensees under this Agreement (other than BMS and its Affiliates) continue to Develop or Commercialize and solely with respect to those countries in which Medarex or its Affiliates or sublicensees under this Agreement (other than BMS and its Affiliates) conduct such Development and Commercialization activities, and subject to Section 15.3, Medarex agrees to defend the BMS Indemnitees, at Medarex’s cost and expense, and shall indemnify and hold harmless the BMS Indemnitees from and against any Losses arising out of any Claims brought against any BMS Indemnitee by a Third Party resulting directly or indirectly, from: (a) the research, Development, manufacture, use, handling, storage, Commercialization or other disposition of (i) each such terminated Product, alone or for use together, or in combination, with an Agent or (ii) MDX-1379 (as applicable) by Medarex, its Affiliates, or their respective employees, agents, sublicensees under this Agreement (other than BMS and its Affiliates) or subcontractors (other than BMS and its Affiliates) conducted after the effective date of such termination of this Agreement with respect to such terminated Product(s) and country(ies); (b) the negligence or willful misconduct of any Medarex Indemnitee or any Medarex licensee under this Agreement (other than BMS or its Affiliates) or subcontractor in performing such activities under clause (a); (c) intellectual property infringement and trade secret misappropriation liability by a Medarex Indemnitee or any Medarex licensee under this Agreement (other than BMS or its Affiliates) or subcontractor in performing such activities under clause (a); (d) any breach of Applicable Law by any Medarex Indemnitee or any Medarex licensee under this Agreement (other than BMS or its Affiliates) or subcontractor in performing any such activities under clause (a); and (e) the obligations and liabilities assumed by Medarex under any BMS Sublicense Agreement pursuant to Section 14.3.7 or any obligations and liabilities assumed by Medarex under any Third Party manufacturing agreement pursuant to Section 10.5 or Article 14, excluding any liabilities resulting from a breach by BMS or any of its Affiliates of their obligations under any such agreement, except, in each case ((a) through (e)), to the extent such Losses result directly or indirectly from (i) the negligence or willful misconduct of any BMS Indemnitee or any BMS (sub)licensee (other than Medarex or its Affiliates) or

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

subcontractor in performing any such activities on behalf of Medarex, or performing any other activities by or on behalf of BMS, in connection with this Agreement; (ii) any material breach by BMS of any of its representations, warranties, covenants or obligations pursuant to this Agreement; (iii) intellectual property infringement and trade secret misappropriation liability resulting from research, Development, Commercialization or other activities by a BMS Indemnitee or any BMS licensee under this Agreement (other than Medarex or its Affiliates) or subcontractor in performing any activities by or on behalf of BMS; (iv) the manufacture, use, handling, storage or other disposition of each such terminated Product or MDX-1379 (A) sold to or used by a Third Party prior to the termination of this Agreement with respect to each such Product and MDX-1379 in such country, as applicable, or (B) after the termination of this Agreement with respect to each such Product and MDX-1379 in such country, only with respect to Product or MDX-1379 manufactured or supplied by or on behalf of BMS or its Affiliates that does not meet the applicable Specifications or were otherwise not manufactured in accordance with Applicable Law; (v) any negligence or willful misconduct of any BMS Indemnitee; (vi) any breach of Applicable Law by any BMS Indemnitee or any BMS licensee under this Agreement (other than Medarex or its Affiliates) or subcontractor in performing any activities by or on behalf of BMS in connection with this Agreement; or (vii) any acts or omissions of a BMS Indemnitee or BMS licensee (other than Medarex and its Affiliates) with respect to Product(s) or MDX-1379 or countries that have not been terminated.

14.5        Consequences of Material Breach by Either Party.  If a Party is in material breach of this Agreement, the other Party shall have the right to deliver written notice of such breach to the breaching Party, which notice shall specify the nature of the breach, identify the actions or conduct that it wishes such breaching Party to take for an acceptable and prompt cure of such breach and state its intention if such breach is not cured to seek damages or equitable relief pursuant to Section 16.5; provided that such identified actions shall not be binding on such breaching Party with respect to the actions that it may need to take to cure such breach.  The breaching Party shall have thirty (30) days to cure such breach or, if such breach cannot be cured within such thirty (30)-day period, such breaching Party must commence actions to cure such breach within such period and thereafter shall use commercially reasonable efforts to continue such actions (in which case such breach must be cured within ninety (90) days after the receipt of such notice), except in the case of a payment breach, as to which the breaching Party shall have only a thirty (30)-day cure period.  If such breach is not cured within the applicable cure period set forth in the foregoing sentence, such other Party shall be entitled, on written notice to the breaching Party, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, but subject to Sections 14.8 and 17.2, to bring an action against the breaching Party for damages or equitable relief pursuant to Section 16.5; provided, however, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, subject to Sections 14.8 and 17.2, the following shall apply:

(a)               If such material breach relates to the breaching Party’s Development or regulatory obligations with respect to a Product (including, if applicable, MDX-1379) for an Indication under this Agreement, including any material failure to use Diligent Efforts in performing such obligations, and such breaching Party fails to cure such breach within the applicable cure period following written notice of breach by the other Party, such other Party shall be entitled at its option, on written notice to the breaching Party, to:

(i)            take action to cure such material breach, and if any such action is taken, such breaching Party shall promptly reimburse such other Party for all verifiable costs related thereto that are reasonable under the circumstances; and

(ii)           if such breaching Party is the Lead Development Party with respect to such Product (including, if applicable, MDX-1379) for such Indication:

(A)          and such breach relates to a single Indication for a single Product, (1) such other Party shall be entitled at its option, on written notice to such breaching Party, to become the Lead Development Party for such Product (and, if applicable, MDX-1379) for such Indication, (2) such other Party shall have the right, but not the obligation, to take on any Development obligations with respect to such Product for such Indication (including Party Implementation Matters) of such breaching Party under this Agreement as it so chooses and (3) if such other Party is Medarex, (v) no matter with respect to the Development of such Product (including, if applicable, MDX-1379) for such Indication will be considered a BMS Controlled Committee Matter (other than Party Implementation Matters with respect to matters and functions that continue to be delegated to BMS under this Agreement and that do not involve an Appealable Matter, an Arbitrable Matter, a Litigable Matter, a Post-DO Party Matter or an Expert Matter), (w) BMS shall cease to have final decision-making authority with respect to any such matter on the JEC with respect to such Product for such Indication, (x) any disagreements with respect to any such matter with respect to such Product for such Indication that otherwise would have been a BMS Controlled Committee Matter or is otherwise reserved to BMS under Article 3, 4, 5 or 7 shall be considered a Designated Officer Matter and, at the election of either Party by written notice to the other, shall be submitted to the Designated Officers for resolution as provided in Section 16.1.1, (y) BMS shall cease to have final decision-making authority with respect to matters that are the subject of Section 16.1.5 with respect to such Product for such Indication in the Territory, and (z) any disputes with respect to such matters described in clauses (v) through (y) above shall be subject to resolution by an Expert in accordance with the procedures set forth in Section 16.2; and

(B)          if such breaching Party is in material breach of this Agreement with respect to two (2) or more Indications for any Product(s) (or MDX-1379), (1) such other Party shall be entitled at its option, on written notice to the breaching Party, to become the Lead Development Party and the Lead Regulatory Party for all Product(s) (including MDX-1379) for all Indications, (2) such other Party shall have the right, but not the obligation, to take on any Development and regulatory obligations with respect to such Product(s) and MDX-1379 (including Party Implementation Matters) of such breaching Party under this Agreement as it so chooses, (3) if such other Party is Medarex and Medarex elects to become the Lead Regulatory Party, at the written request of Medarex, BMS shall assign to Medarex all interest in and to all INDs, Approvals, documentation relating to Compendia Listing (if any) and Drug Approval Applications relating to such Product(s) and MDX-1379, and shall cooperate with Medarex (at BMS’ own expense) to effect such transfers in an orderly fashion and shall provide to Medarex any copies of relevant documents and rights of reference and access necessary to allow Medarex to exercise its rights under this Article 14, if such other Party is Medarex, and (4) if such other Party is Medarex, in addition to the rights set forth in Section 14.5(a)(ii)(A)(3), which shall extend to all Products (including MDX-1379) for all Indications, Medarex shall have the deciding vote at the JEC with respect to the Development (including related regulatory and manufacturing issues) and Phase IV Studies of all Products and MDX-1379 in the Territory, including any Clinical Trials or Phase IV Studies in support of obtaining or maintaining Approvals for such Products or MDX-1379, except with respect to Litigable Matters, Arbitrable Matters and Expert Matters (other than those set forth in Sections 16.1.3(a) and (c)) (for clarity, matters referred to an Expert by operation of Section 14.5(a)(ii)(A)(z) shall not be Expert Matters for purposes of this Section 10.5.6(b)(i)) and Post-DO Party Matters (other than those set forth in Section 16.1.4(a), (c), (d), (e), (f), (g), (h), (i), (j) or (k)), provided that, with respect to a Product, BMS shall have the right to opt-out of the Development of any Additional Indication (other than with respect to Development activities that are set forth in a Global Development Plan and Budget or Annual Development Plan and Budget or any update, amendment or modification thereto, in each case that had been approved pursuant to Section 3.2.1 or 3.2.2 prior to the Trigger Date), by providing Medarex with written notice of such election no later than sixty (60) days prior to (i) with respect to Development in support of obtaining and maintaining Approvals in the United States, the expected commencement of the first Phase I Clinical Trial, Phase II Clinical Trial (including Phase I/II Clinical Trials), or Phase III Clinical Trial (including Phase IIIB Clinical Trials) for such Indication, which opt-out shall be effective with respect to all phases of Clinical Trials that have not commenced on, and that are not expected to commence within sixty (60) days of, the date Medarex receives such notice (for clarity, if the first Clinical Trial in a phase has commenced, or is expected to commence within sixty (60) days of such notice, then BMS shall continue to be obligated to fund all Clinical Trials in such phase irrespective of whether a particular Clinical Trial in such phase has commenced), and (ii) with respect to Development that is solely in support of obtaining and maintaining Approvals outside the United States, the expected date of commencement of a Clinical Trial, on a Clinical Trial-by-Clinical Trial basis, and, upon receipt of such notice by Medarex, (X) BMS shall not have the right or obligation to fund or, except to the extent reasonably necessary for Medarex to Develop such Product or Indication (at Medarex’s expense), participate in such Development, including in any decisions with respect thereto (except with respect to the establishment of Decision Points and Success Criteria and the protocol design elements related to the Success Criteria and any disputes as to the achievement of Success Criteria, which shall continue to be Expert Matters) and (Y) the royalty rates set forth in Sections 6.6 shall each be increased and the royalty rate in Section 14.4.7(a)(ii) shall be decreased, with respect to each such Product or Indication, and Medarex’s share of Profits and Losses with respect to such Product or Indication pursuant to Section 6.4.2 shall be increased in an amount to be determined by the Parties in good faith, taking into consideration all relevant factors, including Medarex’s investment in, and the additional risks borne by Medarex with respect to, the Development of such Product, within thirty (30) days after receipt of such notice by Medarex, provided that in the event that the Parties are unable to agree upon an appropriate increase within such thirty (30)-day period, then, at the election of either Party, such dispute shall be resolved by an Expert as set forth in Section 16.2 following compliance with Sections 2.7.3(c) and 16.1.1, provided that, except as provided in Section 14.5(b), BMS’ obligations under this Agreement with respect to Commercialization of Products or MDX-1379 in the Territory shall remain in effect, including BMS’ obligation pursuant to Article 5 to provide [*****]† of the Co-Promotion effort for Co-Promotion Products in the United States.

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(b)               If such material breach relates to the breaching Party’s Commercialization obligations under this Agreement with respect to a Product in a country, including any material failure to use Diligent Efforts in performing such obligations, and such breaching Party fails to cure such breach within the applicable cure period following written notice of breach by the other Party, such other Party shall be entitled at its option, on written notice to such breaching Party, to:

(i)            take action to cure such material breach, and if any such action is taken, such breaching Party shall promptly reimburse such other Party for all verifiable costs related thereto that are reasonable under the circumstances; and

(ii)           with respect to Products (including MDX-1379) other than Non-Co-Promoted Products in the United States, (A) if such breaching Party is the Lead Marketing Party with respect to such Product in the United States, such other Party shall be entitled at its option, on written notice to such breaching Party, to become the Lead Marketing Party for such Product in the United States and such other Party shall have the right, but not the obligation, to take on any Commercialization obligations (including Party Implementation Matters) with respect to the United States of the Lead Marketing Party under this Agreement as it so chooses, and, at the election of such other Party, such breaching Party shall cooperate with such other Party (at such breaching Party’s own expense) to effect such transfers in an orderly fashion and shall provide to such other Party any copies of relevant documents and rights of reference and access necessary to allow such other Party to exercise its rights under this Article 14; provided, however, in the event that such other Party elects to take over Product distribution in the United States with respect to such Product, then the Parties shall agree upon an appropriate mechanism to transfer distribution responsibilities, and (B) if such other Party is Medarex, in addition to the rights set forth in Section 14.5(a)(ii)(A)(3), which shall extend to the Commercialization of such Products (including MDX-1379) in the United States, Medarex shall have the deciding vote at the JEC, except with respect to Litigable Matters, Arbitrable Matters and Expert Matters (other than those set forth in Sections 16.1.3(a) and (c)) (for clarity, matters referred to an Expert by operation of Section 14.5(a)(ii)(A)(z) above shall not be Expert Matters for purposes of Section 14.5(b)(ii)) and Post-DO Party Matters (other than those set forth in Section 16.1.4(a), (c), (d), (e), (f), (g), (h), (i), (j) or (k)), provided that the rules for the increase and decrease of FTEs in any Global Commercialization Plan and Budget set forth in Section 5.2.2(d) shall apply, mutatis mutandis, to Medarex for the benefit of BMS and any disputes with respect to the application of such rules may be referred, by either Party, to an Expert for resolution pursuant to Section 16.2; and provided further that the foregoing ((A) and (B)) shall not apply to any failure by a Party to provide PDEs in the United States unless and until such Party fails to provide (x) at least [*****] of its required PDEs for [*****] and the other Party provided at least X% of its PDEs for [*****] where X is calculated for [*****] by adding [*****] to the percentage of PDEs that were actually performed by such other Party in [*****] (by way of example, if a Party provided [*****] of its PDEs in [*****], the other Party would have had to have provided at least [*****] of its PDEs in [*****] for this provision to apply), or (y) at least [*****] of its required PDEs for [*****] and the other Party provided at least [*****] of its PDEs in [*****]; and

†               [*****] REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(iii)         with respect to Non-Co-Promoted Products in the United States and all Products and MDX-1379 in the Royalty Territory, Medarex shall have the right, on written notice to BMS, to treat such breach as a termination by BMS pursuant to Section 14.2.1 with respect to such Product and MDX-1379 (if applicable) in such country.

(c)               If such material breach relates to the breaching Party’s manufacturing obligations with respect to a Product (including, if applicable, MDX-1379) under this Agreement, including any material failure to use Diligent Efforts in performing such obligations, and such breaching Party fails to cure such breach within the applicable cure period following written notice of breach by the other Party, the other Party shall be entitled at its option, on written notice to the breaching Party, to:

(i)            take action to cure such material breach, and if any such action is taken, such breaching Party shall promptly reimburse such other Party for all verifiable costs related thereto that are reasonable under the circumstances; and

(ii)           (A) if such breaching Party is the Lead Manufacturing Party with respect to such Product (including, if applicable, MDX-1379), such other Party shall be entitled at its option, on written notice to such breaching Party, to become the Lead Manufacturing Party and (B) such other Party shall be entitled at its option, on written notice to such breaching Party, to assume any manufacturing obligations with respect to such Product (including Party Implementation Matters) of such breaching Party, including the right to manufacture (or have manufactured) such Product, MDX-1379 or any component thereof, the right to compile forecasts and submit orders for one or more Products or MDX-1379 with respect to a Region or the entire Territory, and, with respect to those responsibilities assumed by such other Party, such breaching Party shall effect a smooth and orderly transition of such responsibilities to such other Party, including, at the request of such other Party, the assignment (and assumption) of any contracts, where legally possible, in the same manner that Medarex was obligated to transfer manufacturing responsibility for the Lead Antibody to BMS pursuant to Section 7.3.2, and the transfer of any manufacturing technology in the manner provided in Section 14.4.6, and such breaching Party shall, in any event, cooperate with such other Party in its conduct of such responsibilities and its exercise of its rights under this Agreement, such as, for example, providing such other Party with such forecasts for the Regions where such breaching Party is the Lead Marketing Party as such other Party may reasonably request, exercising any right or enforcing any obligation under any agreement with a Third Party manufacturer, and providing to such other Party any copies of relevant documents and rights of reference and access, in each case, as necessary to allow such other Party to exercise its rights under this Agreement, and (C) if such other Party is Medarex, (1) no matter with respect to the manufacture of such Product (including, if applicable, MDX-1379) will be considered a BMS Controlled Committee Matter (other than Party Implementation Matters with respect to matters and functions that continue to be delegated to BMS under this Agreement and that do not involve an Appealable Matter, an Arbitrable Matter, a Litigable Matter, a Post-DO Party Matter or an Expert Matter), (2) BMS shall cease to have final decision-making authority with respect to any such matter on the JEC, (3) any disagreements with respect to any such matter that otherwise would have been a BMS Controlled Committee Matter or is otherwise reserved to BMS under this Agreement shall be considered a Designated Officer Matter and, at the election of either Party by written notice to the other, shall be submitted to the Designated Officers for resolution as provided in Article 16, (4) BMS shall cease to have final decision-making authority with respect to matters that are the subject of Section 16.1.5 with respect to such manufacturing matters in the Territory, and (5) any disputes with respect to such matters referenced in clauses (1) through (4) above shall be subject to resolution by an Expert in accordance with the procedures set forth in Section 16.2; provided that Medarex shall have the deciding vote at the JEC with respect to the manufacture (including related regulatory issues) of such Products or MDX-1379 in the Territory, except with respect to Litigable Matters, Arbitrable Matters and Expert Matters (other than those set forth in Sections 16.1.3(a) and (c)) (for clarity, matters referred to an Expert by operation of Section 14.5(a)(ii)(A)(z) shall not be Expert Matters for purposes of this Section 10.5.6(b)(i)) and Post-DO Party Matters (other than those set forth in Section 16.1.4(a), (c), (d), (e), (f), (g), (h), (i), (j) or (k)).

(d)               Notwithstanding Sections 14.5(a), (b) and (c), if the breaching Party disputes whether it is in material breach of this Agreement, such dispute shall be resolved pursuant to expedited arbitration as set forth in Section 16.4, and the other Party’s rights set forth in this Section 14.5 shall be tolled until any such dispute is finally and conclusively resolved, provided that such breaching Party is prosecuting such arbitration in good faith.

14.6        Survival.  The following provisions shall survive any expiration or termination of this Agreement:  Articles 6 (with respect to obligations arising prior to expiration or termination of this Agreement) and 15 and Sections 3.7.1 (with respect to obligations arising prior to expiration or termination of this Agreement), 3.7.3, 3.13.1(c) (with respect to obligations arising prior to expiration or termination of this Agreement), 5.5.5, 7.8 (with respect to obligations arising prior to expiration or termination of this Agreement), 8.6, 9.2, 10.1.1(a)(ii), 10.1.1(b)(ii), 10.1.3, 10.2.1(a)(ii), 10.2.1(b)(ii), 10.2.2, 10.2.3, 10.5.1(a)(ii), 10.5.3(e), 10.8, 10.9, 10.10, 11.1, 11.8.1, 11.2.4 (with respect to obligations arising prior to expiration or termination of this Agreement), 11.3.4 (with respect to obligations arising prior to expiration or termination of this Agreement), 11.4.5 (with respect to obligations arising prior to expiration or termination of this Agreement), 11.5.5 (with respect to obligations arising prior to expiration or termination of this Agreement), 11.7.3 (with respect to obligations arising prior to expiration or termination of this Agreement), 11.9.3 (with respect to obligations arising prior to expiration or termination of this Agreement), 12.1, 14.3, 14.4, 14.6, 14.7, 16.5, 17.2, 17.5 and any other provision of this Agreement which, by its terms or by the context thereof, is intended to survive such termination.  Termination of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity, subject to Sections 14.8 and 17.2, with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.  Subject to Sections 14.8 and 17.2, the remedies provided in this Article 14 are not exclusive of any remedies a Party may have in law or equity.

14.7        Remedies.  Subject to Sections 5.5.6 and 14.8. all remedies provided hereunder are cumulative and concurrent, and are in addition to all other available remedies at law or in equity; provided, however, that a Party shall not seek to avail itself of such other remedies (except for any equitable remedy, subject to Section 14.8) during any cure period under this Agreement.

14.8        Limited Termination Right.  Except as provided in Sections 10.5.2, 10.5.3(a), 10.5.3(c), 14.2.1, 14.2.2(b), 14.2.3 and 14.5(b)(iii), this Agreement may not be terminated, in whole or in part, unless termination (including any equitable remedies such court may fashion) is finally determined to be an appropriate remedy by a court of competent jurisdiction and only if such court finds that (a) the breaching Party has materially breached this Agreement and (b) that money damages and the remedies provided for elsewhere in this Agreement with respect to such breach, if any, are not sufficient; provided, however, that any breach by a Party that is manufacturing a Product or MDX-1379 under this Agreement, with respect to such manufacture, shall not give rise to a right to terminate this Agreement, but instead shall be limited to the right to terminate such manufacture, including the right of such Party to be the Lead Manufacturing Party, as provided in Section 14.2.4; and provided further that (i) any breach by a Party pursuant to Section 5.5.6, except as otherwise provided therein and in Sections 14.2.2(b) and 14.5(b)(iii), and (ii) any breach by Medarex or any of its Affiliates of Section 10.5, in each case ((i) and (ii)) shall not give rise to a right to seek termination of this Agreement, in whole or in part, under this Section 14.8. Further, Medarex’s rights to Co-Promote Products and MDX-1379 in the United States may only be terminated as provided in Section 10.5.2, 10.5.3 or 14.2.2(a), except to the extent that Medarex has the right to voluntarily elect to cease Co-Promotion of a Product or MDX-1379 under this Agreement.  This Agreement, and the right of Medarex to Co-Promote, may not be terminated for any reason or in any manner other than as provided in this Article 14 and the Parties do hereby waive any other right that they may have to do so under Applicable Law (including any statutory or common law right).

ARTICLE 15

INDEMNIFICATION

15.1        Indemnification in the Territory.

15.1.1  Indemnification by BMS.  Subject to Sections 15.1.3 and 15.3, BMS agrees to defend Medarex, its Affiliates and their respective directors, officers, employees and agents (collectively, the “Medarex Indemnitees”), at BMS’ cost and expense, and shall indemnify and hold harmless the Medarex Indemnitees from and against any liabilities, losses, costs, damages, fees or expenses (including reasonable legal expenses and attorneys’ fees incurred by the indemnified Party or its Affiliates and their respective directors, officers, employees and agents until such time as the indemnifying Party has acknowledged and assumed its indemnification obligation hereunder with respect to a Claim) payable to a Third Party (collectively, “Losses”) arising out of any claim, action, lawsuit, or other proceeding (collectively, “Claims”) brought against any Medarex Indemnitee by a Third Party to the extent resulting directly or indirectly from (a) the Development, manufacture, use, handling, storage, Commercialization or other disposition of (i) a Product, whether alone or for use together, or in combination, with an Agent, (ii) MDX-1379 or (iii) a Non-Antibody Competing Product, in each case ((i), (ii) and (iii)), in the Territory by BMS, its Affiliates, or their respective employees, agents, (sub)licensees under this Agreement (other than Medarex or its Affiliates) or subcontractors; (b) the negligence or willful misconduct of any BMS Indemnitee or any BMS licensee under this Agreement (other than Medarex or its Affiliates) or subcontractor in performing any activities by or on behalf of BMS in connection with this Agreement; (c) any material breach by BMS of any of its representations, warranties, covenants or obligations pursuant to this Agreement; (d) intellectual property infringement and trade secret misappropriation liability resulting from research, Development or Commercialization by a BMS Indemnitee or any BMS licensee under this Agreement (other than Medarex or its Affiliates) or subcontractor in performing any activities by or on behalf of BMS in connection with this Agreement; (e) any breach of Applicable Law by any BMS Indemnitee or any BMS licensee under this Agreement (other than Medarex or its Affiliates) or subcontractor in performing any activities by or on behalf of BMS in connection with this Agreement; (f) any use of Medarex’s Corporate Names by any BMS Indemnitee or any BMS licensee under this Agreement (other than Medarex or its Affiliates); and (g) BMS’ election not to obtain a Third Party license where Medarex believes that such a license should be obtained (as set forth in Section 6.7.2(b)), except for those Losses for which Medarex has an obligation to indemnify BMS and its Affiliates pursuant to Section 15.1.2 or 14.4.9, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

15.1.2  Indemnification by Medarex.  Subject to Sections 15.1.3 and 15.3, Medarex agrees to defend BMS, its Affiliates and their respective directors, officers, employees and agents (collectively, the “BMS Indemnitees”), at Medarex’s cost and expense, and shall indemnify and hold harmless the BMS Indemnitees from and against any Losses arising out of any Claim brought against any BMS Indemnitee by a Third Party to the extent such Losses result directly or indirectly from (a) the Development, manufacture, use, handling, storage, Commercialization or other disposition of any Non-Antibody Competing Product in the Territory by Medarex, its Affiliates, or their respective employees, agents, (sub)licensees under this Agreement (other than BMS or its Affiliates) or subcontractors; (b) the negligence or willful misconduct of any Medarex Indemnitee or any Medarex licensee under this Agreement (other than BMS or its Affiliates) or subcontractor in performing any activities by or on behalf of Medarex in connection with this Agreement; (c) any material breach by Medarex of any of its representations, warranties, covenants or obligations pursuant to this Agreement; (d) intellectual property infringement and trade secret misappropriation liability resulting from research, Development or Commercialization by a Medarex Indemnitee or any Medarex licensee under this Agreement (other than BMS or its Affiliates) or subcontractor in performing any activities by or on behalf of Medarex (i) prior to the Execution Date or (ii) in connection with this Agreement after the Effective Date; (e) the manufacture, use, handling, storage or other disposition of a Product in the Territory other than in compliance with the applicable specifications established by Medarex or included in the applicable IND prior to the Execution Date; (f) any negligence or willful misconduct of any Medarex Indemnitee occurring prior to the Execution Date; (g) breach of Applicable Law by any Medarex Indemnitee or any Medarex licensee under this Agreement (other than BMS or its Affiliates) or subcontractor in performing any activities by or on behalf of Medarex in connection with this Agreement; and (h) any use of BMS’ Corporate Names by any Medarex Indemnitee or any Medarex licensee under this Agreement (other than BMS or its Affiliates), except for those Losses for which BMS has an obligation to indemnify Medarex and its Affiliates pursuant to Section 15.1.1, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

15.1.3  Excluded Losses.  Notwithstanding the foregoing, any Losses that result directly or indirectly from (a) the Development of any Product or MDX-1379 (other than Claims arising out of acts or omissions occurring subsequent to the date such Product became a Non-Co-Promoted Product (if any)) for purposes of obtaining an Initial Regulatory Approval for such

Product or MDX-1379 for an Indication (other than a Partially Co-Funded Indication) in the United States, (b) the Commercialization or other disposition of any Co-Promotion Product in the United States or (c) the manufacture, use, handling and storage of any such Product or MDX-1379 in connection with, or for use in, the activities set forth in clauses (a) and (b) above shall not be included in this Section 15.1, and shall instead be included in Section 15.2.

15.2        Indemnification with respect to Products or MDX-1379 (other than Non-Co-Promoted Products) in the United States.

15.2.1  In General.  Subject to Section 15.3, each Party hereby agrees to defend the other Party, its Affiliates and their respective directors, officers, employees and agents (collectively, the “Indemnitees”), at such Party’s cost and expense, and shall indemnify and hold harmless the Indemnitees from and against any and all Losses arising out of any Claim brought against such Indemnitee by a Third Party resulting directly or indirectly from (x) the Development of any Product or MDX-1379 (other than Claims arising out of acts or omissions occurring subsequent to the date such Product became a Non-Co-Promoted Product (if any)) for purposes of obtaining an Initial Regulatory Approval for such Product or MDX-1379 for an Indication (other than a Partially Co-Funded Indication) in the United States, (y) the Commercialization or other disposition of any Co-Promotion Product in the United States or (z) the manufacture, use, handling or storage of any such Product or MDX-1379 in connection with, or for use in, the activities set forth in clauses (x) and (y) above, by the indemnifying Party, its Affiliates, employees, agents, licensees or subcontractors, but only to the extent such Losses: (a) result, directly or indirectly from (i) the negligence or willful misconduct of the indemnifying Party, its Affiliates, employees, agents or any of its licensees under this Agreement (other than the indemnified Party or its Affiliates) or subcontractors in performing any activities by or on behalf of such Party in connection with this Agreement; (ii) any breach by the indemnifying Party of any of its representations, warranties, covenants or obligations pursuant to this Agreement; (iii) intellectual property infringement and trade secret misappropriation liability resulting from the Development, manufacturing, use, handling, storage, Commercialization or other disposition of any such Product or MDX-1379 in connection with, or for use in, the activities set forth in clauses (x) and (y) above by an indemnifying Party, its Affiliates, employees, agents or any of its licensees under this Agreement (other than the indemnified Party or its Affiliates) or subcontractors in performing any activities by or on behalf of such Party in connection with this Agreement; (iv) any negligence or willful misconduct of the indemnifying Party or its Affiliates, employees, agents or any of its licensees under this Agreement (other than the indemnified Party or its Affiliates) or subcontractors in performing any activities by or on behalf of such Party in connection with this Agreement occurring prior to the Execution Date; (v) breach of Applicable Law by any indemnifying Party, its Affiliates, employees, agents or any of its licensees under this Agreement (other than the indemnified Party or its Affiliates) or subcontractors in performing any activities by or on behalf of such Party in connection with this Agreement; (vi) actions described in Section 5.10.10 for which the indemnifying Party is the Hiring Party; or (vii) any use of the indemnifying Party’s Corporate Names; and (b) do not result from the negligence or willful misconduct of, or breach of this Agreement by, any Indemnitee of the other Party.

15.2.2  Certain Losses.  Any Losses, other than those Losses for which indemnification is provided in Section 15.2.1, in connection with any Claim brought against either Party (or its Affiliates, employees, agents or any of its licensees under this Agreement) by a Third Party resulting directly or indirectly from (x) the Development of any Product or MDX-1379 (other than Claims arising out of acts or omissions occurring subsequent to the date such Product became a Non-Co-Promoted Product (if any)) for purposes of obtaining an Initial Regulatory Approval for such Product or MDX-1379 for an Indication in the United States, (y) the Commercialization or other disposition of any Co-Promotion Product in the United States (other than a Partially Co-Funded Indication) or (z) the manufacture, use, handling or storage of any such Product or MDX-1379 in connection with, or for use in, the activities set forth in clauses (x) and (y) above, including Losses from claims of infringement of Third Party Patent rights, shall be included as a Development Cost of either Party, if incurred prior to Initial Regulatory Approval of such Product or MDX-1379 in the United States, or if incurred after such Initial Regulatory Approval, as (a) a Sales and Marketing Cost, to the extent specifically identifiable or reasonably allocable to the sales and marketing of a Co-Promotion Product in the United States during the Co-Promotion Term for such Co-Promotion Product or (b) a Phase IV Cost, to the extent specifically identifiable or reasonably allocable to Phase IV Studies, wherever conducted, of a Product in support of Commercialization of such Product in the United States, in each case ((a) or (b)), of either Party.  The Parties shall confer through the JEC how to respond to the Claim and how to handle the Claim in an efficient manner.  In the absence of such an agreement, each Party shall have the right to take such action as it deems appropriate.

15.2.3  Notices of Claims.  In the event that either Party receives notice of a Claim with respect to a Product or MDX-1379 (other than Claims arising out of acts or omissions occurring subsequent to the date such Product became a Non-Co-Promoted Product (if any)) in the United States, such Party shall inform the other Party as soon as reasonably practicable.  The Parties shall confer through the JEC how to respond to the Claim and how to handle the Claim in an efficient manner.  In the absence of such an agreement, each Party shall have the right to take such action as it deems appropriate, subject to Section 15.3.

15.3        Claims for Indemnification.

15.3.1  A Party believing that it is entitled to indemnification under Sections 15.1 or 15.2.1 (an “Indemnified Party”) shall give prompt written notification to the other Party (the “Indemnifying Party”) of the commencement of any Claim for which indemnification may be sought or, if earlier, upon the assertion of any such Claim by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Third-Party Claim as provided in this Section 15.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give notice).  Within thirty (30) days after delivery of such notification, the Indemnifying Party shall, upon written notice thereof to the Indemnified Party, assume control of the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party.  If a Party believes that a Claim presented to it for indemnification is one as to which the Party seeking indemnification is not entitled to indemnification under Section 15.1 or 15.2.1, it shall so notify the Party seeking indemnification.  In such event, or if the Indemnifying Party otherwise fails or refuses to assume control of the defense of a Claim within such thirty (30)-day period, the Indemnified Party shall have the right to immediately assume control of the defense.  With respect to any Claim for which the

Indemnifying Party has assumed control of the defense, Sections 15.3.2 through 15.3.4 shall apply.

15.3.2  The Indemnified Party may participate in such defense at its own expense; provided that if the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith.

15.3.3  The Indemnifying Party shall keep the Indemnified Party advised of the status of such Claim and the defense thereof and shall consider recommendations made by the Indemnified Party with respect thereto.  The Indemnified Party shall, and shall cause each other Indemnitee to, at the request and expense of the Indemnifying Party, cooperate in the defense or prosecution of each such Claim and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

15.3.4  If the Indemnifying Party has acknowledged in writing its responsibility to indemnify the Indemnified Party with respect to a Claim, the Indemnified Party shall not settle such Claim without the prior written consent of the Indemnifying Party, not to be unreasonably withheld or delayed.  The Indemnifying Party shall not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party or adversely affects the Indemnified Party without the prior written consent of the Indemnified Party, not to be unreasonably withheld or delayed.

15.4        Insurance.  Each Party shall maintain at its sole cost and expense, an adequate liability insurance or self-insurance program (including product liability insurance) to protect against potential liabilities and risk arising out of activities to be performed under this Agreement and any agreement related hereto and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the U.S. pharmaceutical industry for the activities to be conducted by such Party under this Agreement (the “Coverage”), provided that, for so long as Medarex is engaged in Development activities under this Agreement, it shall maintain insurance with minimum limits of [*****]† per occurrence and in the aggregate; provided further that if Medarex exercises its Co-Promotion Option with respect to one or more Products, upon Launch of the first Co-Promotion Product in the United States, Medarex shall maintain commercial general liability insurance or a self-insurance program with minimum

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limits of [*****]† per occurrence and in the aggregate.  Subject to the preceding sentence, such liability insurance or self-insurance program shall insure against all types of liability, including personal injury, physical injury or property damage arising out of the manufacture, sale, use, distribution or marketing of a Product.  Medarex shall furnish to BMS evidence of such insurance or self insurance, upon request.  Such insurance information shall be kept in confidence in the same manner as any other Confidential Information disclosed by one Party to the other hereunder.  The coverage limits set forth herein shall not create any limitation on a Party’s liability to the other under this Agreement.

ARTICLE 16

DISPUTE RESOLUTION

16.1        Disputes Arising from the JEC.

16.1.1  If either Party elects in accordance with Section 2.7.3(c)(iii) or 2.7.3(e)(ii), by giving written notice to the other Party, to have a Designated Officer Matter resolved pursuant to this Article 16, such Designated Officer Matter shall be submitted to the Parties’ respective executive officers designated below or their successors (each, a “Designated Officer”) for attempted resolution by good faith negotiations within thirty (30) days after such notice is received.  Such Designated Officers are as follows:

For BMS with respect to (a) Commercialization matters in the United States (other than manufacturing) and (b) Development matters (other than those listed in Section 16.1.3(e), (f), (i), (j), (k), (m), (o), (p), (q), (r), (s) and (t)) and in Section 16.1.4):

Chief Executive Officer

For BMS with respect to all other matters:	Any direct report of the Chief Executive Officer designated by the Chief Executive Officer

For Medarex:	Chief Executive Officer

In the event the Designated Officers are not able to resolve such dispute within such thirty (30)-day period after receipt of such notice, then either of such Designated Officers may request, within five (5) Business Days after the expiration of such period, that the Parties attempt non-binding mediation of any such matter for a period not to exceed thirty (30) days.  Upon any such request, the Parties shall participate in good faith in such non-binding mediation.  If the matter remains unresolved after such thirty (30)-day mediation period, or if neither of such Designated Officers so requests such non-binding mediation, then any such unresolved matter

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(each, an “Unresolved DO Matter”) shall be resolved as set forth in Section 16.1.2 through 16.1.5, as applicable.

16.1.2  Litigable and Arbitrable Matters.  Any Unresolved DO Matter that is a Litigable Matter shall, at the election of either Party, be decided by litigation or such other dispute resolution procedure as the Parties may agree, except that (a) any Unresolved DO Matter that is subject to Section 16.3 shall be resolved in accordance with the provisions of Section 16.3 and (b) any Arbitrable Matter shall, at the election of either Party, be resolved by expedited arbitration as provided in Section 16.4.

16.1.3  Expert Matters.  Subject to Sections 10.5 and 14.5, any Unresolved DO Matter that is an Expert Matter (as defined below), to the extent not subject to Section 16.1.2 above, shall, at the election of either Party by written notice to the other, be resolved by an Expert as provided in Section 16.2.  As used herein, “Expert Matter” means the following:

(a)               the establishment of Decision Points and Success Criteria and the protocol design elements related to the Success Criteria set forth in the Global Development Plan and Budget or any Annual Development Plan and Budget (and any updates, amendments or modifications thereto) for any Lead Product for the Lead Indications or with respect to the Lead Agents beyond those set forth in the Global Development Plan and Budget as Previously Disclosed or for any Additional Product or Additional Indication (except for Clinical Trials intended solely to support Approval in the Royalty Territory) (as contemplated by Section 3.2.3(b));

(b)               the determination as to whether the applicable Success Criteria have been achieved (as contemplated by Section 3.2.3(c)) for (i) any Clinical Trials for the Lead Product for the Lead Indications or with respect to the Lead Agents as set forth in the Global Development Plan and Budget as Previously Disclosed or (ii) any other Clinical Trials intended to support an Approval or a Compendia Listing, as applicable, for the United States (other than Clinical Trials relating to any Partially Co-Funded Indication);

(c)               the determination as to which Party is (i) the Lead Development Party in a country or for a Clinical Trial intended to support an Approval of a Product or MDX-1379 for an Additional Indication in the United States or (ii) the Lead Regulatory Party for each Additional Product and MDX-1379 in the United States (as contemplated by Section 3.3.2(b)(ii) and, with respect to the determination of Lead Development Party and Lead Regulatory Party in any applicable Region, as contemplated by Section 10.5.5);

(d)               the determination as to whether an Overrun should be borne solely by a Party or, if both Parties are Responsible Parties, the appropriate methodology for the allocation of the Overrun or the [*****]† threshold or [*****] threshold, as applicable, between the Parties (as contemplated by Section 3.7.1(f) or Section 6.4.3, respectively);

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(e)           the determination as to whether there is an inaccuracy in a Party’s calculation of the number of sales calls or Details or an inaccuracy in such Party’s Promotion Data reports, and the resolution of any disagreements relating thereto (as contemplated by Section 5.5.5);

(f)            the determination as to the appropriate methodology for the allocation of Net Sales or Allowable Expenses attributable to, or the Profits/Losses derived from and attributable to, a Product, an Indication or MDX-1379 as contemplated by Section 6.4 or Section 6.6, including the allocation of Off-Label Net Sales (as contemplated by Section 6.4.2(b)) and the allocation of Net Sales to an Opt-Out NP Indication (as contemplated by Section 6.6.1(b));

(g)           the determination of any changes to this Agreement to preserve the Parties’ respective economic interests as a result changes in a Party’s accounting procedures (as contemplated by Section 2.10.1);

(h)           the determination of an equitable mechanism to adjust the compensation of the Parties to offset the economic effect of cross-border transfers as contemplated by Section 6.17;

(i)            the determination as to the relative commercial value of an Indication in the United States as compared to Japan pursuant to Section 3.7.1(a)(iii);

(j)            the determination as to whether the terms and conditions of an agreement into which a Party proposes to enter into with a Third Party to develop and commercialize an agent outside the Collaboration pursuant to Section 3.13.2(c) are equal to, or more favorable, when considered as a whole, than the terms and conditions last offered to the other Party;

(k)           the determination as to whether an Indication is therapeutically distinct and unrelated from a previous Indication for purposes of Secondary Milestone Indication payments pursuant to Section 6.3.1(b)(vi);

(l)            the determination of the mechanism for tracking sales of Generic Products, the percentage market shares of Generic Products in a country, and offsets pursuant to Section 6.7.1(b) or the calculation of such offsets pursuant to Section 6.7.1(c);

(m)          the calculation of any adjustments to the PDE Rate or the FTE Cost (as contemplated by Section 5.5.6(a) and Section 6.20);

(n)           the determination of any matter with respect to the manufacture of bulk active of Product or MDX-1379 (including any disputes with respect to the applicable market rate for such manufacture) falling within Section 7.3.4;

(o)           the determination of Net Sales for a Product in a country where the Product contains one or more active ingredients in addition to an Antibody and such other active ingredient(s) are not sold separately in such country (as contemplated by Section 1.128);

(p)           the determination of the allocation of Patent Costs as they relate to Co-Promotion Products in the United States, on the one hand, and Non-Co-Promoted Products in the United States or Products or MDX-1379 in the Royalty Territory, on the other hand, or where Patent Costs are not specifically allocable to a given country, Product or Patent, pursuant to Section 11.2.4(d);

(q)           the determination of the allocation of certain expenses of defense, settlement and judgments in actions governed by Section 11.3 as they relate to Co-Promotion Products  in the United States, on the one hand, and Non-Co-Promoted Products in the United States or any Product, whether alone or together or in combination with an Agent, or MDX-1379 in the Royalty Territory, on the other hand, or where such expenses are not specifically allocable to a given country, Product or Patent, pursuant to Section 11.3.4;

(r)           the determination of the allocation of costs of any litigation commenced pursuant Section 11.4 or 11.5, including attorneys’ fees and expenses, in accordance with Section 11.4.5 or 11.5.5, respectively;

(s)           the determination of the allocation of costs of in-house counsel, the fees and expenses paid to outside counsel and other reasonable direct costs incurred in bringing, maintaining and prosecuting any Trademark Infringement Claim as such costs relate to Co-Promotion Products in the United States and Non-Co-Promoted Products in the United States, pursuant to Section 11.9.1;

(t)            the determination of the allocation of expenses of defense, settlement and judgments in actions as such expenses relate to Co-Promotion Products in the United States, Non-Co-Promoted Products in the United States or any Product or MDX-1379 in the Royalty Territory, pursuant to Section 11.9.3;

(u)           the determination as to commercially reasonable terms under which BMS shall continue to supply Antibody, Product or MDX-1379 with respect to one or more countries upon termination of this Agreement by BMS with respect to a Product, as contemplated by Section 14.4.2(b);

(v)            the resolution of any dispute as to the Proof of Concept Requirements with respect to a particular Immunotherapeutic Agent, or as to whether a Party has satisfied the Proof of Concept Requirements with respect to a particular Immunotherapeutic Agent, as contemplated by Section 3.13.2(a); and

(w)           any other matter that pursuant to the terms of this Agreement, is subject to resolution by an Expert following compliance with Section 16.1.1.

16.1.4  Post-DO Party Matters.  Subject to Sections 10.5 and 14.5, any Unresolved DO Matter identified below (each a “Post-DO Party Matter”) shall, unless it is otherwise a Litigable Matter, Arbitrable Matter or Expert Matter, be resolved only by the mutual agreement of the Parties:

(a)           approval of any update, amendment or modification to, or waiver of, the provisions of (i) the Global Development Plan and Budget for the Lead Product for the

Lead Indications or with respect to the Lead Agents (including decisions with respect to Decision Points and Success Criteria as Previously Disclosed) or (ii) any Global Development Plan and Budget for an Additional Product or an Additional Indication (other than with respect to (x) Partially Co-Funded Indications for so long as such Indications continue to be Partially Co-Funded Indications and (y) relating solely to obtaining Approvals in the Royalty Territory), whether or not the initial approval of such Global Development Plan and Budget was subject to the final decision-making authority of BMS;

(b)           subject to Section 3.2.1(d)(ii), approval of any Annual Development Plan and Budget or any update, amendment or modification thereto, or any waiver thereof, that is not consistent with the applicable Global Development Plan and Budget;

(c)           establishment of the maximum and minimum number of FTEs required of Medarex and the minimum number of FTEs required of BMS for the Commercialization of all Indications for each Co-Promotion Product in the United States for each of [*****]† (with the [*****] being [*****] in which Launch occurs) following initial Launch of such Co-Promotion Product in the United States (as contemplated by Section 5.2.2), and any update, amendment or modification to, or waiver of compliance with, any such maximum or minimum;

(d)           a decision to pursue the Development of a Product for use together, or in combination, with an Additional Agent (other than a Commercialized Agent) or the Development of an Additional Agent (other than a Commercialized Agent), whether for use with a Product or otherwise;

(e)           a decision to pursue an Approval or a Compendia Listing for a Product for an Indication in the first instance, which shall be set forth in the first Global Development Plan and Budget (or, if applicable, an amendment to an existing Global Development Plan and Budget) for such Indication, and any change in strategy with respect thereto, which shall be reflected in an amendment to the applicable Global Development Plan and Budget;

(f)            the use in support of Approvals or Compendia Listings in the United States of efficacy data from Clinical Trials originally intended to support the Approval of a Product outside the United States;

(g)           Development of MDX-1379 beyond that which is set forth in the Global Development Plan and Budget as Previously Disclosed;

(h)           any matter with respect to Product labeling in the United States (as contemplated by Section 3.4.11);

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(i)            any matter with respect to coordination of activities with respect to, including the decision to apply for and secure, patent term extension in a country (as contemplated by Section 11.2.6);

(j)            the selection of Product Trademarks as contemplated by Section 11.7; and

(k)           any other matter reserved in this Agreement for the mutual agreement of the Parties or the consent, approval or other decision-making authority of both Parties.  For clarity, a Party’s right to a Party Vote in a Committee pursuant to Article 2, in and of itself, shall not subject a matter to the preceding sentence.

16.1.5  BMS Final Decision-Making Authority.

(a)           Subject to Sections 10.5, 14.5 and 16.1.5(b), any Unresolved DO Matters that are not subject to Section 16.1.2, 16.1.3 or 16.1.4 above, including all Appealable Matters, shall be decided by BMS in good faith, taking into consideration Medarex’s comments on the matter, in a manner consistent with this Agreement and the applicable then-current Approved Plans.  For clarity, but subject to Sections 10.5 and 14.5, Appealable Matters (to the extent not Arbitrable Matters, Expert Matters, Litigable Matters or Post-DO Party Matters) are within the final decision making authority of BMS pursuant to this Section 16.1.5.  Notwithstanding the foregoing, BMS shall not have final decision-making authority with respect to any matter that requires the approval, consent or agreement of Medarex under this Agreement.  For clarity, Medarex’s right to a Party Vote in a Committee pursuant to Article 2, in and of itself, shall not subject a matter to the preceding sentence.

(b)           Except as permitted by Section 5.2.2(d)(iv), in no event shall such decision by BMS pursuant to Section 16.1.5(a): (i) reduce, diminish, eliminate or otherwise modify or excuse compliance by BMS with any of its obligations in respect of (A) the applicable Global Development Plan and Budget(s) (other than with respect to Development activities (1) subject to Section 3.8.4, for Partially Co-Funded Indications for Additional Products and only for so long as such Indications remain Partially Co-Funded Indications and (2) for Additional Products or Additional Indications intended solely for Approval in the Royalty Territory) or (B) providing at least [*****]† Sales Representative FTEs for each Quarter during the first [*****]  after Launch of the Lead Product in the United States on average for each such Quarter, subject to Section 5.2.2(d)(iv), for the Commercialization of such Product in the United States or (ii) except as permitted by Section 3.2.2(a) or Section 5.2.2(d), (A) impose on Medarex any additional obligation with respect to the provision of physical, personnel or, solely with respect to the Development of any Product or MDX-1379, financial resources beyond those that are contemplated in the applicable Annual Development Plan and Budget, (B) impose on Medarex any obligation with respect to the provision of physical, personnel or financial

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resources with respect to the Development of any Product for a Partially Co-Funded Indication, (C) impose on Medarex any obligation with respect to the provision of physical, personnel or financial resources with respect to the Commercialization of a Product or MDX-1379 in the Territory (other than Co-Promoted Products in the United States), or (D) (x) increase the maximum number of Sales Representative FTEs required of Medarex at any point during the first Year following initial Launch of the Lead Product in the United States above [*****]† Sales Representative FTEs or, subject to Section 5.2.2(d)(iv), below [*****] Sales Representative FTEs during the first [*****] after Launch of such Product and (y) increase or decrease the number of Medarex Sales Representatives set forth in the applicable Annual US Commercialization Plan and Budget, in each case ((A), (B), (C) or (D)), without the prior written consent of Medarex.

16.2        Expert Resolution of Certain Disputes.  Any Expert Matter and any matter that is referred for resolution by an Expert by mutual agreement of the Parties or by their representatives on the JEC as contemplated by Section 2.7.3(c) shall be resolved by expedited arbitration by an Expert as follows:

16.2.1  Upon written request by either Party to the other Party, the Parties shall promptly negotiate in good faith to appoint an appropriate Expert.  If the Parties are not able to agree within five (5) days after the receipt by a Party of the written request in the immediately preceding sentence, the CPR Institute for Dispute Resolution, or such other similar entity as the Parties may agree, shall be responsible for selecting an Expert within seven (7) days of being approached by a Party.  The fees and costs of the Expert and the CPR Institute for Dispute Resolution (or such other entity) shall be shared equally (50%/50%) by the Parties.

16.2.2  Within fifteen (15) days after the designation of the Expert, the Parties shall each simultaneously submit to the Expert and one another a written statement of their respective positions on such disagreement.  Each Party shall have five (5) days from receipt of the other Party’s submission to submit a written response thereto, which shall include any scientific and technical information in support thereof.  The Expert shall have the right to meet with the Parties, either alone or together, as necessary to make a determination.

16.2.3  No later than thirty (30) days after the designation of the Expert, the Expert shall make a determination by selecting the resolution proposed by one of the Parties that as a whole is the most nearly consistent with this Agreement and the most fair and reasonable to the Parties in light of the totality of the circumstances and the terms of this Agreement.  The Expert shall provide the Parties with a written statement setting forth the basis of the determination in connection therewith.  The decision of the Expert shall be final and conclusive, absent manifest error.

16.3        Intellectual Property Disputes.  Notwithstanding anything contained in Sections 16.1 and 16.2, any dispute regarding the validity, scope, enforceability, inventorship or ownership of intellectual property rights shall be a Litigable Matter and shall not be subject to arbitration pursuant to this Article 16, but instead shall be submitted by either Party to a court of

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competent jurisdiction in the country in which such rights apply following compliance with Section 2.7.3 and Section 16.1.1.

16.4        Expedited Arbitration.  Any Arbitrable Matter shall, at the election of either Party, be resolved by arbitration before a sole arbitrator under the CPR Institute for Dispute Resolution (“CPR”) Rules for Non-Administered Arbitration and the United States Arbitration Act, 9 U.S.C. §§ 1 et seq., as modified by this Section.

16.4.1  Upon written request by either Party to the other Party, the Parties shall promptly negotiate in good faith to appoint a single arbitrator, who is a mutually acceptable, disinterested, conflict-free individual not affiliated with either Party.  If the Parties are not able to agree within fifteen (15) Business Days after the receipt by a Party of the written request in the immediately preceding sentence, the CPR Institute for Dispute Resolution shall appoint an arbitrator as expeditiously as possibleafter being approached by a Party upon the failure of the Parties to agree pursuant to this subsection 16.4.1.

16.4.2  The arbitration shall be conducted in the English language in the City of New York, New York, although the arbitrator, with the consent of both Parties, may conduct hearings at any other location that the arbitrator deems appropriate.

16.4.3  The arbitrator shall manage the proceeding so as to conclude it as rapidly as possible consistent with the right of each Party to a fair hearing.  The Parties agree that the arbitrator should endeavor to the extent possible to schedule hearings on the merits as soon as practicable after the arbitrator’s appointment, and to render the award within thirty (30) days following the conclusion of the hearings.

16.4.4  Consistent with the objective of concluding the proceeding expeditiously, the arbitrator may require and facilitate such discovery as it shall determine is appropriate in the circumstances, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost-effective.  The arbitrator may issue orders to protect the confidentiality of Confidential Information disclosed in discovery.

16.4.5  Service upon any Party of any notice in connection with such an arbitration proceeding shall be deemed sufficient if made in the manner provided for the giving of notices in Section 17.5 of this Agreement.

16.4.6  The award of the arbitrator shall be accompanied by a written statement of the reasons upon which the award is based.  The decision of the arbitrator shall be final and binding upon the Parties, and judgment may be entered thereon, upon the application of either Party, by any court having jurisdiction.

16.4.7  Each Party shall bear the cost of preparing and presenting its case, and the cost of the arbitration (including fees and expenses of the arbitrator) shall be shared equally (50%/50%) by the Parties unless the arbitrator otherwise provides.

16.5        Governing Law, Jurisdiction, Venue and Service.

16.5.1  Governing Law.  Subject to Section 16.3, this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state, other than Section 5-1401 of the New York General Obligations Law.

16.5.2  Jurisdiction.  Subject to Sections 16.1 and 16.3, each Party irrevocably and unconditionally consents to the exclusive jurisdiction of the courts of general jurisdiction of the State of New York and the United States District Court for the Southern District of New York (collectively, the “Courts”), for any action, suit or proceeding (other than appeals therefrom) concerning any Litigable Matter arising out of or relating to this Agreement, and agrees not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts; provided, however, that if the Courts will not accept jurisdiction of such matter, any such action, suit or proceeding initiated by a Party may be brought in the state or federal courts in the state where the other Party’s principal place of business is located or in the State of New Jersey.

16.5.3  Venue.  Subject to Section 16.3, the Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the Courts and hereby further irrevocably and unconditionally agree not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of such Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party.

16.5.4  Service.  Each Party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to its address and contact person for notices provided for in Section 17.5 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

ARTICLE 17

MISCELLANEOUS

17.1        Non-Solicitation of Employees.  After the Execution Date and during the term of this Agreement, each Party agrees that neither it nor any of its divisions, operating groups or Affiliates that participates in or is responsible for the Development or Commercialization of any Product pursuant to this Agreement shall recruit, solicit or induce any employee of the other Party directly involved in the activities conducted pursuant to this Agreement to terminate his or her employment with such other Party and become employed by or consult for such Party, whether or not such employee is a full-time employee of such other Party, and whether or not such employment is pursuant to a written agreement or is at-will.  For purposes of the foregoing, “recruit”, “solicit” or “induce” shall not be deemed to mean (a) circumstances where an employee of one Party initiates contact with the other Party or any of its Affiliates with regard to possible employment, or (b) general solicitations of employment not specifically targeted at employees of a Party or any of its Affiliates, including responses to general advertisements.

17.2        Consequential Damages.  Except as provided in Sections 5.5.6(b) and 17.4, each Party shall have the right to seek indirect, incidental or consequential damages, including lost profits arising from or relating to any breach of this Agreement or any obligations hereunder; provided, however, that neither Party shall be liable for, or have the right to seek, (a) punitive damages arising from or relating to any breach of this Agreement or any obligations hereunder or (b) lost profits arising out of a breach of a Party’s manufacturing obligations hereunder; and provided further that any such damages with respect to a breach shall be net of the value of any remedies provided to the non-breaching Party under this Agreement with respect to such breach.

17.3        Entire Agreement; Amendment.  This Agreement, together with the Stock Purchase Agreement by and between the Parties dated as of the Execution Date and all Exhibits and Schedules hereto, set forth the complete, final and exclusive agreement and all covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto, and supersede and terminate all prior agreements and understandings between the Parties.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein.  No alteration, amendment, modification, change or addition to, or release or discharge of, this Agreement shall be binding upon the Parties unless reduced to writing and duly executed by an authorized officer of each Party.

17.4        Force Majeure.  Both Parties shall be excused from the performance of their obligations under this Agreement (and such obligations shall be suspended) to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides written notice of the nature of such force majeure to the other Party.  The Party affected by such force majeure also shall notify the other Party of the anticipated duration of such force majeure and any action being taken to avoid or minimize its effect after such occurrence.  Such excuse and suspension of performance shall be of no greater scope and no longer duration than is reasonably necessary, and the non-performing Party shall take reasonable efforts to remove the condition constituting such force majeure.  For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, acts of war (whether war be declared or not), acts of terrorism, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, flood, storm or similar catastrophe; provided, however, the payment of invoices due and owing hereunder shall not be delayed by the payor because of a force majeure affecting the payor; and provided further that in the event the suspension of performance continues for one-hundred and eighty (180) days after the date of the occurrence, the Parties shall meet to discuss in good faith how to proceed in order to accomplish the goals of the Collaboration outlined in this Agreement.

17.5        Notices.  Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid, express delivery service or personally delivered.  Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

Medarex Inc.	For Medarex:
707 State Road
Princeton, New Jersey 08540-1437
Attention: President
Medarex, Inc.
With copies to:
707 State Road
Princeton, New Jersey 08540-1437
Attention: General Counsel

Covington & Burling
1201 Pennsylvania Ave., N.W.
Washington, D.C. 20004
Attention: John A. Hurvitz, Esq.

For BMS:	Bristol-Myers Squibb Company
345 Park Avenue
New York, New York 10154
Attention: President

With copies to:	Bristol-Myers Squibb Pharmaceutical Group
Route 206 and Province Line Road
Princeton, New Jersey 08543-4000
Attn: Vice President – Alliance Management

Bristol-Myers Squibb Pharmaceutical Group
Route 206 and Province Line Road
Princeton, New Jersey 08543-4000
Attn: Vice President and Senior Counsel – Pharmaceutical Group

Any such communication shall be deemed to have been received (a) when delivered, if personally delivered, (b) on the business day after dispatch, if sent by nationally-recognized express delivery service, and (c) on the third business day following the date of mailing, if sent by mail; provided that any legal process served in such manner pursuant to Section 16.5 shall be deemed to have been received only when actually delivered, unless otherwise provided by Applicable Law.  It is understood and agreed that this Section 17.5 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

17.6        Consents.  Except as otherwise provided in Articles 2 and 16, unless otherwise provided in this Agreement, whenever provision is made in this Agreement for either Party to secure the consent, approval or agreement of the other, or where the consent, approval or agreement of both Parties is required, unless otherwise conditioned (e.g., by a provision that such consent, approval or agreement shall not be unreasonably withheld or delayed), that consent, approval or agreement may be granted or withheld in such Party’s sole and absolute discretion for any reason or no reason.

17.7        Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party; provided, however, that a Party may make such an assignment or transfer without the other Party’s consent (a) to any Affiliate of such Party, provided that such transfer shall not adversely affect the other Party’s rights and obligations under this Agreement and that such Affiliate remains an Affiliate of such Party or (b) to any Third Party successor or purchaser of all or substantially all of its pharmaceutical assets, whether in a merger, sale of stock, sale of assets or other similar transaction.  Any permitted successor or assignee of rights or obligations hereunder shall, in a writing to the other Party, expressly assume performance of such rights or obligations and the assigning Party (provided that it survives) shall guaranty the full and complete performance of all of the assigning Party’s transferred obligations by such assignee under this Agreement.  Subject to the terms hereof, this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties hereto.  Any assignment or transfer, or attempted assignment or transfer, by either Party in violation of the terms of this Section 17.7 shall be null and void and of no legal effect.  Except as provided in this Agreement, BMS shall have no obligation to Medarex or its Affiliates to share any fees, milestone payments, royalties financial consideration or other consideration received by BMS and its Affiliates from any such permitted assignment.

17.8        Performance by Affiliates.  Each of Medarex and BMS acknowledge that certain obligations under this Agreement may be performed by Affiliates of Medarex and BMS.  Each of Medarex and BMS guarantees performance of this Agreement by any of its Affiliates.

17.9        Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.  This Agreement may be executed by facsimile signatures and such signatures shall be deemed to bind each party hereto as if they were original signatures.

17.10      Severability.  If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

17.11      Ambiguities; No Strict Construction.  Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.  The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

17.12      Headings.  The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

17.13      No Waiver.  Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

17.14      No Benefit to Third Parties.  Except as provided in Section 15.1 or 15.2.1, the representations, warranties and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties.

17.15      Relationship of the Parties.  It is expressly agreed that the Parties shall be independent contractors of one another and that the relationship between the Parties shall not constitute a partnership, joint venture or agency.  Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other or authorization under this Agreement to do so.  All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reasons of any such employment shall be for the account and expense of such Party.

17.16      Further Assurance.  Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in order to perfect any license, assignment or other transfer or any properties or rights under, or pursuant, to this Agreement.

17.17      Construction.  Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders.  The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term.  Unless otherwise specified, (a) references in this Agreement to any Article, Section, Schedule or Exhibit shall mean references to such Article, Section, Schedule or Exhibit of this Agreement, (b) references in any section to any clause are references to such clause of such section and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.  This Agreement should be interpreted in its entirety and the fact that certain provisions of this Agreement may be cross-referenced in a Section shall not be deemed or construed to limit the application of other provisions of this Agreement to such Section and vice versa.

[The remainder of this page has been intentionally left blank.

The next page is the signature page]

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers.

Bristol-Myers Squibb Company	Medarex Inc.

By:	By:

Title:	Title:

Date:	Date:

SCHEDULE 1.22

BMS Pre-Existing Patents

Antibody/Use Patents

• U.S. Patent No. 5,977,318 and foreign equivalents

• U.S. Patent No. 5,968,510 and foreign equivalents

Target Patents

• U.S. Patent No. 5,844,095 and foreign equivalents

• U.S. Patent No. 5,851,795 and foreign equivalents

• U.S. Patent No. 5,885,796 and foreign equivalents

SCHEDULE 1.116

Medarex Pre-Existing Patents

•                  U.S. Patent No. 5,811,097

•                  U.S. Patent No. 5,855,887

•                  U.S. Patent No. 6,051,227

•                  Australian Patent No. 730,500

SCHEDULE 1.172

Selected Mice-Related Patents

U.S. Patent No. 5,770,429 and foreign equivalents

SCHEDULE 12.2

Press Release

NEWS RELEASE

For Immediate Release

Contacts: Medarex, Inc.	Bristol-Myers Squibb Company
Laura S.Choi Investor Relations Phone: +1-609-430-2880, x2216	Kathy Baum Corporate Affairs Phone : +1-609-252-4227

Jean Mantuano Corporate Communications (media) Phone: +1-609-430-2880, x2221	John Elicker Investor Relations Phone : +1-212-546-3775

Bristol-Myers Squibb Company and Medarex Form Global Development
and Commercialization Collaboration for MDX-010

Princeton, N.J.; November 8, 2004 – Bristol-Myers Squibb Company (NYSE: BMY) and Medarex, Inc. (Nasdaq: MEDX) announced today a worldwide collaboration to develop and commercialize MDX-010, a fully human antibody investigational product targeting the CTLA-4 receptor.  MDX-010 was developed by Medarex using its UltiMAb Human Antibody Development System® and is currently in Phase III clinical development for the treatment of metastatic melanoma.  There are more than 160,000 cases of melanoma diagnosed worldwide, and 40,000 annual deaths. The agreement is subject to receipt of various governmental clearances and approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The collaboration also includes MDX-1379, an investigational gp100 peptide vaccine, which will be developed for potential use in combination with MDX-010 in melanoma.  Bristol-Myers Squibb and Medarex have agreed to jointly continue to investigate the development of MDX-010 in additional tumor types. Bristol-Myers Squibb and Medarex will share in the costs of developing MDX-010 and MDX-1379 in the United States and Europe based on a pre-agreed percentage allocation.  Bristol-Myers Squibb will be responsible for all development outside of these territories.

Medarex will receive an initial cash payment of $50 million, of which $25 million will be a purchase of Medarex’s common stock by BMS at a premium to the market price.  Medarex could receive up to $205 million if all regulatory milestones are met, and up to $275 million in sales-related milestones.  Medarex will have an option to co-promote and share profits with Bristol-Myers Squibb in the United States based on a pre-agreed percentage split. Bristol-Myers Squibb will receive an exclusive license ex-US and pay royalties to Medarex.

“Monoclonal antibodies are an increasingly important component of anti-cancer treatments,” said Peter R. Dolan, chairman and chief executive officer, Bristol-Myers Squibb Company. “Bristol-Myers Squibb has been a leader in oncology for more than 40 years, and will continue to grow our global oncology business as part of our new corporate strategy. We look forward to our partnership with Medarex, a leader in antibody development, to develop and potentially commercialize MDX-010 in the hope that we might further extend and enhance the lives of cancer patients.”

“We are enthusiastic about joining forces with Bristol-Myers Squibb, an outstanding company with a world-class oncology business,” said Donald L. Drakeman, President and CEO of Medarex, Inc. “We are pleased with this opportunity to work together with such an impressive organization to potentially bring this important product to patients around the world.”

About MDX-010

MDX-010 is a fully human antibody against human CTLA-4, a molecule on T cells that is believed to be responsible for suppressing the immune response. MDX-010 also has the potential to enable the immune systems of cancer patients to more effectively fight tumors. In June 2004, MDX-010 received orphan drug designation from the U.S. Food and Drug Administration (FDA) for the treatment of high risk Stage II, Stage III and Stage IV melanoma.

The FDA has granted Fast Track status to MDX-010 in combination with MDX-1379 for treatment of patients with late stage unresectable metastatic melanoma who have failed or are intolerant to first line therapy. MDX-1379 – a melanoma peptide vaccine – is part of the global collaboration with Bristol-Myers Squibb, and the combination treatment is currently in Phase III clinical trials. Under the FDA Modernization Act of 1997, designation as a Fast Track product for a new drug or biological product means that the FDA has determined that the drug is intended for the treatment of a serious or life-threatening condition that demonstrates the potential to address unmet medical needs for such a condition, and that the FDA will facilitate and expedite the development and review of the application for the approval of the drug.

MDX-010 is also currently in multiple Phase II clinical trials to test the product for other oncology indications. The potential use of MDX-010 outside of oncology is also being explored. Further information regarding Medarex’s MDX-010 program can be found in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

About Medarex

Medarex is a biopharmaceutical company focused on the discovery and development of fully human antibody-based therapeutics to treat life-threatening and debilitating diseases, including cancer, inflammation, autoimmune and infectious diseases. Medarex applies its UltiMAb™ technology and product development and clinical manufacturing experience to generate, support and potentially commercialize a broad range of fully human antibody products for itself and its partners. Twenty of these therapeutic products derived from Medarex technology are currently in human clinical testing, with the most advanced candidate currently in a Phase III clinical trial. Medarex is committed to building value by developing a diverse pipeline of antibody products to address the world’s unmet healthcare needs. For more information about Medarex, visit its website at www.medarex.com.

For Bristol-Myers Squibb

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding product development.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Among other risks, there can be no guarantee that MDX-010 will be submitted for regulatory approval, will receive regulatory approval, or, if approved, will be commercially successful. No forward-looking statement can be guaranteed.  Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2003 and in our Quarterly Reports on Form 10-Q.  Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Medarex:

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; or similar statements are forward-looking statements. Medarex disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include risks associated with product development, uncertainties related to the outcome of clinical trials, slower than expected rates of patient recruitment, unforeseen safety issues resulting from the administration of MDX-010 and/or MDX-1379 in patients, uncertainties associated with the collaborative process between Bristol-Myers Squibb and Medarex, uncertainties related to regulatory approval, product manufacturing and product commercialization as well as risks detailed from time to time in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its Annual

Report on Form 10-K for the fiscal year ended December 31, 2003 and subsequent Quarterly Reports on Form 10-Q.  There can be no assurance that such development efforts will succeed, that such products will receive required regulatory clearance or that, even if such regulatory clearance were received, such products would ultimately achieve commercial success. Copies of Medarex’s public disclosure filings are available from its investor relations department.

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Medarex®, the Medarex logo and UltiMAb Human Antibody Development System® are registered trademarks of Medarex, Inc. UltiMAbTM is a trademark of Medarex, Inc. All rights are reserved.